UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under §240.14a-12.

COEUR MINING, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

200 South Wacker Drive, Suite 2100
Chicago, Illinois 60606
PROPOSED ARRANGEMENT – YOUR VOTE IS VERY IMPORTANT
Dear Stockholders,
I am pleased to inform you that Coeur Mining, Inc., a Delaware corporation (“Coeur”), New Gold Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“New Gold”), and 1561611 B.C. Ltd., a corporation organized and existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur (“Canadian Sub”) have agreed to a strategic business combination transaction (the “Arrangement”), pursuant to which, on the terms and subject to the conditions set forth therein, Coeur (through the Canadian Sub) will acquire all of the issued and outstanding common shares of New Gold (each, a “New Gold Common Share”) pursuant to a Plan of Arrangement (as defined below) with New Gold becoming a wholly-owned subsidiary of Coeur. Upon completion of the Arrangement, each holder of a New Gold Common Share will receive 0.4959 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Coeur (“Coeur Common Stock”), in exchange for each New Gold Common Share held (other than New Gold Common Shares held by dissenting New Gold shareholders), subject to the terms of an arrangement agreement entered into by Coeur, New Gold, and Canadian Sub on November 2, 2025 (as may be amended from time to time, the “Arrangement Agreement”).
The arrangement will be implemented by way of a plan of arrangement (the “Plan of Arrangement”) in accordance with the Business Corporations Act (British Columbia) and is subject to the approval by the Supreme Court of British Columbia (the “Court”), certain regulatory approvals, approval by the Coeur stockholders and by New Gold shareholders, and certain other customary conditions precedent. Upon completion of the Arrangement, existing Coeur stockholders will own approximately 62% of outstanding Coeur Common Stock and existing New Gold shareholders will own approximately 38% of outstanding Coeur Common Stock (based on the number of New Gold and Coeur securities outstanding as of the date of the Arrangement Agreement).
We are sending you the accompanying proxy statement, dated December 22, 2025 (the “Proxy Statement”), to cordially invite you to attend a special meeting of the stockholders of Coeur (the “special meeting”), which will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2026SM, at 10:00 AM, Central Time, on January 27, 2026, or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with the Arrangement:
(a)
Proposal No. 1 – The Charter Amendment Proposal – to approve the amendment to the Certificate of Incorporation of Coeur, as amended (the “Charter Amendment”), to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares (the “Charter Amendment Proposal”); and

(b)	Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement (the “Stock Issuance Proposal”).
The Coeur Board evaluated the Arrangement in consultation with Coeur’s senior management and legal and financial advisors and, after careful consideration of the various factors described under the section of the Proxy Statement captioned “The Arrangement—Coeur’s Reasons for the Arrangement,” the Coeur board of directors has unanimously determined that it is advisable and in the best interests of Coeur and its stockholders to consummate the Arrangement with New Gold as contemplated by the Arrangement Agreement and adopt the Charter Amendment, conditioned upon the closing of the Arrangement under the Arrangement Agreement (the “Closing”).
The Coeur board of directors unanimously recommends that you vote “FOR” each of the proposals described above.
Contemporaneously and in connection with the execution of the Arrangement Agreement, Coeur has entered into a voting and support agreement (each, a “New Gold Voting Agreement”) with each of the directors and certain officers of New Gold, who collectively held approximately 0.1% of the outstanding New Gold Common Shares as of the date of the Arrangement Agreement, and New Gold has entered into a voting and support agreement (each, a

“Coeur Voting Agreement” and together with the New Gold Voting Agreements, the “Voting Agreements”) with each of the directors and certain officers of Coeur, who collectively held approximately 1.5% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement. The Voting Agreements provide that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Arrangement (in the case of New Gold signatories) or adopting the Stock Issuance Proposal and the Charter Amendment Proposal (in the case of Coeur signatories), and against certain matters inconsistent with the Arrangement. The signatories to the Voting Agreements have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable laws, among other things. Each Voting Agreement terminates upon the earliest to occur of (a) the Effective Time (as defined in the Arrangement Agreement), (b) the date the Arrangement Agreement is terminated in accordance with its terms, and (c) the completion of Coeur’s stockholders meeting or New Gold shareholders meeting in connection with the Arrangement, as applicable.
The accompanying Proxy Statement provides you with information about the Arrangement, the Charter Amendment and the special meeting. Coeur encourages you to read the Proxy Statement carefully and in its entirety, including the Arrangement Agreement and the Charter Amendment, which are attached hereto as Annex A and Annex B, respectively. Before deciding how to vote, you should consider the risk factors discussed in the “Risk Factors” section of the Proxy Statement. You may also obtain more information about Coeur and New Gold from the documents each of them has filed with the U.S. Securities and Exchange Commission (the “SEC”) as described under the “Where You Can Find More Information” section of the Proxy Statement.
YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.
Your vote is important. The Arrangement cannot be completed unless the Stock Issuance Proposal and the Charter Amendment Proposal are approved. Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the amendment exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal. Please read the Proxy Statement before exercising your vote. Brokers are not permitted to vote on certain proposals and may not vote on certain proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the special meeting.
Whether or not you plan to attend the special meeting in person (online), you are requested to promptly vote your shares as soon as possible by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described above. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.
I strongly support the proposed Arrangement of Coeur with New Gold and the Charter Amendment and join with our board of directors in unanimously recommending that you vote “FOR” each of the proposals described in this Proxy Statement. Thank you for your continued support of Coeur.

By Order of the Board of Directors,

Mitchell J. Krebs

Chairman, President & Chief Executive Officer

December 22, 2025

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ARRANGEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE ARRANGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THE ARRANGEMENT AGREEMENT, INCLUDING THE ARRANGEMENT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying Proxy Statement is dated December 22, 2025 and, together with the enclosed form of proxy card, is first being mailed or otherwise distributed to stockholders of Coeur on or about December 22, 2025.

200 South Wacker Drive, Suite 2100
Chicago, Illinois 60606
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On January 27, 2026
A special meeting (“special meeting”) of stockholders of Coeur Mining, Inc., a Delaware corporation (“Coeur”), will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2026SM, at 10:00 AM, Central Time, on January 27, 2026, or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with a strategic business combination transaction (the “Arrangement”) pursuant to an arrangement agreement entered into by Coeur, New Gold Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“New Gold”), and 1561611 B.C. Ltd., a corporation organized and existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur (“Canadian Sub”), on November 2, 2025 (as may be amended from time to time, the “Arrangement Agreement”), whereby Coeur (through Canadian Sub) will acquire all of the issued and outstanding New Gold Common Shares with New Gold becoming a wholly-owned subsidiary of Coeur:
(a)
Proposal No. 1 – The Charter Amendment Proposal – to consider and vote on the proposal to approve the amendment to the Coeur Certificate of Incorporation, as amended (the “Charter Amendment”), to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares (the “Charter Amendment Proposal”); and

(b)
Proposal No. 2 – The Stock Issuance Proposal – to consider and vote on the proposal to approve the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement (the “Stock Issuance Proposal”).

The Coeur board of directors unanimously recommends that you vote “FOR” each of the proposals described above.
The accompanying proxy statement provides you with information about the Arrangement Agreement, the Plan of Arrangement, the Arrangement, the Charter Amendment and the special meeting. Coeur encourages you to read the Proxy Statement carefully and in its entirety, including the Arrangement Agreement and the Charter Amendment, which are attached hereto as Annex A and Annex B, respectively.
Record Date: December 8, 2025. Only stockholders of record as of the record date are entitled to receive notice of and to vote in person (online) or by proxy at the special meeting and any adjournment or postponement of the special meeting.
The proxy statement is dated December 22, 2025, and is first being mailed to our stockholders on or about December 22, 2025.
All stockholders are cordially invited to attend the special meeting in person (online) or by proxy. It is important that your shares be represented at the special meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Coeur reduce postage and proxy tabulation costs.
Your vote is important. The Arrangement cannot be completed unless the Stock Issuance Proposal and the Charter Amendment Proposal are approved. Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal. Please read the Proxy Statement before exercising your vote.

Brokers are not permitted to vote on certain proposals and may not vote on certain proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the special meeting. Whether or not you plan to attend the special meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the special meeting.
On behalf of Coeur’s board of directors, the management team and employees, we thank you for your continued support of Coeur and look forward to hosting you at the special meeting.

By Order of the Board of Directors,

Casey M. Nault
Senior Vice President, General Counsel and Secretary
December 22, 2025

IMPORTANT VOTING INSTRUCTIONS
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON (ONLINE), COEUR URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) VIA THE INTERNET OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. INSTRUCTIONS ON HOW TO VOTE BEGIN ON PAGE 59. You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.
Coeur urges you to read the Proxy Statement, including all documents incorporated by reference into the Proxy Statement, and its annexes carefully and in their entirety.
If you are a Coeur stockholder and have any questions concerning the Arrangement or the Proxy Statement, would like additional copies of the Proxy Statement, need to obtain proxy cards or need help voting, please contact Coeur’s proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, NY 10001
(212) 929-5500
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com
Important Notice Regarding the Availability of Proxy Materials for the special meeting to be held on January 27, 2026. This Proxy Statement is available at www.proxyvote.com.
For additional information about documents incorporated by reference into the accompanying proxy statement, please see the “Where You Can Find More Information” section of this Proxy Statement.

i

ii

iii

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “Coeur,” “we,” “us” or “our” refer to Coeur Mining, Inc., a Delaware corporation. References to “$” refer to the lawful currency of the United States of America; and “C$,” to the lawful currency of Canada.
In this Proxy Statement, unless otherwise stated or the context otherwise requires:
“Arrangement” means the arrangement of New Gold under the provisions of Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement or the Plan of Arrangement, or made at the direction of the Court in the Final Order (with the prior written consent of both New Gold and Coeur, each acting reasonably);
“Arrangement Agreement” means the arrangement agreement entered into by and among Coeur, New Gold, and Canadian Sub on November 2, 2025, as it may be amended from time to time;
“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;
“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Mexico City, Mexico, New York, New York, Toronto, Ontario or Vancouver, British Columbia;
“Canadian Sub” means 1561611 B.C. Ltd., a corporation organized and existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur;
“Charter Amendment” means the amendment to the Coeur Certificate of Incorporation to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares, a copy of which is attached to this Proxy Statement as Annex B;
“Charter Amendment Proposal” means the proposal to Coeur stockholders to approve the Charter Amendment;
“Closing” means the closing of the Arrangement under the Arrangement Agreement;
“Coeur” means Coeur Mining, Inc. a Delaware corporation;
“Coeur Board” means the board of directors of Coeur;
“Coeur Bylaws” means the Amended and Restated Bylaws of Coeur, dated September 23, 2024, as amended from time to time;
“Coeur Certificate of Incorporation” means the Certificate of Incorporation of Coeur, dated May 15, 2013, as amended from time to time;
“Coeur Common Stock” means the common stock of Coeur, par value $0.01 per share;
“combined company” means Coeur, after the consummation of the Arrangement;
“Consideration Shares” means the shares of Coeur Common Stock to be issued to New Gold shareholders, pursuant to the Plan of Arrangement;
“Court” means the Supreme Court of British Columbia;
“DGCL” means the Delaware General Corporation Law;
“Effective Date” means the date on which the Arrangement becomes effective in accordance with Section 2.11(a) of the Arrangement Agreement;
“Effective Time” means 12:01 a.m. on the Effective Date or such other time as Coeur and New Gold agree to in writing before the Effective Date;
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the U.S. Securities Exchange Commission promulgated thereunder;
“Exchange Ratio” means 0.4959 shares of Coeur Common Stock for each New Gold Common Share, subject to the terms of the Arrangement Agreement and the Plan of Arrangement;

“Final Order” means the final order of the Court contemplated by Section 2.7 of the Arrangement Agreement, in a form and substance acceptable to New Gold and Coeur, each acting reasonably, approving the Arrangement, as such order may be amended, supplemented, modified or varied by the Court (with the consent of both New Gold and Coeur, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to New Gold and Coeur, each acting reasonably) on appeal;
“IFRS” means the IFRS® Accounting Standards as issued by the International Accounting Standards Board;
“including” means including without limitation, and “include” and “includes” have a corresponding meaning;
“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court after being informed of the intention to rely upon the exemption from registration under section 3(a)(10) of the Securities Act with respect to the Consideration Shares issued pursuant to the Arrangement as contemplated by Section 2.3 of the Arrangement Agreement, in a form and substance acceptable to New Gold and Coeur, each acting reasonably, providing for, among other things, the calling and holding of the meeting of New Gold shareholders, as the same may be amended, supplemented, modified or varied by the Court with the consent of New Gold and Coeur, each acting reasonably;
“New Gold” means New Gold Inc., a corporation existing under the laws of the Province of British Columbia, Canada;
“New Gold Common Shares” means the common shares of New Gold;
“New Gold DSUs” means the outstanding deferred share units granted under the New Gold DSU Plan;
“New Gold DSU Plan” means the deferred share unit plan of New Gold effective May 6, 2010, as amended;
“New Gold LTIP” means the long term incentive plan of New Gold effective February 19, 2025;
“New Gold Options” means the outstanding options to purchase New Gold Common Shares granted under the stock option plan of New Gold effective May 4, 2011;
“New Gold PSUs” means the outstanding performance share units granted under the New Gold LTIP;
“New Gold RSUs” means the outstanding restricted share units granted under the New Gold LTIP;
“NYSE” means the New York Stock Exchange;
“NYSE American” means the NYSE American Stock Exchange;
“Plan of Arrangement” means that certain plan of arrangement implementing the Arrangement, substantially in the form of Schedule A to the Arrangement Agreement, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order with the consent of New Gold and Coeur, each acting reasonably;
“SEC” means the United States Securities and Exchange Commission;
“Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;
“SEDAR+” means the System for Electronic Document Analysis Retrieval of the Canadian Securities Administrators, accessible at www.sedarplus.ca;
“Stock Issuance Proposal” means the proposal to Coeur stockholders to approve the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement;
“TSX” means the Toronto Stock Exchange; and
“U.S. GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement and the documents incorporated by reference into this Proxy Statement, include or may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this Proxy Statement, including those that address activities, events, or developments that Coeur expects, believes, or anticipates will or may occur in the future, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Arrangement, including any statements regarding the expected timetable for completing the Arrangement, Coeur’s or New Gold’s plans and expectations with respect to the Arrangement, the results, effects, benefits and synergies of the Arrangement, the anticipated impact of the Arrangement on the combined company’s results of operations, financial position, growth opportunities, competitive position, including maintaining Coeur’s and New Gold’s current management, strategies and plans and integration, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Coeur’s or New Gold’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.
These forward-looking statements involve significant risks and uncertainties, many of which are outside Coeur’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this Proxy Statement. Investors are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include the following:
•	shareholders of New Gold may not approve the Arrangement;
•	stockholders of Coeur may not approve the Stock Issuance Proposal or the Charter Amendment Proposal;
•	the risk that any other condition to the completion of the Arrangement may not be satisfied or that the completion of the Arrangement might be delayed or not occur at all;
•	the risk that either Coeur or New Gold may terminate the Arrangement Agreement and either Coeur or New Gold may be required to pay a termination fee to the other party;
•
the risk that the regulatory approvals required to complete the Arrangement may be delayed, impose burdensome conditions, or may not be obtained at all, which could prevent or delay completion of the Arrangement;

•	the Arrangement may not be accretive, and may be dilutive, to Coeur’s earnings per share, which may negatively affect the market price of shares of Coeur Common Stock;
•	Coeur and New Gold may incur significant transaction and other costs in connection with the Arrangement in excess of those anticipated by Coeur or New Gold;
•	potential adverse reactions or changes to business or employee relationships of Coeur or New Gold, including those resulting from the announcement or completion of the Arrangement;
•	the ultimate timing, outcome and results of integrating the operations of Coeur and New Gold;
•
the effects of the business combination of Coeur and New Gold, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected;

•
the unaudited pro forma condensed combined financial statements and other financial forecasts contained in this Proxy Statement may not be necessarily predictive of the combined company’s actual results of operations or financial condition following the completion of the Arrangement;

•
the Arrangement and the announcement, pendency and/or completion thereof or the failure to complete the Arrangement could have an adverse effect on the price of shares of Coeur Common Stock, or on the business, financial results and operations or employee or business relationships of Coeur and/or New Gold;

•	the risk related to disruption of management time from ongoing business operations due to the Arrangement, or the diversion of management time on transaction-related issues;
•	the risk related to the ultimate timing, outcome and results of integrating the operations of Coeur and New Gold;
•	the risk that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Arrangement;
•	the risk that Coeur or New Gold may not receive the required stock exchange approvals of the Arrangement;
•	the expected listing of shares of Coeur Common Stock issuable under the Arrangement on the NYSE;
•	the expected listing of shares of Coeur Common Stock on the TSX;
•	the risk of any litigation relating to the proposed Arrangement;
•
the risks to Coeur’s and New Gold’s business generally, including changes in governmental regulations or enforcement practices; the effects of commodity prices; life of mine estimates; the timing and amount of estimated future production; the risks of mining activities;

•	the risk that New Gold may have liabilities that are not known to Coeur; and
•
the risk resulting from the fact that the Arrangement Agreement contains restrictions on Coeur’s ability to pursue certain transactions during the pendency of the Arrangement Agreement without New Gold’s consent.

The foregoing list of factors is not exhaustive. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, gold, silver and copper market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters. For further discussion of these and other risks, contingencies, and uncertainties applicable to Coeur, please see “Risk Factors” in this Proxy Statement as well as Coeur’s other filings with the SEC incorporated herein by reference. Please see “Where You Can Find More Information” for more information about the SEC filings incorporated by reference into this Proxy Statement.
Additional factors that could cause results to differ materially from those described above can be found in Coeur’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Coeur’s website at www.coeur.com under the “Investors” tab, and in other documents Coeur files with the SEC, and in New Gold’s most recent annual information form for the year ended December 31, 2024 and its most recent management’s discussion and analysis for the three and nine months ended September 30, 2025, which are on file with the SEC and SEDAR+ and available from New Gold’s website at www.newgold.com under the “Investors” tab, and in other documents New Gold files with the SEC or on SEDAR+.
All forward-looking statements attributable to Coeur or any person acting on its behalf are expressly qualified by the cautionary statements contained in this section. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Coeur nor New Gold assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ARRANGEMENT
The following questions and answers briefly address some commonly asked questions about the Arrangement and other matters being considered at the special meeting. They may not include all the information that is important to our stockholders. Coeur stockholders should carefully read this entire Proxy Statement, including the annexes and the other documents referred to herein and incorporated by reference.
Q:	Why am I receiving this Proxy Statement?
A:
Coeur has agreed to acquire New Gold pursuant to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement that are described in this Proxy Statement. If completed, the Arrangement will result in Canadian Sub, a wholly-owned subsidiary of Coeur, acquiring all of the issued and outstanding New Gold Common Shares in exchange for newly issued shares of Coeur Common Stock. As a result of the Arrangement, New Gold will become a wholly-owned subsidiary of Coeur. Approximately 392.60 million shares of Coeur Common Stock will be issued to New Gold shareholders in the Arrangement (in each case, based on the number of New Gold and Coeur securities outstanding as of the date of the Arrangement Agreement). Immediately after the completion of the Arrangement, it is expected that Coeur’s existing stockholders will own approximately 62% and New Gold’s former shareholders will own approximately 38% of the combined company (based on the number of New Gold and Coeur securities outstanding as of the date of the Arrangement Agreement). A copy of the Arrangement Agreement is attached to this Proxy Statement as Annex A.

You are receiving this Proxy Statement because you have been identified as a holder of a share of Coeur Common Stock as of the record date. This Proxy Statement is being used to solicit proxies on behalf of the Coeur Board for the special meeting to obtain the required approval of Coeur stockholders. This Proxy Statement contains important information about the Arrangement and related transactions, the Charter Amendment Proposal, the Stock Issuance Proposal, and the special meeting, and you should read it carefully.
In order to complete the Arrangement, Coeur stockholders must approve the issuance of shares of Coeur Common Stock as consideration in connection with the Arrangement and the Charter Amendment. New Gold shareholders must approve the Arrangement, New Gold must obtain the Final Order from the Court approving the Arrangement, and all other conditions to the Arrangement, including receipt of certain regulatory approvals, must be satisfied or waived. New Gold will hold a separate meeting to obtain the required approval of its shareholders.
Q:	What will I receive under the Arrangement?
A:
Coeur stockholders will not receive any consideration in the Arrangement. Coeur stockholders will continue to own their existing shares of Coeur Common Stock after the Arrangement. Immediately after the completion of the Arrangement, it is expected that Coeur stockholders (immediately before the Effective Time of the Arrangement) will own approximately 62% and New Gold shareholders (immediately before the Effective Time of the Arrangement) will own approximately 38% of the combined company (based on the number of New Gold and Coeur securities outstanding as of the date of the Arrangement Agreement).

Q:	When and where is the special meeting?
A:
The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2026SM, on January 27, 2026 at 10:00 AM, Central Time and the list of Coeur stockholders entitled to vote at the meeting can be viewed at the following website: www.virtualshareholdermeeting.com/CDE2026SM.

Q:	How do I attend the special meeting?
A:
Coeur stockholders will only be able to attend the Coeur special meeting virtually via live audio webcast, which can be accessed by visiting www.virtualshareholdermeeting.com/CDE2026SM. For additional information on attending the special meeting, please see “The Special Meeting.”

Q:	What will the Coeur stockholders be asked to vote on at the special meeting?
A:	At the special meeting, Coeur stockholders will be asked to consider and vote on the following proposals:
1.
Proposal No. 1 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares; and

2.	Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement.
Q:	Who is eligible to vote at the special meeting?
A:	Holders of shares of Coeur Common Stock as of December 8, 2025, being the record date, are eligible to vote at the special meeting.
Q:	How many votes do Coeur stockholders have?
A:
Holders of shares of Coeur Common Stock are entitled to cast one vote on each proposal properly brought before the special meeting for each share of Coeur Common Stock that such holder owned at the record date.

Q:	What constitutes a quorum for the special meeting?
A:
The holders of a majority in voting power of all issued and outstanding shares of Coeur Common Stock entitled to vote at the special meeting, present in person (online) or represented by proxy, constitutes a quorum for all matters to come before the special meeting.

Abstentions are counted for purposes of determining whether a quorum is present at the special meeting.
If a quorum is not present at the special meeting, then the person presiding as chairman of the special meeting or the holders of a majority in voting power of the stock entitled to vote at the special meeting, present in person (online) or by proxy, may adjourn the special meeting to continue to solicit proxies.
Q:	What vote by the Coeur stockholders is required to approve the Stock Issuance Proposal?
A:
Pursuant to Section 312.03(c) and Section 312.07 of the NYSE Listed Company Manual and the Coeur Bylaws, approval of the Stock Issuance Proposal will require the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. A majority of the votes cast means that the number of shares voted FOR the Stock Issuance Proposal must exceed the number of votes cast AGAINST the Stock Issuance Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal.

Q:	What vote by the Coeur stockholders is required to approve the Charter Amendment Proposal?
A:
Pursuant to the DGCL and the Coeur Certificate of Incorporation, approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Charter Amendment Proposal.

Q:	Why am I being asked to consider and vote on the Stock Issuance Proposal?
A:
As the issued and outstanding shares of Coeur Common Stock are listed for trading on the NYSE, issuances of shares of Coeur Common Stock are subject to the rules of the NYSE Listed Company Manual. Pursuant to Section 312.03(c) and Section 312.07 of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. The number of shares of Coeur Common Stock to be issued to New Gold shareholders as consideration for the Arrangement will exceed 20% of the number of shares of Coeur Common Stock outstanding before the issuance. The shares of Coeur Common Stock to be issued or issuable under the Arrangement will have, upon issuance, voting power in excess of 20% of the voting power outstanding before the issuance of such shares of Coeur Common Stock. Therefore, under Section 312.03(c) and Section 312.07 of the NYSE Listed Company Manual, stockholder approval of the Stock Issuance Proposal is required.
Q:	Why am I being asked to consider and vote on the Charter Amendment Proposal?
A:
The issuance of Consideration Shares to shareholders of New Gold would require the issuance of a significant number of shares of Coeur Common Stock. The Coeur Board anticipates that the currently authorized share capital of Coeur will not accommodate the additional shares of Coeur Common Stock required to be issued under the Arrangement. Hence, the increased number of authorized shares of Coeur Common Stock contemplated by the Charter Amendment Proposal is (i) a condition to the completion of the Arrangement, as well as (ii) important to the combined company in order for additional shares to be available for issuance in the future. The additional 400,000,000 shares of Coeur Common Stock authorized would be a part of the existing class of Coeur Common Stock and, if issued, would have the same rights and privileges as the shares of Coeur Common Stock presently issued and outstanding.

Q:	Will the newly issued shares of Coeur Common Stock be traded on an exchange?
A:
It is a condition to the completion of the Arrangement that the Consideration Shares to be issued pursuant to the Arrangement be approved for listing on the NYSE, subject to official notice of issuance, and on the TSX, subject only to customary listing conditions. Accordingly, Coeur has agreed to use commercially reasonable efforts to obtain approval of the listing for trading of its shares of Coeur Common Stock to be issued as consideration under the Arrangement on the NYSE and TSX.

Q:	What are Coeur’s reasons for proposing the Arrangement and entering into the Arrangement Agreement?
A:
The Coeur Board concluded that the Arrangement provides significant potential benefits to Coeur, including, among other things, exposure to a compelling and unique metals mix, consisting of gold, silver and copper, access to significant free cash flow, strengthening Coeur’s ability to return meaningful capital to stockholders and bolstering Coeur’s board by adding two New Gold directors. The Coeur Board believes that these benefits outweigh the uncertainties, risks and potentially negative factors relevant to the Arrangement, which included:

•
the belief that the Arrangement will create the industry’s only all North American senior precious metals mining company while increasing 2026 EBITDA to approximately $3 billion and free cash flow to approximately $2 billion, resulting in a sector-leading free cash flow yield and a rapidly growing cash balance;

•
the belief that New Gold’s New Afton underground mine located in British Columbia is one of the best assets in Canada and will add significant free cash flow and multiyear growth to Coeur’s current profile;

•
the belief that increased cash flow will allow the combined company to reinvest in a wide range of organic growth opportunities, including the K Zone at New Afton, brownfields exploration at Rainy River and across existing operations in the U.S., Mexico and Canada;

•	the belief that New Gold’s Rainy River mine may provide strong near-term cash flow through the continued ramp up of underground mining;
•	the belief that New Gold’s Rainy River mine has significant exploration potential;
•	the belief that the expected material increase in Coeur’s market capitalization will increase Coeur’s capital markets presence and provide greater trading liquidity and market exposure;
•	the belief that the acquisition of the New Afton and Rainy River mines will increase Coeur’s exposure to Tier 1 jurisdictions; and
•	the belief that Coeur’s increased scale will provide enhanced strategic flexibility.

For a more detailed discussion of the reasoning of the Coeur Board, see “The Arrangement—Coeur’s Reasons for the Arrangement” and “The Arrangement—Recommendation of the Coeur Board of Directors” sections of this Proxy Statement.
Q:	What is an Arrangement?
A:
An arrangement is a statutory procedure under Canadian corporate law that allows companies to carry out certain significant corporate transactions upon receiving shareholder and court approval that then becomes binding on all other shareholders by operation of law. The Arrangement that is being proposed by New Gold, a corporation existing under the BCBCA, will allow Canadian Sub, a wholly-owned subsidiary of Coeur, to acquire all of the outstanding New Gold Common Shares pursuant to a plan of arrangement under the BCBCA in exchange for Consideration Shares being issued to the New Gold shareholders, subject to the receipt of the required approvals, including but not limited to certain regulatory approvals and approval of New Gold shareholders, Coeur stockholders, the Court, the NYSE and TSX.

Q:	How does the Coeur board of directors recommend that I vote?
A:	The Coeur board of directors unanimously recommends that you vote:
•	“FOR” the Charter Amendment Proposal; and
•	“FOR” the Stock Issuance Proposal.
Q:	How do I vote?
A:
You may vote by any of the four methods listed below. If your shares of Coeur Common Stock are held in “street name” by your bank, broker or other nominee, please see “How do I vote if my shares of Coeur Common Stock are held in street name by my bank, broker or other nominee?” below.

Internet. You may vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Coeur stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on January 26, 2026.

Telephone. You may vote by telephone by following the instructions that accompanied your proxy materials. You may call toll-free from the United States, U.S. territories and Canada via 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Coeur stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on January 26, 2026.

Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Coeur Board. If mailed, your completed and signed proxy card must be received by January 26, 2026.

Meeting. You may attend (online) and vote electronically at the special meeting.

The Coeur Board recommends that you vote by internet, telephone or mail. Even if you plan to attend the virtual special meeting, please complete, sign, date and return the enclosed proxy or voting instruction card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.

Q:	How do I vote if my shares of Coeur Common Stock are held in street name by my bank, broker or other nominee?
A:
If your shares of Coeur Common Stock are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of those shares of Coeur Common Stock, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares of Coeur Common Stock beneficially owned by you. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.

Q:	What should I do if I receive more than one set of materials?
A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Coeur Common Stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.

Q:	What happens if I sell my shares of Coeur Common Stock before the special meeting?
A:
The record date for Coeur stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Coeur Common Stock after the record date, but before the date of the special meeting, you will retain your right to vote at the special meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sold your shares after the record date you are still encouraged to vote the shares you owned on the record date.

Q:	Do any of the officers or directors of Coeur have interests in the Arrangement that may differ from or be in addition to my interests as a Coeur stockholder?
A:
In considering the unanimous recommendation of the Coeur Board that the Coeur stockholders vote to approve the Stock Issuance Proposal and the Charter Amendment Proposal, Coeur stockholders should be aware that, aside from their interests as Coeur stockholders, Coeur’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, the interests of Coeur stockholders generally. These interests are described in more detail in the section entitled “The Arrangement—Interests of Coeur Directors and Executive Officers in the Arrangement.” The Coeur Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Arrangement Agreement and the Arrangement, in approving the Arrangement and in recommending the approval of the Stock Issuance Proposal and the Charter Amendment Proposal. See “The Arrangement—Background of the Arrangement,” “The Arrangement—Recommendation of the Coeur Board of Directors” and “The Arrangement—Coeur’s Reasons for the Arrangement.”

In addition, each of the directors and certain officers of Coeur, who collectively hold approximately 1.5% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement have entered into Coeur Voting Agreements with New Gold. Each such Coeur Voting Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of adopting the Stock Issuance Proposal and the Charter Amendment Proposal and against any alternative business combination transaction. See “The Arrangement—Voting Agreements.”
Q:	May I vote at the special meeting?
A:
Yes. If you are a Coeur stockholder of record on the record date, you may attend the special meeting (online) and vote your shares electronically, in lieu of submitting your proxy by internet, by telephone, or by completing, signing, dating, and returning the enclosed proxy card. Please note that attendance alone at the special meeting will not cause the voting of your shares; you must affirmatively vote the proxy card or meeting ballot provided.

If you are a beneficial owner of shares of Coeur Common Stock, you are also invited to attend the special meeting (online). However, because you are not a Coeur stockholder of record, you may not vote your shares of Coeur Common Stock in person (online) at the special meeting unless you request and obtain a “legal proxy” issued in your own name from your bank, broker or other nominee. If you appoint a non-management proxy holder, please make sure he or she is aware and ensure he or she will attend (online) and submit a vote on your behalf at the special meeting, with the proper authority from you, for your vote to count.
Even if you plan to attend the virtual special meeting, we encourage you to please complete, sign, date and return the enclosed proxy or voting instruction card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.
Q:	How can I change or revoke my vote?
A:
You may revoke your proxy before the voting polls are closed at the special meeting by (i) voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on January 26, 2026, (ii) voting in person (online) at the special meeting, (iii) delivering to Coeur’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy, or (iv) giving notice to the inspector of elections at the special meeting.

If your shares of Coeur Common Stock are held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Q:	Am I entitled to appraisal rights?
A:	No. Under the DGCL, holders of shares of Coeur Common Stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the special meeting.
Q:	Is completion of the Arrangement subject to any conditions?
A:
Yes. Coeur and New Gold cannot complete the Arrangement unless a number of conditions are satisfied or waived, including receipt of certain regulatory approvals, including approval from the National Antitrust Commission of Mexico (Comisión Nacional Antimonopolio) (the “Mexican Antitrust Approval”) and under the Competition Act (Canada) (the “Competition Act Approval”) and Investment Canada Act (Canada) (the “ICA Approval”, and together with the Mexican Antitrust Approval and the Competition Act Approval, the “Regulatory Approvals”), the required approvals from Coeur stockholders, New Gold shareholders, the Court, and certain stock exchange approvals, including that the Consideration Shares must be approved for listing on the NYSE, subject to official notice of issuance, and on the TSX, subject only to customary listing conditions. See the “The Arrangement Agreement and the Plan of Arrangement—Conditions to Closing” section of this Proxy Statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of the Arrangement.

Q:	What happens if the Arrangement is terminated?
A:
If the Arrangement is terminated, New Gold will not be combined with Coeur, and Coeur and New Gold will continue to operate as separate entities as they did before. The Arrangement Agreement contains certain termination rights for both Coeur and New Gold, including, among others, (i) upon the mutual consent by Coeur and New Gold, (ii) by either Coeur or New Gold if (A) the Arrangement shall not have been consummated on or prior to May 15, 2026 (which date, if the Regulatory Approvals have not been obtained and all other conditions to the Closing have been satisfied or waived on such date, will be automatically extended to August 15, 2026), (B) a change in law makes the Arrangement illegal or prohibited and such change has become final and non-appealable; (C) approval of New Gold shareholders shall not have been obtained, (D) Coeur stockholder approval of the Stock Issuance Proposal or the Charter Amendment Proposal shall not have been obtained, (iii) by a party if the other party breaches any of its representations, warranties or covenants in the Arrangement Agreement in a manner that would cause any of the closing conditions to not be satisfied, subject to certain conditions, (iv) by a party if the other party’s board of directors changes its recommendation with respect to the Arrangement, (v) by a party if the other party materially breaches its non-solicitation covenants under the Arrangement Agreement or (vi) by a party, if, prior to New Gold shareholder approval or Coeur stockholder approval, as applicable, the party proposes to enter into an unsolicited, more favorable transaction, subject to certain limitations set out in the Arrangement Agreement.
The Arrangement Agreement further provides that, upon termination of the Arrangement Agreement under certain circumstances, New Gold will be required to pay to Coeur a termination fee of $254,725,000 in connection with such termination, or Coeur will be required to pay to New Gold a termination fee of $413,705,000 in connection with such termination. In addition, in connection with a termination of the Arrangement Agreement and in accordance with the terms of the Arrangement Agreement, Coeur or New Gold may be required to reimburse the other party in respect of the reasonable and documented expenses of such party’s third party representatives incurred in respect of the Arrangement and the Arrangement Agreement up to a maximum amount of $33,965,000. See the “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement” section of this Proxy Statement for a more complete summary of the termination provisions under the Arrangement Agreement.
Q.	When does Coeur expect the Arrangement to become effective?
A:
The Arrangement is currently expected to close in the first half of 2026. The closing of the Arrangement is conditional on New Gold shareholders approving the Arrangement, the approval of Coeur stockholders of the Stock Issuance Proposal and the Charter Amendment Proposal, the approval of the Arrangement by the Court, receipt of the Regulatory Approvals, the Consideration Shares being listed on the NYSE, subject to official notice of issuance, and on the TSX, subject only to customary listing conditions, and the satisfaction of certain other closing conditions. See the “The Arrangement Agreement and the Plan of Arrangement—Conditions to Closing” section of this Proxy Statement.

Q:	What will happen if the Arrangement is completed?
A:
If the Arrangement is completed, Canadian Sub will acquire all of the issued and outstanding New Gold Common Shares and New Gold will become a wholly-owned subsidiary of Coeur. Coeur intends to have the New Gold Common Shares delisted from the TSX and NYSE American as promptly as possible following completion of the Arrangement. In addition, it is expected that Coeur will, subject to applicable law, apply to have New Gold cease to be a reporting issuer in all jurisdictions in which it is a reporting issuer and thus will terminate New Gold’s reporting obligations in Canada and the United States following completion of the Arrangement.

In addition, Coeur will continue to be a reporting issuer in each of the provinces and territories of Canada. In connection with the Arrangement, Coeur will submit an application to list its shares of Coeur Common Stock on the TSX. Coeur’s shares of Coeur Common Stock are currently listed on the NYSE. However, it is a condition to the completion of the Arrangement that the Consideration Shares to be issued pursuant to the Arrangement be approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject only to customary listing conditions. Upon listing its shares of Coeur Common Stock on the TSX, Coeur will be required to comply with the TSX’s ongoing listing requirements, including those set out in the TSX Company Manual. Coeur will apply for and use commercially reasonable efforts to obtain approval of the listing for trading on the TSX. Subject to certain exceptions, Coeur will continue to be generally exempt from Canadian statutory financial and other continuous and timely reporting requirements, including the requirement for insiders of Coeur to file reports with respect to trades of Coeur securities, provided Coeur complies with the requirements of applicable U.S. securities laws and U.S. market requirements in respect of all financial and other continuous and timely reporting matters, and Coeur files with the relevant Canadian securities regulatory authorities copies of its documents filed with the SEC under the Exchange Act.
Q:	Who will be the directors and executive officers of the combined company following the Arrangement?
A:
Coeur anticipates that as of the Effective Time, New Gold’s chief executive officer and director, Patrick Godin, and an additional member of New Gold’s board of directors will join Coeur’s board of directors. Coeur has agreed to nominate such New Gold directors for election as a director to Coeur’s board of directors at the next annual general meeting of Coeur held to consider election of directors following the Effective Date, so long as such New Gold directors meet any applicable qualification requirements to serve as directors under applicable laws and have delivered their consents to act as directors of Coeur.

Q:	Are there any risks I should consider in connection with the Arrangement?
A:
Yes. There are a number of risk factors relating to Coeur’s business and operations, the Arrangement and the combined company’s business and operations, all of which should be carefully considered. See the “Risk Factors” section of this Proxy Statement.

Q.	Is this Coeur’s annual meeting? Will I be voting on the election of directors at the special meeting?
A:
No. This is not Coeur’s annual meeting and you will not be asked to elect any of Coeur’s directors at this special meeting. The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2026SM, at 10:00 AM, Central Time, on January 27, 2026, unless adjourned or postponed to a later date. If you are a Coeur stockholder of record as of the record date, you will receive a proxy card for the special meeting.

Q.	Who is making this proxy solicitation?
A:	The solicitation is made on behalf of the registrant, i.e., Coeur, and each director of Coeur.
Q.	Who is paying for this proxy solicitation?
A:
Coeur pays for the costs of soliciting proxies. We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies. For these proxy solicitation services, we will pay MacKenzie an estimated fee of approximately $17,500, plus reasonable out-of-pocket expenses and fees for any additional services. Coeur will indemnify MacKenzie and its affiliates against all claims, expenses, losses, damages, liabilities and/or judgments of any kind whatsoever that arise out of or relate to MacKenzie’s services with certain customary exceptions for willful misconduct and breach. Coeur also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the shares of Coeur Common Stock for their expenses in forwarding solicitation materials to beneficial owners of our shares of Coeur Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies in person, by telephone or by electronic means. They will not be paid any additional amounts for soliciting proxies.

Q.	Who can help answer my questions?
A:
The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this Proxy Statement. You should carefully read the entire proxy statement, including its annexes and other documents incorporated by reference into this Proxy Statement. If you would like additional copies of this Proxy Statement, without charge, or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact Coeur’s Investor Relations Department at (312) 489-5800 or investors@coeur.com. You may also contact the proxy solicitor at:

MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, NY 10001
(212) 929-5500
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com
You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Arrangement, the Arrangement Agreement or other matters discussed in this Proxy Statement. You may also obtain additional information about Coeur from the documents we file with the SEC, or by following the instructions in the “Where You Can Find More Information” section of this Proxy Statement.

SUMMARY
This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand each of the proposals to be submitted for a vote at the special meeting, you should carefully read this Proxy Statement, including its annexes, other documents incorporated by reference into this Proxy Statement and the other documents referred to by Coeur. See also the “Where You Can Find More Information” section of this Proxy Statement.
The Parties to the Arrangement
Coeur
Founded in 1928, Coeur is a U.S.-based, well-diversified, precious metals producer that operates certain gold and silver mines in the United States, Canada and Mexico, including the Las Chispas silver-gold mine in Sonora, Mexico, the Palmarejo gold and silver complex in Chihuahua, Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, Coeur wholly-owns the Silvertip exploration project in British Columbia.
Shares of Coeur Common Stock currently trade on the NYSE under the symbol “CDE.” Coeur’s principal executive offices are located at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606. Its telephone number is (312) 489-5800 and its website address is www.coeur.com. Information contained on its website is not incorporated by reference into this Proxy Statement.
Canadian Sub
Canadian Sub is a company formed under the laws of the Province of British Columbia, Canada and is a wholly-owned subsidiary of Coeur formed for the purpose of effecting the Arrangement.
New Gold
New Gold is a Canadian-focused intermediate gold mining company headquartered in Toronto, Ontario, with a portfolio of two core producing assets in Canada, the New Afton copper-gold mine and Rainy River gold mine.
New Gold Common Shares are traded on the TSX under the symbol “NGD” and the NYSE American under the symbol “NGD.” New Gold’s head offices are located at Brookfield Place 181 Bay Street, Suite 3320 Toronto, Ontario M5J 2T3. Its telephone number is (416) 324-6000 and its website address is www.newgold.com. Information contained on its website is not incorporated by reference into this Proxy Statement.
Special Meeting of Coeur Stockholders
The Special Meeting
The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2026SM, on January 27, 2026, at 10:00 AM, Central Time, or such other date, time and place to which the special meeting may be adjourned or postponed. Coeur stockholders are being asked to consider and vote on the following proposals in connection with the Arrangement:
(a)
Proposal No. 1 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares (the “Charter Amendment Proposal”); and

(b)	Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement (the “Stock Issuance Proposal”).
Record Date for the Special Meeting
You can vote at the special meeting all of the shares of Coeur Common Stock you held of record as of the close of business on December 8, 2025, which is the record date for the special meeting. As of the record date, there were 642,106,588 shares of Coeur Common Stock outstanding.
Recommendations of the Coeur Board of Directors
The Coeur Board unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the special meeting. In connection with this recommendation, the Coeur Board has determined that it is advisable and in the best interests of Coeur and its stockholders to issue the shares of Coeur Common Stock in connection with the Arrangement and adopt the Charter Amendment, conditioned upon the Closing (as defined below). See “The Arrangement—Coeur’s Reasons for the Arrangement” and “The Arrangement—Recommendation of the Coeur Board of Directors” sections of this Proxy Statement for more information about the factors considered by the Coeur Board.
Required Vote
Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal.
The Arrangement
The Arrangement Agreement provides that, at the Effective Time, Canadian Sub will acquire all of the issued and outstanding New Gold Common Shares with New Gold continuing as a wholly-owned subsidiary of Coeur. The Arrangement will be implemented under the BCBCA and requires, among other things, approval of (a) at least 66 2∕3% of the votes cast by New Gold shareholders, and a majority of the votes cast by New Gold shareholders, excluding New Gold Common Shares held by persons required to be excluded under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) and (b) the Supreme Court of British Columbia. See “The Arrangement Agreement and the Plan of Arrangement—Conditions to Closing” section of this Proxy Statement for more information on the required approvals. After giving effect to the Arrangement, Canadian Sub will own all of the outstanding New Gold Common Shares.
A copy of the Arrangement Agreement and the Plan of Arrangement is attached as Annex A to this Proxy Statement. You are urged to read the Arrangement Agreement and the Plan of Arrangement in their entirety because they are the legal documents that govern the Arrangement. For more information on the Arrangement, the Arrangement Agreement and the Plan of Arrangement, see the “The Arrangement Agreement and the Plan of Arrangement” section of this Proxy Statement.
Consideration Issuable Pursuant to the Arrangement
Share Consideration
Coeur stockholders will not directly receive any consideration under the Arrangement. If the Arrangement is completed, Canadian Sub will acquire all of the New Gold Common Shares, and each New Gold shareholder (other than New Gold Common Shares held by dissenting New Gold shareholders) will receive 0.4959 of a share of Coeur Common Stock, in exchange for each New Gold Common Share they hold, subject to adjustment as set forth in the Arrangement Agreement, if applicable. Upon completion of the Arrangement, it is expected that former Coeur stockholders will own approximately 62%, and former New Gold shareholders will own approximately 38% of the combined company (based on the number of New Gold and Coeur securities outstanding as of the date of the Arrangement Agreement).
The shares of Coeur Common Stock so issued will have the same rights and privileges as the currently outstanding shares of Coeur Common Stock. The shares of Coeur Common Stock do not have any pre-emptive rights.
No fractional shares of Coeur Common Stock will be issued as part of the Arrangement. For more information, see “The Arrangement Agreement and the Plan of Arrangement–Consideration Issuable Pursuant to the Arrangement” of this Proxy Statement.
Treatment of New Gold Equity Awards
New Gold’s equity-based awards that are outstanding immediately prior to the Effective Time will be treated as follows:
(i)	each option to purchase New Gold Common Shares (a “New Gold Option”) immediately prior to the Effective Time shall be fully vested and cancelled in exchange for an amount equal to (a) the product of

(i) the number of New Gold common shares for which such New Gold Options may be exercised and (ii) the volume weighted average share price of the New Gold Common Shares on the Toronto Stock Exchange (during continuous trading hours) for the five trading days ending on the third business day prior to the Effective Date less (b) its exercise price,
(ii)
all New Gold DSUs shall be terminated in exchange for a cash payment from New Gold, to be calculated in accordance with the terms of the New Gold DSU Plan (except that the calculation of the amounts payable shall be determined as at the third business day prior to the Effective Date),

(iii)
all New Gold PSUs shall be terminated in exchange for a cash payment from New Gold, to be calculated in accordance with the terms of the long term incentive plan of New Gold effective February 19, 2025 (the “LTIP”) (except that the calculation of the amounts payable shall be determined as at the third business day prior to the Effective Date) immediately prior to the Effective Time provided that (A) the vesting multiplier applicable to all calculation periods ending on or prior to the third business day prior to the Effective Date for each New Gold PSU shall be determined based on the terms of the New Gold LTIP and (B) the vesting multiplier applicable to all calculation periods ending after the third business day prior to the Effective Date for each New Gold PSU shall be (i) 100%, in the case of New Gold employees who are employed by Coeur, New Gold or any of their respective subsidiaries following the Effective Time (“Continuing Employees”); or (ii) 150% in the case of New Gold employees whose employment with New Gold or any of its subsidiaries is terminated at or immediately prior to the Effective Time (“Non-Continuing Employees”), and

(iv)	all New Gold RSUs shall be treated as follows:
a.
New Gold RSUs held by Non-Continuing Employees (“Accelerated RSUs”) will be fully vested pursuant to, and redeemed for cash in accordance with, the terms of the New Gold LTIP (except that the calculation of the amounts payable shall be determined as at the third business day prior to the Effective Date); and

b.
New Gold RSUs held by Continuing Employees shall be (1) amended by multiplying each such New Gold RSU by the Exchange Ratio, and thereafter, the holder thereof shall be entitled to the number of New Gold RSUs as is equal to the product of such amendment (the “Revised New Gold RSUs”); (2) upon the vesting of such Revised New Gold RSUs following the Effective Time, each such Revised New Gold RSU shall entitle the holder thereof to receive a payment in cash, in accordance with the terms of the New Gold LTIP, with reference to the trading price of shares of Coeur rather than the New Gold Common Shares and (3) such Revised New Gold RSUs shall remain outstanding and governed by the terms of the New Gold LTIP and any document evidencing the New Gold RSUs (subject to amendments as contemplated in the Arrangement Agreement).

For more information, see “The Arrangement Agreement and the Plan of Arrangement–Treatment of New Gold Equity Awards in the Arrangement” of this Proxy Statement.
Non-Solicitation of Alternative Transactions
Except as expressly provided in the Arrangement Agreement, each of Coeur and New Gold has agreed to not, and to cause each of its subsidiaries to not, and shall not authorize any of their respective representatives (including directors, officers, employees, advisors, agents, or other authorized representatives) to solicit alternative business combination transactions.
Conditions to Completion of the Arrangement
The closing of the Arrangement under the Arrangement Agreement is subject to certain conditions, including, among others, (i) the approval of the Arrangement by at least 66 2∕3% of the votes cast by New Gold shareholders, and a majority of the votes cast by New Gold shareholders, excluding New Gold Common Shares held by persons required to be excluded under MI 61-101 (collectively, the “New Gold Shareholder Approval”), at a special meeting of New Gold shareholders scheduled to be held on the same day as the Coeur meeting (the “New Gold Shareholder Meeting”), (ii) the approval of (A) the issuance of shares of Coeur Common Stock in connection with the Arrangement (the “Stock Issuance”) and (B) the amendment of the Coeur Certificate of Incorporation to increase the number of authorized shares of Coeur Common Stock (collectively, the “Coeur Stockholder Approval”), in each case by the affirmative vote of Coeur stockholders required by the Coeur Charter and the DGCL at a meeting of

Coeur stockholders (the “Coeur Stockholder Meeting”), (iii) the approval of the Arrangement by the Court on terms consistent with the Arrangement Agreement and otherwise reasonably satisfactory to Coeur and New Gold, (iv) the authorization for listing of the Coeur Common Stock issuable pursuant to the Arrangement Agreement on the NYSE, subject only to official notice of issuance and the TSX, subject only to customary listing conditions, (v) the absence of any law or order prohibiting the consummation of the Arrangement and (vi) the receipt of the Regulatory Approvals.
The obligation of each party to consummate the Arrangement is also conditioned upon, among other things, (i) the other party’s representations and warranties being true and correct (generally subject to certain materiality thresholds), (ii) the other party having performed in all material respects its obligations under the Arrangement Agreement, and (iii) the absence of a material adverse effect in respect of the other party.
Termination of the Arrangement Agreement
The Arrangement Agreement contains certain termination rights for both Coeur and New Gold, including, among others, (i) upon the mutual consent by Coeur and New Gold, (ii) by either Coeur or New Gold if (A) the Arrangement shall not have been consummated on or prior to May 15, 2026 (which date, if the Regulatory Approvals have not been obtained and all other conditions to the Closing have been satisfied or waived on such date, will be automatically extended to August 15, 2026), or (B) a final non-appealable law has been enacted, made or enforced prohibiting the Arrangement, provided that the party seeking termination has used its commercially reasonable efforts to appeal or overturn such law or have it lifted or rendered non-applicable, and further provided that such law was not enacted, made, enforced or amended primarily due to that party’s failure to perform its covenants under the Arrangement Agreement, (iii) by either Coeur or New Gold if either the New Gold Shareholder Approval or Coeur Stockholder Approval shall not have been obtained, (iv) by a party if the other party breaches any of its representations, warranties or covenants in the Arrangement Agreement in a manner that would cause the corresponding condition to not be satisfied, subject to certain conditions, (v) by a party if the other party’s board of directors changes its recommendation with respect to the Arrangement, (vi) by a party if the other party materially breaches its non-solicitation covenants under the Arrangement Agreement or (vii) by a party in order for such party to enter into a definitive agreement with respect to a superior competing business combination transaction (provided that such party has not materially breached its non-solicitation restrictions).
Termination Fees and Expense Reimbursement
If the Arrangement Agreement is terminated in certain specified circumstances, Coeur or New Gold would be required to pay the other party a termination fee of $413,705,000 and $254,725,000 respectively. In addition, in connection with a termination of the Arrangement Agreement and in accordance with the terms of the Arrangement Agreement, Coeur or New Gold may be required to reimburse the other party in respect of the reasonable and documented expenses of such party’s third party representatives incurred in respect of the Arrangement and the Arrangement Agreement up to a maximum amount of $33,965,000.
Voting Agreements
In connection with the execution of the Arrangement Agreement, Coeur has entered into a voting and support agreement (each, a “New Gold Voting Agreement”) with each of the directors and certain officers of New Gold, who collectively held approximately 0.1% of the outstanding New Gold Common Shares as of the date of the Arrangement Agreement and New Gold has entered into a voting and support agreement (each, a “Coeur Voting Agreement” and together with the New Gold Voting Agreements, the “Voting Agreements”) with each of the directors and certain officers of Coeur, who collectively held approximately 1.5% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement. Each Voting Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Arrangement (in the case of New Gold signatories) or adopting the Stock Issuance Proposal and the Charter Amendment Proposal (in the case of Coeur signatories), and against certain matters that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement. Such shareholders have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable laws, among other things. Each Voting Agreement terminates upon the earliest to occur of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, and (c) the completion of the Coeur Stockholder Meeting or New Gold Shareholder Meeting, as applicable.

Copies of the forms of the New Gold Voting Agreement and the Coeur Voting Agreement are attached as Schedule E and Schedule F to the Arrangement Agreement, respectively, which is attached hereto as Annex C to this Proxy Statement.
Coeur’s Reasons for the Arrangement
In evaluating the Arrangement, including the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement, the Coeur Board consulted with Coeur’s senior management and legal and financial advisors. In recommending that Coeur stockholders vote in favor of each of the proposals, the Coeur Board considered a number of factors that it believed supported its determination. For a more detailed discussion of the reasoning of the Coeur Board, see “The Arrangement—Coeur’s Reasons for the Arrangement” and “The Arrangement—Recommendation of the Coeur Board of Directors” sections of this Proxy Statement.
Risk Factors
In evaluating the Arrangement Agreement and the Arrangement, you should carefully read this Proxy Statement and the documents incorporated herein by reference. In particular, you should consider the factors discussed in the section titled “Risk Factors.”
Recommendation of the Coeur Board of Directors
After careful consideration, the Coeur Board has determined that it is advisable and in the best interests of Coeur and its stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement and adopt the Charter Amendment. Accordingly, the Coeur Board unanimously recommends that Coeur stockholders vote:
•	“FOR” the Stock Issuance Proposal; and
•	“FOR” the Charter Amendment Proposal.
Opinions of Financial Advisors to Coeur
Opinion of BMO Capital Markets Corp.
Coeur has engaged BMO Nesbitt Burns Inc. (“BMO Nesbitt Burns”), an affiliate of BMO Capital Markets Corp. (“BMO Capital Markets”), as a financial advisor to Coeur in connection with the Arrangement. In connection with this engagement, BMO Capital Markets delivered a written opinion, dated November 2, 2025, to the Coeur Board as to the fairness, from a financial point of view and as of the date of the opinion, to Coeur of the Exchange Ratio provided for pursuant to the Arrangement Agreement. The full text of BMO Capital Markets’ written opinion, dated November 2, 2025, to the Coeur Board, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex D to this Proxy Statement and is incorporated herein by reference. The description of BMO Capital Markets’ opinion set forth below is qualified in its entirety by reference to the full text of BMO Capital Markets’ opinion. BMO Capital Markets’ opinion was provided for the benefit and use of the Coeur Board (in its capacity as such) in connection with its evaluation of the Exchange Ratio from a financial point of view to Coeur, and BMO Capital Markets did not express any opinion on any other terms, aspects or implications of the Arrangement. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement or any other transactions or business strategies as alternatives to the Arrangement or the decision of the Coeur Board to proceed with the Arrangement. BMO Capital Markets’ opinion did not constitute a recommendation to the Coeur Board and is not a recommendation to any security holder or any other party as to how to vote or act with respect to the Arrangement or any other proposals or other matters. For additional information, see the section entitled “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.” beginning on page 70 and Annex D to this Proxy Statement.
Opinion of RBC Capital Markets, LLC
Coeur retained RBC Capital Markets, LLC (“RBCCM”) to provide its opinion as to the fairness, from a financial point of view, to Coeur of the Exchange Ratio provided for pursuant to the terms and subject to the conditions set forth in the Arrangement Agreement. RBCCM has delivered an oral opinion to the Coeur Board (which was subsequently confirmed in writing by delivery of RBCCM’s written opinion) to the effect that, as of November 2, 2025, based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio was fair, from a financial point of view, to Coeur.
RBCCM’s advice (written or oral) and opinion were provided for the benefit, information, and assistance of the Coeur Board (in its capacity as such) in connection with its evaluation of the Arrangement. RBCCM’s opinion did not address the underlying business decision of Coeur to engage in the Arrangement or the relative merits of the Arrangement compared to any alternative business strategy or transaction that may be available to Coeur or in which Coeur might engage. RBCCM’s opinion does not constitute an opinion or recommendation to any holder of Coeur Common Stock as to how any such holder should vote or act with respect to the Arrangement or any proposal to be voted upon in connection with the Arrangement or otherwise.
The full text of RBCCM’s written opinion, dated November 2, 2025, is attached to this Proxy Statement as Annex E, and constitutes part of this Proxy Statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBCCM in rendering its opinion.
For a further discussion of RBCCM’s opinion, Coeur’s relationship with RBCCM and the terms of RBCCM’s engagement, see “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of RBC Capital Markets, LLC” beginning on page 78 of this Proxy Statement.
Board of Directors Following the Arrangement
Coeur has agreed with New Gold that it will take all actions necessary to provide that, as of the Effective Time, Patrick Godin and an additional member of New Gold’s board of directors shall be appointed to the Coeur Board and at the next annual general meeting of Coeur held to consider the election of directors that occurs following the Effective Date, Patrick Godin and an additional member of New Gold’s board of directors shall be nominated by Coeur for election as directors of Coeur, provided that (i) such nominees meet any applicable qualification requirements to serve as directors under applicable laws, and (ii) such nominees have each delivered to Coeur a consent to act as a director of Coeur.
Coeur anticipates that the current members of its board of directors shall continue to serve as directors of the combined company. Accordingly, immediately following the completion of the Arrangement, the board of directors of the combined company will consist of: Linda L. Adamany, Pierre Beaudoin, Paramita Das, N. Eric Fier, Patrick Godin, Jeane L. Hull, Mitchell J. Krebs, Eduardo Luna, Robert E. Mellor, Kenneth Thompson and another director of New Gold to be determined.
Management Following the Arrangement
Coeur anticipates the current members of its management team shall continue to serve as officers of the combined company immediately following the completion of the Arrangement: Mitchell J. Krebs, Chairman, President & Chief Executive Officer, Thomas S. Whelan, Senior Vice President & Chief Financial Officer, Michael Routledge, Senior Vice President & Chief Operating Officer, Casey M. Nault, Senior Vice President, General Counsel & Secretary, Emilie C. Schouten, Senior Vice President & Chief Human Resources Officer, and Aoife McGrath, Senior Vice President, Exploration.
Interests of Coeur Directors and Executive Officers in the Arrangement
In considering the recommendation of the Coeur Board that you vote “FOR” each of the proposals, you should be aware that certain of Coeur’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, those of Coeur stockholders generally. The Coeur Board was aware of and considered these interests when it approved the Arrangement Agreement and the transactions contemplated thereby and unanimously recommended that Coeur stockholders vote “FOR” each of the proposals. Such interests include that certain current directors and executive officers of Coeur are expected to continue as directors and executive officers of Coeur following the consummation of the Arrangement.
In addition, each of the directors and certain officers of Coeur, who collectively held approximately 1.5% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement have entered into Coeur Voting Agreements. Each such Coeur Voting Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of adopting the Stock Issuance Proposal and the Charter Amendment Proposal, and against certain matters that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement. See “The Arrangement —Voting Agreements.”
Accounting Treatment
Coeur prepares its financial statements in accordance with U.S. GAAP and New Gold prepares its financial statements in accordance with IFRS. In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, Coeur will be treated as the acquirer for accounting purposes and will account for the Arrangement as an acquisition of a business, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any.
Shareholder Approvals
Coeur Stockholder Approvals
At the special meeting, Coeur stockholders will be required to consider and vote on the Stock Issuance Proposal and the Charter Amendment Proposal. The Stock Issuance Proposal and the Charter Amendment Proposal will be required to be approved by the Coeur stockholders in order for the Arrangement to be completed. Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal.
New Gold Shareholder Approval
At the New Gold Shareholder Meeting, New Gold shareholders will be asked to consider and vote on a special resolution to approve the Arrangement. In order for the Arrangement to become effective, the Arrangement resolution must be approved by (i) at least 66 2∕3% of the votes cast by the shareholders of New Gold present (virtually or in person) or represented by proxy and entitled to vote at the meeting, and (ii) a majority of the votes cast by New Gold shareholders present (virtually or in person) or represented by proxy and entitled to vote at the meeting, excluding the New Gold Common Shares held by persons required to be excluded under MI 61-101.
Court Approval
The Arrangement requires approval by the Court under Part 9, Division 5 of the BCBCA. In accordance with the Arrangement Agreement, the Interim Order hearing is anticipated to be on a date that is on or about 15 calendar days immediately following the date of filing of this Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) (subject to obtaining clearance of this Proxy Statement by the SEC). Under the Arrangement Agreement, New Gold is required to diligently pursue an application for a Final Order pursuant to section 291 of the BCBCA as soon as reasonably practicable if the Interim Order and the requisite New Gold Shareholder Approval and Coeur Stockholder Approval are obtained, but in any event, no later than four business days after the approval of the Arrangement by the New Gold shareholders. The Court hearing in respect of the Final Order is expected to take place two to three business days following the date of the New Gold Shareholder Meeting.
Regulatory Approvals
It is a mutual condition precedent to the consummation of the Arrangement that the Regulatory Approvals shall have been obtained.
Stock Exchange Listing Approval
Coeur expects to obtain approval to list the shares of Coeur Common Stock to be issued as consideration in connection with the Arrangement on the NYSE and TSX, and such approvals are conditions to Closing. Coeur’s shares of Coeur Common Stock are currently listed on the NYSE. Accordingly, Coeur will submit an application to the NYSE to have the additional shares of Coeur Common Stock to be issued pursuant to the Arrangement approved for listing on the NYSE. In addition, Coeur will submit an application to list its shares of Coeur Common Stock on the TSX. Upon listing its shares of Coeur Common Stock on the TSX, Coeur will be required to comply with the TSX’s ongoing listing requirements, including those set out in the TSX Company Manual.

New Gold Common Shares are listed on the TSX and NYSE American and the completion of the Arrangement is subject to the prior conditional approval of the TSX. Following completion of the Arrangement the New Gold Common Shares will be delisted from the TSX and NYSE American.
No Appraisal Rights
Under the DGCL, holders of shares of Coeur Common Stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the special meeting.
Litigation Related to the Arrangement
After filing its Preliminary Proxy Statement on December 3, 2025, Coeur received demand letters from purported stockholders alleging that Coeur and certain of its directors and officers violated Sections 14(a) and 20(a) of the Exchange Act in connection with the disclosures relating to the Arrangement. The demands assert that Coeur's disclosures were incomplete and misleading. Coeur does not believe that the allegations in these demand letters are meritorious and intends to defend against them vigorously.
Who Can Answer Your Questions About Voting Your Shares
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Coeur’s proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, NY 10001
(212) 929-5500
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com

SUMMARY OF SIGNIFICANT IFRS TO U.S. GAAP DIFFERENCES AND ACCOUNTING POLICY ALIGNMENT
The financial information of New Gold included in this Proxy Statement has been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IASB”) (“IFRS”) and condensed interim financial information has been prepared in accordance with International Accounting Standard (“IAS”) 34 - Interim Financial Reporting as issued by the IASB. Certain differences exist between IFRS and U.S. GAAP, which might be material to the financial information included in this Proxy Statement.
The principal differences between IFRS and U.S. GAAP which might be material in the preparation of New Gold’s consolidated financial statements are described below. The following summary does not include all differences that exist between IFRS and U.S. GAAP and is not intended to provide a comprehensive listing of all such differences specifically related to Coeur, New Gold or the industry in which Coeur and New Gold operate.
The differences described below reflect only those differences in accounting principles and policies in force at the time of the preparation of the historical financial information of New Gold included in this Proxy Statement. There has been no attempt to identify future differences between IFRS and U.S. GAAP as the result of prescribed changes in accounting standards, transactions or events that may occur in the future.
Reclamation and remediation liabilities
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, adjusted for inflation, associated with reclamation as a liability, at a risk-free rate, when the liability is incurred. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Gold stream obligation
Under IFRS, the Gold Stream Obligation is recorded as a financial liability measured at Fair Value Through Profit or Loss (“FVTPL”), whereas under U.S. GAAP, it is accounted for as deferred revenue that is amortized over the delivery schedule and is not subsequently remeasured at FVTPL.
Capitalized Stripping Costs
Under IFRS, certain stripping costs incurred during the production phase are capitalized as part of mineral property assets when they provide improved access to ore reserves. These costs are subsequently amortized over the expected useful life of the improved access.
In contrast, under U.S. GAAP, stripping costs incurred during the production phase are generally expensed as incurred and included in cost of sales. U.S. GAAP does not permit capitalization of such costs unless they meet specific development criteria.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) has been prepared based on the historical audited and unaudited consolidated financial statements of Coeur and New Gold, as indicated below, and is intended to provide information about how the Arrangement might have affected Coeur’s historical financial statements.
The unaudited pro forma condensed combined statements of operations (“Unaudited Pro Forma Statement of Operations”) for the year ended December 31, 2024 and the nine months ended September 30, 2025, combine the historical audited and unaudited consolidated statements of operations of Coeur for the corresponding periods, with the respective historical audited and unaudited consolidated income statements of New Gold, as if the Arrangement had occurred on January 1, 2024. The unaudited pro forma condensed combined balance sheet (“Unaudited Pro Forma Balance Sheet”) as of September 30, 2025, combines the historical unaudited consolidated balance sheet of Coeur and the historical audited consolidated statement of financial position of New Gold each as of September 30, 2025, as if the Arrangement had occurred on September 30, 2025.
The Unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with:
•	the accompanying notes to the unaudited pro forma financial information;
•
the historical audited consolidated financial statements of Coeur for the year ended December 31, 2024, included in Coeur’s annual report on Form 10-K, filed with the SEC on February 19, 2025 (amended on May 6, 2025);

•
the unaudited pro forma condensed combined statements of operations of Coeur and SilverCrest as of and for the year ended December 31, 2024, included in Coeur’s Form 8-K/A, filed with the SEC on March 26, 2025;

•
the historical unaudited condensed consolidated financial statements of Coeur for the nine months ended September 30, 2025, included in Coeur’s quarterly report on Form 10-Q, filed with the SEC on October 29, 2025;

•	the historical audited consolidated financial statements of New Gold for the year ended December 31, 2024, included in New Gold’s annual report on Form 40-F, filed with the SEC on February 24, 2025;
•
the historical unaudited condensed interim consolidated financial statements of New Gold for the nine months ended September 30, 2025, included in New Gold’s interim report on Form 6-K, filed with the SEC on October 28, 2025; and

•	other information relating to Coeur and New Gold contained in or incorporated by reference into this document. See the section entitled “Where You Can Find More Information.”
The unaudited pro forma financial information is presented using the acquisition method of accounting, with Coeur as the acquirer of New Gold. See section entitled “The Arrangement—Accounting Treatment” beginning on page 92 of this Proxy Statement. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of New Gold based on their respective fair market values with any excess purchase price allocated to goodwill.
The unaudited pro forma financial information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma financial information. The information has been adjusted to include estimated Arrangement accounting adjustments, which reflect the application of the accounting required by U.S. GAAP.
The information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Arrangement occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined company. The unaudited pro forma financial information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Arrangement, which are described in the section entitled “The Arrangement—Coeur’s Reasons for the Arrangement” beginning on page 67 of this Proxy Statement, and, accordingly, do not attempt to predict or suggest future results.

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2025

In thousands, except share data	Historical Coeur	Reclassified Historical New Gold (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$266,342	$123,300	$—		$—		$389,642
Receivables	67,715	31,300	—		—		99,015
Inventory	156,666	138,300	—		106,604	5(b)	401,570
Ore on leach pads	143,126	—	—		—		143,126
Prepaid expenses and other	33,321	10,400	—		—		43,721
	667,170	303,300	—		106,604		1,077,074
NON-CURRENT ASSETS
Property, plant and equipment and mining properties, net	2,772,267	1,998,600	(45,776)	4(a)(d)	2,949,824	5(c)	7,674,915
Goodwill	632,380	—	—		3,056,135	5(e)	3,688,515
Ore on leach pads	107,576	—	—		—		107,576
Non-current inventory	—	59,900	—		260,697	5(b)	320,597
Restricted assets	9,129	—	—		—		9,129
Receivables	14,266	—	—		—		14,266
Deferred tax assets	239,214	—	—		—		239,214
Other	70,160	7,200	—		—		77,360
TOTAL ASSETS	$4,512,162	$2,369,000	$(45,776)		$6,373,260		$ 13,208,646
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$136,753	$233,500	$(77,200)	4(b)	$—		$293,053
Accrued liabilities and other	155,188	102,800	—		34,000	5(a)	291,988
Debt	24,859	—	—		—		24,859
Reclamation	16,954	8,600	—		—		25,554
	333,754	344,900	(77,200)		34,000		635,454
NON-CURRENT LIABILITIES
Debt	338,657	394,000	—		—		732,657
Reclamation	259,270	115,300	1,382	4(a)	—		375,952
Deferred tax liabilities	420,438	76,500	74,553	4(f)	944,970	5(f)	1,516,461
Other long-term liabilities	66,261	198,700	(187,312)	4(b)	—		77,649
	1,084,626	784,500	(111,377)		944,970		2,702,719
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share	6,422	3,337,000	—		(3,333,074)	5(d)	10,348
Additional paid-in capital	5,778,718	65,600	—		6,741,164	5(d)	12,585,482
Accumulated deficit	(2,691,358)	(2,163,000)	142,801	4(b)(d)	1,986,200	5(d)	(2,725,357)
	3,093,782	1,239,600	142,801		5,394,290		9,870,473
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,512,162	$2,369,000	$(45,776)		$6,373,260		$ 13,208,646

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2025

In thousands	Historical Coeur Adjusted for SilverCrest (Note 6)	Reclassified Historical New Gold (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined
Revenue	$ 1,450,256	$980,000	$18,622	4(b)	$—		$ 2,448,878
COSTS AND EXPENSES
Costs applicable to sales(1)	615,512	345,600	87,641	4(b)(d)	19,552	5(b)	1,068,305
Amortization	197,445	193,000	(55,877)	4(a)(d)	116,277	5(c)	450,845
General and administrative	53,442	39,100	—		3,264	5(g)	95,806
Exploration	68,412	28,200	—		—		96,612
Pre-development, reclamation, and other	26,497	6,200	2,810	4(a)	—		35,507
Total costs and expenses	961,308	612,100	34,574		139,093		1,747,075
Income from operations	488,948	367,900	(15,952)		(139,093)		701,803
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	(6)	—	(22,800)	4(c)	—		(22,806)
Fair value adjustments, net	6,301	(98,300)	65,300	4(b)(c)	—		(26,699)
Interest expense, net of capitalized interest	(24,875)	(32,700)	—		—		(57,575)
Other, net	1,052	(4,800)	—		—		(3,748)
Total other income (expense), net	(17,528)	(135,800)	42,500		—		(110,828)
Income (loss) before income and mining taxes	471,420	232,100	26,548		(139,093)		590,975
Income and mining tax (expense) benefit	14,718	(37,900)	(9,539)	4(f)	9,601	5(f)	(23,120)
NET INCOME (LOSS)	$486,138	$194,200	$17,009		$ (129,492)		$567,855
OTHER COMPREHENSIVE INCOME (LOSS):
Loss on revaluation of non-current derivative financial liabilities	—	(8,500)	8,500	4(b)	—		—
Accumulated other comprehensive income reclassified to earnings	—	—	10,200	4(c)	—		10,200
Accumulated other comprehensive income reclassified to retained earnings	—	200	(200)	4(c)	—		—
Other comprehensive income (loss)	—	(8,300)	18,500		—		10,200
COMPREHENSIVE INCOME (LOSS)	$486,138	$185,900	$35,509		$ (129,492)		$578,055

In thousands	Historical Coeur Adjusted for SilverCrest (Note 6)	Reclassified Historical New Gold (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined
NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$ 0.76					5(h)	$ 0.55
Diluted	$ 0.75					5(h)	$ 0.55

(1) Excludes amortization.

Coeur Mining, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024

In thousands	Historical Coeur Adjusted for SilverCrest (Note 6)	Reclassified Historical New Gold (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined
Revenue	$ 1,355,934	$924,500	$44,134	4(b)	$—		$ 2,324,568
COSTS AND EXPENSES
Costs applicable to sales(1)	778,465	436,300	70,401	4(b)(d)	106,604	5(b)	1,391,770
Amortization	265,487	247,800	(60,943)	4(a)(d)	164,569	5(c)	616,913
General and administrative	62,993	38,600	—		13,054	5(g)	114,647
Exploration	61,267	19,800	—		—		81,067
Pre-development, reclamation, and other	65,130	3,600	4,073	4(a)	34,000	5(a)	106,803
Total costs and expenses	1,233,342	746,100	13,531		318,227		2,311,200
Income from operations	$122,592	$178,400	$30,603		$ (318,227)		$13,368
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	417	42,300	13,005	4(c)	—		55,722
Fair value adjustments, net	(6,902)	(138,800)	(82,900)	4(b)(c)	—		(228,602)
Interest expense, net of capitalized interest	(51,947)	(6,300)	—		—		(58,247)
Other, net	16,335	7,600	—		—		23,935
Total other income (expense), net	(42,097)	(95,200)	(69,895)		—		(207,192)
Income (loss) before income and mining taxes	80,495	83,200	(39,292)		(318,227)		(193,824)
Income and mining tax (expense) benefit	(93,539)	19,400	16,877	4(f)	99,237	5(f)	41,975
NET INCOME (LOSS)	$(13,044)	$102,600	$(22,415)		$ (218,990)		$(151,849)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in fair value of derivative contracts designated as cash flow hedges	(18,507)	—	—		—		(18,507)
Reclassification adjustments for realized (gain) loss on cash flow hedges	17,176	—	—		—		17,176
Loss on revaluation of non-current derivative financial liabilities	—	(9,800)	(200)	4(b)(c)	—		(10,000)
Accumulated other comprehensive income reclassified to earnings	—	—	124,500	4(c)	—		124,500
Other comprehensive income (loss)	(1,331)	(9,800)	124,300		—		113,169
COMPREHENSIVE INCOME (LOSS)	$(14,375)	$92,800	$ 101,885		$ (218,990)		$(38,680)

In thousands	Historical Coeur Adjusted for SilverCrest (Note 6)	Reclassified Historical New Gold (Note 3)	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)	(Note)	Arrangement Accounting Adjustments (Note 5)	(Note)	Pro Forma Combined
NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$ (0.02)	—	—	—	—	5(h)	$ (0.15)
Diluted	$ (0.02)	—	—	—	—	5(h)	$ (0.15)

(1) Excludes amortization.
1. Description of the Transaction
On November 2, 2025, Coeur Mining, New Gold, and 1561611 B.C. Ltd., a corporation organized and existing under the laws of the Province of British Columbia, Canada and a wholly owned subsidiary of Coeur (“Canadian Sub”), entered into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Coeur has agreed to acquire New Gold in a stock-for-stock transaction, subject to satisfaction of certain closing conditions. The transaction will be effected by way of a plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”).
2. Basis of Presentation
The accompanying unaudited pro forma financial information presents the unaudited pro forma statements of operations and unaudited pro forma balance sheet of Coeur, which give effect to the acquisition of SilverCrest completed on February 14, 2025, prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Coeur and New Gold prepare their consolidated financial statements on the basis of a fiscal year ended December 31, 2024. The unaudited pro forma statements of operations were prepared using:
•	the historical unaudited condensed consolidated statement of operations of Coeur for the nine months ended September 30, 2025;
•	the historical audited consolidated statement of operations of Coeur for the year ended December 31, 2024;
•	the unaudited pro forma condensed combined statements of operations of Coeur and SilverCrest for the year ended December 31, 2024;
•	the historical unaudited condensed interim consolidated statement of earnings of New Gold for the nine months ended September 30, 2025; and
•	the historical audited consolidated statement of earnings of New Gold for the year ended December 31, 2024.
The historical audited and unaudited consolidated financial statements of Coeur are prepared in accordance with U.S. GAAP and are reported in U.S. dollars. The unaudited pro forma condensed combined statements of operations of Coeur and SilverCrest are prepared in accordance with U.S. GAAP and are reported in U.S. dollars. The historical audited consolidated financial statements of New Gold are prepared in accordance with IFRS as issued by the IASB and the unaudited condensed interim consolidated financial statements of New Gold are prepared in accordance with IAS 34 and are reported in U.S. dollars.
The unaudited pro forma statements of operations and the unaudited pro forma balance sheet give effect to the Arrangement as if it had occurred on January 1, 2024, and September 30, 2025, respectively.
The Arrangement will be accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values as of the date of the

Arrangement. As of the date of this Proxy Statement, Coeur has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of New Gold’s assets to be acquired and liabilities to be assumed and the related allocations of purchase price.
Material adjustments have been made to reflect New Gold’s historical audited and unaudited consolidated financial statements on a U.S. GAAP basis for purposes of unaudited pro forma financial information and to align New Gold’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. As of the date of this Proxy Statement, Coeur has not identified all adjustments necessary to convert New Gold’s historical audited and unaudited financial statements prepared in accordance with IFRS to U.S. GAAP and to conform New Gold’s accounting policies to Coeur’s accounting policies.
A final determination of the fair value of New Gold’s assets and liabilities, including property, plant and mine development, will be based on the actual property, plant and mine development of New Gold that exist as of the closing date of the Arrangement and, therefore, cannot be made prior to the consummation of the Arrangement. In addition, the value of the purchase consideration to be paid by Coeur upon the consummation of the Arrangement will be determined based on the closing price of Coeur’s common stock on the Arrangement date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information presented herein. Coeur has estimated the fair value of New Gold’s assets and liabilities based on discussions with New Gold’s management, preliminary valuation studies, due diligence and information presented in New Gold’s filings with Canadian securities authorities and the SEC.
Until the Arrangement is implemented, both companies are limited in their ability to share certain information. Upon implementation of the Arrangement, a final determination of the fair value of New Gold’s assets and liabilities will be performed. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and unaudited pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.
Purchase Consideration
The total preliminary estimated purchase price of approximately $6,810.7 million was determined as of November 28, 2025, based on New Gold’s issued and outstanding common shares, which includes equity awards outstanding under New Gold’s incentive compensation plans that are expected to be replaced pursuant to the Arrangement. The number of shares of Coeur common stock to be issued is based on the number of New Gold common shares outstanding multiplied by the 0.4959 exchange ratio.
The final purchase consideration will be based on the actual closing price per share of Coeur common stock on the closing date, which could differ materially from the assumed Coeur common stock price used to estimate purchase consideration for the purposes of the unaudited pro forma financial information. For purposes of the unaudited pro forma financial information, such common stock and equity awards are assumed to remain outstanding as of the closing date of the Arrangement. Further, no effect has been given to any other new New Gold common shares or other equity awards that may be issued or granted subsequent to the date of this Proxy Statement and before the closing date of the Arrangement. In all cases in which Coeur’s closing stock price is a determining factor in arriving at the final purchase consideration, the stock price assumed for the total preliminary purchase price is the closing price of Coeur’s common stock on November 28, 2025 ($17.27 per share), the most recent date practicable prior to the mail date of this Proxy Statement. A hypothetical 10 percent change in Coeur’s closing stock price as of November 28, 2025, would have an approximate $681.1 million impact on the purchase price, which would result in $681.1 million additional goodwill or a reduction to goodwill of $681.1 million.

(in thousands, except for share and per share data)	Shares	Per Share	Preliminary Purchase Consideration
Stock Consideration
Shares of Coeur exchanged for New Gold issued and outstanding common shares	392,610,973	$ 17.27	$ 6,780,392
Fair value of replacement stock-based compensation awarded (1)			30,298
Total Preliminary Purchase Consideration			$ 6,810,690

(1) Represents 2.8 million shares of Coeur restricted stock-based compensation awards granted as replacement awards for New Gold restricted awards outstanding.
Preliminary Purchase Price Allocation
The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed of New Gold for the purposes of the Unaudited Pro Forma Financial Information as if the Arrangement had occurred on September 30, 2025:

(in thousands)
Preliminary Purchase Price Allocation
Cash and Cash equivalents	$123,300
Receivables	31,300
Inventory	244,904
Prepaid expenses and other	10,400
Property, plant and equipment and mining properties, net	4,902,648
Non-current inventories	320,597
Other	7,200
Total Assets	5,640,349
Accounts payable	156,300
Accrued liabilities and other	102,800
Reclamation – current	8,600
Debt	394,000
Reclamation	116,682
Deferred tax liabilities	1,096,037
Other long-term liabilities	11,388
Total Liabilities	1,885,807
Net assets acquired (a)	3,754,542
Estimated purchase consideration (b)	6,810,690
Estimated goodwill (b) - (a)	$ 3,056,148

The Goodwill balance is composed of amounts attributable to the assembled workforce, potential strategic and financial benefits, including the financial flexibility to execute capital priorities, and new book to tax basis differences of assets acquired and liabilities assumed.

3. New Gold Historical Financial Statements
New Gold’s historical audited and unaudited consolidated financial statements as described above are presented under IFRS in U.S. dollars. The reclassified historical balances reflect certain reclassifications of New Gold’s consolidated income statements and consolidated statement of financial position categories to conform to Coeur’s presentation in its consolidated statement of operations and consolidated balance sheet. In addition, material adjustments have been made to align New Gold’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. Further review may identify additional reclassifications that could have a material impact on the unaudited pro forma financial information of the combined group. The reclassifications identified and presented in the unaudited pro forma financial information are based on discussions with New Gold’s management, due diligence and information presented in New Gold’s filings with Canadian securities authorities and the SEC. Until the Arrangement is implemented, both companies are limited in their ability to share certain information. As of the date of this Proxy Statement, Coeur is not aware of any additional reclassifications that would have a material impact on the unaudited pro forma financial information that are not reflected in the pro forma adjustments.

The reclassifications are summarized below:
Condensed Interim Consolidated Statement of Financial Position
As of September 30, 2025

USD in thousands
New Gold Financial Statement Line	Historical New Gold	Reclassification Adjustments	Notes	Reclassified Historical New Gold	Coeur Financial Statement Line
ASSETS
Current assets
Cash and cash equivalents	$123,300	$—		$123,300	Cash and cash equivalents
Trade and other receivables	31,300	—		31,300	Receivables – current
Inventories	138,300	—		138,300	Inventory
Prepaid expenses and other	9,400	1,000	(a)	10,400	Prepaid expenses and other
Investments	1,000	(1,000)	(a)	—	Total Current assets
Total Current assets	$303,300	$—		$303,300
Mining interests	2,003,500	(4,900)	(b)	1,998,600	Property, plant and equipment and mining properties, net
Non-current inventories	59,900	—		59,900	Non-current inventories
Other assets	2,300	4,900	(b)	7,200	Other
Total assets	$2,369,000	$—		$2,369,000	Total assets
LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	$243,800	$(10,300)	(c)(d)	$233,500	Accounts payable
Gold prepayment obligation	97,800	5,000	(d)(e)	102,800	Accrued liabilities and other
Current income tax payable	3,300	(3,300)	(e)	—
	—	8,600	(c)	8,600	Reclamation – current
Total current liabilities	$344,900	$—		$344,900
Reclamation and closure cost obligations	115,300	—		115,300	Reclamation
Non-current derivative financial liabilities	187,300	(187,300)	(f)	—
Long-term debt	394,000	—		394,000	Debt
Deferred tax liabilities	76,500	—		76,500	Deferred tax liabilities
Lease obligations	1,700	(1,700)	(f)	—
Other liabilities	9,700	189,000	(f)	198,700	Other long-term liabilities
Total liabilities	$1,129,400	$—		$1,129,400
Equity
Common shares	$3,337,000	$—		$3,337,000	Common stock
Contributed surplus	105,100	(39,500)	(g)	65,600	Additional paid-in capital
Other reserves	(39,500)	39,500	(g)	—
Deficit	(2,163,000)	—		(2,163,000)	Accumulated deficit
Total equity	$1,239,600	$—		$1,239,600
Total liabilities and equity	$2,369,000	$—		$2,369,000	Total liabilities and stockholders’ equity

(a)	Represents a reclassification of New Gold’s current investments, historically included in investments, to prepaid expenses and other at Coeur.
(b)	Represents a reclassification of New Gold’s right-of-use assets historically included in mining interests to other at Coeur.
(c)	Represents a reclassification of New Gold’s current portion of reclamation and closure cost obligations historically included in trade and other payables to reclamation at Coeur.
(d)	Represents a reclassification of New Gold’s current portion of lease liabilities historically included in trade and other payables to accrued liabilities and other at Coeur.

(e)
Represents a reclassification of New Gold’s current income tax payable and gold prepayment obligations historically included in current income tax payable and gold prepayment obligations respectively to accrued liabilities and other at Coeur.

(f)
Represents a reclassification of New Gold’s lease obligations and non-current derivative financial liabilities historically included in lease obligations and non-current derivative financial liabilities respectively to other long-term liabilities at Coeur.

(g)	Represents a reclassification of New Gold’s other reserves historically included in other reserves to additional paid-in capital at Coeur.
Condensed Interim Consolidated Income Statement
For the nine months ended September 30, 2025
USD in thousands

New Gold Financial Statement Line	Historical New Gold	Reclassifications Adjustments	Notes	Reclassified Historical New Gold	Coeur Financial Statement Line
Revenues	$980,000	$—		$980,000	Revenue
Operating expenses	345,600	—		345,600	Costs applicable to sales
Depreciation and depletion	192,700	300	(a)	193,000	Amortization
Revenue less cost of goods sold	441,700	(300)		441,400
Corporate administration	18,500	20,600	(b)	39,100	General and administrative
Corporate restructuring	3,300	2,900	(c)	6,200	Pre-development, reclamation, and other
Share-based payment expenses	20,600	(20,600)	(b)	—
New Afton free cash flow interest (income) expense	2,800	(2,800)	(e)	—
Exploration and business development	28,200	—		28,200	Exploration
Earnings from operations	368,300	(400)		367,900	Income (loss) from operations
Finance income	4,000	(4,000)	(e)	—
	—	(98,300)	(d)	(98,300)	Fair value adjustments, net
Finance costs	(37,100)	4,400	(a)(c)(e)	(32,700)	Interest expense, net of capitalized interest
Other losses	(103,100)	98,300	(d)	(4,800)	Other, net
Earnings before taxes	232,100	—		232,100	Income (loss) before income and mining taxes
Income tax (expense) recovery	(37,900)	—		(37,900)	Income and mining tax (expense) benefit
Net earnings	$194,200	$—		$ 194,200	Net income (loss)

(a)	Represents a reclassification of New Gold’s interest expense on lease, historically included in finance costs expenses, to amortization at Coeur.
(b)	Represents a reclassification of New Gold’s share-based payment expenses, historically included in share-based payment expenses, to general and administrative at Coeur.
(c)	Represents a reclassification of New Gold’s unwinding of discount on reclamation obligation, historically included in finance costs, to pre-development, reclamation, and other at Coeur.
(d)	Represents a reclassification of New Gold’s gains and losses for financial and derivative assets and liabilities, historically included in other losses to fair value adjustments, net.
(e)
Represents a reclassification of New Gold’s New Afton free cash flow interest (income) expense and finance income, historically included in New Afton free cash flow interest (income) expense and finance income, to interest expense, net of capitalized interest at Coeur.

Condensed Consolidated Income Statement
For the year ended December 31, 2024
USD in thousands

New Gold Financial Statement Line	Historical New Gold	Reclassifications Adjustments	Notes	Reclassified Historical New Gold	Coeur Financial Statement Line
Revenues	$ 924,500	$—		$924,500	Revenue
Operating expenses	436,300	—		436,300	Costs applicable to sales
Depreciation and depletion	247,500	300	(a)	247,800	Amortization
Revenue less cost of goods sold	240,700	(300)		240,400
Corporate administration	24,900	13,700	(b)	38,600	General and administrative
Share-based payment expenses	13,700	(13,700)	(b)	—
Exploration and business development	19,800	—		19,800	Exploration
	—	3,600	(c)	3,600	Pre-development, reclamation, and other
Earnings from operations	182,300	(3,900)		178,400	Income (loss) from operations
Finance income	6,900	(6,900)	(f)	—
	—	42,300	(d)	42,300	Gain (loss) on debt extinguishment
	—	(138,800)	(e)	(138,800)	Fair value adjustments, net
Finance costs	(17,100)	10,800	(a)(c)(f)	(6,300)	Interest expense, net of capitalized interest
Other losses	(88,900)	96,500	(d)(e)	7,600	Other, net
Earnings before taxes	83,200	—		83,200	Income (loss) before income and mining taxes
Income tax (expense) recovery	19,400	—		19,400	Income and mining tax (expense) benefit
Net earnings	$102,600	$—		$102,600	Net income (loss)

(a)	Represents a reclassification of New Gold’s interest expense on lease, historically included in finance costs expenses, to amortization at Coeur.
(b)	Represents a reclassification of New Gold’s share-based payment expenses, historically included in share-based payment expenses, to general and administrative at Coeur.
(c)	Represents a reclassification of New Gold’s unwinding of discount on reclamation obligation, historically included in finance costs, to pre-development, reclamation, and other at Coeur.
(d)	Represents a reclassification of New Gold’s gain on extinguishment of New Afton free cash flow interest obligation, historically included in other losses to gain (loss) on debt extinguishment.
(e)	Represents a reclassification of New Gold’s gains and losses for financial and derivative assets and liabilities, historically included in other losses to fair value adjustments, net.
(f)
Represents a reclassification of New Gold’s New Afton free cash flow interest (income) expense and finance income, historically included in New Afton free cash flow interest (income) expense and finance income, to interest expense, net of capitalized interest at Coeur.

4. IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments
IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect New Gold’s historical audited and unaudited consolidated income statements and consolidated statement of financial position on a U.S. GAAP basis for the purposes of the unaudited pro forma financial information. In addition, material adjustments have also been made to align New Gold’s significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP when there is no specific difference between IFRS and U.S. GAAP.
(a) Reclamation and remediation liabilities
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, adjusted for inflation, associated with reclamation as a liability, at a risk-free rate, when the liability is incurred. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
The unaudited pro forma financial information does not reflect the impact of converting New Gold’s reclamation and remediation liabilities and related reclamation and remediation expenses on a U.S. GAAP basis as it is impractical to re-estimate the impact of period-to-period revisions to the timing or amount of the original reclamation liability over historical periods using the layering approach and credit-adjusted risk-free rates.
The following table reflects the impacts of changes made to the reclamations and remediation liabilities:

(in thousands)	As of September 30, 2025	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Condensed Balance Sheet
Property, plant and equipment and mine development, net	$1,382	—	—
Reclamation liabilities	$ 1,382	—	—
Condensed Statements of Operations	—	—	—
Amortization	—	$11	$14
Pre-development, reclamation and other	—	$ 2,810	$ 4,073

(b) Gold stream obligation
New Gold entered into a streaming agreement with RGLD Gold AG (Switzerland), receiving an advance of $175 million. Under IFRS, this advance was recorded as a financial liability measured at FVTPL, whereas under U.S. GAAP, it is treated as deferred revenue and amortized over the delivery schedule. Accordingly, the pro forma adjustments include: (i) reversal of the liability balance as of September 30, 2025, since under US GAAP the deferred revenue was fully amortized by April 2025; (ii) reversal of fair value gains/losses recognized under IFRS, as U.S. GAAP does not permit such measurement; and (iii) recognition of revenue and related cost of sales under U.S. GAAP. These adjustments eliminate IFRS liability and fair value effects, replacing them with deferred revenue recognition under U.S. GAAP.

The following table reflects the impacts of changes made for the gold stream obligation:

(in thousands)	As of September 30, 2025	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Condensed Balance Sheet
Accounts payable	$(77,200)	—	—
Other long-term liabilities	$ (187,312)	—	—
Accumulated deficit	$264,512	—	—
Condensed Statements of Operations	—	—	—
Fair value adjustments, net	—	$ 75,300	$ 51,600
Other comprehensive income (loss)	—	$8,500	$9,800
Revenue	—	$ 18,622	$ 44,134
Costs applicable to sales	—	$ 43,203	$ 44,134

(c) Free Cash Flow (“FCF”) interest obligation
In March 2020, New Gold entered into a strategic partnership ("Original Agreement") with Ontario Teachers Pension Plan (“Ontario Teachers”). Under the terms of the Original Agreement, Ontario Teachers acquired a 46% FCF interest in the New Afton mine for upfront cash proceeds of $300 million. The Original Agreement was determined to be a financial liability that New Gold designated as FVTPL under the scope of IFRS 9. In May 2024, the FCF agreement was amended. In exchange for a $255 million cash payment from New Gold to Ontario Teachers, Ontario Teachers’ interest in the Free Cash Flows was reduced from 46% to 19.9%. As part of this amendment, New Gold also granted Ontario Teachers a right to receive $20 million in cash if the Company were to complete a change of control (“CoC”) by January 2026. In July 2024, the Company made a final payment of $42.6 million to Ontario Teachers as part of the minimum cash guarantee under the terms of the Original Agreement. Upon extinguishment of the FVTPL liability, $114.5 million presented in other comprehensive income relating to changes in the credit risk of the liability was subsequently transferred to deficit. Under IFRS, this was treated as a derecognition event of the entire financial liability and a sale of a mineral interest to Ontario Teachers. The remaining FCF obligation was treated as an executory contract i.e., only recognize/accrue when such amount is due and payable. Under U.S. GAAP, the arrangement would continue to be accounted for as a debt instrument under ASC 470, with the contingent consideration payable in cash to be classified as a liability instrument and recorded at fair value. The fair value of the contingent consideration payment in cash is included in the calculation of extinguishment gain or loss and subsequently remeasured each period with changes in fair value recorded in earnings. Upon settlement of the liability, U.S. GAAP requires a reclassification of other comprehensive income (“OCI”) through the income statement, Fair value adjustments, net.
In April 2025, New Gold entered into an agreement with Ontario Teachers to acquire the remaining FCF obligation and the $20 million contingent liability in exchange for $300 million in cash. Under IFRS, this was accounted for as a reacquisition of the mining interest and extinguishment of the CoC contingent liability. Under U.S. GAAP, the remaining FCF obligation and contingent consideration would be remeasured at fair value immediately before settlement, and an extinguishment gain, or loss would be recognized based on the difference between cash paid and the combined fair values of the extinguished obligations. Upon settlement of the liability, U.S. GAAP requires a reclassification of OCI through the income statement, Fair value adjustments, net.
The following table reflects the impacts of changes made for the free cash flow interest obligation:

(in thousands)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Condensed Statements of Operations
Gain (loss) on debt extinguishment	$ (22,800)	$13,005
Fair value adjustments, net	$(10,000)	$ (134,500)
Other comprehensive income (loss)	$(10,000)	$114,500

(d) Capitalized Stripping Costs
Under IFRS, certain stripping costs incurred during the production phase are capitalized as part of mineral property assets when they provide improved access to ore reserves. These costs are subsequently amortized over the expected useful life of the improved access.

In contrast, under U.S. GAAP, stripping costs incurred during the production phase are generally expensed as incurred and included in cost of sales. U.S. GAAP does not permit capitalization of such costs unless they meet specific development criteria.
To align New Gold’s accounting with U.S. GAAP for pro forma purposes, the following adjustments have been made:
1.	Previously capitalized stripping costs under IFRS have been removed from property, plant, and equipment.
2.	Depreciation recorded under IFRS on the capitalized stripping costs has been reversed from the pro forma income statement.
3.
The stripping costs that were capitalized under IFRS have been expensed in the pro forma income statement under “Cost applicable to sales,” consistent with U.S. GAAP treatment. The offsetting entry has been recorded to accumulated deficit to reflect the historical nature of the adjustment and maintain balance sheet integrity.

The following table reflects the impacts of changes made for capitalized stripping costs:

(in thousands)	As of September 30, 2025	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Condensed Balance Sheet
Property, plant and equipment and mine development, net	$ (47,158)	—	—
Accumulated deficit	$ (47,158)	—	—
Condensed Statements of Operations
Amortization	—	$ (55,888)	$ (60,957)
Costs applicable to sales	—	$44,438	$26,267

(f) Income taxes
Deferred income taxes have been recognized based on pro forma IFRS to U.S. GAAP accounting and policy alignment adjustments to identifiable assets acquired and liabilities assumed of New Gold using the statutory tax rate on a jurisdictional basis. The increase in Deferred tax liabilities reflects the preliminary estimate of deferred taxes recognized on the new book to tax basis differences of assets acquired and liabilities assumed.
The estimated income and mining tax expense impact of the IFRS to U.S. GAAP and accounting policy alignment adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.
5. Arrangement Accounting Adjustments
The following adjustments have been made to the unaudited pro forma financial information to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma financial information of the combined group. At this time, Coeur is not aware of any additional arrangement-related adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected or disclosed in the pro forma adjustments.
(a) Arrangement costs and other one-time charges
The increase in Pre-development, reclamation, and other of $34.0 million for the year ended December 31, 2024 and the corresponding increase in Accrued liabilities and other of $34.0 million, of which $34.0 million relates to financial advisory services fees, reflects the adjustment to recognize transaction costs and other non-recurring charges expected to be incurred in connection with the Arrangement within twelve months after closing. For the nine months ended September 30, 2025, $0.3 million was recognized in Pre-development, reclamation, and other by Coeur within the historical financial information relating to transaction costs and non-recurring charges incurred. New Gold has not incurred significant transaction costs as of September 30, 2025.
(b) Inventories
The adjustment to increase in Inventories by $367.3 million reflects the adjustments to step up the pro forma balance for New Gold’s finished goods, work-in-process and stockpile inventory to the estimated fair value as of

September 30, 2025. The fair value was determined based on the estimated selling price of the inventory, less the remaining processing and selling costs and a normal profit margin on those processing and selling efforts. As a result of the increase, there was an increase to Costs applicable to sales of $19.6 million and $106.6 million for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively.
(c) Property, plant and equipment and mine development, net
The adjustment to increase Property, plant and equipment and mine development, net $2,949.8 million reflects the fair value estimate of property, plant, and equipment and mine development as of September 30, 2025, and the related increase to Amortization of $116.6 million and $164.6 million for the nine months ended September 30, 2025 and year ended December 31, 2024, respectively.
(d) New Gold shareholders’ equity
The adjustment reflects the adjustment of $5,428.3 million of New Gold’s shareholders’ equity, which represents the historical book value of New Gold’s net assets including IFRS to U.S. GAAP and accounting policy adjustments of $142.8 million, as a result of the application of purchase price accounting. The adjustment reflects a decrease of $3,333.1 million to Common stock and an increase of $6,741.2 million to Additional paid-in capital to reflect the issuance of 392.6 million shares of Coeur common stock with a par value of $0.01 per share to satisfy the issuance of 0.4959 shares of Coeur common stock for each New Gold common share outstanding pursuant to the Arrangement Agreement, assuming a closing price of Coeur common stock on November 28, 2025 of $17.27 per share. The table below reflects elimination of New Gold’s shareholders’ equity after adjustments for IFRS to U.S. GAAP differences and purchase price accounting and other pro forma adjustments as of September 30, 2025:

(in thousands)	Reclassified Historical New Gold	IFRS to U.S. GAAP and Accounting Policy Adjustments	Arrangement Accounting Adjustments	Equity Adjustments	Notes	Pro Forma
Common stock	$3,337,000	$—	$—	$ (3,333,074)	1	$3,926
Additional paid-in capital	65,600	—	—	6,741,164	2	6,806,764
Accumulated deficit	(2,163,000)	142,801	(34,000)	2,020,199	3	(34,000)
Total New Gold Equity	$1,239,600	$ 142,801	$ (34,000)	$5,428,289		$ 6,776,690

(1)
Represents adjustments to eliminate historical common stock of New Gold amounting to $3,337.0 million and the issuance of 392.6 million shares of Coeur common shares with a par value of $0.01 to be exchanged for 791.7 million shares of issued and outstanding New Gold shares of common stock as of September 30, 2025.

(2)
Represents adjustments to eliminate historical additional paid in capital of New Gold amounting to $65.6 million and Additional paid-in capital, to record issuance of 392.6 million shares for $6,776.5 million, calculated by deducting the $3.9 million included in Common stock from the common stock portion of the purchase price consideration of $6,780.4 million and replacement stock-based compensation awarded valued $30.3 million.

(3)
Represents adjustments to eliminate New Gold’s historical Accumulated deficit of $2,163.0 million net of $142.8 million of IFRS to U.S. GAAP and accounting policy adjustments. The remaining $(34.0) million represents transaction costs, as discussed in Note 5(a).

(e) Goodwill
Goodwill is calculated as the difference between the preliminary estimated purchase price and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed of New Gold. The fair value of assets acquired and liabilities assumed is preliminary and will be finalized upon completion of the Arrangement. Based on the preliminary purchase price allocation, Coeur has recognized $3,056.1 million of Goodwill. This amount may increase or decrease based on the final purchase price allocation. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.
(f) Income taxes
Deferred income taxes have been recognized based on pro forma adjustments to identifiable assets acquired and liabilities assumed of New Gold using the statutory tax rate on a jurisdictional basis. The $945.0 million increase in Deferred tax liabilities reflects the preliminary estimate of deferred tax assets and liabilities recognized on the new book to tax basis differences of assets acquired and liabilities assumed, and have been recognized as part of the Goodwill.

The estimated income and mining tax expense impact of the pro forma adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.
(g) Share-based compensation expense
The adjustment for the amortization share-based compensation replacement awards with a service period after the closing date of the Arrangement.
(h) Earnings per share
The pro forma combined diluted earnings per share presented below reflects the adjustment to weighted average number of shares outstanding based on 0.4959 shares of Coeur common stock for each New Gold share outstanding of 791.7 shares million as of September 30, 2025 as follows:

(in thousands, except per share)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Pro forma net income (loss) from continuing operations attributable to Coeur stockholders	$567,855	$(151,849)
Pro forma basic weighted average Coeur shares outstanding[1]	1,029,000	1,023,652
Pro forma basic earnings (loss) per share	$0.55	$(0.15)
Pro forma diluted weighted average Coeur shares outstanding[1]	1,041,652	1,035,477
Pro forma diluted earnings (loss) per share[2]	$0.55	$(0.15)

(1)
For the nine months ended September 30, 2025, basic and diluted weighted average shares are composed of 636.4 million and 649.1 millon shares of Coeur common shares, respectively, and 392.6 million shares of Coeur common shares to be exchanged for 791.7 million shares of issued and outstanding New Gold shares of common stock as of September 30, 2025. For the year ended December 31, 2024, basic and diluted weighted average shares outstanding are composed of 631.0 million and 642.9 million shares of Coeur common stock, respectively, and 392.6 million shares of Coeur common stock to be exchanged for 791.7 million shares of issued and outstanding New Gold common shares as of September 30, 2025.

(2)	Potentially dilutive shares were excluded in the computation of diluted loss per share for the nine months ended September 30, 2025 and year ended December 31, 2024 as they were antidilutive.
6. SilverCrest Arrangement Accounting Adjustments
Coeur completed the acquisition of SilverCrest on February 14, 2025. Coeur’s historical consolidated financial statements for the year ended December 31, 2024 and for the period January 1, 2025 through February 14, 2025 do not include SilverCrest’s results of operations.
In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed combined financial information gives effect to this arrangement as if it had occurred at the beginning of the periods presented. The pro forma financial information also reflects a separate arrangement for the completed acquisition of SilverCrest that required separate financial statements under Rule 3-05 of Regulation S-X and was previously reported on Form 8-K/A in 2025.
To provide a more meaningful presentation of the combined entity’s operating results, management has prepared Coeur’s historical income statements adjusted to include SilverCrest’s historical results for the relevant periods, together with related pro forma adjustments. These adjustments include:
a)	Reclassification Adjustments to conform SilverCrest’s historical financial statement presentation to Coeur’s reporting format;
b)	Arrangement Accounting Adjustments to reflect the impact of the acquisition accounting under U.S. GAAP;
c)	IFRS to U.S. GAAP Conversion Adjustments to align SilverCrest’s historical financial information with Coeur’s accounting policies and U.S. GAAP requirements.

The tables below present Coeur’s historical income statement adjusted for SilverCrest’s historical results and the above adjustments for:
1.	The year ended December 31, 2024, as if the acquisition had occurred on January 1, 2024; and
2.	The period January 1, 2025 through February 14, 2025, prior to the acquisition date.

	Unaudited Pro Forma Condensed Combined Statement of Operations
	For the Nine Months Ended September 30, 2025
(In thousands)	Historical Coeur	Historical SilverCrest(1)	SilverCrest IFRS to U.S. GAAP and Accounting Policy Adjustments	(Note B)	SilverCrest Arrangement Accounting Adjustments	Note	Historical Coeur Adjusted for SilverCrest
Revenue	$1,395,279	$54,977	$—		$—		$1,450,256
COSTS AND EXPENSES
Costs applicable to sales	682,456	23,194	25	B(3)	(90,163)	2	615,512
Amortization	177,444	7,843	3,035	B(1)(2)	9,123	3	197,445
General and administrative	41,992	11,450	—		—		53,442
Exploration	68,079	333	—		—		68,412
Pre-development, reclamation, and other	45,957	142	133	B(2)	(19,735)	4	26,497
Total costs and expenses	1,015,928	42,962	3,193		(100,775)		961,308
Income (loss) from operations	379,351	12,015	(3,193)		100,775		488,948
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	(6)	—	—		—		(6)
Fair value adjustments, net	(342)	6,643	—		—		6,301
Interest expense, net of capitalized interest	(24,974)	99	—		—		(24,875)
Other, net	1,001	51	—		—		1,052
Total other income (expense), net	(24,321)	6,793	—		—		(17,528)
Income (loss) before income and mining taxes	355,030	18,808	(3,193)		100,775		471,420
Income and mining tax expense	15,873	(4,845)	954	B(4)	2,737	5	14,718
NET INCOME (LOSS)	$370,903	$13,963	$(2,239)		$103,512		$486,138
OTHER COMPREHENSIVE INCOME (LOSS):
Other comprehensive income (loss)	—	—	—		—		—
COMPREHENSIVE INCOME (LOSS)	$370,903	$13,963	$(2,239)		$103,512		$486,138
NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$0.62						$0.76
Diluted	$0.61						$0.75

(1)	Represents the SilverCrest pre-acquisition activity for the period from January 1, 2025 to February 14, 2025 conformed to Coeur’s accounting policies and GAAP.
(2)
The arrangement accounting adjustment to decrease Costs applicable to sales for the non-recurring impact of the step up of SilverCrest’s finished goods, work-in-process and stockpile inventory to fair value.

(3)	The arrangement accounting adjustment to increase Amortization for the impact of the recognition of Property, plant and equipment and mine development, net to fair value.
(4)	The arrangement accounting adjustment to decrease Pre-development, reclamation, and other for the impact of transaction costs and other non-recurring charges.
(5)
The estimated income and mining tax expense impact of the pro forma adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.

	Unaudited Pro Forma Condensed Combined Statement of Operations
	For the Year Ended December 31, 2024
(In thousands)	Historical Coeur	Reclassified Historical SilverCrest (Note A)	SilverCrest IFRS to U.S. GAAP and Accounting Policy Adjustments	(Note B)	SilverCrest Arrangement Accounting Adjustments	Note	Historical Coeur Adjusted for SilverCrest
Revenue	$1,054,006	$301,928	$—		$—		$1,355,934
COSTS AND EXPENSES
Costs applicable to sales	606,192	93,398	187	B(3)	78,688	1	778,465
Amortization	124,974	36,729	5,428	B(1)(2)	98,356	2	265,487
General and administrative	47,727	15,266	—		—		62,993
Exploration	59,658	1,609	—		—		61,267
Pre-development, reclamation, and other	51,273	7,343	531	B(2)	5,983	3	65,130
Total costs and expenses	889,824	154,345	6,146		183,027		1,233,342
Income (loss) from operations	164,182	147,583	(6,146)		(183,027)		122,592
OTHER INCOME (EXPENSE), NET
Gain (loss) on debt extinguishment	417	—	—		—		417
Fair value adjustments, net	—	(6,902)	—		—		(6,902)
Interest expense, net of capitalized interest	(51,276)	(671)	—		—		(51,947)
Other, net	13,027	3,308	—		—		16,335
Total other income (expense), net	(37,832)	(4,265)	—		—		(42,097)
Income (loss) before income and mining taxes	126,350	143,318	(6,146)		(183,027)		80,495
Income and mining tax expense	(67,450)	(73,982)	1,783	B(4)	46,110	4	(93,539)
NET INCOME (LOSS)	$58,900	$69,336	$(4,363)		$(136,917)		$(13,044)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in fair value of derivative contracts designated as cash flow hedge	$(18,507)	$—	$—		$—		$(18,507)
Reclassification adjustments for realized (gain) loss on cash flow hedge	17,176	—	—		—		17,176
Other comprehensive income (loss)	(1,331)	—	—		—		(1,331)
COMPREHENSIVE INCOME (LOSS)	$57,569	$69,336	$(4,363)		$(136,917)		$(14,375)
NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$0.15						$(0.02)
Diluted	$0.15						$(0.02)

(1)
The arrangement accounting adjustment to increase Costs applicable to sales for the non-recurring impact of the step up of SilverCrest’s finished goods, work-in-process and stockpile inventory to fair value.

(2)	The arrangement accounting adjustment to increase Amortization for the impact of the recognition of Property, plant and equipment and mine development, net to fair value.
(3)	The arrangement accounting adjustment to increase Pre-development, reclamation, and other for the impact of transaction costs and other non-recurring charges.
(4)
The estimated income and mining tax expense impact of the pro forma adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.

A) Reclassification Adjustments
SilverCrest’s historical audited consolidated financial statements as described above and are presented under IFRS and are in U.S. dollars. The historical balances reflect certain reclassifications of SilverCrest’s consolidated income statements categories to conform to Coeur’s presentation in its consolidated statement of operations. In addition, material adjustments have been made to align SilverCrest’s historical significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP. Further review may identify additional reclassifications that could have a material impact on the Unaudited Pro Forma Financial Information of the combined group. The reclassifications identified and presented in the Unaudited Pro Forma Financial Information are based on discussions with SilverCrest’s management, due diligence and information presented in SilverCrest’s filings with Canadian securities authorities.
The reclassifications are summarized below:
Condensed Consolidated Income Statement
For the year ended December 31, 2024
USD in thousands

SilverCrest Financial Statement Line	Historical SilverCrest	Reclassifications Adjustments	Notes	Reclassified Historical SilverCrest	Coeur Financial Statement Line
Revenue	$301,928	$—		$301,928	Revenue
Cost of sales
Production costs	(87,508)	(5,890)	1,2,9	(93,398)	Cost applicable to sales
Depreciation	(36,576)	(153)	2	(36,729)	Amortization
Government royalties	(1,372)	1,372	1	—
General and administrative expenses	(19,978)	4,712	2	(15,266)	General and administrative
Exploration and project expenses	(1,609)	—		(1,609)	Exploration
		(7,343)	3,8	(7,343)	Pre-development, reclamation, and other
Foreign exchange losses	(3,554)	3,554	4	—
		(6,902)	5,6	(6,902)	Fair value adjustments, net
Transaction costs	(6,737)	6,737	8	—
Interest income	6,917	(6,917)	7	—
Interest and finance expense	(1,229)	558	3	(671)	Interest expense, net of capitalized interest
Other expense	(6,964)	10,272	4,5,6,7	3,308	Other, net
Earnings before income taxes	143,318	—		143,318	Income (loss) before income and mining taxes
Income tax expense	(73,982)	—		(73,982)	Income and mining tax (expense) benefit
Net earnings	$69,336	$—		$69,336	NET INCOME (LOSS)

(1)	Represents a reclassification of SilverCrest royalties, historically included in Government royalties, to Cost applicable to sales at Coeur.
(2)	Represents a reclassification of SilverCrest operational site support and depreciation expense, historically included in General and administrative expense, to Cost of sales and Amortization at Coeur.
(3)	Represents a reclassification of SilverCrest accretion expense, historically included in Interest and finance expense, to Pre-development, reclamation, and other at Coeur.
(4)	Represents a reclassification of SilverCrest foreign exchange losses, historically included in Foreign exchange loss, to Other, net at Coeur.
(5)	Represents a reclassification of SilverCrest derivative gains (losses), historically included in Other expense, to Fair value adjustments, net at Coeur.
(6)	Represents a reclassification of SilverCrest bullion gains (losses), historically included in Other expense, to Fair value adjustments, net at Coeur.
(7)	Represents a reclassification of SilverCrest interest income, historically included in Interest income, to Other, net at Coeur.
(8)	Represents a reclassification of SilverCrest Transaction costs, historically included in Pre-development, reclamation, and other at Coeur.
(9)	Represents a reclassification of SilverCrest non-operating site costs, historically included in General and administrative expense, to Pre-development, reclamation, and other at Coeur.

B) IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments
IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect SilverCrest’s historical audited and unaudited consolidated income statements on a U.S. GAAP basis for the purposes of the Unaudited Pro Forma Financial Information. In addition, material adjustments have also been made to align SilverCrest’s significant accounting policies under IFRS to Coeur’s significant accounting policies under U.S. GAAP when there is no specific difference between IFRS and U.S. GAAP.
(1)	Amortization
Under U.S. GAAP, Coeur’s accounting policy amortizes certain mine development costs using the units-of-production method over the estimated life of the ore body, generally based on recoverable ounces to be mined from proven and probable reserves.
Under IFRS, SilverCrest includes estimated recoverable ounces using the mineable tonnes extracted from the mine in the period as a percentage of the total mineable tonnes to be extracted in current and future periods based on mineral reserves.
The following table reflect the impacts of converting the calculation of depletion on a units-of-production method from mineable tonnes to recoverable ounces:

(in thousands)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Condensed Statements of Operations
Amortization	$2,936	$4,791

(2)	Reclamation and remediation liabilities
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, adjusted for inflation, associated with reclamation as a liability, at a risk-free rate, when the liability is incurred. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
The following table reflects the impacts of changes made to the reclamations and remediation liabilities:

(in thousands)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Condensed Statements of Operations
Amortization	$99	$638
Pre-development, reclamation and other	$133	$531

(3)	Employee-related benefits
Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.
Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.
The following table reflects the accrual of employee severance for, as well as the impact of, revaluation of the accrual for the periods presented:

(in thousands)	For the nine months ended September 30, 2025	For the year ended December 31, 2024
Condensed Statements of Operations
Costs applicable to sales	$25	$187

(4)	Income taxes
The estimated income and mining tax expense impact of the IFRS to U.S. GAAP and accounting policy alignment adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.

UNAUDITED PRO FORMA PER SHARE DATA
The following table presents, as of the dates and for the periods indicated, selected historical unaudited pro forma combined financial information per share of Coeur common stock and New Gold common shares. You should read this information in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements of Coeur and notes thereto incorporated by reference into this Proxy Statement (see the section entitled “Where You Can Find More Information” beginning on page 117 of this Proxy Statement) and the consolidated financial statements of New Gold and notes thereto included in this Proxy Statement.
New Gold’s consolidated financial statements are prepared in accordance with IFRS, which differs in a number of significant respects from U.S. GAAP. For a general discussion of the significant differences between IFRS and U.S. GAAP, please see the section entitled “Summary of Significant IFRS to U.S. GAAP Differences and Accounting Policy Alignment” beginning on page 21 of this Proxy Statement.
The following pro forma information has been prepared in accordance with the rules and regulations of the SEC and accordingly includes the effects of acquisition accounting. It does not reflect cost savings, synergies or certain other adjustments that may result from the Arrangement. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or equivalent pro forma amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the Arrangement had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined group. The pro forma information, although helpful in illustrating the financial characteristics of the combined group under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring, or other factors that may result as a consequence of the Arrangement and, accordingly, does not attempt to predict or suggest future results.
The following table assumes the issuance of approximately 392.6 million shares of Coeur common stock in connection with the Arrangement, which is the number of shares issuable by Coeur in connection with the Arrangement assuming the Arrangement occurred on January 1, 2024 and based on the number of outstanding New Gold common shares as of September 30, 2025 . As discussed in this proxy statement, the actual number of shares of Coeur common stock issuable under the Arrangement will be adjusted based on the number of New Gold common shares outstanding at the consummation of the Arrangement. The pro forma data in the table assumes that the Arrangement occurred on January 1, 2024 for condensed combined statement of operations purposes and on September 30, 2025 for condensed combined balance sheet purposes.

	As at and for the nine months ended September 30, 2025
(in millions, except per share)	Historical Coeur Adjusted for SilverCrest[2]	Historical New Gold	Pro Forma Combined
Income (loss) from continuing operations per common share
Basic	$0.76	$0.25	$0.55
Diluted[1]	$0.75	$0.24	$0.55
Shares used in calculating basic and diluted income (loss) from continuing operations per common share
Basic	636,389	791,500	1,029,000
Diluted	645,741	797,600	1,041,652
Book value per share	$ 4.79	$ 1.55	$ 9.48

(1)	Potentially dilutive shares were excluded in the computation of diluted loss per share for Pro Forma Combined for the nine months ended September 30, 2025 as they were antidilutive.
(2)	Assumes Coeur common stock issued in connection with the SilverCrest acquisition occurred on January 1, 2024.
The following table assumes the issuance of approximately 392.6 million shares of Coeur common stock in connection with the Arrangement, which is the number of shares issuable by Coeur in connection with the Arrangement assuming the Arrangement occurred on January 1, 2024 and based on the number of outstanding New Gold common shares as of September 30, 2025. As discussed in this Proxy Statement, the actual number of shares of Coeur common stock issuable under the Arrangement will be adjusted based on the number of New Gold common shares outstanding at the consummation of the Arrangement. The pro forma data in the table assumes that the Arrangement occurred on January 1, 2024 for condensed combined statement of operations purposes and on December 31, 2024 for condensed combined balance sheet purposes.

	As at and for the year ended December 31, 2024
(in millions, except per share)	Historical Coeur Adjusted for SilverCrest(2)	Historical New Gold	Pro Forma Combined
Income (loss) from continuing operations per common share
Basic	$(0.02)	$0.14	$(0.15)
Diluted[1]	$(0.02)	$0.14	$(0.15)
Shares used in calculating basic and diluted income (loss) from continuing operations per common share
Basic	631,041	752,200	1,023,652
Diluted	640,093	758,400	1,035,477
Book value per share	$ 4.83	$ 1.63	$ 9.53

(1)	Potentially dilutive shares were excluded in the computation of diluted loss per share for Coeur and Pro Forma Combined for the year ended December 31, 2024 as they were antidilutive.
(2)	Assumes Coeur common stock issued in connection with the SilverCrest acquisition occurred on January 1, 2024.

RISK FACTORS
In deciding how to vote, Coeur stockholders should carefully consider the following risk factors and all of the information contained in or incorporated by reference herein, including, but not limited to, the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” as well as Coeur’s and New Gold’s other filings with the SEC or on SEDAR+, as applicable, incorporated herein by reference. Please see “Where You Can Find More Information.”
Risk Factors Relating to the Arrangement
Coeur stockholders and New Gold shareholders, in each case as of immediately prior to the Arrangement, will have significantly reduced ownership in the combined company.
Coeur will issue 0.4959 shares of Coeur Common Stock to New Gold shareholders in exchange for each New Gold Common Share held (other than New Gold Common Shares held by dissenting New Gold shareholders), pursuant to the Arrangement Agreement. Following the completion of the Arrangement, it is anticipated that persons who were stockholders of Coeur and shareholders of New Gold immediately prior to the Arrangement will own approximately 62% and 38% of the combined company, respectively (based on the number of New Gold and Coeur securities outstanding as of the date of the Arrangement Agreement). As a result, each of Coeur’s current stockholders and each of New Gold’s current shareholders will have less influence over the combined company as stockholders than they currently have over Coeur and New Gold, respectively.
The Exchange Ratio will not be adjusted in the event of any change in either Coeur’s or New Gold’s share price.
Upon completion of the Arrangement, each New Gold Common Share (other than New Gold Common Shares held by dissenting New Gold shareholders) will be converted into the right to receive 0.4959 of a share of Coeur Common Stock. This Exchange Ratio was fixed in the Arrangement Agreement and will not be adjusted to reflect changes in the market price of either New Gold Common Shares or Coeur Common Stock before the Arrangement is completed. Stock price changes may result from a variety of factors (many of which are beyond Coeur’s and New Gold’s control), including the following:
•	changes in Coeur’s and New Gold’s respective businesses, operations and prospects;
•
investor behavior and strategies, including market assessments of the likelihood that the Arrangement will be completed, including related considerations regarding court approval and regulatory clearance or approval, if any, of the Arrangement;

•	interest rates, general market and economic conditions and other factors generally affecting the price of Coeur’s and New Gold’s shares; and
•	foreign, federal, state, provincial and local legislation, governmental regulation and legal developments in the businesses in which Coeur and New Gold operate.
The price of shares of Coeur Common Stock at the completion of the Arrangement will vary from its price on the date the Arrangement Agreement was executed, the date of this Proxy Statement, the date of the special meeting and the date of the consummation of the Arrangement. As a result, the market value represented by the Exchange Ratio will also vary. For example, based on the range of closing prices of Coeur Common Stock during the period from October 31, 2025, the trading day before the date of the public announcement of the Arrangement, through to December 17, 2025, the latest practicable date before the date of this Proxy Statement, the Exchange Ratio represented a market value ranging from a low of $8.51 to a high of $8.67 for each New Gold Common Share.
The Arrangement is subject to a number of conditions which may not be satisfied or waived, may delay the completion of the Arrangement and could result in additional expenditures of money and resources or reduce the anticipated benefits, or result in termination of the Arrangement Agreement and Coeur may have to pay a termination fee.
Each of Coeur’s and New Gold’s obligations to consummate the Arrangement are subject to the satisfaction (or waiver by Coeur or New Gold, to the extent permissible under applicable laws) of a number of conditions described in the Arrangement Agreement, including, among others, the approval by Coeur stockholders of the Stock Issuance Proposal and the Charter Amendment Proposal, the approval and adoption of the Arrangement by New Gold shareholders, the approval of the Arrangement by the Court on terms consistent with the Arrangement Agreement and otherwise reasonably satisfactory to Coeur and New Gold and receipt of certain regulatory clearances and approvals, including the Mexico Antitrust Approval, Competition Act Approval, and ICA Approval. Many of the conditions to completion of the Arrangement are not within Coeur’s control and Coeur cannot predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the outside date set out in the Arrangement Agreement, it is possible that the Arrangement Agreement may be terminated. The Arrangement Agreement provides that, upon termination of the Arrangement Agreement under certain circumstances, Coeur or New Gold would be required to pay the other party a termination fee of $413,705,000 and $254,725,000, respectively. In addition, in connection with a termination of the Arrangement Agreement and in accordance with the terms of the Arrangement Agreement, Coeur or New Gold may be required to reimburse the other party in respect of the reasonable and documented expenses of such party’s third party representatives incurred in respect of the Arrangement and the Arrangement Agreement up to a maximum amount of $33,965,000. See “The Arrangement Agreement and the Plan of Arrangement—Conditions to Closing.”
Although Coeur and New Gold have each agreed to use commercially reasonable best efforts for specific covenants, subject to certain limitations, to complete the Arrangement promptly, these and other conditions may fail to be satisfied. In addition, completion of the Arrangement may take longer and could cost more than we expect. The requirements for obtaining the required regulatory approvals and clearances, including the Mexico Antitrust Approval, Competition Act Approval and ICA Approval could delay the completion of the Arrangement for a significant period of time or prevent them from occurring. Any delay in completing the Arrangement may adversely affect the synergies and other benefits that Coeur expects to achieve if the Arrangement and the integration of businesses were to be completed within the expected timeframe.
Termination of the Arrangement Agreement could negatively impact Coeur.
Each of Coeur and New Gold has the right to terminate the Arrangement Agreement in certain circumstances, including if the Arrangement is not consummated by May 15, 2026 (which date, if the Regulatory Approvals have not been obtained and all other conditions to the Closing have been satisfied or waived on such date, will be automatically extended to August 15, 2026). The Arrangement Agreement provides that, upon termination of the Arrangement Agreement under certain circumstances, Coeur or New Gold would be required to pay the other party a termination fee of $413,705,000 and $254,725,000, respectively. In addition, in connection with a termination of the Arrangement Agreement and in accordance with the terms of the Arrangement Agreement, Coeur or New Gold may be required to reimburse the other party in respect of the reasonable and documented expenses of such party’s third party representatives incurred in respect of the Arrangement and the Arrangement Agreement up to a maximum amount of $33,965,000. Failure to complete the Arrangement could negatively impact the trading price of our common stock or otherwise adversely affect Coeur’s business.
If a governmental authority asserts objections to the Arrangement, Coeur may be unable to complete the Arrangement or, in order to do so, Coeur or New Gold may be required to comply with material restrictions or satisfy material conditions.
Closing is subject to the condition that there is no law applicable to the Arrangement that makes consummation of the Arrangement illegal as well as the procurement of relevant approvals.
There can be no assurance as to the cost, scope or impact of the actions that may be required to address any governmental authority objections to the Arrangement. If Coeur or New Gold takes such actions, it may be detrimental to them or to the combined company following the consummation of the Arrangement. Furthermore, these actions may have the effect of delaying or preventing consummation of the Arrangement or imposing additional costs on or limiting the revenue or cash available for distribution of the combined company following the consummation of the Arrangement. Depending on the nature of any objections by any governmental authorities to the Arrangement, Coeur may, subject to the terms of the Arrangement Agreement, decline to agree to take such actions resulting in the failure of the Arrangement to be completed.
The Arrangement may be completed even though material adverse changes may result from the announcement of the Arrangement, industry-wide changes or other causes.
In general, Coeur or New Gold can refuse to complete the Arrangement if a material adverse effect has occurred in respect of the other party and is continuing as of the Effective Time. However, some types of changes that would result in a material adverse effect of either party are excluded from the definition of a material adverse effect according to the Arrangement Agreement and do not permit either party to refuse to complete the Arrangement. If such adverse changes occur but Coeur and New Gold still complete the Arrangement, it may have a negative impact on the market price of Coeur Common Stock.
Coeur or New Gold may waive one or more of the closing conditions without re-soliciting approval by Coeur stockholders.
Coeur or New Gold may determine to waive, in whole or part, one or more of the conditions to closing prior to Coeur or New Gold, as the case may be, being obligated to consummate the Arrangement. Coeur expects to evaluate the materiality of any proposed waiver and its effect on Coeur stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this Proxy Statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to closing or to re-solicit stockholder approval or amending or supplementing this Proxy Statement as a result of a waiver will be made by Coeur at the time of such waiver based on the facts and circumstances as they exist at that time.
The business relationships of Coeur and New Gold, as applicable, may be subject to disruption due to uncertainty associated with the Arrangement, which could have a material adverse effect on the results of operations, cash flows and financial position of Coeur pending and following the Arrangement.
Parties with which Coeur and New Gold, as applicable, do business may experience uncertainty associated with the Arrangement, including with respect to current or future business relationships with Coeur following the Arrangement. Coeur’s and New Gold’s business relationships may be subject to disruption as business partners, including, but not limited to, smelters, refiners, contractors, third-party providers of materials, equipment or services or any other third parties, may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Coeur or New Gold, as applicable, following the Arrangement. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of Coeur, regardless of whether the Arrangement is completed, as well as a material and adverse effect on Coeur’s ability to realize the expected synergies and other benefits of the Arrangement. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the Arrangement or termination of the Arrangement Agreement.
The Arrangement Agreement subjects Coeur to restrictions on its business activities prior to the Closing, limits its ability to pursue alternatives to the Arrangement and may discourage other companies from making a favorable alternative transaction proposal.
The Arrangement Agreement subjects Coeur to restrictions on its business activities prior to the closing of the Arrangement. The Arrangement Agreement obligates Coeur to generally conduct its businesses and maintain facilities in the ordinary course until the closing of the Arrangement and to, among other things, use its commercially reasonable efforts to (i) maintain and preserve in all material respects its present business organization, operations, assets, properties and goodwill, (ii) keep available the services of its officers and employees as a group and (iii) maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, employees and governmental entities having business relationships with them. Further, the Arrangement Agreement restricts Coeur from taking certain actions without the consent of New Gold, including making certain acquisitions, entering into, amending or terminating certain contracts, incurring certain indebtedness and expenditures, repurchasing or issuing securities outside of existing equity award programs, and other specified actions.
These restrictions could prevent Coeur from pursuing certain business opportunities that arise prior to the Closing and are outside the ordinary course of business, which could have the effect of delaying or preventing other strategic transactions. See “The Arrangement Agreement and the Plan of Arrangement—Covenants—Covenants relating to General Conduct of Business” for additional details.
Coeur is subject to customary restrictions on its ability to solicit alternative acquisition proposals or engage in discussions with, third parties regarding such proposals, except that Coeur is permitted to engage, subject to limitations set out in the Arrangement Agreement, with an unsolicited acquisition proposal that the Coeur Board has determined constitutes or would reasonably be expected to constitute a superior proposal. Furthermore, in limited circumstances, prior to receiving stockholder approval, the Coeur Board may effect a change of its recommendation if it determines in good faith that another acquisition proposal constitutes a superior proposal.

Under specified circumstances, upon termination of the Arrangement Agreement in connection with a superior proposal, Coeur may be required to pay New Gold a termination fee of $413,705,000. These provisions could affect the decision by a third party to make a competing acquisition proposal, including the structure, pricing, and terms proposed by a third party seeking to acquire or merge with Coeur.
The issuance of a significant number of shares of Coeur Common Stock and a resulting “market overhang” could adversely affect the market price of shares of Coeur Common Stock after completion of the Arrangement.
On completion of the Arrangement, a significant number of additional shares of Coeur Common Stock will be issued and available for trading in the public market. The increase in the number of shares of our common stock may lead to sales of such shares or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, shares of our common stock.
Coeur does not currently control New Gold and its subsidiaries.
Coeur will not control New Gold and its subsidiaries until completion of the Arrangement and the business and results of operations of New Gold may be adversely affected by events that are outside of Coeur’s control during the interim period. The performance of New Gold may be influenced by, among other factors, economic downturns, changes in commodity prices, political instability in the countries in which New Gold operates, changes in applicable laws, increased regulation, volatility in the financial markets, unfavorable regulatory decisions, litigation, rising costs, civic and labor unrest, disagreements with business partners, delays in ongoing exploration and development projects and other factors beyond Coeur’s control. As a result of any one or more of these factors, among others, the operations and financial performance of New Gold may be negatively affected, which may adversely affect the future financial results of the combined company.
The Arrangement could negatively affect the price of our common stock as a result of market response to the Arrangement, significant delays in the consummation of the Arrangement or the termination of the Arrangement Agreement.
The market price of our common stock may vary significantly from the price on the date of the Arrangement Agreement. Negative market response to the Arrangement, the issuance of shares of Coeur Common Stock resulting in dilution of our existing shareholders, or any significant delays in the consummation of the Arrangement could negatively affect our stock price. In addition, there can be no assurance that the conditions to the consummation of the Arrangement will be satisfied in a timely manner or at all. If the Arrangement is not consummated or is delayed, the market price of our common stock may decline significantly, particularly to the extent the market price reflects a market assumption that the Arrangement will be consummated or will be consummated in a particular timeframe.
Stock price changes may result from a variety of factors that are beyond our control, including:
•	market reaction to the announcement of the Arrangement and market assessment of the likelihood of the Arrangement being consummated;
•	changes in the respective businesses, operations or prospects of Coeur or New Gold, including their respective ability to meet earnings estimates;
•	governmental or litigation developments or regulatory considerations affecting Coeur or New Gold or the mining industry;
•	general business, market, industry or economic conditions or global supply chain disruptions;
•	volatility in metal prices, the worldwide supply/demand balance for metals and the prevailing commodity price environment; and
•	other factors beyond our control, including those described elsewhere in, or incorporated by reference into, this “Risk Factors” section.
Failure to complete the Arrangement could negatively impact Coeur’s stock price and have a material adverse effect on its results of operations, cash flows and financial position.
The failure to complete the Arrangement for any reason, including as a result of failure to obtain all requisite regulatory and stock exchange approvals or if the Coeur stockholders fail to approve the Stock Issuance Proposal and the Charter Amendment Proposal or New Gold shareholders fail to approve the Arrangement, may materially affect the ongoing business of Coeur and, without realizing any of the benefits of having completed the Arrangement, Coeur would be subject to a number of risks, including the following:
•	Coeur may experience negative reactions from the financial markets, including negative impacts on its stock price;
•	Coeur and its subsidiaries may experience negative reactions from their business partners;
•	Coeur will still be required to pay certain significant costs relating to the Arrangement, such as legal, accounting, financial advisor and printing fees;
•	Coeur may be required to pay a termination fee or reimburse New Gold for certain expenses as required by the Arrangement Agreement;
•
matters relating to the Arrangement (including integration planning) require substantial commitments of time and resources by Coeur’s management, which may have resulted in the distraction of Coeur’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to Coeur; and

•	litigation related to any failure to complete the Arrangement or related to any enforcement proceeding commenced against Coeur to perform its obligations pursuant to the Arrangement Agreement.
If the Arrangement is not completed, the risks described above may materialize and they may have a material adverse effect on Coeur’s results of operations, cash flows, financial position and stock price.
Completion of the Arrangement will trigger change in control or other provisions in certain agreements to which New Gold is a party.
The completion of the Arrangement will trigger change in control or other provisions in certain agreements to which New Gold is a party. If New Gold is unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under such agreements, potentially terminating such agreements, or seeking monetary damages. Even if New Gold is able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate such agreements on terms less favorable to New Gold.
Coeur and New Gold are expected to incur significant transaction costs in connection with the Arrangement, which may be in excess of those anticipated by them.
Coeur and New Gold have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the Arrangement, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Coeur whether or not the Arrangement is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. Coeur will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Coeur and New Gold will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Arrangement and the integration of the two companies’ businesses. While Coeur and New Gold have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Coeur even if the Arrangement is not completed, could have an adverse effect on Coeur’s financial condition and operating results.
Coeur and New Gold may be the targets of legal claims, securities class actions, derivative lawsuits and other claims and negative publicity related to the Arrangement.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisitions, mergers or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Coeur’s and New Gold’s respective liquidity and financial condition.

Lawsuits that may be brought against Coeur, New Gold or their respective directors which could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Arrangement Agreement already implemented and to otherwise enjoin the parties from consummating the Arrangement. One of the conditions to the Closing is that no law (including injunction or judgments) is in effect that makes the Arrangement illegal or enjoins or prohibits Coeur or New Gold from consummating the Arrangement. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Arrangement, that injunction may delay or prevent the Arrangement from being completed within the expected timeframe or at all, which may adversely affect Coeur’s and New Gold’s respective business, financial position, results of operations and cash flows.
There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Arrangement is completed may adversely affect Coeur’s or New Gold’s business, financial condition, results of operations and cash flows.
In addition, political and public attitudes towards the Arrangement could result in negative press coverage and other adverse public statements affecting Coeur or New Gold. There is an increasing level of public concern relating to the perceived effect of mining activities on indigenous communities. Local communities and stakeholders can become dissatisfied with our activities or with changes in personnel following the Arrangement. Adverse press coverage and other adverse statements could lead to investigations by regulators, legislators and law enforcement officials or in legal claims or otherwise negatively impact the ability of the combined company to take advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on the combined company’s business, financial condition and results of operations.
New Gold may have different liabilities than anticipated.
New Gold may have liabilities that Coeur was unable to discover in the course of performing its due diligence investigations. Other than publicly available information, all historical information relating to New Gold has been provided in exclusive reliance on the information made available to us by New Gold and its representatives. Through the completion of the Arrangement, New Gold continues to be obligated to file certain reports with the SEC and on SEDAR+. Additionally, pursuant to the Arrangement Agreement, during the period from the date of the Arrangement Agreement until the earlier of the Effective Time and the termination thereof, New Gold is required to notify us, subject to certain exceptions, of (i) changes that are or are reasonably expected to be material and adverse to the business, results of operations or condition (financial or otherwise) of New Gold and its subsidiaries, taken as a whole, (ii) communication from third parties alleging that their consent is required in connection with the Arrangement, and (iii) material proceedings commenced or threatened in connection with the Arrangement. Coeur may learn additional information about New Gold that materially adversely affects it, including, without limitation, unknown or contingent liabilities, environmental liabilities, significant capital expenditures that may not be known to Coeur or liabilities related to compliance with applicable laws. As a result of these factors, the combined company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the combined company reporting losses. Even if Coeur’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the combined company’s financial condition and results of operations and could contribute to negative market perceptions about Coeur Common Stock.
The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.
The combined company will account for the Arrangement as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of New Gold and its subsidiaries will be recorded, as of completion, at their respective fair values and added to those of Coeur. The reported financial condition and results of operations of Coeur for periods after completion of the Arrangement will reflect New Gold’s balances and results after completion of the Arrangement, but will not be restated retroactively to reflect the historical financial position or results of operations of New Gold and its subsidiaries for periods prior to the Arrangement.
Under the acquisition method of accounting, the total purchase price will be allocated to New Gold’s identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the completion date of the Arrangement, with any excess purchase price over those fair values recorded as goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.
Potential payments to New Gold shareholders who exercise dissent rights could have an adverse effect on the combined company’s financial condition or result in the Arrangement not being completed.
New Gold shareholders have the right to exercise dissent rights and demand payment equal to the fair value of their New Gold Common Shares. If dissent rights are properly exercised in respect of a significant number of New Gold Common Shares, a substantial payment may be required to be made to such New Gold shareholders by New Gold, which could have an adverse effect on the combined company’s financial condition and cash flows. If, as of the Effective Date, the aggregate number of New Gold Common Shares in respect of which New Gold shareholders have validly exercised dissent rights exceeds 5% of the New Gold Common Shares outstanding, Coeur is entitled, in its discretion, not to complete the Arrangement.
Risk Factors Relating to the Combined Company Following the Arrangement
The combined company may be unable to integrate the businesses of Coeur and New Gold successfully or realize the anticipated benefits of the Arrangement.
The Arrangement involves the combination of two companies that currently operate as independent public companies. The combination of two independent businesses is complex, costly and time consuming, and significant management attention and resources will be required to integrate the business practices and operations of New Gold into Coeur. This may divert our focus and resources from other strategic opportunities and/or operational matters during this integration stage. The success and the ability to realize the anticipated benefits of the Arrangement will depend upon our ability to effectively manage the integration, performance and operations of entities or properties of New Gold. Potential difficulties and risks that may accompany this Arrangement include the following:
•
the inability to successfully combine the business or personnel of Coeur and New Gold in a manner that permits the combined company to achieve, on a timely basis, or at all, the cost savings and other benefits anticipated to result from the Arrangement;

•
complexities associated with managing and supporting the combined businesses and the expanded operations, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees, business partners and other constituencies;

•
complexities associated with realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization;

•	the assumption of contractual obligations with less favorable or more restrictive terms;
•	potential unknown liabilities and unforeseen increased expenses or delays associated with the Arrangement;
•	a material ore body may prove to be below our expectations;
•	loss of employees, labor disruptions, work stoppages or other disruptions in production; such labor disruptions may also be used to advocate labor, political or social goals;
•	processing facilities may not operate as well as anticipated, and may require significant maintenance, downtime and capital investment; and
•	difficulties or loss of social license to operate resulting from failure of efforts to establish positive relationships and/or agreements with local communities or local indigenous peoples.

In addition, Coeur and New Gold have operated and, until the completion of the Arrangement, will continue to operate, independently. It is possible that the integration process could result in:
•	diversion of the attention of each company’s management; and
•	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.
Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees, smelters, refiners, contractors, third-party providers of materials, equipment or services and other constituencies or achieve the anticipated benefits of the Arrangement, or could reduce each company’s earnings or otherwise adversely affect the business and financial results of the combined company following the Arrangement.
Significant demands will be placed on the combined company as a result of the Arrangement.
As a result of the pursuit and completion of the Arrangement, significant demands will be placed on the managerial, operational and financial personnel and systems of the combined company. We cannot provide any assurance that the systems, procedures and controls of the combined company will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from the Arrangement. The future operating results of the combined company will be affected by the ability of its officers and key employees to manage changing business conditions, to integrate the acquisition of New Gold, to implement a new business strategy and to improve its operational and financial controls and reporting systems.
The trading price and volume of the combined company common stock may be volatile following the Arrangement.
The trading price and volume of the combined company common stock may be volatile following completion of the Arrangement. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the combined company common stock. As a result, you may suffer a loss on your investment. Many factors may impair the market for the combined company common stock and the ability of investors to sell shares at an attractive price, and could also cause the market price and demand for the combined company common stock to fluctuate substantially, which may negatively affect the price and liquidity of the combined company common stock. Many of these factors and conditions are beyond the control of the combined company or the combined company stockholders.
The consummation of the Arrangement may result in one or more ratings organizations taking actions which may adversely affect the combined company’s business, financial condition and operating results, as well as the market price of our common stock.
Rating organizations regularly analyze the financial performance and condition of companies and may reevaluate the combined company’s credit ratings following the consummation of the Arrangement. Factors that may impact the combined company’s credit ratings include debt levels, planned asset purchases or sales and near-term and long-term production growth, opportunities, liquidity, asset quality, cost structure, product mix and commodity pricing levels. If a ratings downgrade was to occur in connection with the Arrangement, the combined company could experience higher borrowing costs in the future and more restrictive covenants which would reduce profitability and diminish operational flexibility. We cannot provide assurance that any of our current ratings will remain in effect following the consummation of the Arrangement for any given period of time or that a rating will not be lowered by a rating agency if, in its judgment, circumstances so warrant.
The market price of Coeur Common Stock may decline if large amounts of Coeur Common Stock are sold following the Arrangement and may be affected by factors different from those that historically have affected or that are currently affecting the market price of Coeur Common Stock.
The market price of Coeur Common Stock may fluctuate significantly following completion of the Arrangement and holders of Coeur Common Stock could lose some or all of the value of their investment. If the Arrangement is consummated, Coeur will issue shares of Coeur Common Stock to former New Gold shareholders. The Arrangement Agreement contains no restrictions on the ability of former New Gold shareholders to sell or otherwise dispose of such shares following completion of the Arrangement. Former New Gold shareholders may decide not to hold the shares of Coeur Common Stock that they receive in the Arrangement, and Coeur’s historic stockholders may decide to reduce their investment in Coeur as a result of the changes to Coeur’s investment profile as a result of the Arrangement. These sales of Coeur Common Stock (or the perception that these sales may occur) could have the effect of depressing the market price for Coeur Common Stock. In addition, Coeur’s financial position after completion of the Arrangement may differ from its financial position before the completion of the Arrangement, and the results of Coeur’s operations and cash flows after the completion of the Arrangement may be affected by factors different from those currently affecting its financial position or results of operations and cash flows, all of which could adversely affect the market price of Coeur Common Stock. Accordingly, the market price and performance of Coeur Common Stock is likely to be different from the performance of Coeur Common Stock prior to the Arrangement. Furthermore, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, Coeur Common Stock, regardless of our actual operating performance.
New Gold public filings are subject to Canadian disclosure standards, which differ from SEC disclosure requirements.
Coeur’s public disclosures are governed by the Exchange Act, including Regulation S-K 1300 thereunder, whereas New Gold discloses estimates of “measured,” “indicated,” and “inferred” mineral resources and “proven” and “probable” mineral reserves as such terms are used in Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). Although S-K 1300 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, public disclosures by New Gold prepared in accordance with NI 43-101 may not be comparable to similar information made public by companies, including Coeur, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. The foregoing is not an exhaustive summary of Canadian or U.S. financial reporting requirements.
The unaudited pro forma condensed combined financial statements and the unaudited prospective financial and operating information prepared by Coeur included in this Proxy Statement are based on a number of preliminary estimates and assumptions and the actual results of operations, cash flows and financial position of the combined company after the Arrangement may differ materially.
The unaudited pro forma condensed combined financial statements and the unaudited prospective financial information and operating information in this Proxy Statement is presented for illustrative purposes only, has been prepared based on available information and certain assumptions and estimates that Coeur believes are reasonable, and is not necessarily indicative of what Coeur’s actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, the combined company’s actual results and financial position after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included in this Proxy Statement. The unaudited pro forma condensed combined financial statements have been prepared with Coeur as the accounting acquirer under U.S. GAAP and reflect adjustments based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed.
The financial forecasts are based on various assumptions that may not be realized.
The financial estimates set forth in the forecasts included under the section “The Arrangement—Certain Unaudited Prospective Financial and Operating Information” were based on assumptions of, and information available to, Coeur management when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond Coeur’s control and may not be realized. Many factors mentioned in this Proxy Statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from Coeur’s estimates. In view of these uncertainties, the inclusion of financial estimates in this Proxy Statement is not and should not be viewed as a representation that the forecasted results will be necessarily predictive of actual future results.
Coeur’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and Coeur does not undertake any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forecasted financial information included in this Proxy Statement has been prepared by, and is the responsibility of, Coeur management. Neither Coeur’s independent registered public accounting firm, Grant Thornton LLP (“GT”), nor any other independent registered public accounting firm, including New Gold’s independent registered public accounting firm, Deloitte LLP (“Deloitte,”), has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the company’s forecasted financial information and, accordingly, GT and Deloitte do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. See “The Arrangement—Certain Unaudited Prospective Financial and Operating Information” for more information.
The anticipated benefits attributable to the Arrangement may vary from expectations.
The combined company may fail to realize the anticipated benefits expected from the Arrangement, which could adversely affect the combined company’s business, financial condition and operating results. The mineral reserves and mineral resource figures presented in public filings are also based on estimates made by technical personnel and are a function of geological and engineering analyses that require assumptions about production costs, recoveries, and gold, silver, copper, zinc and lead market prices. Thus, irrespective of well-established controls, the estimation of mineral reserves and mineral resource figures are based on subjective factors. No assurances can be given that any mineral resource estimate will ultimately be reclassified as proven or probable mineral reserves or that inferred resources will be upgraded to measured or indicated resources. Any of these adjustments or updates to mining plans of the combined company or new or updated technical or geological information may also impact anticipated metal recovery rates. Any of these adjustments may adversely affect actual operating performance, production, financial condition, results of operations and cash flows.
Expected benefits from the Arrangement are based on estimates of a variety of key factors, including mineral reserves and resources, grade, recovery rates, the ability of processing infrastructure to meet desired throughput rates, and operating costs, among others. However, achieving results in line with those estimates is subject to risks and uncertainties such as variability in grade, recovery rates and cost inputs and any inability of infrastructure to accommodate higher throughput. We cannot provide assurance that we will be able to successfully expand or extend the lives of existing mining operations, and a completed project may not yield the anticipated operational or financial benefits, such as expected availability, throughput, metal recovery rates, concentrate quality, unit costs, operating margin and/or cash flows, any of which may have a material negative impact on returns on invested capital, operating costs or cash flows.
The success of the Arrangement will depend, in significant part, on the combined company’s ability to successfully integrate the acquired business, grow the revenue of the combined company and realize the anticipated strategic benefits from the combination. Coeur and New Gold believe that the combination of the companies will provide operational and financial scale, increase free cash flow, and generate meaningful stockholder return. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the Arrangement. This growth and the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the combined company is not able to achieve these objectives and realize the anticipated benefits expected from the Arrangement within the anticipated timing or at all, the combined company’s business, financial condition and operating results may be adversely affected.
The combined company is subject to risks associated with tariffs, trade restrictions, and international trade policy.
As an international company with operations and suppliers in the United States, Mexico, Canada, and other jurisdictions, the combined company would be exposed to risks caused by changing trade policies and the imposition of tariffs, duties, export or import controls, sanctions, quotas, and other policies regulating international commerce. These risks include potential increases in the cost of mining equipment, steel, chemical reagents, fuel, and other critical materials, as well as restrictions on the import or export of goods and technology essential to our operations. The imposition of tariffs by the United States or by countries where the combined company operates or sources materials could result in higher operating and capital costs, supply chain disruptions, and potential production delays. In addition, volatile geopolitical dynamics may contribute to currency volatility, inflationary pressure on materials and energy, and reduced global demand for gold, silver and copper. The combined company’s ability to transport materials and finished products across borders is also subject to the risk of increased regulation or restriction by governmental authorities, including through customs delays, trade restrictions, or new licensing and quota requirements. Such measures could be adopted with little notice and may materially affect the combined company’s operations. Further, the combined company may be adversely impacted by shifts in trade agreements, regional economic integration, or changes in the interpretation and enforcement of customs, tax, and environmental regulations affecting mining operations. Any such changes could result in the imposition of new or higher tariffs, royalties, or taxes; limitations on foreign ownership; or restrictions on the export of mined products, thereby increasing costs or reducing profitability. There can be no assurance that future foreign trade policies will not impose additional burdens on the mining industry or on the combined company specifically. The enactment or expansion of tariffs, export controls, or trade restrictions could materially and adversely affect the combined company’s financial condition, results of operations, and cash flows.
The combined company’s operations outside the United States may also expose the company to political and regulatory risks.
New Gold’s Canadian operations, namely the Rainy River Mine in Ontario and the New Afton Mine in British Columbia, are also exposed to political and regulatory risks that extend beyond statutory compliance into the broader Canadian political landscape. While Canada is regarded as a stable jurisdiction, the perception of a U.S. takeover or consolidation within the mining sector can generate sensitivity among local communities, Indigenous governments, and other key stakeholders. Such perceptions may fuel concerns over foreign influence on resource management, environmental stewardship, or employment priorities. This potential resistance, whether political, social, or cultural, should be anticipated and carefully considered as a part of communication planning and Indigenous engagement strategies. Moreover, any shift in federal or provincial mining policy, particularly around environmental assessment processes, taxation, or resource royalties, could materially impact the company’s operating flexibility and financial performance. As a result, maintaining transparent, locally grounded relationships and proactively addressing stakeholder expectations are critical to ensuring project continuity and preserving New Gold’s social license to operate.
The future results of the combined company following the Arrangement will suffer if the combined company does not effectively manage its expanded operations.
Following the Arrangement, the size of the business of the combined company will increase significantly. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the Arrangement.
Other Risk Factors Relating to Coeur and New Gold
As a result of entering into the Arrangement Agreement, Coeur’s and New Gold’s businesses are and will be subject to the risks described above. In addition, Coeur is, and following completion of the Arrangement, Coeur will be, subject to the risks described in Coeur’s most recent Annual Report on Form 10-K as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into this Proxy Statement, and New Gold is subject to the risks described in New Gold’s most recent annual information form for the year ended December 31, 2024, its management discussion and analysis for the year ended December 31, 2024 and its most recent management’s discussion and analysis for the three and nine months ended September 30, 2025, which are filed with the SEC and on SEDAR+. See “Where You Can Find More Information” for the location of information incorporated by reference into this Proxy Statement.

THE SPECIAL MEETING
General
This Proxy Statement is being provided to Coeur stockholders as part of a solicitation of proxies by the Coeur Board for use at the special meeting and at any adjournments or postponements of such special meeting. This Proxy Statement provides Coeur stockholders with important information about the special meeting and should be read carefully in its entirety.
Date, Time and Place of the Special Meeting
The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/CDE2026SM, on January 27, 2026 at 10:00 AM, Central Time.
Purpose of the Special Meeting
At the special meeting, Coeur is asking holders of shares of Coeur Common Stock to vote on the following proposals:
(a)
Proposal No. 1 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares; and

(b)	Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement.
Board Recommendation
After determining that it is advisable and in the best interests of Coeur and Coeur stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement and adopt the Charter Amendment, conditioned upon the Closing, the Coeur Board unanimously authorized, approved, and declared advisable the issuance of shares of Coeur Common Stock. Accordingly, the Coeur Board unanimously recommends that Coeur stockholders vote “FOR” each of the proposals to be considered and voted upon at the special meeting.
Coeur stockholders can cast separate votes on each proposal
There are certain risks associated with the Arrangement. See the “Risk Factors” section of this Proxy Statement for more information regarding such risks. Coeur stockholders should carefully read this Proxy Statement in its entirety for more detailed information concerning the Arrangement. In particular, Coeur stockholders are directed to the Arrangement Agreement, which is attached as Annex A to this Proxy Statement.
Record Date; Outstanding Shares; Shares Entitled to Vote
The Coeur Board has fixed the close of business on December 8, 2025 as the record date for determination of Coeur stockholders entitled to notice of, and to vote at, the special meeting. Only Coeur stockholders of record holding shares of Coeur Common Stock as of the record date will receive notice of, and be entitled to vote at, the special meeting and any adjournments, postponements or continuations of the special meeting.
As of the record date for the special meeting, there were 642,106,588 shares of Coeur Common Stock outstanding and held by approximately 976 Coeur stockholders of record. Each Coeur stockholder is entitled to one vote at the special meeting for each share of Coeur Common Stock held by that stockholder at the record date. Coeur Common Stock is the only security the holders of which are entitled to notice of, and to vote at, the special meeting. Coeur does not have any other class of securities issued and outstanding, other than the Coeur Common Stock.
If you own shares that are registered in the name of someone else, such as a bank, broker or other nominee, you need to direct that organization to vote those shares or vote the shares yourself at the special meeting.
Quorum
The holders of a majority of the shares of Coeur Common Stock issued and outstanding and entitled to vote at the special meeting must be present in person (online) or represented by proxy in order to constitute a quorum for all matters to come before the special meeting. A quorum must be present in order for there to be a vote on each of the proposals to be considered at the special meeting. It is important that Coeur stockholders vote promptly so that their shares are counted toward the quorum.

Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Charter Amendment Proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on the Stock Issuance Proposal and the Charter Amendment Proposal with a broker non-vote. Because all of the proposals to be voting on at the Special Meeting are “non-routine” matters, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Charter Amendment Proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the Stock Issuance Proposal and the Charter Amendment Proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal, but will not be voted with respect to the other proposal.
Coeur may adjourn the special meeting if a quorum is not present at the special meeting. Regardless of whether a quorum is present at the special meeting, Coeur’s chair of the board or the person presiding as chairman of the special meeting may adjourn the special meeting to a later date, without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Coeur will provide notice of the adjourned special meeting to each Coeur stockholder of record entitled to vote at that special meeting scheduled to a later date.
Security Ownership of Certain Beneficial Owners and Management
To Coeur’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Coeur Common Stock as of October 31, 2025 by (i) each person who is known by Coeur to own (or have the right to acquire within 60 days) beneficially more than five percent of the outstanding shares of Coeur Common Stock, (ii) each named executive officer of Coeur, (iii) each director of Coeur and (iv) all directors and executive officers as a group. It is expected that each of Coeur’s directors and executive officers will vote “FOR” each of the proposals.
Coeur has determined beneficial ownership in accordance with the rules of the SEC. Information set forth in the tables below with respect to beneficial ownership of Coeur Common Stock has been obtained from filings made by the named beneficial ownership with the SEC as of November 3, 2025 or, in the case of Coeur’s current executive officers and directors, has been provided to us by such individuals. Except as indicated by the footnotes below, Coeur believes, based on the information furnished to Coeur, that the persons and entities named in the table below have sole voting and investment power with respect to all Coeur Common Stock that he, she or it beneficially owns.
Unless otherwise noted, the mailing address of each person or entity named below is 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606.

Name of Person or Identity of Group	Shares Beneficially Owned	Percent of Outstanding
Van Eck Associates Corporation	66,164,364(1)	10.3%
The Vanguard Group, Inc.	40,696,218(2)	6.33%
Blackrock, Inc.	36,307,720(3)	5.65%
Mitchell J. Krebs	2,197,309	*
Robert E. Mellor	290,476	*
J. Kenneth Thompson	277,086	*
N. Eric Fier	3,635,484	*
Linda L. Adamany	239,681	*
Pierre Beaudoin	140,000	*
Eduardo Luna	101,841(4)	*
Paramita Das	76,920	*
Jeane L. Hull	11,473(4)	*
Casey M. Nault	568,623	*
Thomas S. Whelan	699,098(5)	*

Name of Person or Identity of Group	Shares Beneficially Owned	Percent of Outstanding
Michael Routledge	530,617	*
Emilie C. Schouten	455,321	*
Aoife McGrath	203,318	*
All current executive officers, directors and director nominees as a group (14 persons)	9,327,427	1.5%

*	Holding constitutes less than 1% of the outstanding shares on December 8, 2025, of 642,106,588.
(1)
As of September 30, 2025, based on information contained in a Schedule 13G/A filed on November 11, 2025, Van Eck Associates Corporation had sole voting power over 65,923,623 shares and sole dispositive power over 66,164,364 shares. The shares are held within mutual funds and other client accounts managed by Van Eck Associates Corporation, none of which individually owns more than 5% of the outstanding shares. The address for Van Eck Associates Corporation is 666 Third Ave. 9th Floor, New York, New York 10017.

(2)
As of December 31, 2024, based on information contained in a Schedule 13G/A filed on January 8, 2025, The Vanguard Group, Inc. had sole voting power over zero shares, shared voting power over 285,085 shares, sole dispositive power over 39,931,909 shares and shared dispositive power over 764,309 shares. The address for the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
As of December 31, 2023, based on information contained in a Schedule 13G/A filed on January 24, 2024, Blackrock, Inc. had sole voting power over 35,027,816 shares and sole dispositive power over 36,307,720 shares. The address for Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Excludes 79,458 and 34,129 deferred stock units (“DSU”) for Ms. Hull and Mr. Luna, respectively. Each DSU represents a right to receive one share of Coeur common stock, which will be delivered on the 60th day after separation from Board service.

(5)	Includes 6,000 shares held in a college savings plan for Mr. Whelan’s daughter.
Required Vote
Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal.
Voting by Proxy
This Proxy Statement is being sent to you on behalf of the Coeur Board for the purpose of requesting that you allow your shares of Coeur Common Stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Coeur Common Stock represented at the special meeting by properly executed proxy cards, voted over the telephone or voted over the internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:
•
“FOR” Proposal No. 1 – The Charter Amendment Proposal – to approve the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares; and

•	“FOR” Proposal No. 2 – The Stock Issuance Proposal – to approve the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement.
How to Vote
You may vote by any of the four methods listed below. If your shares of Coeur Common Stock are held in “street name” by your bank, broker or other nominee, please see “Questions and Answers About the Special Meeting and the Arrangement—How do I vote if my Shares of Coeur Common Stock are held in “street name” by my bank, broker or other nominee?”.

Internet. You may vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Coeur stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on January 26, 2026.

Telephone. You may vote by telephone by following the instructions on the instructions that accompanied your proxy materials. You may call toll-free from the United States, U.S. territories and Canada via 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Coeur stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on January 26, 2026.

Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Coeur Board. If mailed, your completed and signed proxy card must be received by January 26, 2026.

Meeting. You may attend (online) and vote electronically at the special meeting.

The Coeur Board recommends that you vote by internet, telephone or mail. Even if you plan to attend the virtual special meeting, please complete, sign, date and return the enclosed proxy or voting instruction card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. You may still attend the virtual special meeting and vote online by ballot even if you have already voted by proxy.
If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.
Revoking Your Proxy
You may revoke your proxy before the voting polls are closed at the special meeting, by the following methods:
•	voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on January 26, 2026;
•	voting in person (online) at the special meeting;
•	delivering to our Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or
•	giving notice to the inspector of elections at the special meeting.
If your Coeur Common Stock is held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Adjournments and Postponements
Although it is not currently expected, the special meeting may, subject to the terms of the Arrangement Agreement, be adjourned or postponed to a later date. Regardless of whether a quorum is present at the special meeting, the person presiding as chairman of the special meeting may adjourn the special meeting to a later date, without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Coeur will provide notice of the adjourned special meeting to each Coeur stockholder of record entitled to vote at that special meeting scheduled to a later date. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Coeur stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the rescheduled special meeting.
Householding
One copy of this Proxy Statement and notice will be sent to Coeur stockholders that share an address, unless they have notified Coeur that they want to continue receiving multiple packages. Each Coeur stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at a household and helps to reduce Coeur’s expenses. A copy will also be sent upon written or oral request to any Coeur stockholder of a shared address to which a single copy was delivered. If two or more Coeur stockholders with a shared address are currently receiving only one copy, then they may request to receive multiple packages in the future, or if a Coeur stockholder is currently receiving multiple packages, then the Coeur stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Coeur Mining, Inc., 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606, by calling (312) 489-5800 or by emailing at investors@coeur.com.
Solicitation of Proxies
The Coeur Board is soliciting your proxy in connection with the special meeting and Coeur will bear all costs of solicitation related to the special meeting. Solicitation initially will be by mail. In addition to sending and making available these materials, some of Coeur’s directors, officers and other employees may solicit proxies by contacting Coeur stockholders via the Internet, by mail, personal interview, telephone or other electronic medium. None of Coeur’s officers or employees will receive any extra compensation for soliciting Coeur stockholders. Coeur may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and Coeur will reimburse the forwarding expenses.
In addition, Coeur has retained MacKenzie Partners, Inc., to assist in the solicitation of proxies. For these proxy solicitation services, we will pay MacKenzie Partners, Inc. an estimated fee of approximately $17,500, plus reasonable out-of-pocket expenses and fees for any additional services.
Other Business
Coeur does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote on such matters in their discretion.
Assistance in Completing the Proxy Card
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Coeur’s proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, NY 10001
(212) 929-5500
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com

THE ARRANGEMENT
This section of the Proxy Statement describes the material aspects of the proposed Arrangement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this Proxy Statement, including the full text of the Arrangement Agreement, a copy of which is attached to this Proxy Statement as Annex A, for a more complete understanding of the proposed Arrangement. In addition, important business and financial information about each of New Gold and Coeur is included in, or incorporated by reference into, this Proxy Statement. See the “Where You Can Find More Information” section of this Proxy Statement.
Structure of the Arrangement
On November 2, 2025, Coeur entered into an Arrangement Agreement with, the Canadian Sub and New Gold, pursuant to which, among other things, Coeur has agreed to acquire all of the issued and outstanding Common Shares of New Gold in a stock-for-stock transaction, subject to satisfaction of certain closing conditions. The transaction will be effected by way of a plan of arrangement under the BCBCA. Under the terms of the Arrangement Agreement, New Gold shareholders (other than dissenting New Gold shareholders), will receive 0.4959 shares of Coeur Common Stock in exchange for each New Gold Common Share held immediately prior to the Effective Time.
Background of the Arrangement
In the ordinary course, the Coeur board of directors (“Coeur Board”) and management (“Coeur Management”) continually evaluate Coeur’s operations, performance, strategy, financial position, and future business prospects and risks in light of current business and economic conditions, with a focus on generating long-term value. In connection with such evaluation, the Coeur Board and Coeur Management also review and assess potential strategic alternatives available to Coeur, including potential mergers and acquisitions that meet a framework of criteria developed by the Coeur Board and Coeur Management. This framework generally promotes a focus on opportunities that accomplish several key priorities, including that they: (i) allow Coeur to retain its profile as a precious metals mining company focused on operating in North America; (ii) deliver an attractive rate of return relative to Coeur’s cost of capital; (iii) are accretive to a number of key metrics, including on cost profile, net asset value per share, and other metrics like free cash flow; (iv) improve portfolio resilience, either through scale, margin or mine life; (v) align with Coeur’s disciplined health, safety, and sustainability strategies and (vi) support Coeur’s ability to retain its US taxpayer status and listing on the New York Stock Exchange.
Coeur has from time to time engaged various financial advisors to assist the Coeur Board and Coeur Management in connection with assessments of potential strategic alternatives like mergers and acquisitions, including engagements with BMO Capital Markets and RBCCM, as well as legal counsel to assist with potential transactions and other corporate matters, including Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) and Goodmans LLP (“Goodmans”).
Regularly throughout 2022 and 2023, including at Coeur’s annual strategic review sessions, the Coeur Board discussed potential strategic alternatives and strategic counterparties, including New Gold, as Coeur looked beyond the completion and ramp-up of the multi-year expansion project at its Rochester silver-gold mine in Nevada.
As part of its regular strategic assessment process, during meetings over December 11-13, 2023, members of the Coeur Board and Coeur Management discussed potential strategic transactions, including a combination with other precious metals mining companies, including New Gold and SilverCrest. The Coeur Board did not make any determinations at these meetings as to whether a business combination transaction would be the optimal strategic opportunity for Coeur to pursue but noted key compelling characteristics for certain potential opportunities.
During February 15-16, 2024, the Coeur Board held a regular meeting, which was attended by members of Coeur Management. At the meeting, the directors further discussed potential strategic transactions and potential counterparties, including specifically potential combinations with SilverCrest and New Gold. Again, the Coeur Board did not make any determinations as to whether a business combination transaction would be Coeur’s optimal strategic opportunity, but identified certain compelling characteristics and expressed support for Coeur Management to engage in preliminary discussions with select potential counterparties, including SilverCrest and New Gold, regarding a strategic transaction, and to monitor the market for other potential strategic opportunities.
In February 2024, at the BMO Metals, Mining & Critical Minerals Conference in Florida, among several other meetings, Mr. Patrick Godin, Chief Executive Officer of New Gold, and Mr. Ankit Shah, Executive Vice President and Chief Strategy Officer of New Gold, met with Mr. Mitchell Krebs, Chairman, President and Chief Executive

Officer of Coeur, and Mr. Thomas Whelan, Senior Vice President and Chief Financial Officer of Coeur, and held preliminary, high-level discussions about the merits of a potential business combination between New Gold and Coeur.
On March 25, 2024, Coeur and New Gold entered into a mutual non-disclosure agreement (the “March 2024 NDA”). Later that day, Mr. Krebs and Mr. Whelan had a dinner meeting in Chicago with Mr. Godin and Mr. Shah during which the parties discussed their respective businesses and potential merits of a strategic combination.
During the months of March through July 2024, Coeur continued to conduct due diligence on SilverCrest and New Gold. During this period, Coeur also entered into confidentiality agreements and conducted due diligence with respect to two additional potential acquisition transactions. Following the respective due diligence processes, Coeur determined that differing valuations and risks related to those two other opportunities outweighed the expected benefits, and determined not to proceed with either counterparty.
During May 15-16, 2024, the Coeur Board held a regular meeting that was attended by members of Coeur Management and, at Coeur's invitation, representatives of BMO Capital Markets. At the meeting, the Coeur Board discussed, among other things, company strategy, including internal growth initiatives and opportunities such as the ramp-up of Rochester, execution of the multi-year exploration and development program at Kensington and advancing exploration at Silvertip, as well as potential M&A opportunities, including New Gold and SilverCrest. BMO Capital Markets also discussed with the Coeur Board potential strategic internal opportunities and possible merger counterparties, including a possible simultaneous merger of Coeur with New Gold and SilverCrest. Following the Coeur Board Meeting, Coeur, together with its legal advisors, analyzed considerations for a potential three-way combination transaction involving Coeur, New Gold and SilverCrest.
On June 14, 2024, technical and operations members of New Gold’s management team conducted an in-depth presentation for Coeur’s due diligence team on the technical aspects of New Gold’s operations, exploration potential and life of mine plans. Also on June 14, 2024, Mr. Krebs and Mr. Godin met in New York to continue discussions.
On July 15, 2024, the Coeur Board received an update from Coeur Management on a videoconference. At such videoconference, the Coeur Board discussed the advantages and disadvantages of engaging in a potential strategic transaction, including in respect of potential opportunities with SilverCrest, New Gold and another potential counterparty. The Coeur Board further discussed the ongoing due diligence processes with respect to SilverCrest and New Gold, and reaffirmed its support for Coeur Management continuing to engage with SilverCrest and New Gold while also monitoring other potential strategic opportunities in the market.
Later on July 15, 2024, Coeur and New Gold held a mutual information-sharing session. Following such session, Coeur and New Gold continued to share confidential information, perform due diligence on each other, and engage in discussions. However, discussions between Coeur and New Gold did not result in alignment on pricing and valuation and Coeur ultimately decided to submit a non-binding indication of interest only to SilverCrest on August 2, 2024. Although conversations with New Gold ceased shortly before Coeur submitted its indication of interest to SilverCrest, Coeur continued to monitor developments in New Gold’s business.
On October 4, 2024, Coeur and SilverCrest issued a joint news release publicly announcing the execution of an arrangement agreement that would combine the businesses of Coeur and SilverCrest. On February 14, 2025, the SilverCrest transaction was completed.
Following the completion of the SilverCrest transaction, Coeur Management worked to integrate the Las Chispas mine into its portfolio and Coeur realized significant progress in its deleveraging initiatives and improvements in several key financial metrics. Coeur Management also continued its regular review of potential transaction opportunities as part of its continuous evaluation of business and economic conditions, including continued monitoring of New Gold’s business and its potential as a counterparty in a future transaction.
In March 2025, having completed the acquisition of SilverCrest and having observed further positive developments in New Gold’s business, Coeur expressed interest to New Gold in renewing dialogue on a possible transaction. On March 27, 2025, Mr. Godin and Mr. Krebs met for breakfast in Toronto to further discuss details of a conceptual framework for a transaction. As a result of these discussions, the parties agreed that they should amend and extend the March 2024 NDA to facilitate further due diligence and the evaluation of a potential transaction.
On April 17, 2025, Coeur and New Gold entered into an amended and restated confidentiality agreement, which included a 12-month mutual standstill and non-solicitation provision.

On May 28, 2025, New Gold’s management team made a presentation to members of Coeur Management, which included, among other things, a preliminary view of New Gold’s long-term upside growth plans at each of its operations. Both parties agreed to continue the due diligence process and to coordinate site visits by representatives of Coeur to each of the New Afton and Rainy River mines.
In late-June 2025, as part of its broader regular assessment of potential strategic opportunities, Coeur reinitiated due diligence on New Gold’s operations. During June 30-July 2, 2025, members of Coeur Management and Coeur’s technical team visited New Gold’s New Afton operation in British Columbia, Canada. Following the site visit, both New Gold and Coeur opened virtual data rooms for employees from each company to exchange information as part of due diligence reviews.
On July 23, 2025, the Coeur Board held a strategy session in Reno, Nevada, attended by members of Coeur management and representatives of BMO Capital Markets. As part of that session, the Coeur Board discussed potential strategic transactions, including a potential business combination with New Gold, and the Board reaffirmed its support for Coeur Management to continue evaluating the opportunity and engaging in discussions with New Gold.
From August 11-13, 2025, members of Coeur Management and technical teams conducted a due diligence visit to New Gold’s Rainy River operation in Ontario, Canada.
Following the site visit, on August 15, 2025, Mr. Godin and Mr. Krebs met in person at Coeur’s Vancouver office to further discuss a potential transaction and technical findings resulting from Coeur’s site visits to New Afton and Rainy River. Both Mr. Godin and Mr. Krebs agreed to continue discussions and the due diligence process.
On August 23, 2025, Mr. Krebs provided an update to the Coeur Board regarding the recent site visits and preliminary discussions with New Gold. Having received this update, the Coeur Board expressed its support for Coeur Management, working with Coeur’s outside legal and financial advisors, to make an initial, non-binding proposal to acquire New Gold in an all-stock transaction.
On September 8, 2025, Mr. Krebs spoke with Mr. Godin via telephone. During that discussion, Mr. Krebs confirmed that a letter of intent would be forthcoming and outlined the merits of a potential business combination between New Gold and Coeur, including the strategic rationale for the combined business, governance considerations and other key terms that New Gold could expect in Coeur’s proposal.
On September 8, 2025, Coeur submitted a non-binding proposal (the “September 8 Proposal”) to acquire New Gold in an all-stock transaction with a fixed exchange ratio of 0.4939 of a Coeur share per New Gold share. The September 8 Proposal implied a price of $7.25 per New Gold share and represented a 15% premium to New Gold’s closing share price on September 5, 2025 (the trading day prior to delivery of the September 8 Proposal) and a 12% premium based on the 20-day volume-weighted average prices (“VWAPs”) of Coeur and New Gold shares (in each case based on U.S. trading prices). The September 8 Proposal contemplated two current New Gold directors (one such director being Mr. Godin) joining the Coeur Board at closing of the transaction. The September 8 Proposal also included a request that Coeur and New Gold enter into a six-week exclusivity period.
On September 11, 2025, New Gold responded to the September 8 Proposal indicating that its board of directors (the “New Gold Board”) was not prepared to grant exclusivity based on the terms of the September 8 Proposal, but would engage in further discussions with Coeur on a non-exclusive basis in an effort to determine if agreement could be reached on a proposal, including exclusivity terms, that the New Gold Board would support. New Gold noted that it believed the exchange ratio contained in the September 8 Proposal did not appropriately recognize the contribution of New Gold to the combined entity, including net asset value and free cash flow, highlighting that in the combined company its New Afton and Rainy River operations would provide significant free cash flow and make up two of the top three assets by net asset value, as well as two of the top four assets by production. Accordingly, New Gold proposed an exchange ratio that represented a 27% premium to the 20-day VWAPs of New Gold and Coeur.
On September 12, 2025, at the request of Coeur and New Gold, representatives of BMO Capital Markets and National Bank Financial Inc. (“NBF”), New Gold’s financial advisor, held a call to discuss the terms of the September 8 Proposal and New Gold’s response.
On September 13, 2025, Mr. Krebs, Mr. Kenneth Thompson, Lead Independent Director for Coeur, Mr. Godin and Mr. O’Brien, Chairman for New Gold, met for dinner in Denver, in advance of the Gold Forum Americas conference in Colorado Springs, Colorado to discuss sector dynamics and the potential strategic rationale for a combination of the two companies. At the meeting, Mr. Krebs indicated that Coeur was not in a position to make a proposal with an exchange ratio in excess of a 17.5% premium to the 20-day VWAP of Coeur and New Gold at prevailing market prices.
On September 15, 2025, at the request of Coeur and New Gold, representatives from BMO Capital Markets and NBF met to discuss the respective proposals. During this discussion, in accordance with Coeur’s directives, BMO Capital Markets indicated that Coeur was prepared to deliver a revised letter of intent, which would set a framework to establish the exchange ratio at a 17.5% premium to the 20-day VWAPs of Coeur and New Gold at the time that a definitive transaction agreement would be signed.
On September 17, 2025, Coeur submitted a revised non-binding proposal (the “September 17 Proposal”) to acquire New Gold in an all-stock transaction in which the exchange ratio would be fixed shortly prior to announcement such that the implied consideration to New Gold shareholders would reflect a 17.5% premium based on the 20-day VWAPs of Coeur and New Gold. In connection with such proposal, Coeur requested that New Gold agree to a six week exclusivity period in order to conduct due diligence.
On September 19, 2025, New Gold agreed to move forward on the key terms set forth in the September 17 Proposal, provided that certain terms of the proposal were modified, including revision to make the exclusivity obligation mutual (the “September 19 Proposal”).
On September 23-24, 2025, the Coeur Board held a meeting attended by members of Coeur Management and BMO Capital Markets to review the status of discussions with New Gold and to consider next steps. The Coeur Board considered the proposed exchange ratio and other terms set forth in the September 19 Proposal and agreed to proceed with the proposal.
On September 24, 2025, Coeur submitted to New Gold an updated non-binding proposal (the “September 25 Proposal”) reflecting the 17.5% premium based on the 20-day VWAPs of Coeur and New Gold and mutual exclusivity obligations to extend through November 3, 2025. New Gold accepted the proposal, with the parties signing the proposal on September 25, 2025. On the same date, Coeur and New Gold amended their confidentiality agreement to extend the duration of the standstill and non-solicit provisions for an additional 12-month period and extend the agreement term until April 17, 2027. On September 25, 2025, the New Gold closing share price was $6.81 per share and Coeur was $18.20 per share.
Following execution of the September 25 Proposal, each of Coeur and New Gold uploaded additional materials to their virtual data rooms and provided opportunity for additional respective advisors to conduct further financial, tax, legal, and other documentary due diligence. In addition, Coeur’s and New Gold’s technical teams and advisors continued to perform technical due diligence and scheduled further site visits.
During September 29-October 2, 2025, representatives of New Gold visited Coeur’s Rochester, Palmarejo, and Las Chispas operations.
On October 12, 2025, Goodmans delivered an initial draft of the Arrangement Agreement to Davies Ward Phillips & Vineberg LLP (“Davies”), New Gold’s Canadian legal counsel. The draft Arrangement Agreement contemplated a transaction in which a wholly-owned subsidiary of Coeur would acquire New Gold in an all-stock transaction and included, among other terms, (i) customary representations, warranties and covenants for Coeur and New Gold, (ii) mutual non-solicitation covenants with customary exceptions, (iii) provisions allowing each party to terminate the Arrangement Agreement in order to accept a “superior proposal”, subject to paying a termination fee to the other, and (iv) provisions allowing either party to terminate the Arrangement Agreement if the other had suffered a material adverse effect or breached its non-solicitation covenants in any material respect.
Between October 12, 2025 and October 19, 2025, representatives from Coeur’s technical and exploration teams conducted additional site visits to New Gold’s New Afton and Rainy River mines to conduct further due diligence and meet with New Gold management.
On October 15, 2025, Mr. Krebs delivered an update to the Coeur Board about progress on due diligence of the New Gold opportunity, as well as recent discussions and negotiations between the parties, to supplement discussion from the Board’s last meeting in September.

On October 20, 2025, Davies delivered a revised draft of the Arrangement Agreement to Goodmans. Among its proposed edits, Davies proposed modifications to various representations, warranties, and covenants, revised amounts and triggering events for the termination fees, and edits to various other provisions.
On October 24, 2025, Goodmans delivered an updated draft of the Arrangement Agreement to Davies. Over the next several days, the parties continued to negotiate and exchange further drafts of the transaction documents.
On October 28, 2025, New Gold reported financial results for the quarter ended September 30, 2025. New Gold reported that it had generated $205 million of free cash flow during the quarter, up 225% quarter over quarter. On October 29, the New Gold closing price was $7.00 per share, up from $6.33 on October 28, 2025. On October 30, 2025, the New Gold closing price was $7.36 per share.
On October 29, 2025, Coeur reported its financial results for the quarter ended September 30, 2025. Also, on October 29, 2025, representatives of BMO Capital Markets provided the Coeur Board with certain information regarding BMO Capital Markets' material investment banking relationships with Coeur and New Gold during the approximately prior two-year period.
On October 30, 2025, at Coeur’s request, representatives of BMO Capital Markets contacted representatives of NBF during which the financial advisors discussed the status of various open points and the fact that the parties may need to revisit the proposed framework for establishing the exchange ratio in light of recent trading prices.
On October 31, 2025, Mr. Krebs and Mr. Godin discussed the continued strategic rationale for a transaction but acknowledged that the 17.5% premium based on the 20-day VWAPs of Coeur and New Gold, as set forth in the September 25 Proposal, would result in an implied price of $6.97, which would be a discount to New Gold’s then-current closing price. Mr. Godin suggested that the parties agree to a 17.5% premium to New Gold’s then-current closing price.
Later on October 31, 2025, following discussion with several members of the Coeur Board and receipt of additional financial analyses, Mr. Krebs communicated to Mr. Godin that he did not believe the Coeur Board would support a transaction at a 17.5% spot premium. However, Mr. Krebs noted that at a 16% spot premium, the transaction would remain accretive on all of Coeur’s key per share metrics, including net asset value, operating cash flow, and free cash flow. Mr. Godin noted that he would revisit the transaction premium with the New Gold Board and the parties agreed to continue negotiating transaction documents in the event agreement on the transaction premium could be reached.
On the evening of October 31, 2025, representatives of New Gold indicated to representatives of Coeur that a 16% spot premium would be acceptable, subject to final approval by the Board.
On November 2, 2025, the Coeur Board convened a meeting in which certain members of Coeur Management and representatives of BMO Capital Markets, RBCCM, Goodmans and Gibson Dunn were present to review the final proposed transaction terms. Eduardo Luna, a director on the Coeur Board, was unable to attend the meeting, although he had attended each prior Coeur Board meeting in 2023, 2024, and 2025 that discussed the potential transaction and confirmed his support and availability to execute an action by unanimous written consent following the meeting. At this meeting, representatives of Gibson Dunn and Goodmans discussed with the Coeur Board its fiduciary duties, due diligence efforts conducted throughout Coeur’s evaluation of the opportunity, and the final terms of the proposed Arrangement Agreement. During the meeting, BMO Capital Markets and RBCCM also reviewed their respective financial analyses of the Exchange Ratio provided for pursuant to the Arrangement Agreement, with the Coeur Board and each separately rendered an oral opinion, confirmed by delivery of a written opinion dated November 2, 2025, to the Coeur Board to the effect that, as of such date and based on the assumptions, qualifications, limitations and other matters set forth in their respective written opinions, the Exchange Ratio was fair, from a financial point of view, to Coeur.
Following discussion, all directors present unanimously (i) determined that the Arrangement Agreement, the plan of arrangement and the transactions contemplated thereby were fair to, and in the best interests of, Coeur and its stockholders, (ii) approved and declared it advisable to enter into the Arrangement Agreement and the transactions contemplated thereby, including the issuance of shares of Coeur common stock and amending the Coeur’s certificate of incorporation in connection with the Arrangement, and (iii) resolved to recommend that Coeur stockholders approve such stock issuance and amendment to Coeur’s certificate of incorporation. All directors, including Mr. Luna, signed a unanimous written consent following the meeting to document the foregoing.

Following the meeting, representatives of each of Coeur and New Gold working with Goodmans, Gibson Dunn and Davies finalized the Arrangement Agreement, plan of arrangement and all ancillary documentation. Later that evening, the parties executed and delivered the Arrangement Agreement and related documents.
On November 3, 2025, before the opening of markets, Coeur and New Gold issued a joint news release announcing the execution of the Arrangement Agreement, and the proposed Arrangement that would combine the businesses of Coeur and New Gold.
Coeur’s Reasons for the Arrangement
In evaluating the Arrangement Agreement and the transactions contemplated thereby, the Coeur Board consulted with Coeur’s senior management and legal and financial advisors. The Coeur Board considered a number of factors when evaluating the Arrangement, many of which support the Coeur Board’s determination that the transactions contemplated by the Arrangement Agreement are advisable to and in the best interests of Coeur and its stockholders. The Coeur Board considered these factors as a whole and without assigning relative weight to each such factor, and overall considered the relevant factors to be favorable to, and supportive of, its determinations and recommendations. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:
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the belief that the Arrangement will create the industry’s only all North American senior precious metals mining company while increasing 2026 EBITDA to approximately $3 billion and free cash flow to approximately $2 billion, resulting in a sector-leading free cash flow yield and a rapidly growing cash balance;

•
the belief that New Gold’s New Afton underground mine located in British Columbia is one of the best assets in Canada and will add significant free cash flow and multiyear growth to Coeur’s current profile;

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the belief that increased cash flow will allow the combined company to reinvest in a wide range of organic growth opportunities, including the K Zone at New Afton, brownfields exploration at Rainy River and across existing operations in the U.S., Mexico and Canada;

•	the belief that New Gold’s Rainy River mine may provide strong near-term cash flow through the continued ramp up of underground mining;
•	the belief that New Gold’s Rainy River mine has significant exploration potential;
•	the belief that the expected material increase in Coeur’s market capitalization will increase Coeur’s capital markets presence and provide greater trading liquidity and market exposure;
•	the belief that the acquisition of the New Afton and Rainy River mines will increase Coeur’s exposure to Tier 1 jurisdictions;
•	the belief that Coeur’s increased scale will provide enhanced strategic flexibility;
•	the belief that the restrictions imposed on Coeur’s business and operations during the pendency of the Arrangement are reasonable and not unduly burdensome;
•	the belief that the aligned organizational cultures between Coeur and New Gold will support a smooth integration process;
•	the belief that Coeur's deep internal expertise with similar operating assets and its success with the recent integration of SilverCrest will benefit the combined company;
•
that the Exchange Ratio to New Gold shareholders is fixed and will not fluctuate in the event that the market price of New Gold Common Shares increases relative to the market price of Coeur common stock between the date of the Arrangement Agreement and the Closing;

•
that the boards of directors of both New Gold and Coeur have unanimously recommended support for the Arrangement, and the directors and senior officers of New Gold and Coeur have entered into Voting Agreements pursuant to which they have agreed, among other things, to vote in favor of the Arrangement and in favor of the Stock Issuance Proposal and the Charter Amendment Proposal, as applicable;

•	the likelihood of consummation of the Arrangement and the Coeur Board’s evaluation of the likely timeframe necessary to close the Arrangement;

•	that Coeur stockholders will have the opportunity to vote on the Stock Issuance Proposal and the Charter Amendment Proposal, which are conditions precedent to the Arrangement;
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that following the Arrangement, two of the current directors of New Gold, Patrick Godin and a director to be named will join the board of directors of the combined company, and management of the combined company will feature proven and experienced mining and business leaders at both the board and executive management levels;

•
the Coeur Board’s knowledge of, and discussions with, Coeur’s senior management and advisors regarding Coeur’s and New Gold’s business operations, financial condition, results of operations and prospects, taking into account Coeur’s due diligence investigation of New Gold;

•
the opinion, dated November 2, 2025, of BMO Capital Markets to the Coeur Board as to the fairness, from a financial point of view and as of the date of the opinion, to Coeur of the Exchange Ratio provided for pursuant to the Arrangement Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets as more fully described below under the heading “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.” beginning on page 70 and Annex D to this Proxy Statement; and

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the oral opinion of RBCCM, subsequently confirmed in writing by delivery of a written opinion, to the effect that, as of November 2, 2025, and based upon and subject to the assumptions, qualifications, limitations and other matters set forth in RBCCM’s written opinion, the Exchange Ratio pursuant to the Arrangement Agreement was fair from a financial point of view to Coeur. For additional information, see the section entitled “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of RBC Capital Markets, LLC” beginning on page 78 and Annex E to this Proxy Statement.

The Coeur Board also considered a variety of risks and other potentially negative factors associated with the Arrangement Agreement and the transactions contemplated thereby. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:
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the possibility that the Arrangement may not be completed or that completion may be unduly delayed for reasons beyond the control of Coeur or New Gold, including the failure to receive necessary regulatory approvals (including the Mexico Antitrust Approval, Competition Act Approval and ICA Approval) in a timely manner, or the failure to receive the requisite Coeur stockholder approval of the Stock Issuance Proposal or the Charter Amendment Proposal or New Gold Shareholder Approval of the Arrangement resolution;

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that the Exchange Ratio in the Arrangement Agreement is fixed and, as a result, Coeur stockholders cannot be certain at the time of the special meeting of the total market value of the consideration to be paid, and the possibility that Coeur stockholders could be adversely affected in the event that the market price of Coeur Common Stock increases relative to the market price of New Gold Common Shares between the date of the Arrangement Agreement and the Closing;

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that there are significant risks inherent in integrating the operations of New Gold into Coeur, including that expected synergies may not be realized, and that successful integration will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

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that the Arrangement Agreement provides that, in certain circumstances, Coeur could be required to pay a termination fee of $413,705,000 to New Gold or reimburse New Gold’s reasonable and documented third-party expenses of up to $33,965,000;

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the negative effect that the length of time from announcement of the Arrangement until completion of the Arrangement could have on the market price of Coeur Common Stock, Coeur’s operating results and Coeur’s relationship with its employees, stockholders and industry contacts and others who do business with Coeur;

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that the restrictions on the conduct of Coeur’s business prior to the consummation of the Arrangement, although believed to be reasonable and not unduly burdensome, may delay or prevent Coeur from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Coeur pending the consummation of the Arrangement;

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that while the Arrangement Agreement only permits the New Gold Board to change its recommendation in certain circumstances, the Arrangement Agreement permits New Gold to terminate the Arrangement Agreement in certain circumstances in order to enter into a definitive agreement with respect to a superior proposal (subject to limitations set out in the Arrangement Agreement, including payment of a $254,725,000 termination fee by New Gold to Coeur);

•	that the Arrangement Agreement restricts Coeur’s ability to entertain alternative transactions unless certain conditions are satisfied;
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the substantial costs to be incurred in connection with the Arrangement, including integrating the businesses of Coeur and New Gold, and advisor and other transaction costs to be incurred in connection with the Arrangement;

•	the possibility of losing key employees and skilled workers as a result of the expected consolidation of Coeur’s and New Gold’s personnel when the Arrangement is completed;
•	the potential for litigation relating to the Arrangement and the associated costs, burden and inconvenience involved in defending those proceedings;
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the potential that Coeur’s management team will need to expend a significant amount of its time and attention to implementing the Arrangement, including making arrangements for the integration of New Gold’s and Coeur’s operations, assets and employees following the Arrangement;

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the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of New Gold and its subsidiaries but that may not entitle Coeur to terminate the Arrangement Agreement;

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that New Gold is currently subject to litigation or other proceedings with various parties and if decided adversely to New Gold, these legal proceedings or others that may be brought in the future could materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of New Gold and its subsidiaries;

•	that New Gold shareholders are entitled to dissent rights under the BCBCA, as modified by the Plan of Arrangement, Interim Order and Final Order; and
•	other risks of the type and nature described in the section titled “Risk Factors.”
After taking into account the factors set forth above, among others, the Coeur Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Arrangement were outweighed by the potential benefits of the Arrangement to Coeur stockholders.
This foregoing discussion of the information and factors considered by the Coeur Board, as a whole, in reaching its conclusion and recommendations includes the principal factors considered by the Coeur Board with respect to the Arrangement but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Coeur Board in evaluating the Arrangement Agreement and the transactions contemplated thereby, and the complexity of these matters, the Coeur Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Coeur Board may have given different weight to different factors. The Coeur Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Arrangement Agreement and the issuance of shares of Coeur Common Stock pursuant to the Arrangement Agreement.
In considering the recommendation of the Coeur Board to approve each of the proposals, Coeur stockholders should be aware that Coeur directors and executive officers may have interests in the Arrangement that are different from, or in addition to, the interests of Coeur stockholders generally, as further described in the section titled “The Arrangement—Interests of Coeur Directors and Executive Officers in the Arrangement”.

It should be noted that this explanation of the reasoning of the Coeur Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements”.
Recommendation of the Coeur Board of Directors
After careful consideration, the Coeur Board has determined that it is advisable and in the best interests of Coeur and its stockholders to consummate the Arrangement as contemplated by the Arrangement Agreement and adopt the Charter Amendment. Accordingly, the Coeur Board unanimously recommends that Coeur stockholders vote:
•	“FOR” the Charter Amendment Proposal; and
•	“FOR” the Stock Issuance Proposal.
Required Vote
Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal or the Charter Amendment Proposal.
Effect of the Charter Amendment
The Charter Amendment will increase the authorized capital of Coeur from 900,000,000 shares of common stock to 1,300,000,000 shares of common stock. The Charter Amendment will enable Coeur to issue the Consideration Shares as well as enable the combined company to issue additional shares of Coeur Common Stock in the future. Coeur undertakes to obtain approval of its stockholders for security issuances, when required under applicable law.
Opinions of Financial Advisors to Coeur
Opinion of BMO Capital Markets Corp.
Coeur has engaged BMO Nesbitt Burns, an affiliate of BMO Capital Markets, as a financial advisor to Coeur in connection with the Arrangement. In connection with this engagement, the Coeur Board requested that BMO Capital Markets evaluate the fairness, from a financial point of view, to Coeur of the Exchange Ratio provided for pursuant to the Arrangement Agreement. On November 2, 2025, at a meeting of the Coeur Board held to evaluate the Arrangement, BMO Capital Markets rendered an oral opinion, confirmed by delivery of a written opinion dated November 2, 2025, to the Coeur Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by BMO Capital Markets, the Exchange Ratio provided for pursuant to the Arrangement Agreement was fair, from a financial point of view, to Coeur.
The full text of BMO Capital Markets’ written opinion, dated November 2, 2025, to the Coeur Board, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex D to this Proxy Statement and is incorporated herein by reference. The description of BMO Capital Markets’ opinion set forth below is qualified in its entirety by reference to the full text of BMO Capital Markets’ opinion. BMO Capital Markets’ opinion was provided for the benefit and use of the Coeur Board (in its capacity as such) in connection with its evaluation of the Exchange Ratio from a financial point of view to Coeur, and BMO Capital Markets did not express any opinion on any other terms, aspects or implications of the Arrangement. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement or any other transactions or business strategies as alternatives to the Arrangement or the decision of the Coeur Board to proceed with the Arrangement. BMO Capital Markets’ opinion did not constitute a recommendation to the Coeur Board and is not a recommendation to any security holder or any other party as to how to vote or act with respect to the Arrangement or any other proposals or other matters.

In connection with BMO Capital Markets’ opinion, BMO Capital Markets made such reviews, analyses and inquiries as BMO Capital Markets deemed necessary and appropriate under the circumstances. Among other things, BMO Capital Markets:
•	reviewed a draft, dated October 31, 2025, of the Arrangement Agreement;
•	reviewed certain publicly available business, financial and market information relating to Coeur and New Gold that BMO Capital Markets deemed relevant;
•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of New Gold made available by or on behalf of New Gold and Coeur and discussed with BMO Capital Markets by Coeur, including financial forecasts, commodity price estimates and other estimates and data relating to New Gold provided by the management of Coeur;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Coeur made available to or discussed with BMO Capital Markets by Coeur, including financial forecasts, commodity price estimates and other estimates and data relating to Coeur provided by the management of Coeur;

•
participated in discussions with members of the senior management, and certain representatives and advisors, of Coeur concerning the businesses, operations, financial condition and prospects of New Gold and Coeur, the Arrangement and related matters;

•	reviewed certain financial and stock market information for New Gold, Coeur and selected publicly traded companies that BMO Capital Markets deemed relevant;
•	reviewed certain financial terms, to the extent publicly available, of selected transactions involving companies that BMO Capital Markets deemed relevant in evaluating New Gold;
•
reviewed current and historical market prices for New Gold Common Shares and Coeur Common Stock, and reviewed selected research analysts’ published price targets for New Gold Common Shares and Coeur Common Stock; and

•	performed such other studies and analyses and conducted such discussions as BMO Capital Markets deemed appropriate.
BMO Capital Markets assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to BMO Capital Markets by or on behalf of Coeur, Canadian Sub, New Gold or their respective representatives or advisors or obtained by BMO Capital Markets from other sources. BMO Capital Markets did not independently verify (nor assume any obligation to verify) any such information or undertake an independent valuation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of New Gold, Coeur, Canadian Sub or any other entity, nor was BMO Capital Markets furnished with any such valuations or appraisals. Furthermore, BMO Capital Markets did not assume any obligation to conduct, and it did not conduct, any physical inspection of the properties or facilities of New Gold, Coeur, Canadian Sub or any other entity. BMO Capital Markets is not an expert in the evaluation of mining resources or reserves and BMO Capital Markets expressed no view or opinion as to the exploration, development or production (including, without limitation, as to the costs, feasibility, timing or finance ability thereof) with respect to any properties or projects of New Gold, Coeur, Canadian Sub or any other entity. BMO Capital Markets did not evaluate the solvency or fair value of New Gold, Coeur, Canadian Sub or any other entity under any provincial, state, federal or other laws relating to bankruptcy, insolvency or similar matters. BMO Capital Markets expressed no view or opinion as to any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings involving or affecting New Gold, Coeur, Canadian Sub or any other entity or the potential impact thereof and BMO Capital Markets assumed that sufficient reserves have been established with respect thereto and that the outcome thereof would not be meaningful in any respect to its analyses or opinion.
BMO Capital Markets assumed that all required governmental, regulatory or other approvals, consents, releases, waivers and agreements for the consummation of the Arrangement would be obtained and that no delays, limitations, restrictions, terms, conditions or other actions, including any divestiture or other requirements, would be imposed or occur that would have an adverse effect on New Gold, Coeur, Canadian Sub or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to BMO Capital Markets’ analyses or opinion. BMO Capital Markets also assumed that the Arrangement would be consummated in accordance with the terms of the Arrangement Agreement and in compliance with all applicable laws, relevant documents and other requirements, that the representations and warranties of each party contained in the Arrangement Agreement would be true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Arrangement Agreement and that all conditions to the consummation of the Arrangement would be satisfied, in each case without waiver, modification or amendment. BMO Capital Markets further assumed that the Arrangement would qualify for the intended tax treatment contemplated by the Arrangement Agreement. In addition, BMO Capital Markets assumed that the final Arrangement Agreement would not differ in any material respect from the draft of the Arrangement Agreement reviewed by BMO Capital Markets.
As the Coeur Board was aware, BMO Capital Markets did not hold direct discussions with the management of New Gold regarding New Gold’s business, operations, financial condition and prospects and, accordingly, at the direction of Coeur, BMO Capital Markets relied upon Coeur with respect to such matters and BMO Capital Markets assumed, at the direction of Coeur, that had such direct access been provided, any information received would not be meaningful in any respect to BMO Capital Markets’ analyses or opinion. With respect to the financial forecasts, commodity price estimates and other estimates and data that BMO Capital Markets was directed to utilize in its analyses and opinion, BMO Capital Markets was advised by the management of Coeur, and BMO Capital Markets assumed, without independent investigation, that such financial forecasts, commodity price estimates and other estimates and data were reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of Coeur as to, and a reasonable basis upon which to evaluate, the expected future financial performance of New Gold and Coeur and the other matters covered thereby. BMO Capital Markets also assumed that the financial results reflected in such financial forecasts, commodity price estimates and other estimates and data would be realized in the amounts and at the times projected. BMO Capital Markets understood that the financial statements, financial forecasts and other information relating to New Gold were prepared in accordance with international financial reporting standards (“IFRS”) and BMO Capital Markets assumed that any reconciliations or other differences with respect to such financial statements, financial forecasts and other information between IFRS and U.S. generally accepted accounting principles would not be meaningful in any respect to BMO Capital Markets’ analyses or opinion. BMO Capital Markets expressed no opinion with respect to any financial forecasts, commodity price estimates or other estimates or data or the assumptions on which they were based. With respect to financial statements, financial forecasts and other information and data utilized in BMO Capital Markets’ analyses that were prepared in foreign currencies and converted based on certain exchange rates, BMO Capital Markets assumed that such exchange rates were reasonable to utilize for purposes of its analyses and opinion and BMO Capital Markets expressed no view as to currency or exchange rate fluctuations or the impact thereof on its analyses or opinion. BMO Capital Markets also assumed, without independent verification, that there were no changes in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of New Gold or Coeur since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO Capital Markets that would be meaningful in any respect to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by BMO Capital Markets incomplete or misleading.
BMO Capital Markets relied upon the assessments of the management of Coeur as to, among other things, (i) the potential impact on New Gold and Coeur of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the mining industry and the geographies in which New Gold and Coeur operate, including with respect to mineral reserves and mineral resources, the pricing of, and supply and demand for, metals and the exploration and development projects and activities of New Gold and Coeur, including the likelihood and timing of such projects and activities and associated production profile and capital expenditures, operating and other costs and other financial aspects involved, which are subject to significant volatility and which, if different than as assumed, could have a material impact on BMO Capital Markets’ analyses or opinion, (ii) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, suppliers, service providers and other commercial relationships of New Gold and Coeur and (iii) the ability of Coeur to integrate the businesses of New Gold and Coeur. BMO Capital Markets assumed that there would be no developments with respect to any such matters or any reorganization or related transactions contemplated by the Arrangement Agreement that would have an adverse effect on New Gold, Coeur, Canadian Sub or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion.

BMO Capital Markets’ opinion was necessarily based upon financial, economic, market and other conditions and circumstances as they existed and could be evaluated, and the information made available to BMO Capital Markets, as of the date of its opinion. BMO Capital Markets did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider events occurring or coming to BMO Capital Markets’ attention after the date of its opinion, including potential changes in U.S. or foreign trade, tax or other laws, regulations and government policies or the enforcement thereof as have been or may be proposed or effected or the potential impact such changes may have on New Gold, Coeur, Canadian Sub or the Arrangement (including the contemplated benefits thereof). As the Coeur Board was aware, the industries and geographies in which New Gold and Coeur operate (including commodity prices relating to such industries) and the securities of New Gold and Coeur have experienced and may continue to experience volatility and disruptions and BMO Capital Markets expressed no view or opinion as to any potential effects of such volatility or disruptions on New Gold, Coeur, Canadian Sub or the Arrangement (including the contemplated benefits thereof).
BMO Capital Markets’ opinion, as expressed in such opinion, related to the relative values of New Gold and Coeur and related solely to the fairness of the Exchange Ratio, from a financial point of view, to Coeur as of the date of such opinion. BMO Capital Markets expressed no opinion as to the relative merits of the Arrangement or any other transactions or business strategies as alternatives to the Arrangement or the decision of the Coeur Board to proceed with the Arrangement, nor did BMO Capital Markets express any view or opinion on the form or structure of the Arrangement or any terms, aspects or implications of any voting agreements, governance arrangements, pre-acquisition reorganization or related transactions or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Arrangement or otherwise. In addition, BMO Capital Markets did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Arrangement relative to the Exchange Ratio or otherwise. BMO Capital Markets is not an expert in and expressed no view as to, and BMO Capital Markets’ opinion did not address, any legal, regulatory, tax, accounting or similar matters. BMO Capital Markets relied upon the fact that Coeur had received all necessary legal, regulatory, tax and accounting advice and upon the assessments of representatives of Coeur as to such matters. BMO Capital Markets expressed no view or opinion as to the actual value of Coeur Common Stock when issued in the Arrangement or the prices at which Coeur Common Stock, New Gold Common Shares or any other securities of Coeur or New Gold may trade or otherwise be transferable at any time, including following announcement or consummation of the Arrangement.
In preparing its opinion, BMO Capital Markets performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of BMO Capital Markets’ opinion or the analyses underlying, and factors considered in connection with, BMO Capital Markets’ opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. BMO Capital Markets arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, BMO Capital Markets believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.
In its analyses, BMO Capital Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Coeur and New Gold. No company, business or transaction reviewed is identical or directly comparable to Coeur, New Gold or the Arrangement and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.
The estimates contained in BMO Capital Markets’ analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, BMO Capital Markets’ analyses are inherently subject to substantial uncertainty.
BMO Capital Markets was not requested to, and it did not, recommend or determine the specific consideration payable in the Arrangement. The type and amount of consideration payable in the Arrangement were determined through negotiations between Coeur and New Gold and the decision to recommend and enter into the Arrangement Agreement was solely that of the Coeur Board. BMO Capital Markets’ opinion was only one of many factors considered by the Coeur Board in its evaluation of the Arrangement and should not be viewed as determinative of the views of the Coeur Board or the management of Coeur with respect to the Arrangement or the consideration payable in the Arrangement.
Financial Analyses
The summary of the financial analyses described below under this heading “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses” is a summary of the material financial analyses prepared and reviewed with the Coeur Board in connection with BMO Capital Markets’ opinion, dated November 2, 2025. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, BMO Capital Markets, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by BMO Capital Markets. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may differ from those described and such differences may be material. For purposes of the financial analyses described below, the term “EBITDA” means earning before interest, taxes, depreciation and amortization.
In calculating implied exchange ratio reference ranges as reflected in the financial analyses and certain additional information described below, other than the historical exchange ratio reference range observed for Coeur Common Stock and New Gold Common Shares, BMO Capital Markets divided the low-ends (or high-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for New Gold from such analyses and additional information by the high-ends (or low-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for Coeur from such analyses and additional information in order to calculate the low-ends (or high-ends) of the implied exchange ratio reference ranges.
Selected Public Companies Analyses. BMO Capital Markets performed separate selected public companies analyses of Coeur and New Gold in which BMO Capital Markets reviewed certain financial and stock market information relating to Coeur, New Gold and the selected publicly traded companies referenced below.
Coeur. In its selected public companies analysis of Coeur, BMO Capital Markets reviewed certain financial and stock market information relating to Coeur and the following four selected companies that BMO Capital Markets considered generally relevant for purposes of analysis as publicly traded companies with operations in the silver production industry (collectively, the “Coeur selected companies”):
•	Endeavour Silver Corp.
•	First Majestic Silver Corp.
•	Hecla Mining Company
•	Pan American Silver Corp.
BMO Capital Markets reviewed, among other information, closing stock prices on October 31, 2025 as multiples of publicly available equity research analysts’ net asset value per share and calendar year 2026 cash flow per share estimates and enterprise values, calculated as equity values based on closing stock prices on October 31, 2025 plus total debt and non-controlling interests and less cash and cash equivalents, as a multiple of publicly available equity research analysts’ calendar year 2026 EBITDA estimates. Financial data of the Coeur selected companies were based on publicly available equity research analysts’ estimates, public filings and other publicly available information. Financial data of Coeur was based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur, public filings and other publicly available information.
The overall low to high estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA multiples observed for the Coeur selected companies were 1.09x to 2.06x (with a median of 1.57x), 7.8x to 13.8x (with a median of 8.7x), and 5.8x to 10.2x (with a median of 7.0x), respectively. BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the Coeur selected companies of 1.45x to 2.00x, a selected range of calendar year 2026 estimated cash flow per share multiples derived from the Coeur selected companies of 8.5x to 12.0x and a selected range of calendar year 2026 estimated EBITDA multiples derived from the Coeur selected companies of 6.0x to 8.0x to corresponding data of Coeur based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.
This analysis indicated approximate implied per share equity value reference ranges for Coeur, based on the estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA selected multiples described above, of $9.79 to $13.51, $14.38 to $20.31 and $12.36 to $16.53, respectively.
New Gold. In its selected public companies analysis of New Gold, BMO Capital Markets reviewed certain financial and stock market information relating to New Gold and the following eight selected companies that BMO Capital Markets considered generally relevant for purposes of analysis as publicly traded companies with operations in the gold production industry (collectively, the “New Gold selected companies”):
•	Alamos Gold Inc.
•	B2Gold Corp.
•	Eldorado Gold Corporation
•	Equinox Gold Corporation
•	IAMGOLD Corporation
•	OceanaGold Corporation
•	Orla Mining Ltd.
•	SSR Mining Inc.
BMO Capital Markets reviewed, among other information, closing stock prices on October 31, 2025 as multiples of publicly available equity research analysts’ net asset value per share and calendar year 2026 cash flow per share estimates and enterprise values, calculated as equity values based on closing stock prices on October 31, 2025 plus total debt and non-controlling interests and less cash and cash equivalents, as a multiple of publicly available equity research analysts’ calendar year 2026 EBITDA estimates. Financial data of the New Gold selected companies were based on publicly available equity research analysts’ estimates, public filings and other publicly available information. Financial data of New Gold was based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur, public filings and other publicly available information.
The overall low to high estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA multiples observed for the New Gold selected companies were 0.66x to 1.10x (with a median of 0.83x), 3.8x to 7.5x (with a median of 4.7x) and 3.0x to 6.8x (with a median of 4.1x), respectively. BMO Capital Markets noted that the implied estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA multiples observed for New Gold were 1.36x, 4.1x and 3.7x, respectively, based on publicly available equity research analysts’ estimates. BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the New Gold selected companies of 0.8x to 1.35x, a selected range of calendar year 2026 estimated cash flow per share multiples derived from the New Gold selected companies of 3.8x to 5.8x and a selected range of calendar year 2026 estimated EBITDA multiples derived from the New Gold selected companies of 3.5x to 4.5x to corresponding data of New Gold based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.
This analysis indicated approximate implied per share equity value reference ranges for New Gold, based on the estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA selected multiples described above, of $2.94 to $4.97, $5.11 to $7.84 and $4.60 to $6.04, respectively.

Utilizing the approximate implied per share equity value reference ranges derived for Coeur and New Gold as described above, BMO Capital Markets calculated the following approximate implied exchange ratio reference ranges, as compared to the Exchange Ratio:

Implied Exchange Ratio Reference Ranges Based On:			Exchange Ratio
Estimated Net Asset Value Per Share	CY2026 Estimated Cash Flow Per Share	CY2026E Estimated EBITDA
0.218x – 0.508x	0.252x – 0.545x	0.278x – 0.489x	0.4959

New Gold Selected Precedent Transactions Analysis. Using publicly available information, BMO Capital Markets reviewed financial data relating to the following 12 selected transactions that BMO Capital Markets considered generally relevant for purposes of analysis as transactions involving target companies with operations in the precious metals production industry (collectively, the “selected transactions”):

Announcement Date	Acquiror		Target
May 2025	•	Pan American Silver Corp.	•	MAG Silver Corp.
May 2025	•	Gold Fields Limited	•	Gold Road Resources Limited
April 2025	•	Equinox Gold Corporation	•	Calibre Mining Corp.
October 2024	•	Coeur Mining, Inc.	•	SilverCrest Metals Inc.
September 2024	•	AngloGold Ashanti plc	•	Centamin plc
May 2023	•	Newmont Corporation	•	Newcrest Mining Limited
November 2022	•	Pan American Silver Corp./Agnico Eagle Mines Limited	•	Yamana Gold Inc.
November 2021	•	Newcrest Mining Limited	•	Pretium Resources Inc.
September 2021	•	Agnico Eagle Mines Limited	•	Kirkland Lake Gold Ltd.
November 2020	•	Endeavour Mining Corporation	•	Teranga Gold Corporation
October 2020	•	Northern Star Resources Limited	•	Saracen Mineral Holdings Limited
May 2020	•	SSR Mining Inc.	•	Alacer Gold Corp.

BMO Capital Markets reviewed, among other information and to the extent publicly available, the implied value of the consideration paid or payable in the selected transactions as multiples of estimated net asset value per share, current or next 12 months (as applicable) estimated cash flow per share and current or next 12 months (as applicable) estimated EBITDA for the target companies involved in the applicable selected transactions. Financial data of the selected transactions were based on publicly available equity research analysts’ estimates, public filings and other publicly available information. Financial data of New Gold was based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur, public filings and other publicly available information.
The overall low to high, 25th to 75th percentile and median (i) estimated net asset value per share multiples observed for the selected transactions were 0.85x to 1.87x and 1.03x to 1.37x, with a median of 1.15x, respectively, (ii) current or next 12 months (as applicable) estimated cash flow per share multiples observed for the selected transactions were 3.4x to 14.4x and 6.6x to 10.0x, with a median of 8.5x, respectively, and (iii) current or next 12 months (as applicable) estimated EBITDA multiples observed for the selected transactions were 3.3x to 10.2x and 5.3x to 8.2x, with a median of 6.7x, respectively. BMO Capital Markets applied a selected range of estimated net asset value per share multiples derived from the selected transactions of 1.20x to 1.90x, a selected range of current or next 12 months (as applicable) estimated cash flow per share multiples derived from the selected transactions of 6.5x to 8.5x and current or next 12 months (as applicable) estimated EBITDA multiples derived from the selected transactions of 5.5x to 7.0x, respectively, to corresponding data of New Gold based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur.
This analysis indicated approximate implied per share equity value reference ranges for New Gold, based on the estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA selected multiples described above, of $4.42 to $6.99, $8.86 to $11.59 and $7.49 to $9.66, respectively. BMO Capital Markets noted that, based on the closing price of Coeur Common Stock on October 5, 2025 of $17.17 per share, the Exchange Ratio implied an approximate equity value for New Gold of $8.51 per share.

Certain Additional Information
BMO Capital Markets also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
Relative Contributions. BMO Capital Markets reviewed the relative contributions of Coeur and New Gold to the combined company’s fully-diluted in-the-money market capitalization, estimated net asset value, calendar year 2026 estimated operating cash flow and calendar year 2026 estimated free cash flow, based both on publicly available equity research analysts’ estimates and financial forecasts, commodity price estimates and other estimates and data provided by the management of Coeur. This indicated overall approximate implied relative equity contribution percentages of Coeur and New Gold to the combined company’s (i) fully-diluted in-the-money market capitalization of approximately 65% in the case of Coeur and approximately 35% in the case of New Gold, (ii) estimated net asset value of approximately 60% to 61% in the case of Coeur and approximately 39% to 40% in the case of New Gold, (iii) calendar year 2026 estimated operating cash flow of approximately 44% to 51% in the case of Coeur and approximately 49% to 56% in the case of New Gold, and (iv) calendar year 2026 estimated free cash flow of approximately 45% to 50% in the case of Coeur and approximately 50% to 55% in the case of New Gold, as compared to the pro forma ownership implied by the Exchange Ratio for holders of Coeur Common Stock and holders of New Gold Common Shares in the combined company upon consummation of the Arrangement of approximately 62.0% and 38.0%, respectively, and an overall exchange ratio reference range of 0.427x to 1.050x as compared to the Exchange Ratio of 0.4959x.
Other. BMO Capital Markets also observed the following:
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historical closing prices of Coeur Common Stock and New Gold Common Shares during the 52-week period ended October 31, 2025, which indicated low and high closing prices of Coeur Common Stock of approximately $4.58 per share and $23.62 per share, respectively, low and high closing prices of New Gold Common Shares of approximately $2.43 per share and $7.61 per share, respectively, and an approximate implied exchange ratio reference range of 0.103x to 1.662x;

•
historical exchange ratios of Coeur Common Stock and New Gold Common Shares during the 52-week period ended October 31, 2025, which indicated low and high exchange ratios of approximately 0.324x and 0.725x, respectively;

•
undiscounted publicly available equity research analysts’ price targets for Coeur Common Stock and New Gold Common Shares, which indicated overall low and high target price ranges for Coeur Common Stock and New Gold Common Shares of $16.00 per share and $25.00 per share (with a median of $22.00 per share) and $7.00 per share and $10.79 per share (with a median of $9.00 per share), respectively, and an approximate implied exchange ratio reference range of 0.280x to 0.674x;

•
approximate implied per share equity value reference ranges for Coeur and New Gold utilizing the same methodologies and selected ranges of estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA multiples described above under “The Arrangement—Opinions of Financial Advisors to Coeur— Opinion of BMO Capital Markets Corp.—Financial Analyses—Selected Public Companies Analyses—Coeur” and “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses—Selected Public Companies Analyses—New Gold,” but applying such selected multiple ranges to the estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA of Coeur or New Gold, as the case may be, based on publicly available equity research analysts’ estimates, which indicated approximate implied per share equity value reference ranges, based on the estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA selected multiples described above for Coeur, of $15.42 to $21.27, $14.50 to $20.47 and $13.58 to $18.16, respectively, and for New Gold of $4.33 to $7.30, $6.71 to $10.29 and $6.86 to $8.96, respectively, and approximate implied exchange ratio reference ranges of 0.203x to 0.473x, 0.328x to 0.710x and 0.378x to 0.660x, respectively; and

•
approximate implied per share equity value reference ranges for New Gold utilizing the same methodologies and selected ranges of estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA multiples described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of BMO Capital Markets Corp.—Financial Analyses—New Gold Selected Precedent Transactions Analysis,” but applying such selected multiple ranges to the estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA of New Gold based on publicly available equity research analysts’ estimates, which indicated approximate implied per share equity value reference ranges for New Gold, based on the estimated net asset value per share, calendar year 2026 estimated cash flow per share and calendar year 2026 estimated EBITDA selected multiples described above, of $6.49 to $10.27, $11.64 to $15.22 and $11.05 to $14.19, respectively.
Miscellaneous
Coeur has agreed to pay BMO Capital Markets’ affiliate, BMO Nesbitt Burns, for its financial advisory services in connection with the proposed Arrangement an aggregate fee of $21 million, of which a portion was payable upon delivery of BMO Capital Markets’ opinion regardless of the conclusion reached in such opinion and $16 million is contingent upon consummation of the Arrangement. In addition, Coeur has agreed to reimburse BMO Nesbitt Burns and its affiliates for certain expenses, including reasonable fees and disbursements of counsel, incurred in connection with the engagement of BMO Nesbitt Burns and to indemnify BMO Nesbitt Burns and its affiliates against certain liabilities, including liabilities under federal securities laws, arising out of such engagement.
BMO Capital Markets and certain of its affiliates, as part of their investment banking business, are engaged regularly in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, BMO Capital Markets and its affiliates from time to time for their own accounts and for the accounts of customers and BMO Capital Markets and certain of its employees and affiliates as well as investment funds in which they may have financial interests or with which they may co-invest, effect transactions in, acquire, hold or sell long or short positions, or trade, in debt, equity and other securities and financial instruments (including derivative securities, loans and other obligations) of, or investments in, Coeur, New Gold or any other party that may be involved in the Arrangement and/or their respective affiliates or any currency or commodity that may be involved in the Arrangement. As at October 20, 2025, BMO Capital Markets and its affiliates held less than 1% of the outstanding Coeur Common Stock (with an aggregate implied market value of approximately $54 million as of October 20, 2025) and less than 1.5% of the outstanding New Gold Common Shares (with an aggregate implied market value of approximately $70 million as of October 20, 2025), in each case excluding holdings on behalf of clients of BMO Capital Markets and its affiliates.
As the Coeur Board was aware, BMO Capital Markets and/or certain of its affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services (including treasury and payment services) unrelated to the Arrangement to Coeur and/or certain of its affiliates, for which BMO Capital Markets and its affiliates received and would expect to receive compensation, including, during the approximate two-year period preceding the date of BMO Capital Markets’ opinion, having acted or acting as a (i) financial advisor in connection with an acquisition transaction, (ii) syndicate member and/or sales agent for certain offerings, and as agent for certain share repurchases, of Coeur Common Stock and (iii) lender under certain credit facilities, for which services described in clauses (i) through (iii) above BMO Capital Markets and/or certain of its affiliates received during such two-year period aggregate fees of approximately $25 million. As the Coeur Board also was aware, BMO Capital Markets and/or certain of its affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services (including treasury and payment services) to New Gold and/or certain of its affiliates, for which BMO Capital Markets and its affiliates received and would expect to receive compensation, including, during the approximate two-year period preceding the date of BMO Capital Markets’ opinion, having acted or acting as a (i) syndication underwriter for certain offerings of New Gold Common Shares and (ii) lender under certain credit facilities, for which services described in clauses (i) and (ii) above BMO Capital Markets and/or certain of its affiliates received during such two-year period aggregate fees of approximately $6 million.
Coeur selected BMO Nesbitt Burns to act as a financial advisor to Coeur based on the reputation and experience of BMO Nesbitt Burns and its affiliates and their familiarity with Coeur and its business and industry. BMO Nesbitt Burns and its affiliates, as part of their investment banking businesses, are continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, corporate and other purposes.
Opinion of RBC Capital Markets, LLC
On November 2, 2025, RBCCM rendered its oral opinion to the Coeur Board (which was subsequently confirmed in writing by delivery of RBCCM’s written opinion) that, as of that date and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio was fair, from a financial point of view, to Coeur. The full text of RBCCM’s written opinion dated November 2, 2025 is attached to this Proxy Statement as Annex E and constitutes part of this Proxy Statement. RBCCM’s opinion was approved by RBCCM’s Fairness Opinion Committee. This summary of RBCCM’s opinion is qualified in its entirety by reference to the full text of the opinion. RBCCM was not requested to, and it did not, recommend or determine the specific consideration payable in the Arrangement.
RBCCM’s advice (written and oral) and opinion were provided for the benefit, information, and assistance of the Coeur Board (in its capacity as such) in connection with its evaluation of the Arrangement. RBCCM’s opinion did not address the underlying business decision of Coeur to engage in the Arrangement or the relative merits of the Arrangement compared to any alternative business strategy or transaction that may be available to Coeur or in which Coeur might engage. RBCCM’s opinion does not constitute an opinion or recommendation to any holder of Coeur Common Stock as to how any such holder should vote or act with respect to the Arrangement or any proposal to be voted upon in connection with the Arrangement or otherwise.
RBCCM’s opinion addressed the fairness, from a financial point of view and as of the date thereof, of the Exchange Ratio (to the extent expressly specified therein). RBCCM’s opinion did not in any way address any other terms, conditions, implications or other aspects of the Arrangement or the Arrangement Agreement, or Plan of Arrangement, including, without limitation, the form or structure of the Arrangement, or any other agreement, arrangement or understanding entered into in connection with or contemplated by the Arrangement or otherwise. RBCCM did not express any opinion or view with respect to, and it relied upon the assessments of Coeur and its representatives regarding, legal, regulatory, tax, accounting and similar matters, as to which RBCCM understood that Coeur obtained such advice as it deemed necessary from qualified professionals. Further, in rendering its opinion, RBCCM did not express any view on, and its opinion did not address, the fairness of the amount or nature of the compensation (if any) or other consideration to any officers, directors or employees of any party, or class of such persons, relative, to the Exchange Ratio or otherwise.
In rendering its opinion, RBCCM assumed and relied upon the accuracy and completeness of all information that was reviewed by RBCCM, including all financial, legal, tax, accounting, operating and other information provided to, or discussed with RBCCM by, or on behalf of, Coeur or New Gold (including, without limitation, financial statements and related notes), and upon the assurances of the management and other representatives of Coeur that they were not aware of any relevant information that had been omitted or that remained undisclosed to RBCCM. RBCCM did not assume responsibility for independently verifying and did not independently verify such information. RBCCM also assumed that each of the Forecasted Financial Information (as defined below) and Unmodelled Resources (as defined below) that it was directed to utilize in its analyses were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Coeur as to the future financial performance of, and, together with the future commodity price assumptions referenced below, were a reasonable basis upon which to evaluate Coeur, New Gold and the other matters covered thereby (subject, in the case of the Forecasted Financial Information, to the varying underlying gold, silver and copper commodity price assumptions). RBCCM expressed no opinion as to any such financial projections, other estimates and data or the assumptions upon which they were based. RBCCM relied upon the assessments of the management of Coeur as to future gold, silver and copper mining and production, market and cyclical trends and prospects relating to the gold, silver and copper mining industries, regulatory matters with respect thereto and the potential impact thereof on Coeur and New Gold. RBCCM assumed that there will be no developments with respect to any of the foregoing that would have an adverse effect on Coeur, New Gold or the Arrangement or that otherwise would be meaningful in any respect to its analyses or opinion.
In connection with its opinion, RBCCM did not assume any responsibility to perform, and did not perform, an independent valuation or appraisal of any of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of or relating to Coeur, New Gold or any other entity and RBCCM was not furnished with any such valuations or appraisals, other the information with respect to the Unmodelled Resources. RBCCM did not assume any obligation to conduct, and it did not conduct, any physical inspection of the mining operations, property or facilities of Coeur, New Gold or any other entity. RBCCM is not an expert in the evaluation of gold, silver or copper reserves, mining or production levels and it expressed no view as to the reserve quantities, or the development or production (including, without limitation, as to the feasibility or timing), of any gold, silver or copper reserves of Coeur, New Gold or otherwise. RBCCM also expressed no view as to future gold, silver or copper and related commodity prices utilized in its analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on its analyses or opinion. RBCCM did not investigate, and made no assumption regarding, any litigation or other claims affecting Coeur, New Gold or any other entity. RBCCM did not evaluate the solvency or fair value of Coeur, New Gold or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. RBCCM assumed that the Arrangement will be consummated in accordance with the terms of the Arrangement Agreement and the Plan of Arrangement and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Arrangement, no delay, limitation, restriction or condition will be imposed or occur, including any divestiture or other requirements, that would have an adverse effect on Coeur, New Gold or the Arrangement or that otherwise would be meaningful in any respect to its analyses or opinion.
RBCCM’s opinion speaks only as of the date thereof, is based on the conditions as they existed and information supplied or reviewed as of the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur or may have existed or occurred after such date. RBCCM did not undertake any obligation to update, revise or reaffirm its opinion for events occurring after the date thereof. RBCCM’s opinion, as set forth therein, relates to the relative values of Coeur Common Stock and New Gold Common Shares. RBCCM did not express any opinion as to the actual value of Coeur Common Stock when issued or distributed in the Arrangement or the price or range of prices at which Coeur Common Stock, or any other securities of Coeur may trade or otherwise be transferable at any time, including following announcement or consummation of the Arrangement. As the Coeur Board was aware, the credit, financial and stock markets, and the industries in which Coeur and New Gold operate, have experienced and continue to experience volatility and RBCCM expressed no opinion or view as to any potential effects of such volatility on Coeur or New Gold (or their respective businesses) or the Arrangement.
For the purposes of rendering its opinion, RBCCM undertook such review, inquiries and analyses as it deemed necessary or appropriate under the circumstances, including the following:
•	RBCCM reviewed the financial terms of (a) the Arrangement Agreement, and (b) the Plan of Arrangement attached to the Arrangement Agreement;
•
RBCCM reviewed certain publicly available financial and other information, and certain historical operating data, relating to Coeur made available to it from published sources and internal records of Coeur;

•
RBCCM reviewed certain publicly available financial and other information, and certain historical operating data, relating to New Gold made available to it from published sources and internal records of New Gold;

•
RBCCM reviewed (a) financial projections and other estimates and data relating to Coeur (the “Coeur Projections”) and New Gold (the “New Gold Projections” and, together with the Coeur Projections, the “Forecasted Financial Information”) in each case, prepared by the management of Coeur, including certain future gold, silver and copper commodity price assumptions, which consisted of research analyst consensus pricing estimates for such commodities, as provided by the management of Coeur (see the section entitled “The Arrangement—Certain Unaudited Prospective Financial and Operating Information” for a summary of the Forecasted Financial Information), and (b) estimates of the intrinsic value for certain unmodelled resources of Coeur not otherwise accounted for in the Coeur Projections prepared by the management of Coeur (“Unmodelled Resources”), all of which financial projections and other estimates and data RBCCM was directed by management of Coeur to utilize for purposes of its analyses and opinion;

•
RBCCM conducted discussions with members of the senior management of Coeur relating to the respective businesses, prospects and financial outlook of Coeur and New Gold and certain future gold, silver and copper commodity price assumptions, which consisted of research analyst consensus pricing estimates for such commodities, as provided by management of Coeur;

•	RBCCM reviewed the reported prices and trading activity for New Gold Common Shares and Coeur Common Stock;

•
RBCCM compared certain financial metrics of Coeur and New Gold with those of selected publicly traded companies in lines of businesses that it considered generally relevant in evaluating Coeur and New Gold;

•	RBCCM compared certain financial terms of the Arrangement with those of selected precedent transactions that it considered generally relevant in evaluating the Arrangement; and
•	RBCCM considered other information and performed other studies and analyses as it deemed appropriate.
Set forth below is a summary of the material financial analyses performed by RBCCM in connection with rendering its opinion, as delivered to the Coeur Board in connection with its meeting on November 2, 2025. The order of analyses described does not represent relative importance or weight given to those analyses by RBCCM. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the summary of the analyses used by RBCCM, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.
For purposes of its analyses, RBCCM reviewed a number of financial and operating metrics, using certain time periods, including:
•
Enterprise Value or EV — the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other in-the-money (“ITM”) securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, lease liabilities and out-of-the-money convertible notes, less the amount of cash and cash equivalents on its balance sheet), plus the book value of its equity investments, and less the estimated proceeds from the exercise and/or conversion of all of its ITM dilutive securities;

•	EBITDA — the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and exploration expenses for a specified time period;
•
Adjusted EBITDA — EBITDA, adjusted to reflect specified expenses, which, in the case of (i) New Gold, were adjusted for corporate general and administrative expenses, stream and royalty payments, and Cerro San Pedro mine closure costs, and (ii) Coeur, were adjusted primarily to reflect gains/losses that may arise from foreign exchange transactions, sale of assets, inventory adjustments/writedowns, asset retirement obligation accretion, and other one-time costs/expenses; and

•	Cash Flow — operating cash flow.
Unless the context indicates otherwise, the analyses performed below were calculated using (i) the closing prices of New Gold Common Shares, Coeur Common Stock and the common equity of the selected companies set forth below as of October 31, 2025, (ii) historical, financial and operating data for the selected companies based on publicly available information for each company as of October 31, 2025, (iii) the Enterprise Values for (a) New Gold based on net debt as of September 30, 2025, and further adjusted for the gold prepayment liability, and (b) Coeur based on net debt as of September 30, 2025, and (iv) per share amounts for (a) New Gold based on fully diluted ITM (“FDITM”) shares outstanding as of September 30, 2025, and (b) Coeur based on FDITM shares outstanding as of September 30, 2025. All market based commodity price assumptions were based on mean consensus research analyst estimates (“Consensus Estimates”) pricing data available as of October 30, 2025 (“Consensus Pricing”). Unless the context indicates otherwise, estimates of EBITDA (and in the case of New Gold and Coeur, Adjusted EBITDA) and Cash Flow for calendar year 2026 (“2026E”) for (i) the selected companies were based on Consensus Estimates available as of October 31, 2025, (ii) New Gold were based on estimates provided by the management of Coeur, and (iii) Coeur were based on estimates provided by the management of Coeur.
For purposes of certain analyses below, the term “Implied Per Share Offer Price” refers to the implied per share value of the merger consideration of $8.51, based on the Exchange Ratio of 0.4959 shares of Coeur Common Stock per share of New Gold Common Shares and the closing price of Coeur Common Stock as of October 31, 2025 of $17.17.
New Gold Financial Analyses
Selected Public Companies Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly traded companies as of October 31, 2025, as compared to the corresponding information and implied trading multiples for New Gold. In choosing the selected companies, RBCCM considered North American listed precious metals mining companies with (i) greater than 85% of revenue from gold, (ii) significant geographic exposure to the United States and Canada and (iii) a market capitalization between $2 billion and $10 billion. In this analysis, RBCCM compared, among other things, multiples of implied Price/Net Asset Value (“NAV”), implied Enterprise Value/2026E EBITDA and implied Price/2026E Cash Flow.
Based on the criteria described above, RBCCM selected the following companies:
•	Equinox Gold Corp.
•	IAMGOLD Corporation
•	B2Gold Corp.
•	OceanaGold Corporation
•	SSR Mining Inc.
•	Orla Mining Ltd.
•	Wesdome Gold Mines Ltd.
The results of this analysis are summarized in the following table:

	Price / NAV	EV / 2026E EBITDA	Price / 2026E Cash Flow
Maximum	1.0x	4.9x	6.2x
Mean	0.8x	3.8x	4.7x
Median	0.8x	3.6x	4.6x
Minimum	0.7x	3.0x	3.8x
New Gold	2.0x	5.4x	5.2x

From this data, RBCCM selected equity value and Enterprise Value reference ranges for New Gold using Price/NAV multiples of 0.7x—1.0x, Enterprise Value/2026E EBITDA multiples of 3.0x—4.9x (applied to 2026E Adjusted EBITDA) and Price/2026E Cash Flow multiples of 3.8x—6.2x (in each case, based on the New Gold Projections and using Consensus Pricing for future gold, silver and copper commodity prices). RBCCM then derived implied equity value per share reference ranges from the resulting reference ranges, using the share information described above, as well as in the case of Enterprise Value calculations, using the balance sheet information described above and adjusting for estimated ITM proceeds and equity investments, as provided by Coeur management. This analysis indicated the following implied equity value per share reference ranges for New Gold Common Shares as compared to the Implied Per Share Offer Price and the closing price of New Gold Common Shares on October 31, 2025:

Implied Per-Share Value of New Gold Common Shares
Price / NAV	$2.58—$3.68
EV / 2026E EBITDA	$3.87—$6.61
Price / 2026E Cash Flow	$5.32—$8.68
Implied Per Share Offer Price	$8.51
Closing price of New Gold Common Shares on October 31, 2025	$7.34

Net Asset Value Analysis. RBCCM performed a NAV analysis of New Gold by calculating the estimated net present value of the estimated gold, silver and copper production from New Gold’s mining operations, based on the New Gold Projections. RBCCM performed this analysis using pricing assumptions based on Consensus Pricing through year-end 2030, and held flat thereafter, as per management of Coeur. RBCCM selected real discount rates of 10.5% to 12.5%, which reflected RBCCM’s estimate of New Gold’s real weighted average cost of capital (“WACC”), using the capital asset pricing model (“CAPM”), as well as applying a size premium, and applied such range of real discount rates to the projected after-tax cash flows from New Gold’s mining operations to arrive at asset value reference ranges.
RBCCM derived implied equity value per share reference ranges from the asset value reference ranges, adjusting for present value of future general and administrative expenses, as provided by Coeur management, and using the balance sheet and diluted share information described above, and adjusting for estimated ITM proceeds and equity investments, as provided by Coeur management. This analysis indicated the following implied equity value per share reference range for New Gold Common Shares as compared to the Implied Per Share Offer Price and the closing price of New Gold Common Shares on October 31, 2025:

Implied Equity Value Per Share Reference Range	Implied Per Share Offer Price	Closing price of New Gold Common Shares on October 31, 2025
$3.00—$3.15	$8.51	$7.34

Selected Precedent Transactions Analysis. RBCCM reviewed certain implied transaction multiples for six (6) change of control transactions in the gold mining sector with a value greater than $1.0 billion involving target companies with assets in OECD countries, excluding merger of equals transactions, since the beginning of 2017. Financial and operating data for each target company in the selected transactions were calculated as of the announcement date of the applicable transaction based, in part, on the implied purchase prices announced on such date for the selected transactions, and otherwise based on publicly available information for each target company as of the most recent quarter prior to the announcement of the applicable transaction for which such information was available or as otherwise subsequently publicly disclosed by the applicable transaction parties. Accordingly, this information may not reflect current or future market conditions. In this analysis, RBCCM compared, among other things, multiples of implied Price/NAV, implied Enterprise Value/NTM EBITDA and implied Price/NTM Cash Flow for which financial information had been publicly announced prior to the announcement of the applicable transaction.
Based on the criteria described above, the following six (6) transactions were selected:

Announcement Date	Acquiror	Target
May 5, 2025	Gold Fields Ltd.	Gold Road Resources Ltd.
May 12, 2023	Newmont Corporation	Newcrest Mining Limited
November 4, 2022	Pan American Silver Corp. & Agnico Eagle Limited	Yamana Gold Inc.
November 9, 2021	Newcrest Mining Limited	Pretium Resources Inc.
November 25, 2019	Kirkland Lake Gold Ltd.	Detour Gold Corporation
January 14, 2019	Newmont Mining Corporation	Goldcorp Inc.

The results of this analysis are summarized in the following table:

	Price / NAV	EV / NTM EBITDA	Price / NTM Cash Flow
Maximum	1.3x	9.8x	11.0x
Mean	1.1x	8.2x	9.1x
Median	1.1x	8.6x	9.9x
Minimum	1.0x	5.8x	6.4x
Arrangement at the Exchange Ratio (at 5% Real Discount Rate)	2.3x	6.2x	6.1x
Arrangement at the Exchange Ratio (at WACC)	2.8x	6.2x	6.1x

Based on the foregoing, RBCCM selected equity value and Enterprise Value reference ranges for New Gold using Price/NAV multiples of 1.0x—1.3x, Enterprise Value/NTM EBITDA multiples of 5.8x—9.8x (applied to 2026E Adjusted EBITDA) and Price/NTM Cash Flow multiples of 6.4x—11.0x (applied to 2026E Cash Flow) (based on the New Gold Projections), in order to derive implied equity value and Enterprise Value reference ranges. RBCCM then derived implied equity value per share reference ranges, using the share information described above, as well as in the case of Enterprise Value calculations, using the balance sheet information described above and adjusting for ITM proceeds and equity investments, as provided by Coeur management. This analysis indicated the following implied equity value per share reference ranges for New Gold Common Shares compared to the Implied Offer Price and the closing price of New Gold Common Shares on October 31, 2025:

Implied Per-Share Value of New Gold Common Shares
Price / NAV	$3.68—$4.79
EV / NTM EBITDA	$7.91—$13.69

Implied Per-Share Value of New Gold Common Shares
Price / NTM Cash Flow	$8.96—$15.40
Implied Per Share Offer Price	$8.51
Closing price of New Gold Common Shares on October 31, 2025	$7.34

Coeur Financial Analyses
Selected Public Companies Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly traded companies as compared to the corresponding information and implied trading multiples for Coeur. In choosing the selected companies, RBCCM considered publicly traded precious metals mining companies with (i) greater than 20% of revenue from silver and (ii) a market capitalization greater than $2.0 billion. In this analysis, RBCCM compared, among other things, multiples of implied Price/NAV, implied Enterprise Value/2026E EBITDA and implied Price/2026E Cash Flow.
Based on the criteria described above, RBCCM selected the following companies:
•	Fresnillo plc
•	Pan American Silver Corp.
•	Hecla Mining Company
•	First Majestic Silver Corp.
The results of this analysis are summarized in the following table:

	Price / NAV	EV / 2026E EBITDA	Price / 2026E Cash Flow
Maximum	2.0x	11.1x	13.5x
Mean	1.6x	8.1x	10.8x
Median	1.6x	7.2x	10.9x
Minimum	1.1x	6.9x	7.7x
Coeur	2.5x	8.2x	10.0x

From this data, RBCCM selected equity value and Enterprise Value reference ranges for Coeur using Price/NAV multiples of 1.1x—2.0x, Enterprise Value/2026E EBITDA multiples of 6.9x—11.1x (applied to 2026E Adjusted EBITDA) and Price/2026E Cash Flow multiples of 7.7x—13.5x (in each case, based on the Coeur Projections and using Consensus Pricing estimates for future gold and silver commodity prices as of October 30, 2025). RBCCM then derived implied equity value per share reference ranges from the resulting reference ranges, using the net debt and diluted share information described above, as well as adjusting for estimated ITM proceeds (and, in the case of the implied Price/NAV calculation, adjusting for the estimated intrinsic value of the Unmodelled Resources, which value primarily related to the estimated intrinsic value of Coeur’s Silvertip exploration project in British Columbia), as provided by Coeur management. This analysis indicated the following implied equity value per share reference ranges for Coeur Common Stock as compared to the closing price of Coeur Common Stock on October 31, 2025:

Implied Per-Share Value of Coeur Common Stock
Price / NAV	$7.43—$13.51
EV / 2026E EBITDA	$14.44—$23.33
Price / 2026E Cash Flow	$13.22—$23.18
Closing price of Coeur Common Stock on October 31, 2025	$17.17

Net Asset Value Analysis. RBCCM performed a NAV analysis of Coeur by calculating the estimated net present value of the estimated gold and silver production from Coeur’s mining operations, based on the Coeur Projections, as well as the estimated intrinsic value of the Unmodelled Resources. RBCCM performed this analysis using pricing assumptions based on Consensus Pricing through year-end 2030, and held flat thereafter, as per Coeur management.

RBCCM selected real discount rates of 9.5% to 11.5%, which reflected RBCCM’s estimate of Coeur’s real WACC, using CAPM, as well as applying a size premium, and applied such range of real discount rates to the projected after-tax cash flows from Coeur’s mining operations to arrive at asset value reference ranges.
RBCCM derived implied equity value per share reference ranges from the asset value reference ranges, adjusting for general and administrative expenses, as provided by Coeur management, and using the net debt and diluted share information described above, as well as adjusting for estimated ITM proceeds, as provided by Coeur management. This analysis indicated the following implied equity value per share reference ranges for Coeur Common Stock as compared to the closing price of Coeur Common Stock on October 31, 2025:

Implied Equity Value Per Share Reference Range	Closing price of Coeur Common Stock on October 31, 2025
$5.44—$5.77	$17.17

Implied Exchange Ratio Analysis
RBCCM calculated certain implied exchange ratio reference ranges for the Arrangement.
Selected Public Companies Exchange Ratio Analysis. Based on the per share value reference ranges for New Gold Common Shares and Coeur Common Stock implied by the selected publicly traded companies analyses described above for which the same financial metrics were applied, and the corresponding assumptions underlying each such analysis, RBCCM calculated implied exchange ratio reference ranges. In each case, the low end of each implied ratio reference range was calculated by dividing the low end of the applicable New Gold Common Shares implied per share value reference range by the high end of the applicable Coeur Common Stock implied per share value reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable New Gold Common Shares implied per share value reference range by the low end of the applicable Coeur Common Stock implied per share value reference range. The analysis indicated the following implied reference ranges as compared to the Exchange Ratio in the Arrangement:

	Implied Exchange Ratio Reference Range	Exchange Ratio
Price / NAV	0.1908x—0.4956x	0.4959x
EV / 2026E EBITDA	0.1659x—0.4579x	0.4959x
Price / 2026E Cash Flow	0.2294x—0.6564x	0.4959x

Net Asset Value Exchange Ratio Analysis. Based on the per share value reference ranges for New Gold Common Shares and Coeur Common Stock implied by the net asset values analyses described above for which the same financial metrics were applied, and the corresponding assumptions underlying each such analysis, RBCCM calculated implied exchange ratio reference ranges. In each case, the low end of each implied ratio reference range was calculated by dividing the low end of the applicable New Gold Common Shares implied per share value reference range by the high end of the applicable Coeur Common Stock implied per share value reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable New Gold Common Shares implied per share value reference range by the low end of the applicable Coeur Common Stock implied per share value reference range. The analysis indicated the following implied reference ranges as compared to the Exchange Ratio in the Arrangement:

	Implied Exchange Ratio Reference Range	Exchange Ratio
Consensus Pricing	0.5187x—0.5793x	0.4959x

Selected Precedent Transactions/Selected Public Companies Exchange Ratio Analysis. Using the ranges of implied per-share values for New Gold Common Shares based on the valuation metrics for New Gold as described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of RBC Capital Markets, LLC—New Gold Financial Analyses—Selected Precedent Transactions Analysis,” and the ranges of implied per-share values for Coeur Common Stock based on the valuation metrics for Coeur as described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of RBC Capital Markets, LLC—Coeur Financial Analyses—Selected Public Companies Analysis,” RBCCM calculated implied exchange ratios by (i) dividing the low end of the implied per-share value of New Gold Common Shares implied by each of the selected Price/NAV multiples, Enterprise Value/2026E EBITDA multiples and Price/2026E Cash Flow multiples by the high end of the implied per-share value of Coeur Common Stock implied by each of the selected Price/NAV multiples, Enterprise Value/2026E EBITDA multiples and Price/2026E Cash Flow multiples to arrive at the low end of the implied exchange ratio range, and (ii) dividing the high end of the implied per-share value of New Gold Common Shares implied by the selected Price/NAV multiples, Enterprise Value/2026E EBITDA multiples and Price/2026E Cash Flow multiples by the low end of the implied per-share value of Coeur Common Stock implied by each of the selected Price/NAV multiples, Enterprise Value/2026E EBITDA multiples and Price/2026E Cash Flow multiples to arrive at the high end of the implied exchange ratio range. This analysis indicated the following implied exchange ratio reference ranges as compared to the Exchange Ratio.

	Implied Exchange Ratio Reference Range	Exchange Ratio
Price / NAV	0.2726x—0.6442x	0.4959x
EV / 2026E EBITDA	0.3392x—0.9480x	0.4959x
Price /2026E Cash Flow	0.3864x—1.1645x	0.4959x

Other Information
RBCCM also noted for the Coeur Board the following additional analyses and factors that were not considered part of RBCCM’s financial analyses with respect to its opinion but were referenced for informational purposes:
Trading History for New Gold. RBCCM reviewed certain historical closing prices for New Gold Common Shares during the 52-week period ended October 31, 2025, which reflected the following historical stock price information for New Gold Common Shares as compared to the closing price of New Gold Common Shares on October 31, 2025 and the Implied Per Share Offer Price:

Trading Period Prior to October 31, 2025	Stock Price
52-Week High	$7.49
52-Week Low	$2.47
Closing price of New Gold Common Shares on October 31, 2025	$7.34
Implied Per Share Offer Price	$8.51

Trading History for Coeur. RBCCM reviewed certain historical closing prices for Coeur Common Stock during the 52-week period ended October 31, 2025, which reflected the following historical stock price information for Coeur Common Stock as compared to the closing price of Coeur Common Stock on October 31, 2025:

Trading Period Prior to October 31, 2025	Stock Price
52-Week High	$23.10
52-Week Low	$4.81
Closing price of Coeur Common Stock on October 31, 2025	$17.17

Analysts’ Price Targets and NAV per Share Estimates for New Gold. RBCCM reviewed, among other things, undiscounted forward stock price targets and NAV per share estimates for New Gold Common Shares in nine and eight, respectively, recently published, publicly available, Wall Street research analysts’ reports, which indicated the following undiscounted low and high per share stock price targets and NAV per share estimates for New Gold Common Shares as compared to the closing price of New Gold Common Shares on October 31, 2025 and the Implied Per Share Offer Price:

Stock Price
Analyst Price Targets Prior to October 31, 2025
High	$10.80
Low	$7.00

Analyst NAV per Share Estimates Prior to October 31, 2025
High	$3.93
Low	$7.08

Closing Price of New Gold Common Shares on October 31, 2025	$7.34

Stock Price
Implied Per Share Offer Price	$8.51

Analysts’ Price Targets and NAV per Share Estimates for Coeur. RBCCM reviewed, among other things, undiscounted forward stock price targets and NAV per share estimates for Coeur Common Stock in nine and seven, respectively, recently published, publicly available, Wall Street research analysts’ reports, which indicated the following undiscounted low and high per share stock price targets for Coeur Common Stock as compared to the closing price of Coeur Common Stock on October 31, 2025:

Stock Price
Analyst Price Targets Prior to October 31, 2025
High	$25.00
Low	$16.00

Analyst NAV per Share Estimates Prior to October 31, 2025
High	$7.91
Low	$14.20

Closing Price of Coeur Common Shares on October 31, 2025	$17.17

Net Asset Value Analysis for New Gold at 5%. RBCCM reviewed the NAV per share analysis described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of RBC Capital Markets, LLC—New Gold Financial Analyses—Net Asset Value Analysis”, but based on a 5% real discount rate for New Gold that was provided by the management of Coeur, which analysis indicated a New Gold Common Share price per share of $3.68.
Net Asset Value Analysis for Coeur at 5%. RBCCM reviewed the NAV per share analysis described above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of RBC Capital Markets, LLC—Coeur Financial Analyses—Net Asset Value Analysis”, but based on a 5% real discount rate for Coeur that was provided by the management of Coeur, which analysis indicated a Coeur Common Stock price per share of $6.75.
One-Day Premiums Paid Analysis. RBCCM reviewed the premiums paid in the selected precedent transactions referred to above under “The Arrangement—Opinions of Financial Advisors to Coeur—Opinion of RBC Capital Markets, LLC—New Gold Financial Analyses—Selected Precedent Transactions Analysis,” based on a review of implied premiums paid derived from the selected precedent transactions using the final agreed upon offer price for the applicable equity security as of the date of public announcement of the applicable transaction as compared to the closing price on the trading day immediately prior to the announcement of the initial offer with respect to the applicable transaction. These premiums ranged from 18% to 43%, which RBCCM then applied to the closing price of the New Gold Common Shares as of October 31, 2025, and which resulted in implied values ranging from $8.66 to $10.50 per New Gold Common Share.
Historical Exchange Ratio Analysis. RBCCM reviewed the implied exchange ratios for certain periods over the twelve-month period ended immediately prior to October 31, 2025, as well as the three-year period ended October 31, 2025, in each case, calculated by dividing the closing price of New Gold Common Shares by the closing price of Coeur Common Stock for each trading day during the applicable period. This review revealed that the minimum, average and maximum implied exchange ratios for (i) the last-twelve-months period were 0.3242x, 0.4768x and 0.7254x, respectively, (ii) the last-six-months period were 0.3242x, 0.4663x and 0.7254x, respectively, (iii) the last-three-months period were 0.3242x, 0.4055x and 0.4908x, respectively, and (iv) the last-one-month period were 0.3242x, 0.3588x and 0.4275x, respectively, as compared to the Exchange Ratio of 0.4959x. In addition, RBCCM noted that the implied exchange ratios for the three-year period ended October 31, 2025 ranged from 0.2264x to 0.7254x, as compared to the Exchange Ratio of 0.4959x.

Overview of Analyses; Other Considerations
No single company or transaction used in the above analyses as a comparison was identical to Coeur, New Gold or the Arrangement, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed.
The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Several analytical methodologies were used by RBCCM, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBCCM were based on all the analyses and factors presented herein taken as a whole and also on application of RBCCM’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBCCM therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.
RBCCM, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, RBCCM and/or certain of its affiliates may actively trade securities of Coeur, New Gold and/or other entities involved in the Arrangement or their respective affiliates for its or its affiliates’ own account or for the account of customers and, accordingly, RBCCM and its affiliates may hold a long or short position in such securities. RBCCM and certain of its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and financial advisory services to Coeur, New Gold and certain of their respective affiliates unrelated to the Arrangement, for which services RBCCM and its affiliates have received and expect to receive customary compensation, including, since the beginning of RBCCM’s 2023 fiscal year (November 1, 2022), having acted or acting as (a) with respect to Coeur, as (i) a lender under a credit facility, (ii) an agent in connection with an at-the market Coeur Common Stock offering in August 2023, and (iii) cash management services, having received aggregate compensation in respect of the services described in this clause (a) of approximately $6.7 million, and (b) with respect to New Gold, as (i) a lender under a credit facility, (ii) co-lead manager in connection with a New Gold Common Shares offering in May 2024, and (iii) joint bookrunner in connection with a senior notes offering in March 2025, having received aggregate compensation in respect of the services described in this clause (b) of approximately $3.7 million.
Under its engagement agreement with Coeur, RBCCM became entitled to a fee of $4,500,000 upon the delivery of its opinion in connection with the Arrangement, without regard to the conclusion therein. Coeur has also agreed to indemnify RBCCM for certain liabilities that may arise out of its engagement, and to reimburse certain out-of-pocket expenses incurred by RBCCM in performing its services. The terms of RBCCM’s engagement letter were negotiated at arm’s-length between Coeur and RBCCM, and the Coeur Board was aware of this fee arrangement at the time it reviewed and approved the Arrangement Agreement.
Certain Unaudited Prospective Financial and Operating Information
Coeur does not, as a matter of course, make public long-term forecasts or projections as to future performance, revenues, production, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Arrangement, Coeur management prepared and provided to the Coeur Board (i) certain unaudited internal financial forecasts with respect to Coeur on a standalone basis and giving effect to the Arrangement and (ii) certain unaudited financial forecasts with respect to New Gold on a standalone basis utilizing information provided by New Gold management and Coeur management assumptions (collectively, the “Forecasted Financial Information”). The Forecasted Financial Information also was provided to BMO Capital Markets and RBCCM for their use and reliance in connection with their respective financial analyses and opinions as described in the section entitled “The Arrangement—Opinions of Financial Advisors to Coeur.” Certain financial information underlying the Forecasted Financial Information also was provided to New Gold and its financial advisors.

The Forecasted Financial Information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Forecasted Financial Information was provided by Coeur management to the Coeur Board in connection with its evaluation of the Arrangement and to Coeur’s financial advisors, BMO Capital Markets and RBCCM, for their use and reliance in connection with their respective financial analyses and opinions as described in the section entitled “The Arrangement—Opinions of Financial Advisors to Coeur.” The inclusion of this Forecasted Financial Information should not be regarded as an indication that Coeur or its affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Forecasted Financial Information includes non-GAAP and non-IFRS financial measures, including free cash flow. Please see the tables below for a description of how Coeur defines these non-GAAP and non-IFRS financial measures. Coeur believes that free cash flow provides a useful measure of available cash generated by operating activities for investing, to reduce leverage or make distributions. Non-GAAP and non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with U.S. GAAP or IFRS, and non-GAAP and non-IFRS financial measures used by Coeur may not be comparable to similarly titled measures used by other companies.
This Forecasted Financial Information was prepared for internal use and is subjective in many respects. While presented with numerical specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Coeur, including, among others, Coeur’s and/or New Gold’s future results, precious metals mining activity, commodity prices, demand for precious metals, the availability of sufficient cash flow or financing to fund the exploration and development costs associated with their respective projected mining programs, takeaway capacity and the availability of services in the areas in which Coeur and New Gold operate, geopolitical uncertainties, general economic and regulatory conditions and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors.” The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. None of Coeur nor its affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.
The Forecasted Financial Information included in this Proxy Statement has been prepared by, and is the responsibility of, Coeur management. Neither Coeur’s independent registered public accounting firm, GT, nor any other independent registered public accounting firm, including New Gold’s independent registered public accounting firm, Deloitte, has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, GT and Deloitte do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Forecasted Financial Information does not take into account any circumstances or events occurring after the date on which it was prepared. Coeur cannot give assurance that, had the Forecasted Financial Information been prepared as of a date subsequent to the Arrangement Agreement or as of the date of this Proxy Statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Coeur does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Arrangement under U.S. GAAP, or to reflect changes in general economic or industry conditions. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Arrangement on Coeur or New Gold, the effect on Coeur or New Gold of any business or strategic decision or action that has been or will be taken as a result of the Arrangement Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Arrangement Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Arrangement. None of Coeur, New Gold or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Coeur stockholder or New Gold shareholder regarding Coeur’s or New Gold’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Coeur, New Gold or their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Coeur or New Gold, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not included in this Proxy Statement to influence any Coeur stockholder’s decision or to induce any stockholder to vote in favor of any of the proposals at the Coeur special meeting, but is provided solely because it was made available to the Coeur Board and Coeur’s financial advisors in connection with the Arrangement.
In light of the foregoing, and considering that the Coeur special meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Coeur stockholders are cautioned not to place undue reliance on such information, and Coeur urges you to review Coeur’s and New Gold’s most recent public filings with the SEC and on SEDAR+ for a description of Coeur’s and New Gold’s reported financial results included therein. See the section entitled “Where You Can Find More Information.”
In preparing the prospective financial and operating information described below, Coeur management used the following gold, silver and copper price assumptions, which were based on Wall Street consensus pricing estimates as of October 30, 2025:

	Prices
	2025E	2026E	2027E	2028E	2029E	2030E	LT
Gold ($/oz)	$3,258	$3,438	$3,200	$3,000	$3,000	$2,975	$2,950
Silver ($/oz)	$35.54	$38.50	$37.75	$35.20	$35.35	$33.00	$32.50
Copper ($/lb)	$4.37	$4.50	$4.50	$4.50	$4.50	$4.50	$4.45

The following tables set forth certain summarized prospective financial and operating information of New Gold for the fiscal years 2025 through 2040 and Coeur for the fiscal years 2025 through 2052, each on a standalone basis. In addition to different pricing scenarios based on the gold, silver and copper price assumptions, Coeur management prepared the following forecasts for each of New Gold and Coeur.
The table below sets forth prospective information related to New Gold as prepared by Coeur management:

	New Gold Standalone
US$ in millions	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
Net Revenue	$1,398	$1,850	$1,743	$1,544	$1,458	$1,167	$684	$608	$496	$621	$850	$934	$139	$—	$—	$—
Adj, EBITDA(1)	$819	$1,153	$1,062	$843	$770	$603	$242	$157	$101	$198	$383	$479	$47	$—	$—	$—
Operating Cash Flow	$812	$1,117	$944	$574	$558	$407	$98	$132	$82	$177	$329	$337	($148)	($3)	($1)	($12)
Unlevered Free Cash Flow(2)	$534	$944	$819	$490	$466	$291	$4	$22	($5)	$136	$296	$331	($148)	($3)	($1)	($12)

(1)
Adjusted EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization adjusted for certain items. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow from operating activities or other measures prepared in accordance with U.S. GAAP.

(2)
Unlevered free cash flow is a non-GAAP financial measure and defined as EBITDA less income taxes, less mining duties and value-added taxes plus or less net working capital and inventory variation adjustments, less capital expenditures and reclamation. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow from operating activities or other measures prepared in accordance with U.S. GAAP.

The table below sets forth prospective information related to Coeur as prepared by Coeur management:

	Coeur Standalone
US$ in millions	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040 -52
Net Revenue	$1,868	$2,351	$2,012	$1,792	$1,743	$1,587	$1,409	$734	$556	$522	$560	$619	$625	$565	$425	$1,634
Adj, EBITDA(1)	$882	$1,369	$1,043	$840	$777	$630	$608	$262	$188	$150	$198	$230	$241	$202	$158	$647

	Coeur Standalone
US$ in millions	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040 -52
Operating Cash Flow	$762	$1,111	$750	$622	$580	$489	$424	$146	$130	$108	$128	$163	$186	$146	$141	$509
Unlevered Free Cash Flow(2)	$536	$901	$606	$496	$498	$433	$405	$103	$83	$89	$125	$140	$168	$125	$141	$485

(1)
Adjusted EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization adjusted for certain items. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow from operating activities or other measures prepared in accordance with U.S. GAAP.

(2)
Unlevered free cash flow is an non-GAAP financial measure and defined as EBITDA less income taxes, less mining duties and value-added taxes plus or less net working capital and inventory variation adjustments, less capital expenditures and reclamation. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow from operating activities or other measures prepared in accordance with U.S. GAAP.

The table below sets forth estimates of the intrinsic value for certain unmodelled resources of Coeur not otherwise accounted for in the preceding table, as prepared by Coeur management. The intrinsic value for Silvertip is derived by applying a $1.75 per silver equivalent ounce multiple to 171.0 million in contained silver equivalent resources at Silvertip. Commodity prices assumed for silver equivalent calculations are based on the long-term prices set forth in the preceding table. The intrinsic value for Exploration Upside is derived by applying a $25 per gold ounce multiple to 1 million gold ounces based on Coeur management’s view of future exploration potential:

Intrinsic Value of Unmodelled Resources US$ in millions
Silvtertip (In-Situ Value)	300
Exploration Upside	25
Total	325

COEUR DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Board of Directors Following the Arrangement
Coeur has agreed with New Gold that it will take all actions necessary to ensure that, as of the Effective Time, Patrick Godin and an additional member of New Gold’s board of directors shall be appointed to the Coeur Board and at the next annual general meeting of Coeur held to consider the election of directors that occurs following the Effective Date of the Arrangement, Patrick Godin and an additional member of New Gold’s board of directors shall be nominated by Coeur for election as a director of Coeur, provided that (i) such nominees meet any applicable qualification requirements to serve as directors under applicable laws, and (ii) such nominees have each delivered to Coeur a consent to act as a director of Coeur.
Coeur anticipates that the current members of its board of directors shall continue to serve as directors upon closing of the Arrangement. Accordingly, the board of directors of the combined company will consist of: Linda L. Adamany, Pierre Beaudoin, Paramita Das, N. Eric Fier, Patrick Godin, Jeane L. Hull, Mitchell J. Krebs, Eduardo Luna, Robert E. Mellor, Kenneth Thompson and another director of New Gold to be determined.
Management Following the Arrangement
Coeur anticipates the current members of its management team shall continue to serve as officers of the combined company: Mitchell J. Krebs, Chairman, President & Chief Executive Officer, Thomas S. Whelan, Senior Vice President & Chief Financial Officer, Michael Routledge, Senior Vice President & Chief Operating Officer, Casey M. Nault, Senior Vice President, General Counsel & Secretary, Emilie C. Schouten, Senior Vice President & Chief Human Resources Officer, and Aoife McGrath, Senior Vice President, Exploration.

Interests of Coeur Directors and Executive Officers in the Arrangement
In considering the recommendation of the Coeur Board that you vote “FOR” each of the proposals, you should be aware that certain of Coeur’s directors and executive officers have interests in the Arrangement that may be different from, or in addition to, those of Coeur stockholders generally. The Coeur Board was aware of and considered these interests when it approved the Arrangement Agreement and the transactions contemplated thereby and unanimously recommended that Coeur stockholders vote “FOR” each of the proposals. Such interests include that certain current directors and executive officers of Coeur are expected to continue as directors and executive officers of Coeur following the consummation of the Arrangement.
In addition, each director on the board of directors of Coeur and certain officers of Coeur have entered into a voting agreement with New Gold which provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of adopting the Arrangement Agreement or approving the stock issuance and the Charter Amendment, as applicable, and against any alternative business combination transaction.
See “The Arrangement—Voting Agreements” for a detailed summary of the Voting Agreements.
Accounting Treatment
Coeur prepares its financial statements in accordance with U.S. GAAP and New Gold prepares its financial statements in accordance with IFRS. In accordance with FASB ASC 805, Business Combinations, Coeur will be treated as the acquirer for accounting purposes and will account for the Arrangement as an acquisition of a business, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill, if any.
Federal Securities Laws Consequences; Stock Transfer Restrictions
Exemption from the Registration Requirements of the Securities Act
The Consideration Shares issued to New Gold shareholders pursuant to the Arrangement, will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from the registration requirements under the Securities Act the issuance of securities which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval.
Under the Arrangement Agreement, New Gold is required to submit the Plan of Arrangement to the Court and it so submitted the Plan of Arrangement on December 15, 2025 for an Interim Order after informing the Court of the intention to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, and permitting notice to all persons who are entitled to receive the Consideration Shares under the Arrangement. The Interim Order was obtained on December 17, 2025. Under the Arrangement Agreement, New Gold is required to ensure that each person entitled to receive the Consideration Shares will be given adequate notice of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary to exercise that right. The Interim Order also specifies such a right of New Gold shareholders to appear before the Court so long as they enter an appearance within a reasonable time. Persons entitled to receive the Consideration Shares will also be advised that the Consideration Shares will not be registered under the Securities Act and will be issued in reliance on the exemption under section 3(a)(10) of the Securities Act. Following New Gold’s receipt of the Interim Order and the New Gold shareholder approval of the Arrangement, New Gold will seek a Final Order from the Court as to the substantive and procedural fairness of the Plan of Arrangement. New Gold shareholders will have the right to appear at the hearing for the Final Order. Such Final Order is a condition to the consummation of the Plan of Arrangement and the issuance of the Consideration Shares. Coeur therefore anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement Agreement (including the receipt of such Final Order from the Court), the issuance of Consideration Shares to holders of New Gold shares will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Resales of Coeur Common Stock After the Effective Time
The shares of Coeur Common Stock to be received by the New Gold shareholders in exchange for their New Gold Common Shares pursuant to the Arrangement will be freely transferable under U.S. securities laws, except by persons who are “affiliates” (as defined in Rule 144) of Coeur after the Effective Time, or were “affiliates” of Coeur within 90 days prior to the Effective Time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract, or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.
Any resale of shares of Coeur Common Stock by such an “affiliate” or former “affiliate” may be subject to the registration requirements of the Securities Act, absent an exemption therefrom, such as the exemption contained in Rule 144.
The foregoing discussion is only a general overview of certain provisions of United States securities law matters applicable to the issuance of shares of Coeur Common Stock to New Gold shareholders pursuant to the Plan of Arrangement. All recipients of such shares of Coeur Common Stock are urged to consult with counsel to ensure that any subsequent transfer of such securities or securities underlying such securities complies with applicable securities laws.
Court Approval
The Arrangement requires approval by the Court under Part 9, Division 5 of the BCBCA. In accordance with the Arrangement Agreement, the Interim Order hearing is anticipated to be on a date that is on or about 15 calendar days immediately following the date of filing of this Proxy Statement with the SEC (subject to obtaining clearance of this Proxy Statement by the SEC). Under the Arrangement Agreement, New Gold is required to diligently pursue an application for Final Order pursuant to Section 291 of the BCBCA if the Interim Order, required New Gold Shareholder Approval and Coeur Stockholder Approval are obtained, but in any event no later than four business days after the approval of the Arrangement by New Gold shareholders. The Court hearing in respect of the Final Order is expected to take place two to three business days following the date of the New Gold shareholder meeting.
Shareholder Approvals
Coeur Stockholder Approvals
At the special meeting, Coeur stockholders will be required to consider and vote on the Stock Issuance Proposal and the Charter Amendment Proposal. The Stock Issuance Proposal and the Charter Amendment Proposal will be required to be approved by the Coeur stockholders in order for the Arrangement to be completed. Approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. Approval of the Charter Amendment Proposal requires the votes cast FOR the Charter Amendment Proposal to exceed the votes cast AGAINST the Charter Amendment Proposal.
New Gold Shareholder Approval
At the New Gold Shareholder Meeting, New Gold shareholders will be asked to consider and vote on a special resolution to approve the Arrangement. In order for the Arrangement to become effective, the Arrangement resolution must be approved by (i) at least 66 2∕3% of the votes cast by the shareholders of New Gold, voting together as a single class, present (virtually or in-person) or represented by proxy and entitled to vote at the meeting, and (ii) a majority of the votes cast by New Gold shareholders present (virtually or in-person) or represented by proxy and entitled to vote at the meeting, excluding the New Gold Common Shares held by persons required to be excluded under MI 61-101.
Regulatory Approvals
It is a mutual condition precedent to the consummation of the Arrangement that the Mexico Antitrust Approval, Competition Act Approval and ICA Approval shall have been obtained and shall not have been modified or rescinded.
Stock Exchange Matters
New Gold has undertaken covenants in the Arrangement Agreement to use commercially reasonable efforts to cause the New Gold Common Shares to be delisted from the TSX and NYSE American following the Effective Time. In connection with the Arrangement, Coeur intends to list its shares of Coeur Common Stock on the TSX. It is a condition to the completion of the Arrangement that Coeur receive conditional approval from the TSX for the listing of the Consideration Shares on the TSX, subject only to satisfying the customary listing conditions of the TSX. Upon listing its shares of Coeur Common Stock on the TSX, Coeur will be required to comply with the TSX’s ongoing listing requirements, including those set out in the TSX Company Manual. Coeur has undertaken covenants in the Arrangement Agreement to apply for and use commercially reasonable efforts to obtain approval of the listing for trading on the Toronto Stock Exchange by the Effective Time of the shares of Coeur.
Fees, Costs and Expenses
All legal and accounting costs and expenses incurred in connection with the Arrangement Agreement will be paid by the party incurring such costs and expenses, subject to certain exceptions listed below (among others).
Expense Reimbursement Fees Payable by New Gold
In the event that the Arrangement Agreement is terminated by either Coeur or New Gold upon circumstances described in the paragraph “Failure to Obtain New Gold Shareholder Approval” under the heading “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement—Termination by Either Party” below and New Gold’s board of directors has not made a Change in Recommendation (as defined below), New Gold will reimburse Coeur for all reasonable and documented expenses incurred by Coeur’s third-party representatives in respect of the Arrangement and the Arrangement Agreement, up to a maximum of $33,965,000. However, if New Gold is required to pay the New Gold Termination Payment (as defined below) to Coeur due to a New Gold Termination Payment Event (as defined below) occurring, New Gold will not be required to pay an expense reimbursement fee to Coeur.
Expense Reimbursement Fees Payable by Coeur
In the event that the Arrangement Agreement is terminated by either Coeur or New Gold upon circumstances described in the paragraph “Failure to Obtain Coeur Stockholder Approval” under the heading “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement—Termination by Either Party” below and the Coeur Board has not made a Change in Recommendation, Coeur will reimburse New Gold for all reasonable and documented expenses incurred by New Gold’s third-party representatives in respect of the Arrangement and the Arrangement Agreement, up to a maximum of $33,965,000. However, if Coeur is required to pay the Coeur Termination Payment (as defined below) due to a Coeur Termination Payment Event (as defined below) occurring, Coeur will not be required to pay an expense reimbursement fee to New Gold.
Fees Associated with Regulatory Filings
Fees associated with any filings made to any governmental entity in connection with the required regulatory approvals will be borne by Coeur.
Voting Agreements
In connection with the execution of the Arrangement Agreement, Coeur has entered into a New Gold Voting Agreement with each of the directors and certain officers of New Gold , who collectively held approximately 0.1% of the outstanding New Gold Common Shares as of the date of the Arrangement Agreement and New Gold has entered into a Coeur Voting Agreement with each of the directors and certain officers of Coeur, who collectively held approximately 1.5% of the outstanding shares of Coeur Common Stock as of the date of the Arrangement Agreement. Each Voting Agreement provides that the signatories thereto will, subject to limited exceptions, vote their shares in favor of approving the Arrangement (in the case of New Gold signatories) or adopting the Stock Issuance Proposal and Charter Amendment Proposal (in the case of Coeur signatories), and against certain matters that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement. Such shareholders have also agreed not to exercise any rights of appraisal or rights of dissent provided under any applicable laws, among other things. Each Voting Agreement terminates upon the earliest to occur of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, and (c) the completion of the Coeur Stockholder Meeting or New Gold Shareholder Meeting, as applicable.
Copies of the forms of the New Gold Voting Agreement and the Coeur Voting Agreement are attached as Schedule E and Schedule F to the Arrangement Agreement, respectively, which is attached hereto as Annex C to this Proxy Statement.

General
Following completion of the Arrangement, Coeur will continue to be the publicly traded parent company of the combined business with the Coeur Common Stock traded on the NYSE, and New Gold will indirectly, through Canadian Sub, be an indirect wholly owned subsidiary of Coeur. It is also a condition to the completion of the Arrangement that Coeur receive conditional approval from the TSX for the listing of the Consideration Shares on the TSX, subject only to satisfying the customary listing conditions of the TSX. Coeur will, upon completion of the Arrangement, be required to comply with the TSX’s ongoing listing requirements. The combined company will remain a corporation governed by the laws of the state of Delaware. Coeur’s head office will continue to be located at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606.

NO APPRAISAL RIGHTS
Under the DGCL, holders of shares of Coeur Common Stock are not entitled to appraisal rights in connection with the Arrangement or any of the matters to be acted on at the special meeting.
LITIGATION RELATED TO THE ARRANGEMENT
After filing its Preliminary Proxy Statement on December 3, 2025, Coeur received demand letters from purported stockholders alleging that Coeur and certain of its directors and officers violated Sections 14(a) and 20(a) of the Exchange Act in connection with the disclosures relating to the Arrangement. The demands assert that Coeur's disclosures were incomplete and misleading. Coeur does not believe that the allegations in these demand letters are meritorious and intends to defend against them vigorously.

INFORMATION ABOUT THE PARTIES TO THE ARRANGEMENT
Coeur
Founded in 1928, Coeur is a U.S.-based, well-diversified, precious metals producer that operates certain gold and silver mines in the United States, Canada and Mexico, including the Las Chispas silver-gold mine in Sonora, Mexico, the Palmarejo gold and silver complex in Chihuahua, Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, Coeur wholly-owns the Silvertip exploration project in British Columbia.
Shares of Coeur Common Stock currently trade on the NYSE under the symbol “CDE.” Coeur’s principal executive offices are located at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606. Its telephone number is (312) 489-5800 and its website address is www.coeur.com. Information contained on its website is not incorporated by reference into this Proxy Statement.
Canadian Sub
Canadian Sub is a company formed under the laws of the Province of British Columbia, Canada and is a wholly-owned subsidiary of Coeur formed for the purpose of effecting the Arrangement.
New Gold
New Gold is a Canadian-focused intermediate gold mining company headquartered in Toronto, Ontario, with a portfolio of two core producing assets in Canada, the New Afton copper-gold mine and Rainy River gold mine.
New Gold Common Shares are traded on the TSX under the symbol “NGD” and the NYSE American under the symbol “NGD.” New Gold’s head offices are located at Brookfield Place 181 Bay Street, Suite 3320 Toronto, Ontario M5J 2T3. Its telephone number is (416) 324-6000 and its website address is www.newgold.com. Information contained on its website is not incorporated by reference into this Proxy Statement.

THE ARRANGEMENT AGREEMENT AND THE PLAN OF ARRANGEMENT
The summary of the material provisions of the Arrangement Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is attached to this Proxy Statement as Annex A. This summary may not contain all of the information about the Arrangement Agreement that is important to you. We urge you to carefully read the Arrangement Agreement in its entirety, including all of its schedules, as it is the legal document governing the Arrangement. The Arrangement Agreement contains representations and warranties that New Gold, Coeur and Canadian Sub have made to each other as of specific dates. The assertions embodied in the representations and warranties in the Arrangement Agreement were made solely for purposes of the Arrangement Agreement and the arrangement and agreements contemplated thereby among New Gold and Coeur, and may be subject to important qualifications and limitations agreed to by New Gold and Coeur in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC or on SEDAR+, as applicable, and the assertions embodied in the representations and warranties contained in the Arrangement Agreement (and summarized below) are qualified by information in disclosure letters provided by New Gold to Coeur and by Coeur to New Gold in connection with the signing of the Arrangement Agreement and by certain information contained in certain of Coeur’s and New Gold’s public filings with the SEC or on SEDAR+, as applicable. The disclosure letters and filings with the SEC or on SEDAR+, as applicable, contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Arrangement Agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after November 2, 2025 and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. In addition, if specific material facts arise that contradict the representations and warranties in the Arrangement Agreement, Coeur or New Gold, as applicable, will disclose those material facts in the public filings that it makes with the SEC or on SEDAR+, as applicable, in accordance with, and to the extent required by, applicable law. Accordingly, the representations and warranties in the Arrangement Agreement and their description in this Proxy Statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings Coeur and New Gold publicly file with the SEC or on SEDAR+, as applicable. For more information, see the “Where You Can Find More Information” section of this Proxy Statement.
The Arrangement
On November 2, 2025, Coeur, New Gold, and Canadian Sub entered into the Arrangement Agreement. The Arrangement Agreement provides that at the Effective Time, Canadian Sub will acquire all of the issued and outstanding common shares of New Gold in exchange for stock consideration, with New Gold continuing as a wholly-owned subsidiary of Coeur.
The Arrangement will be implemented by way of a plan of arrangement under the BCBCA and requires approval by: (i) the Court; and (ii) at least two-thirds of the votes cast by the shareholders of New Gold present (virtually or in-person) or represented by proxy and entitled to vote at the New Gold Shareholder Meeting; and a majority of the votes cast by the shareholders of New Gold present (virtually or in-person) or represented by proxy and entitled to vote at the New Gold Shareholder Meeting, excluding those votes attached to New Gold Common Shares held by persons required to be excluded pursuant to MI 61-101 at the New Gold Shareholder Meeting.
If the Final Order is granted, and all other conditions to completion of the Arrangement, as set out in the Arrangement Agreement, are satisfied or waived (to the extent that such conditions are capable of being satisfied prior to the Effective Date and, if waived, are not prohibited from being waived), the Arrangement will become effective at the Effective Time in accordance with the terms of the Plan of Arrangement.
Consideration Issuable Pursuant to the Arrangement
At the Effective Time, each New Gold shareholder (other than New Gold Common Shares held by dissenting New Gold shareholders) will receive consideration of 0.4959 shares of Coeur Common Stock for each New Gold Common Share they hold.
No fractional shares of Coeur Common Stock will be issued as part of the Arrangement. Where the aggregate number of shares of Coeur Common Stock to be issued to a New Gold shareholder as stock consideration would result in a fractional share of Coeur Common Stock being issuable, such fractional share of Coeur Common Stock shall be rounded up to the nearest whole share of Coeur Common Stock in the event that a New Gold shareholder is entitled to a fractional share representing 0.5 or more of a share of Coeur Common Stock and shall be rounded down to the nearest whole share of Coeur Common Stock in the event that a New Gold shareholder is entitled to a fractional share representing less than 0.5 of a share of Coeur Common Stock.
Treatment of New Gold Equity Awards in the Arrangement
New Gold equity-based awards that are outstanding immediately prior to the Effective Time will be treated in accordance with the Arrangement Agreement, the Plan of Arrangement and the applicable New Gold equity incentive plan.
New Gold Options
Each New Gold Option immediately prior to the Effective Time shall be fully vested and cancelled in exchange for an amount equal to (a) the product of (i) the number of New Gold common shares for which such New Gold Options may be exercised and (ii) the volume weighted average share price of the New Gold Common Shares on the Toronto Stock Exchange (during continuous trading hours) for the five trading days ending on the third business day prior to the Effective Date less (b) its exercise price.
Prior to the Effective Date and conditional upon the Effective Time having occurred, New Gold shall take such action as may be required to conditionally accelerate the vesting of all unvested New Gold Options such that, without further action by or on behalf of the New Gold Option holders, following the Effective Time and pursuant to the Plan of Arrangement, such New Gold Options will be deemed to be cancelled in exchange for the consideration set out in the Plan of Arrangement. New Gold will pay to the holders of New Gold Options, through the payroll systems of New Gold, all amounts required to be paid to the holders of New Gold Options in accordance with the Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with the Plan of Arrangement, in respect of such New Gold Options.
New Gold Performance Share Units
All New Gold PSUs shall be fully vested in exchange for a cash payment from New Gold, to be calculated in accordance with the terms of the New Gold LTIP (except that the calculation of the amounts payable shall be determined as at the third business day prior to the Effective Date) immediately prior to the Effective Time provided that (A) the vesting multiplier applicable to all calculation periods ending on or prior to the third business day prior to the Effective Date for each New Gold PSU shall be determined based on the terms of the New Gold LTIP and (B) the vesting multiplier applicable to all calculation periods ending after the third business day prior to the Effective Date for each New Gold PSU shall be (i) 100%, in the case of New Gold employees who are employed by Coeur, New Gold or any of their respective subsidiaries following the Effective Time (“Continuing Employees”); or (ii) 150% in the case of New Gold employees whose employment with New Gold or any of its subsidiaries is terminated at or immediately prior to the Effective Time (“Non-Continuing Employees”). In addition, for each holder of New Gold PSUs who is a Continuing Employee, within 50 days following the Effective Date, Coeur will grant restricted share units of Coeur (“Coeur RSUs”) as retention awards having a value equal to the difference between (i) the cash payment such holder would have received for such New Gold PSUs as at the Effective Time if treated as a Non-Continuing Employee, and (ii) the cash payment such holder actually received for such New Gold PSUs, with such Coeur RSUs vesting as to 50% on the first anniversary of the grant and as to the remainder on the second anniversary of the grant.
Prior to the Effective Date and conditional upon the Effective Time having occurred, New Gold shall take such action as may be required in order to ensure that all New Gold PSUs shall be fully vested pursuant to the terms of the New Gold LTIP and the Arrangement Agreement such that all the New Gold PSUs will be redeemed by New Gold for cash, to be calculated in accordance with the terms of the New Gold LTIP (except that the calculation of the amounts payable shall be determined as at the third business day prior to the Effective Date) and the Plan of Arrangement.
New Gold Deferred Share Units
All New Gold DSUs shall be terminated in exchange for a cash payment from New Gold, to be calculated in accordance with the terms of the deferred share unit plan of New Gold effective May 6, 2010 (except that the calculation of the amounts payable shall be determined as at the third business day prior to the Effective Date).

New Gold Restricted Share Units
All New Gold RSUs shall be treated as follows: New Gold RSUs held by Non-Continuing Employees (“Accelerated RSUs”) will be fully vested pursuant to, and redeemed for cash in accordance with, the terms of the New Gold LTIP (except that the calculation of the amounts payable shall be determined as at the third business day prior to the Effective Date); and New Gold RSUs held by Continuing Employees shall be (1) amended by multiplying each such New Gold RSU by the Exchange Ratio, and thereafter, the holder thereof shall be entitled to the number of New Gold RSUs as is equal to the product of such amendment (the “Revised New Gold RSUs”); (2) upon the vesting of such Revised New Gold RSUs following the Effective Time, each such Revised New Gold RSU shall entitle the holder thereof to receive a payment in cash, in accordance with the terms of the New Gold LTIP, with reference to the trading price of the shares of Coeur rather than the New Gold Common Shares and (3) such Revised New Gold RSUs shall remain outstanding and governed by the terms of the New Gold LTIP and any document evidencing the New Gold RSUs (subject to amendments as contemplated in the Arrangement Agreement).
Dissent Rights of New Gold Shareholders
Registered New Gold shareholders as of the record date of the New Gold Shareholder Meeting may exercise rights of dissent with respect to the Arrangement resolution pursuant to Division 2 of Part 8 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and the Final Order.
None of the following shall be entitled to exercise dissent rights: (i) a holder of any New Gold incentive awards in respect of such holder’s New Gold incentive awards; (ii) New Gold shareholders who vote or have instructed a proxyholder to vote their common shares in favor of the Arrangement resolution; and (iii) any other person who is not a registered New Gold shareholder as of the record date for the New Gold Shareholder Meeting.
Payment of Consideration
Coeur and New Gold have appointed Computershare Investor Services Inc. to act as depositary to handle the exchange of the New Gold Common Shares for shares of Coeur Common Stock. Following receipt of the Final Order and no later than one business day prior to the Effective Date, Coeur will deposit in escrow, or cause to be deposited in escrow, with the depositary, sufficient shares of Coeur Common Stock to satisfy the consideration payable to the New Gold shareholders pursuant to the Plan of Arrangement.
Upon surrender to the depositary for cancellation of a certificate or a direct registration statement (DRS) advice (“DRS Advice”), which immediately prior to the Effective Time represented one or more New Gold Common Shares that were transferred pursuant to the Plan of Arrangement, together with a duly completed and executed letter of transmittal and such other documents and instruments as the depositary or Coeur may reasonably require, the holder of such New Gold Common Shares represented by such surrendered certificate or DRS Advice will be entitled to receive in exchange therefor, and the depositary will deliver to such holder (less any withholding or tax amounts, as applicable) the consideration such holder has the right to receive, and the surrendered certificate or DRS Advice will be cancelled.
After the Effective Time and until surrendered for cancellation, each certificate or DRS Advice that immediately prior to the Effective Time represented one or more outstanding New Gold Common Shares (other than New Gold Common Shares held by dissenting New Gold shareholders) shall be deemed at all times to represent only the right to receive in exchange therefor the consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with the Plan of Arrangement (less any withholding or tax amounts, as applicable).
Efforts to Obtain Required New Gold Shareholder Approval
New Gold is required, in accordance with the Interim Order, applicable laws and its constating documents to duly call, give notice of, convene and conduct a meeting of its shareholders for the purpose of obtaining the requisite approvals of the New Gold shareholders relating to the Arrangement, to be held as promptly as reasonably practicable following the clearance of this Proxy Statement by the SEC (and, in any event, will use reasonable best efforts to convene such meeting within 50 days of the SEC clearance).
Notwithstanding the foregoing, New Gold will be required to adjourn or postpone its shareholder meeting if required by applicable law or a governmental entity or as required for quorum purposes, and may adjourn its shareholder meeting: (i) if New Gold reasonably determines in good faith that the requisite New Gold Shareholder Approval is unlikely to be obtained; (ii) if New Gold’s board of directors determines in good faith that it is necessary or appropriate to postpone or adjourn the New Gold’s shareholder meeting in order to give shareholders sufficient time to evaluate any information or disclosure that New Gold has sent or otherwise made available to such holders by issuing a press release, filing materials with Canadian securities authorities or otherwise; (iii) if a written notice of termination of the Arrangement Agreement is delivered by a party prior to the date of the New Gold shareholder meeting; (iv) with Coeur’s prior written consent; or (v) if Coeur adjourns or postpones the Coeur meeting (in which case New Gold may adjourn or postpone the New Gold shareholder meeting to the same date and time as the Coeur meeting, and in each case, subject to the restrictions and time periods set out in the Arrangement Agreement.
Unless the New Gold Board has modified its recommendation regarding the Arrangement as permitted under the Arrangement Agreement, New Gold will include in its circular the unanimous recommendation of the New Gold Board to the New Gold shareholders that they vote in favor of the Arrangement resolution.
Efforts to Obtain Required Coeur Stockholder Approval
Coeur is required, in accordance with applicable laws and its constating documents to duly call, give notice of, convene and conduct a meeting of its stockholders for the purpose of obtaining the requisite approvals of its stockholders of the Stock Issuance Proposal and the Charter Amendment Proposal, to be held as promptly as reasonably practicable following the clearance of this Proxy Statement by the SEC (and, in any event, will use reasonable best efforts to convene such meeting within 50 days of receipt of the SEC clearance).
Notwithstanding the foregoing, Coeur will be required to adjourn or postpone its stockholder meeting if required by applicable law or a governmental entity or as required for quorum purposes and may adjourn its stockholder meeting: (i) if Coeur reasonably determines in good faith that the requisite Coeur Stockholder Approval is unlikely to be obtained; (ii) if the Coeur Board determines that it is necessary or appropriate to postpone or adjourn the stockholder meeting in order to give stockholders sufficient time to evaluate any information or disclosure that Coeur has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise; (iii) if a notice of termination of the Arrangement Agreement is delivered by a party prior to the date of the Coeur stockholder meeting; (iv) with New Gold’s prior written consent; or (iv) if New Gold adjourns or postpones the New Gold shareholder meeting (in which case Coeur shall adjourn or postpone the Coeur meeting to the same date and time as the New Gold shareholder meeting), and in each case, subject to the restrictions and time periods set out in the Arrangement Agreement.
Unless the Coeur Board has modified its recommendation regarding the Arrangement as permitted under the Arrangement Agreement, Coeur will include in its proxy statement the unanimous recommendation of the Coeur Board to the Coeur stockholders that they vote in favor of the Stock Issuance Proposal and the Charter Amendment Proposal.
Final Court Approval
After the Interim Order of the Court has been obtained, the New Gold shareholders have approved the Arrangement and the Coeur stockholders have approved the Stock Issuance Proposal and the Charter Amendment Proposal, New Gold is required to (i) diligently pursue and take all steps necessary to submit the Arrangement before the Court as promptly as reasonably practicable, and (ii) diligently pursue an application for the Final Order pursuant to Section 291 of the BCBCA as reasonably practicable but, in any event, within four business days after the New Gold Shareholder Approval is obtained. The Court will consider, among other things, the procedural and substantive fairness of the Arrangement.
Conditions to Closing
Mutual Conditions Precedent
The completion of the Arrangement is subject to satisfaction of the following conditions precedent which may only be waived with the mutual consent of Coeur and New Gold:
•	New Gold Shareholder Approval. The Arrangement resolution shall have been approved and adopted by the New Gold shareholders at the New Gold Shareholder Meeting in accordance with the Interim Order.
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Interim and Final Order. The Interim Order and the Final Order shall each have been obtained on terms consistent with the Arrangement Agreement, and shall not have been set aside or modified in a manner unacceptable to either New Gold or Coeur, each acting reasonably, on appeal or otherwise.

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Coeur Stockholder Approval. The requisite approvals of the Stock Issuance Proposal and the Charter Amendment Proposal by the Coeur stockholders shall have been obtained in accordance with the rules of the NYSE (with respect to the Stock Issuance Proposal) and the DGCL (with respect to the Charter Amendment Proposal) at the Coeur Stockholder Meeting.

•	Coeur Charter Amendment. The Charter Amendment shall have been duly filed with the Secretary of State of the State of Delaware and be in full force and effect.
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Illegality. No law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins New Gold or Coeur from consummating the Arrangement (including, any law prohibiting the issuance of the shares of Coeur Common Stock pursuant to the Arrangement Agreement without an exemption from the registration requirements of the Securities Act pursuant to section 3(a)(10)).

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Exempt from Prospectus or Registration Requirements. The distribution of the Consideration Shares shall be exempt from the prospectus and registration requirements of applicable Canadian securities laws, either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces and territories of Canada, or by virtue of applicable exemptions under Canadian securities laws, and shall not be subject to resale restrictions under applicable Canadian securities laws.

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Listing of Consideration Shares. The Consideration Shares to be issued pursuant to the Arrangement shall have been approved for listing on the NYSE (subject only to official notice of issuance) and the TSX (subject only to customary listing conditions).

•	Regulatory Approvals. The Mexico Antitrust Approval, Competition Act Approval and ICA Approval shall have been obtained and shall not have been modified or rescinded.
•	No Termination. The Arrangement Agreement shall not have been terminated in accordance with its terms.
Conditions in Favor of Coeur and Canadian Sub
The obligation of Coeur and Canadian Sub to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Coeur and Canadian Sub and may be waived by Coeur, in whole or in part, at any time):
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Performance of Covenants. All covenants of New Gold under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by New Gold in all material respects and Coeur shall have received a certificate of New Gold addressed to Coeur and dated the Effective Date, signed on behalf of New Gold by a senior executive officer of New Gold (on New Gold’s behalf and without personal liability), confirming the same as of the Effective Date.

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Representations and Warranties. (i) The representations and warranties of New Gold set forth in the Arrangement Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality qualifications contained in them, as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a material adverse effect with respect to New Gold; (ii) the representations and warranties of New Gold relating to organization and qualification, authority relative to the Arrangement Agreement, no conflict and absence of a material adverse effect shall be true and correct in all respects as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time; and (iii) the representations and warranties of New Gold relating to subsidiaries, capitalization and listing and brokers shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted under the Arrangement Agreement) as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and Coeur shall have received a certificate of New Gold addressed to Coeur and dated the Effective Date, signed on behalf of New Gold by a senior executive officer of New Gold (on New Gold’s behalf and without personal liability), confirming the same.

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No New Gold Material Adverse Effect. Between the date of the Arrangement Agreement and the Effective Time, there shall not have occurred a material adverse effect with respect to New Gold that is continuing as of the Effective Time.

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Dissent Rights. Dissent rights exercisable by the New Gold shareholders in respect of the Arrangement shall not have been exercised (or, if exercised, not withdrawn) with respect to more than 5% of the issued and outstanding New Gold Common Shares.

Conditions in Favor of New Gold
The obligation of New Gold to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of New Gold and may be waived by New Gold, in whole or in part, at any time):
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Performance of Covenants. All covenants of Coeur under the Arrangement Agreement to be performed on or before the Effective Time shall have been duly performed by Coeur in all material respects and New Gold shall have received a certificate of Coeur, addressed to New Gold and dated the Effective Date, signed on behalf of Coeur by a senior executive officer (on Coeur’s behalf and without personal liability), confirming the same as of the Effective Date.

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Representations and Warranties. (i) the representations and warranties of Coeur set forth in the Arrangement Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality qualifications contained in them, as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a material adverse effect with respect to Coeur; (ii) the representations and warranties of Coeur related to organization and qualification, authority relative to the Arrangement Agreement, no conflict and absence of a material adverse effect with respect to Coeur shall be true and correct in all respects as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time; and (iii) the representations and warranties of Coeur relating to subsidiaries, capitalization and listing and brokers shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted under the Arrangement Agreement) as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and New Gold shall have received a certificate of Coeur addressed to New Gold and dated the Effective Date, signed on behalf of Coeur by a senior executive officer of Coeur (on Coeur’s behalf and without personal liability), confirming the same.

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Payment of Consideration. Coeur shall have deposited, or caused to be deposited, with the depositary sufficient shares of Coeur Common Stock to satisfy its obligations under the Arrangement Agreement, and the depositary shall have confirmed to New Gold its receipt of such shares of Coeur Common Stock.

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No Coeur Material Adverse Effect. Between the date of the Arrangement Agreement and the Effective Time, there shall not have occurred a material adverse effect with respect to Coeur that is continuing as of the Effective Time.

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New Gold Director Nominees’ Appointment. The two New Gold director nominees (to the extent they have consented to their appointment) shall have been appointed to the Coeur Board to be effective as of the Effective Time.

Representations and Warranties
The Arrangement Agreement contains certain representations and warranties made by Coeur, New Gold and Canadian Sub, in each case of a nature customary for transactions of this type. The representations and warranties were made solely for the purposes of the Arrangement Agreement and, in some cases, are subject to important qualifications, limitations and exceptions agreed to by New Gold and Coeur in connection with negotiating the Arrangement Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents publicly filed by

Coeur or New Gold. Accordingly, the New Gold shareholders and the Coeur stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are also modified, by New Gold’s and Coeur’s respective disclosure letters delivered in connection with the Arrangement Agreement. The disclosure letters contain information that has been included in the respective party’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the public record.
The representations and warranties of each of New Gold, Coeur and Canadian Sub relate to the following matters: organization and qualification; authority relative to the Arrangement Agreement; no conflict, required filings and consent; subsidiaries; compliance with laws and constating documents; authorizations; capitalization and listing; shareholder and similar agreements; reporting issuer status; reports; stock exchange matters; financial statements; no undisclosed liabilities; interest in properties and mineral rights; mineral reserves and resources; scientific and technical information; personal property; employment matters; absence of certain changes or events; litigation; indigenous claims; community relations; no expropriation; taxes; insurance; non-arm’s length transactions; employee benefit plans; environmental matters; material contracts; standstill agreements; whistleblower reporting; restrictions on business activities; brokers; corrupt practices legislation; sanctions; modern slavery laws; bankruptcy; and privacy and security.
In addition to the foregoing representations and warranties, New Gold has provided additional representations and warranties to Coeur and Canadian Sub with respect to auditors; intellectual property; and books and records, and Coeur and Canadian Sub have provided additional representations and warranties to New Gold with respect to the Investment Canada Act (Canada), no impediments under existing indebtedness and the absence of applicable anti-takeover statutes.
Covenants
Covenants Relating to the Arrangement
The Arrangement Agreement contains customary negative and affirmative covenants of New Gold and Coeur. Pursuant to the Arrangement Agreement, each of New Gold and Coeur has covenanted that it shall and shall cause its subsidiaries to perform all obligations required to be performed by the party or any of its subsidiaries under the Arrangement Agreement, cooperate with the other party in connection with the Arrangement Agreement, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in the Arrangement Agreement, including, among other things: (a) use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by governmental entities; (b) use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against itself challenging or affecting the Arrangement Agreement or the consummation of the transactions contemplated thereby; (c) use commercially reasonable efforts to satisfy all conditions precedent to the Arrangement Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by law on it or its subsidiaries with respect to the Arrangement Agreement or the Arrangement; (d) use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under Section 3(a)(10) of the Securities Act and applicable U.S. state securities laws; (e) not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with the Arrangement Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by the Arrangement Agreement; (f) cooperate in the preparation and filing, on the Effective Date, of an election pursuant to subparagraph (c)(i) of the definition of “public corporation” contained in subsection 89(1) of the Tax Act such that New Gold ceases to be a “public corporation” for the purposes of the Tax Act; and (g) promptly notify the other party of (i) any material adverse effect, or any change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a material adverse effect (ii) any notice or other communication from any person alleging that a consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such person (or another person) is required in connection with the Arrangement Agreement or the Arrangement, or (iii) any material proceedings commenced or, to the knowledge of Coeur or New Gold, as applicable, threatened against, relating to or involving or otherwise affecting Coeur or New Gold or any of their respective subsidiaries, as applicable, in connection with the Arrangement Agreement or the Arrangement. New Gold has covenanted to give Coeur a reasonable opportunity to participate in the defense or settlement of any substantive shareholder litigation against

New Gold or its directors or officers relating to the Arrangement, and no such settlement (to the extent a material monetary amount is involved) shall be agreed to without the prior written consent of Coeur, which consent shall not be unreasonably withheld, conditioned or delayed.
Covenants relating to General Conduct of Business
The Arrangement Agreement also contains customary covenants of New Gold and Coeur pertaining to the conduct of their respective businesses, including with respect to, among other things, corporate matters, issuing shares or other equity, distributions, dispositions and acquisitions, capital expenditures, preservation of mineral rights and properties and indebtedness, and in the case of New Gold, employment and compensation arrangements, material contracts, maintenance of insurance policies and taxes.
Covenants Specific to New Gold
New Gold has covenanted in the Arrangement Agreement to: (i) use commercially reasonable efforts to cause the New Gold Common Shares to be delisted from the TSX and the NYSE American following the Effective Time; (ii) use commercially reasonable efforts to obtain resignations of all directors of New Gold and its subsidiaries and separation agreements of each member of senior management who will be terminated by New Gold as of the Effective Time, as requested by Coeur and on terms and conditions acceptable to New Gold and Coeur, each acting reasonably; (iii) effect certain reorganizations of New Gold’s or its subsidiaries’ business, operations and assets or such other transactions, as requested by Coeur subject to the conditions in the Arrangement Agreement; and (iv) provide Coeur with access to data and information as Coeur may reasonably request, subject to the terms, conditions and restrictions set out in the Arrangement Agreement.
Covenants Specific to Coeur
Coeur has undertaken covenants in the Arrangement Agreement to: (i) use commercially reasonable efforts to ensure that the Consideration Shares will be, at the Effective Time, registered or qualified under applicable U.S. state securities laws, or exempt from such registration and qualification requirements; (ii) apply for, and use commercially reasonable efforts to obtain, approval of the listing for trading of the shares of Coeur Common Stock issuable pursuant to the Arrangement on the TSX and the NYSE by the Effective Time; (iii) file the Charter Amendment with the Secretary of the State of Delaware prior to the Effective Time; (iv) provide compensation and benefits to certain New Gold employees (described further below under “The Arrangement Agreement and the Plan of Arrangement—Certain Employee Matters”); and (v) take all actions necessary to ensure that, promptly following the Effective Time, the New Gold director nominees will be appointed to the Coeur board of directors and at the next annual general meeting of Coeur held to consider the election of directors that occurs following the Effective Date, the New Gold director nominees will be nominated by Coeur for election as a director of Coeur, provided that (A) the New Gold director nominees meet applicable qualification requirements under applicable laws, and (B) the New Gold director nominees have delivered to Coeur a consent to act as director of Coeur.
Other Covenants and Agreements
The Arrangement Agreement contains certain other covenants and agreements by both Coeur and New Gold, including covenants relating to:
•	efforts to obtain applicable regulatory approvals required for completion of the transactions contemplated by the Arrangement Agreement;
•
efforts to mutually determine and implement any necessary, appropriate or desirable arrangements in respect of Coeur’s and New Gold’s and their respective subsidiaries’ credit agreements, indentures or other documents governing or relating to indebtedness;

•	cooperation between Coeur and New Gold in connection with public announcements and communications;
•	cooperation between Coeur and New Gold in the preparation and filing of New Gold’s circular and this Proxy Statement;
•
cooperation between Coeur and New Gold in connection with Coeur’s application for the listing of the shares of Coeur Common Stock issuable pursuant to the Arrangement on the NYSE prior to the Effective Time;

•
cooperation between Coeur and New Gold in connection with Coeur’s application for the listing of Coeur Common Stock on the TSX by the Effective Time of the shares of Coeur Common Stock issuable pursuant to the Arrangement;

•	cooperation between Coeur and New Gold in respect of applicable tax filings related to the Arrangement; and
•
indemnification of directors and officers of New Gold and its subsidiaries in respect of claims arising from facts or events which occurred on or prior to the Effective Time (described further below under “The Arrangement Agreement and the Plan of Arrangement—Insurance Matters”).

Covenants Regarding Non-Solicitation and Acquisition Proposals
Non-Solicitation
Except as expressly provided in the Arrangement Agreement, each of Coeur and New Gold has agreed to not, and to cause each of its subsidiaries to not, and shall not authorize any of their respective representatives (including directors, officers, employees, advisors, agents, or other authorized representatives) to:
•
solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of a party or any of its subsidiaries) any inquiry, proposal, or offer that constitutes or may reasonably be expected to constitute or lead to an acquisition proposal (as defined in the Arrangement Agreement) in respect of such party;

•
engage or participate in any discussions or negotiations with any person (other than the other party or its affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an acquisition proposal, provided that either party may (a) advise any person of the restrictions of the Arrangement Agreement, (b) clarify the terms of any proposal in order to determine if it is or may reasonably be expected to result in a superior proposal, and (c) advise any person making an acquisition proposal that the board of directors of such party has determined that such acquisition proposal does not constitute, or is not reasonably expected to result in, a superior proposal (as defined in respect of each party in the Arrangement Agreement); or

•
(a) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal, (b) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to the other party, the party’s board recommendation in respect of the Arrangement, (c) if an acquisition proposal has been publicly disclosed, fail to publicly recommend against any such acquisition proposal within ten business days after the other party’s written request to do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to the other party, such rejection of such acquisition proposal) and reaffirm the board recommendation in respect of the Arrangement within such ten business day period (or, with respect to any acquisition proposals or material amendments, revisions or changes to the terms of any such previously publicly disclosed acquisition proposal that are publicly disclosed within the last ten days prior to the then scheduled stockholder or shareholder meeting, as applicable, fail to take the actions referred to in this paragraph, with references to the applicable ten business day period being replaced with three business days), (d) fail to include the board recommendation in respect of the Arrangement in the circular or proxy statement, as applicable, (e) approve or authorize, or cause or permit the party or any subsidiary thereof to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any acquisition proposal (other than an acceptable confidentiality agreement entered into in accordance with the Arrangement Agreement), or (f) commit or agree to do any of the foregoing (a “Change in Recommendation”).

Each of Coeur and New Gold has agreed to, and to cause its subsidiaries and its representatives to, immediately cease and cause to be terminated, any existing solicitation, encouragement, discussion or negotiation with any person (other than the other party or its affiliates) with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an acquisition proposal and, in respect of such party, and, in connection therewith, such party has agreed to discontinue access to any of its and its subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by the Arrangement Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding itself and its subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights). Each of Coeur and New Gold has agreed to not, and not authorize or permit any of its subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of the Arrangement Agreement shall not be a violation of the Arrangement Agreement, or terminate, modify, amend or waive the terms thereof).
Notification of Acquisition Proposals
Each of Coeur and New Gold has agreed that if it or any of its subsidiaries or representatives, receives (a) any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an acquisition proposal, or (b) any request for non-public information relating to the party or any of its subsidiaries or access to the properties, books or records of the party or any subsidiary in connection with any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an acquisition proposal, then such party shall:
•
promptly notify the other party orally and then as soon as reasonably practicable thereafter (and, in any event, within 24 hours) in writing of such acquisition proposal, inquiry, proposal, offer or request; and

•	indicate the identity of the person or group of persons making such proposal, inquiry or contact and all material terms and conditions thereof; and
•
provide a copy of any such acquisition proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto; and

•	keep the other party promptly (and, in any event, within 24 hours) informed of the status, and any change to the material terms, of any such acquisition proposal, inquiry, proposal, offer or request.
Responding to an Acquisition Proposal
Notwithstanding the covenants described under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” above, if prior to obtaining, in the case of Coeur, the requisite Coeur Stockholder Approval of the Stock Issuance Proposal and the Charter Amendment Proposal, or in the case of New Gold , the requisite approval by the New Gold shareholders of the Arrangement resolution, either Coeur or New Gold receives a bona fide written acquisition proposal, such party may (x) engage in or participate in discussions and or negotiations with the person or group of persons making such acquisition proposal, and (y) provide such person or group of persons non-public information relating to such party or any of its subsidiaries or access to the properties, books or records of such party or any subsidiary, if and only if:
•
the board of directors of such party determines, in good faith after consultation with its legal and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to constitute or lead to a superior proposal, and has provided the other party with written notice of such determination;

•
the board of directors of such party determines, in good faith after consultation with its legal and financial advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with its fiduciary duties under applicable law;

•
such acquisition proposal did not result from a breach of its non-solicitation covenants described above under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” in any material respect; and

•
prior to providing any such copies, access or disclosures, (i) such party enters into a confidentiality agreement with such person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the confidentiality agreement dated

April 17, 2025, as further amended on September 25, 2025, between Coeur and New Gold, (ii) such party provides the other party with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such person shall have already been or shall concurrently be provided to the other party.
Superior Proposals and Right to Match
Coeur and New Gold have agreed that if, in the case of Coeur being the receiving party, prior to obtaining the Coeur Stockholder Approval of the Stock Issuance Proposal and the Charter Amendment Proposal, or in the case of New Gold being the receiving party, prior to obtaining the New Gold Shareholder Approval of the Arrangement resolution, a party receives a bona fide written acquisition proposal that its board of directors (after consultation with its legal and financial advisors) determines in good faith constitutes a superior proposal, such receiving party’s board of directors may make a Change in Recommendation to its stockholders or shareholders, as applicable, in respect of the Arrangement and/or enter into a definitive agreement with respect to such superior proposal if and only if:
•
such acquisition proposal did not result from a breach of its non-solicitation covenants described above under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” in any material respect;

•
prior to such receiving party’s board of directors making a Change in Recommendation and/or such receiving party entering into a definitive agreement with respect to such superior proposal, such receiving party has provided the other party with notice in writing, which notice shall contain (a) a statement that the board of directors of the receiving party has determined such acquisition proposal constitutes a superior proposal, (b) the value in financial terms that the board of directors of the receiving party has determined should be ascribed to any non-cash consideration offered under such superior proposal, (c) a copy of any definitive agreement relating to such superior proposal, and (d) copies of any material financing documents provided to the receiving party in connection therewith (with customary redactions);

•	at least five business days (the “Matching Period”) have elapsed from the date that the other party received the notice from the receiving party in respect of the superior proposal;
•	during the Matching Period, the other party shall have had the opportunity (but not the obligation) to amend the terms of the Arrangement in accordance with the terms as described below;
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after the Matching Period, the board of directors of the receiving party (after consultation with its legal and financial advisors) has determined in good faith that such acquisition proposal continues to constitute a superior proposal, compared to any proposed amendments to the terms of the Arrangement by the other party; and

•
prior to or concurrently with entering into such definitive agreement in respect of the superior proposal, the receiving party shall have terminated the Arrangement Agreement and shall have paid to the other party the applicable termination payment as described below.

Coeur and New Gold acknowledge and agree that, during the Matching Period, (i) the other party shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement, (ii) the receiving party shall negotiate in good faith with the other party regarding any amendments that the other party may propose to the terms of the Arrangement as would enable the receiving party to proceed with the Arrangement and any related transactions on such amended terms, and (iii) the board of directors of the receiving party shall review any proposal by the other party to amend the terms of the Arrangement in order to determine in good faith whether such proposal, if implemented in accordance with its terms, would result in the acquisition proposal previously constituting a superior proposal, ceasing to constitute a superior proposal, compared to the proposed amendments to the terms of the Arrangement. If the board of directors of the receiving party determines that such acquisition proposal would cease to constitute a superior proposal, as compared to the proposed amendments to the terms of the Arrangement, Coeur and New Gold will promptly amend the Arrangement Agreement and the Plan of Arrangement to reflect such proposed amendments.
The board of directors of the receiving party shall promptly reaffirm its recommendation in respect of the Arrangement by press release after: (i) any acquisition proposal which the board of directors of the receiving party determines not to constitute a superior proposal is publicly announced; or (ii) the board of directors of the receiving party determines that a proposed amendment to the terms of the Arrangement as described in the foregoing paragraph would result in any acquisition proposal which has been publicly announced no longer constituting a superior proposal. The other party and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the receiving party, acting reasonably.
Nothing in the Arrangement Agreement shall prevent the board of directors of the receiving party from: (a) calling and holding a meeting of New Gold shareholders requisitioned by the New Gold shareholders in accordance with the BCBCA, or calling and holding a meeting of Coeur stockholders requisitioned by the Coeur stockholders in accordance with Coeur’s constating documents, as applicable; (b) calling and holding a meeting of Coeur stockholders or New Gold shareholders, as applicable, ordered to be held by a court in accordance with law; (c) in the case of New Gold, responding through a directors’ circular or otherwise, as required by applicable securities laws, to an acquisition proposal that it determines is not a superior proposal; or (d) in the case of Coeur, (i) disclosing to the Coeur stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in a proxy statement by applicable laws, and (ii) making any “stop, look and listen” communication to the Coeur stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed acquisition proposal; provided that any “stop, look and listen” statement, or any such similar statement also includes an express reaffirmation of Coeur’s board of directors’ recommendation in respect of the Stock Issuance Proposal and the Charter Amendment Proposal.
Each successive amendment or modification of any acquisition proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Coeur stockholders or New Gold shareholders, as applicable, or other material terms or conditions thereof, shall constitute a new acquisition proposal for the purposes of Coeur’s and New Gold’s obligations described under this section (except that the Matching Period in respect of any successive amendment or modification shall be two business days).
Certain Employee Matters
The Arrangement Agreement sets forth certain provisions relating to compensation and benefits of New Gold employees that generally apply following the Effective Time. From and after the Effective Time, Coeur shall cause New Gold and any successor to New Gold, to honor, satisfy, pay and fully comply in all material respects with the terms of all existing employment, consulting, indemnification, incentive and bonus, change in control, severance, notice, termination or other compensation arrangements and employment and severance obligations of New Gold and any of its subsidiaries that were entered into prior to the date of the Arrangement Agreement in the ordinary course or otherwise disclosed to Coeur.
Insurance Matters
Pursuant to the Arrangement Agreement, New Gold will purchase customary “tail” policies of directors’ and officers’ liability insurance providing protection no less favorable in the aggregate to the protection provided by the policies maintained by New Gold and its subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and Coeur will, or will cause New Gold and its subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date; provided that (i) Coeur will not be required to pay any amounts in respect of such coverage prior to the Effective Time, and (ii) the cost of such policy shall not exceed 400% of New Gold’s current annual aggregate premium for policies currently maintained by New Gold or its subsidiaries, provided that if such insurance can only be obtained at a premium in excess of the aforementioned amount, New Gold may purchase such insurance at such excess premium only on commercially reasonable terms and market-based pricing following consultation in good faith with Coeur and with Coeur’s consent (not to be unreasonably withheld, conditioned or delayed).
Coeur has also agreed to honor all rights to indemnification or exculpation existing in favor of present and former officers and directors of New Gold and its subsidiaries, which will survive the completion of the Arrangement and will continue in full force and effect for a period of not less than six years from the Effective Date.
Termination of the Arrangement Agreement
Termination by Either Party
The Arrangement Agreement may be terminated prior to the Effective Time by the mutual written agreement of Coeur and New Gold, or by either New Gold or Coeur if:

(a)
Occurrence of Outside Date. The Effective Time shall not have occurred on or before May 15, 2026, provided, however, that if the Effective Time has not occurred by such date by reason of the Regulatory Approvals not having been obtained and all other conditions have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Effective Time, each of which is capable of being satisfied at the Effective Time) or (to the extent permitted by law) waived, the outside date will be extended to August 15, 2026; except that the right to terminate the Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the outside date.

(b)
Enjoined. Any applicable law makes consummation of the Arrangement illegal or otherwise prohibited or enjoins the Coeur and New Gold from consummating the Arrangement and such applicable law, prohibition or enjoinment shall have become final and non-appealable; provided that the party seeking to terminate the Arrangement Agreement has used its commercially reasonable efforts to appeal or overturn such law or otherwise have it lifted or rendered non-applicable in respect of the Arrangement Agreement, and provided further that the enactment, making, enforcement or amendment of such law was not primarily due to the failure of such party to perform any of its covenants or agreements thereunder; or

(c)
Stockholder Approval. The Coeur stockholder approvals sought hereunder or the New Gold stockholder approval fail to be obtained; provided that the right to terminate the Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under the Arrangement Agreement has been the cause of, or resulted in, the failure to receive the applicable shareholder approval.

Termination by Coeur
The Arrangement Agreement may be terminated prior to the Effective Time by Coeur if:
(a)
New Gold Change in Recommendation. The board of directors of New Gold makes a Change in Recommendation described under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” above;

(b)
Material Breach of Non-Solicit. New Gold breaches its non-solicitation covenants described under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” above in any material respect;

(c)
Breach of Representation or Warranty or Failure to Perform Covenants. Subject to compliance with the notice and cure provisions of the Arrangement Agreement, (i) a breach of any representation or warranty by New Gold, or (ii) failure to perform any covenant or agreement on the part of New Gold set forth in the Arrangement Agreement (other than the non-solicitation covenants described under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” (above)), in each case, shall have occurred that would cause the mutual conditions precedent or additional conditions precedent to Coeur’s and the Canadian Sub’s obligations not to be satisfied, and (i) such breach or failure is incapable of being cured prior to the outside date, or (ii) if such breach is capable of being cured, is not cured by the time provided in the notice and cure provisions of the Arrangement Agreement; provided that Coeur is not then in breach of the Arrangement Agreement so as to cause any mutual condition precedent or additional conditions precedent to New Gold’s obligations not to be satisfied; or

(d)
Coeur Superior Proposal. Prior to the receipt of stockholder approval, Coeur wishes to enter into a definitive agreement with respect to a superior proposal (other than a confidentiality agreement permitted by the Arrangement Agreement); provided that Coeur is then in compliance with the covenants relating to non-solicitation and acquisition proposals described above in all material respects and that, prior to or concurrently with such termination, Coeur pays the $413,705,000 termination payment described below.

The Arrangement Agreement may be terminated prior to the Effective Time by New Gold if:
(a)
Coeur Change in Recommendation. The board of directors of Coeur makes a Change in Recommendation described under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” above;

(b)
Material Breach of Non-Solicit. Coeur breaches its non-solicitation covenants described under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” above in any material respect;

(c)
Breach of Representation or Warranty or Failure to Perform Covenants. Subject to compliance with the notice and cure provisions of the Arrangement Agreement, (i) a breach of any representation or warranty by Coeur, or (ii) failure to perform any covenant or agreement on the part of Coeur set forth in the Arrangement Agreement (other than the non-solicitation covenants described under “The Arrangement Agreement and the Plan of Arrangement—Covenants Regarding Non-Solicitation and Acquisition Proposals—Non-Solicitation” (above)), in each case, shall have occurred that would cause the mutual conditions precedent or additional conditions precedent to New Gold’s obligations not to be satisfied, and (i) such breach or failure is incapable of being cured prior to the outside date, or (ii) if such breach is capable of being cured, is not cured by the time provided in the notice and cure provisions of the Arrangement Agreement; provided that New Gold is not then in breach of the Arrangement Agreement so as to cause any mutual condition precedent or additional conditions precedent to Coeur’s obligations not to be satisfied; or

(d)
New Gold Superior Proposal. Prior to the receipt of New Gold Shareholder Approval, New Gold wishes to enter into a definitive agreement with respect to a superior proposal (other than a confidentiality agreement permitted by the Arrangement Agreement); provided that New Gold is then in compliance with the covenants relating to non-solicitation and acquisition proposals described above in all material respects and that, prior to or concurrently with such termination, New Gold pays the $254,725,000 termination payment described below.

Termination Payments
The Arrangement Agreement provides that (a) if a Coeur Termination Payment Event (as defined below) occurs, Coeur shall pay, as liquidated damages in consideration for the loss of New Gold’s rights under the Arrangement Agreement, by wire transfer of immediately available funds, a termination payment in the amount of $413,705,000 to New Gold (the “Coeur Termination Payment”); and (b) if a New Gold Termination Payment Event (as defined below) occurs, New Gold shall pay, as liquidated damages in consideration for the loss of Coeur’s rights under the Arrangement Agreement, by wire transfer of immediately available funds, a termination payment in the amount of $254,725,000 to Coeur (the “New Gold Termination Payment”).
A “New Gold Termination Payment Event” means the termination of the Arrangement Agreement:
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by Coeur upon the circumstances described in the paragraph “New Gold Change in Recommendation” or “New Gold Material Breach of Non-Solicit.” under the heading “Termination of the Arrangement Agreement—Termination by Coeur” above;

•	by New Gold upon circumstances described in the paragraph “New Gold Superior Proposal” under the heading “Termination of the Arrangement Agreement—Termination by New Gold ” above; or
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by either party upon circumstances described in the paragraphs “Occurrence of Outside Date” or “Failure to Obtain New Gold Shareholder Approval” under the heading “Termination of the Arrangement Agreement—Termination by Either Party” above, or by Coeur upon circumstances described in the paragraph “Breach of Representation or Warranty or Failure to Perform Covenants” under the heading “Termination of the Arrangement Agreement—Termination by Coeur” above, but, in each case, only if:

○
prior to such termination, a bona fide acquisition proposal in respect of New Gold shall have been made to New Gold and publicly announced by any person making the acquisition proposal (other than Coeur or its affiliates),

○	such acquisition proposal has not expired or been withdrawn at least five business days prior to the New Gold Shareholder Meeting, and
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within 12 months following the date of such termination, either (1) New Gold or one or more of its subsidiaries enters into a definitive agreement in respect of an acquisition proposal other than a confidentiality agreement permitted by the Arrangement Agreement (whether or not such acquisition proposal is the same acquisition proposal referred to above) and such acquisition proposal is subsequently consummated (whether or not within such 12-month period), or (2) an acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to above) is consummated.
A “Coeur Termination Payment Event” means the termination of the Arrangement Agreement:
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by New Gold upon the circumstances described in the paragraphs “Coeur Change in Recommendation” or “Material Breach of Non-Solicit” under the heading “The Arrangement Agreement and the Plan of Merger—Termination of the Arrangement Agreement” above;

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by Coeur upon circumstances described in the paragraph “Coeur Superior Proposal” under the heading “The Arrangement Agreement and the Plan of Merger—Termination of the Arrangement Agreement—Termination by Coeur” above; or

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by either party upon circumstances described in the paragraphs “Occurrence of Outside Date” or “Failure to Obtain Coeur Stockholder Approval” under the heading “The Arrangement Agreement and the Plan of Merger—Termination of the Arrangement Agreement—Termination by Either Party” above, or New Gold upon circumstances described in the paragraph “Breach of Representation or Warranty or Failure to Perform Covenants” under the heading “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement—Termination by New Gold”, but, in each case, only if:

○	prior to such termination, a bona fide acquisition proposal shall have been made to Coeur and publicly announced by any person making the acquisition proposal (other than New Gold or its affiliates),
○	such acquisition proposal has not expired or been withdrawn at least five business days prior to the Coeur stockholder meeting, and
○
within 12 months following the date of such termination, either (1) Coeur or one or more of its subsidiaries enters into a definitive agreement in respect of an acquisition proposal other than a confidentiality agreement permitted by the Arrangement Agreement (whether or not such acquisition proposal is the same acquisition proposal referred to above) and such acquisition proposal is subsequently consummated (whether or not within such 12-month period), or (2) an acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to above) is consummated.

For purposes of the New Gold Termination Payment Event and the Coeur Termination Payment Event referred to above, the term “acquisition proposal” has the meaning assigned to that term in the Arrangement Agreement, except that references to “20%” are deemed to be references to “50%.”
Expense Reimbursement Fees Payable by New Gold
In the event that the Arrangement Agreement is terminated by either Coeur or New Gold upon circumstances described in the paragraph “Failure to Obtain New Gold Securityholder Approval” under the heading “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement—Termination by Either Party” above, and New Gold’s board of directors has not made a Change in Recommendation, New Gold will reimburse Coeur for all reasonable and documented expenses incurred by Coeur’s third-party representatives in respect of the Arrangement and the Arrangement Agreement, up to a maximum of $33,965,000. However, if New Gold is required to pay the New Gold Termination Payment to Coeur due to a New Gold Termination Payment Event occurring, New Gold will not be required to pay a reimbursement fee to Coeur. If a reimbursement fee has been paid in circumstances where the New Gold Termination Payment later becomes payable, the amount of the reimbursement fee will be credited against the applicable termination payment.
Expense Reimbursement Fees Payable by Coeur
In the event that the Arrangement Agreement is terminated by either Coeur or New Gold upon circumstances described in the paragraph “Failure to Obtain Coeur Securityholder Approval” under the heading “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement—Termination by Either Party” above, and the Coeur Board has not made a Change in Recommendation, Coeur will reimburse New Gold for all reasonable and documented expenses incurred by New Gold’s third-party representatives in respect of the Arrangement and the Arrangement Agreement, up to a maximum of $33,965,000. However, if Coeur is required to pay the Coeur Termination Payment due to a Coeur Termination Payment Event occurring, Coeur will not be required to pay the reimbursement fee to New Gold. If a reimbursement fee has been paid in circumstances where the Coeur Termination Payment later becomes payable, the amount of the reimbursement fee will be credited against the applicable termination payment.
Amendments
Subject to the provisions of the Interim Order, Final Order, the Plan of Arrangement and applicable laws, the Arrangement Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the New Gold Shareholder Meeting but not later than the Effective Time, be amended by mutual written agreement of the parties, without further notice to or authorization on the part of the New Gold shareholders, and any such amendment may, without limitation:
•	change the time for performance of any of the obligations or acts of the parties;
•	waive any inaccuracies or modify any representation or warranty contained therein or in any document delivered pursuant thereto;
•	waive compliance with or modify any of the covenants therein contained and waive or modify performance of any of the obligations of the parties; and
•	waive compliance with or modify any mutual conditions precedent therein contained.
In addition, pursuant to the Plan of Arrangement:
•
Coeur and New Gold reserve the right to amend, modify or supplement the Plan of Arrangement at any time and from time to time, prior to the Effective Time, provided that each such amendment, modification or supplement must be (i) agreed to in writing by New Gold and Coeur, (ii) filed with the Court and, if made following the New Gold Shareholder Meeting, approved by the Court, and (iii) communicated to New Gold shareholders and the holders of New Gold incentive awards if and as required by the Court.

•
Subject to the provisions of the Interim Order, any amendment, modification or supplement to the Plan of Arrangement may be proposed by Coeur and New Gold at any time prior to the New Gold Shareholder Meeting (provided, however, that Coeur and New Gold shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the New Gold Shareholder Meeting (other than as may be required under the Interim Order), shall become part of the Plan of Arrangement for all purposes.

•
Any amendment, modification or supplement to the Plan of Arrangement that is approved or directed by the Court following the New Gold Shareholder Meeting shall be effective only if: (i) it is consented to in writing by each of Coeur and New Gold (each acting reasonably); and (ii) if required by the Court, it is consented to by the New Gold shareholders voting in the manner directed by the Court.

•
Any amendment, modification or supplement to the Plan of Arrangement may be made by New Gold and Coeur without the approval of or communication to the Court or the New Gold shareholders, provided that it concerns a matter which, in the reasonable opinion of New Gold and Coeur, is of an administrative or ministerial nature required to better give effect to the implementation of the Plan of Arrangement and is not adverse to the financial or economic interests of any of the New Gold shareholders or holders of New Gold incentive awards.

•	The Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.
Governing Law
The Arrangement Agreement is governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
Specific Performance
In addition to any other remedy that may be available to each party under the terms of the Arrangement Agreement, a non-breaching party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief or specific performance, and the parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.

PROPOSAL NO. 1 – THE CHARTER AMENDMENT PROPOSAL
The Coeur Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Coeur stockholders for their approval the Charter Amendment to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares.
The Coeur Certificate of Incorporation currently authorizes 900,000,000 shares of Coeur Common Stock. The Coeur Board believes that the increased number of authorized shares of Coeur Common Stock contemplated by the Charter Amendment is required to issue the Consideration Shares required under the Arrangement as well as to have available for issuance from time to time, without further action or authorization by Coeur stockholders (except as required by applicable law or the NYSE rules), if needed for such corporate purposes as may be determined by the Coeur Board. The additional shares of Coeur Common Stock authorized would be part of the existing class of Coeur Common Stock and, if issued, would have the same rights and privileges as the shares of Coeur Common Stock presently issued and outstanding.
As of December 8, 2025, Coeur had an aggregate of 642.11 million shares of Coeur Common Stock issued and outstanding. Upon the consummation of the Arrangement, Coeur anticipates issuing up to 392.60 million shares of Coeur Common Stock, resulting in a requirement that at least 1.03 billion shares of Coeur Common Stock be issued and outstanding. Coeur currently has only 900 million shares of Coeur Common Stock authorized for issuance, which the Coeur Board believes is not sufficient to complete the Arrangement.
In addition, the Coeur Board believes that an additional 265.28 million shares of Coeur Common Stock should be authorized for issuance in order to enable Coeur as well as the combined company to raise equity and honor its past commitments to several counterparties to issue equity. The Coeur Board also desires to increase the number of shares available for issuance in order to provide the combined company with the ability to consummate the Arrangement and flexibility for business and financial purposes. The additional shares, after completion of the Arrangement, may be used for various purposes without further stockholder approval. These purposes may include: (1) raising capital, if Coeur has an appropriate opportunity, through offerings of shares of Coeur Common Stock or securities that are convertible into or exchangeable for shares of Coeur Common Stock; (2) exchanges of Coeur Common Stock or securities that are convertible into or exchangeable for shares of Coeur Common Stock for other outstanding securities; (3) providing equity incentives to employees, officers, directors, consultants or advisors; (4) expanding Coeur’s business through the acquisition of other businesses or assets; (5) stock splits, dividends, and similar transactions; and (6) other purposes.
In the event the Charter Amendment Proposal is approved by Coeur stockholders but the Arrangement Agreement is terminated (without the Arrangement being completed), Coeur will not adopt the Charter Amendment.
Required Vote
Assuming the presence of a quorum, approval of the Charter Amendment Proposal requires the number of shares voted FOR the Charter Amendment Proposal to exceed the number of votes cast AGAINST the Charter Amendment Proposal. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Charter Amendment Proposal.
Board Recommendation
The Coeur board of directors unanimously recommends that you vote “FOR” this charter amendment proposal.

PROPOSAL NO. 2 – THE STOCK ISSUANCE PROPOSAL
The Coeur Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Coeur stockholders for their approval the issuance of shares of Coeur Common Stock to New Gold shareholders in connection with the Arrangement.
Section 312.03(c) of the NYSE Listed Company Manual sets out that shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. The number of shares of Coeur Common Stock to be issued to New Gold shareholders as consideration for the Arrangement will exceed 20% of the number of shares of Coeur Common Stock outstanding before the issuance. Therefore, NYSE Listed Company Section 312.03(c) requires stockholder approval of the Stock Issuance Proposal.
Approximately 392.60 million shares of Coeur Common Stock will be issued to New Gold shareholders in the Arrangement (based on the number of New Gold and Coeur securities outstanding as of the date of the Arrangement Agreement). Immediately after the completion of the Arrangement, it is expected that Coeur’s existing stockholders will own approximately 62% and New Gold’s former shareholders will own approximately 38% of the combined company (based on the number of New Gold and Coeur securities outstanding as of the date of the Arrangement Agreement). In the event the Stock Issuance Proposal is approved by Coeur stockholders but the Arrangement Agreement is terminated (without the Arrangement being completed) prior to the issuance of shares of Coeur Common Stock pursuant to the Arrangement Agreement, Coeur will not issue any shares of Coeur Common Stock as a result of the approval of the Stock Issuance Proposal.
Approval by Coeur stockholders of the issuance of shares of Coeur Common Stock to New Gold shareholders is a condition to the Closing and is necessary for Coeur to issue the common stock to New Gold at the Closing. Accordingly, if this Proposal No. 2 – The Stock Issuance Proposal is not approved at the special meeting, a condition to the Closing will not be satisfied and the Arrangement will not be completed.
Required Vote
Assuming the presence of a quorum, approval of the Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person (online) or represented by proxy at the special meeting. A majority of the votes cast means that the number of shares voted FOR the Stock Issuance Proposal must exceed the number of votes cast AGAINST the Stock Issuance Proposal. Except with respect to determining whether a quorum is present at the special meeting, the failure of a Coeur stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the Stock Issuance Proposal.
The Stock Issuance Proposal is not conditioned on the approval of any other proposals at the special meeting.
Board Recommendation
The Coeur board of directors unanimously recommends that you vote “FOR” this stock issuance proposal.

FUTURE STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be submitted and presented at the 2026 annual stockholders’ meeting (the “2026 Annual Meeting”) pursuant to the SEC Rule 14a-8 must be received by our Corporate Secretary, Coeur Mining, Inc., 200 South Wacker Drive, Suite 2100, Chicago, IL 60606, no later than the close of business on December 3, 2025 in order for them to be considered for inclusion in the proxy statement for the 2026 Annual Meeting.
A stockholder wishing to submit a proposal, including a director nomination, to be voted on at the 2026 Annual Meeting under the advance notice provisions included in our Coeur Bylaws for our 2026 Annual Meeting, must deliver notice of such proposal or director nomination as applicable, including the information specified in the Coeur Bylaws, to our Corporate Secretary at the address indicated above no earlier than the close of business on January 13, 2026 and no later than the close of business on February 12, 2026. If the 2026 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2025 annual stockholders’ meeting (the “2025 Annual Meeting”), such notice must be delivered to us no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of such meeting is first made. In addition, the deadline for providing notice to Coeur under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under Coeur’s advance notice bylaws is February 12, 2026, in addition to complying with all applicable requirements under our Coeur Bylaws.
Our Coeur Bylaws permit a stockholder, or a group of up to 20 stockholders, who continuously own at least 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements included in our Coeur Bylaws. Notice of director nominations submitted under these proxy access by-law provisions must be delivered to our Corporate Secretary at the address indicated above no earlier than the close of business on December 3, 2025 and no later than the close of business on January 2, 2026. If the 2026 Annual Meeting is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting, such notice must be delivered to us no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public announcement of such meeting is first made.
Failure to comply with the advance notice requirements will permit management to use its discretionary voting authority if and when the proposal is raised at the 2026 Annual Meeting without having had a discussion of the proposal in the proxy statement. For purposes of the above-mentioned deadlines, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of Coeur on any calendar day, whether or not the day is a business day.

OTHER MATTERS
Other Matters For Action at the Special Meeting
As of the date of this Proxy Statement, the Coeur Board knows of no matters that will be presented for consideration at the special meeting other than as described in this Proxy Statement.
WHERE YOU CAN FIND MORE INFORMATION
Where Stockholders Can Find More Information About Coeur
Coeur files annual, quarterly and current reports, proxy statements and other information with the SEC. Coeur’s SEC filings are available to the public on the SEC’s website at www.sec.gov or on Coeur’s website at www.coeur.com. Unless otherwise provided below, the information provided in Coeur’s SEC filings (or available on Coeur’s website) is not part of this Proxy Statement and is not incorporated by reference.
The SEC allows Coeur to incorporate by reference into this Proxy Statement documents it files with the SEC. This means that, if you are a Coeur stockholder, Coeur can disclose important information to you by referring you to those documents.
The information filed by Coeur and incorporated by reference is considered to be a part of this document. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Coeur incorporates by reference the documents listed below (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this Proxy Statement and before the date of the special meeting:
•	Coeur’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025;
•
The information contained in Coeur’s definitive proxy statement on Schedule 14A filed with the SEC on April 2, 2025, and incorporated into Part IV of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

•
The description of the Coeur securities set forth in Exhibit 4.1 of Coeur’s Annual Report on Form 10-K filed with the SEC on February 19, 2025, including any amendment or report filed for the purposes of updating such description.

•	Coeur’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025 filed with the SEC on August 6, 2025 and October 29, 2025; and
•	Coeur’s Current Report on Form 8-K filed with the SEC on November 3, 2025 (excluding any information furnished under Item 2.02 or 7.01 on any Current Report on Form 8-K).
Coeur undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any and all of the information that has been incorporated by reference into this Proxy Statement, other than the exhibits to the information that is incorporated by reference, unless the exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates.
Requests for copies of Coeur filings should be directed to the Corporate Secretary at Coeur Mining, Inc. at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606 or by telephone at (312) 489-5800.
Document requests from Coeur should be made by January 20, 2026, which is 5 business days prior to the date of the special meeting, in order to receive them before the special meeting. Requests for documents should be directed to the Corporate Secretary at Coeur Mining, Inc. at 200 South Wacker Drive, Suite 2100, Chicago, Illinois 60606.
Stockholders should not rely on information other than that contained or incorporated by reference in this Proxy Statement. Coeur has not authorized anyone to provide information that is different from that contained in this Proxy Statement. This Proxy Statement is dated December 22, 2025. No assumption should be made that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement will not create any implication to the contrary.
Coeur also incorporates by reference any future filings made with the SEC by Coeur pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the Special Meetings. Information in such future filings updates and supplements the information provided in this Proxy Statement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that Coeur previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We are also incorporating by reference additional documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement and the date of the Special Meeting (other than, in each case, documents or information deemed to have been furnished and not filed in connection with SEC rules). These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on Coeur’s website is not part of this Proxy Statement and therefore is not incorporated by reference into this Proxy Statement. We also incorporate by reference the Arrangement Agreement attached to this Proxy Statement as Annex A, the Charter Amendment attached to this Proxy Statement as Annex B, the Form of Coeur and New Gold Voting Agreements attached to this Proxy Statement as Annex C, the opinion of BMO Capital Markets Corp. attached to this Proxy Statement as Annex D and the opinion of RBC Capital Markets, LLC attached to this Proxy Statement as Annex E.
The SEC allows Coeur to “incorporate by reference” information into this Proxy Statement. This means that Coeur can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement. This Proxy Statement may update and supersede the information incorporated by reference. Similarly, the information that Coeur later files with the SEC may update and supersede the information in this Proxy Statement.
If you would like additional copies of this Proxy Statement, without charge, or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact:
MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, NY 10001
(212) 929-5500
(800) 322-2885 (toll free)
Email: proxy@mackenziepartners.com
Where Stockholders Can Find More Information About New Gold
New Gold files reports with and furnishes other information to the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canadian securities laws, which differ from those in the United States. New Gold’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at New Gold’s website at www.newgold.com. Unless otherwise provided below, the information provided in New Gold’s SEC filings (or available on New Gold’s website) is not part of this Proxy Statement and is not incorporated by reference.
The SEC allows Coeur to incorporate by reference into this Proxy Statement documents New Gold files with the SEC. This means that, if you are a Coeur stockholder, Coeur can disclose important information to you by referring you to those documents.
The information filed by New Gold and incorporated by reference is considered to be a part of this document. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. The documents listed below (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this Proxy Statement and before the date of the special meeting are incorporated by reference into this Proxy Statement:
•	New Gold’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2025; and
•
New Gold’s Current Reports on Form 6-K furnished to, or filed with, the SEC on January 13, 2025, February 3, 2025, February 13, 2025, February 19, 2025, February 20, 2025, February 21, 2025, March 4, 2025, March 12, 2025, March 14, 2025, March 20, 2025, April 1, 2025, April 3, 2025, April 7, 2025, April 17, 2025, April 30, 2025, May 2, 2025, May 7, 2025, June 4, 2025, June 11, 2025, July 7, 2025, July 28, 2025, August 18, 2025, September 8, 2025, September 9, 2025, October 9, 2025, October 28, 2025, October 29, 2025 and November 3, 2025.

Annex A

Execution Copy
ARRANGEMENT AGREEMENT

AMONG

COEUR MINING, INC.

AND

NEW GOLD INC.

AND

1561611 B.C. LTD.

November 2, 2025

A-i

Schedules:

Schedule A	-	Plan of Arrangement
Schedule B	-	Arrangement Resolution
Schedule C	-	Form of Parent Charter Amendment
Schedule D	-	Form of Resignation and Mutual Release
Schedule E	-	Form of Company Voting Agreement
Schedule F	-	Form of Parent Voting Agreement

A-ii

ARRANGEMENT AGREEMENT
THIS ARRANGEMENT AGREEMENT dated November 2, 2025, BY AND AMONG:
COEUR MINING, INC., a corporation existing under the laws of the State of Delaware (the “Parent”),
- and -
1561611 B.C. LTD., a corporation existing under the laws of the Province of British Columbia (“Purchaser”),
- and -
NEW GOLD INC., a corporation existing under the laws of the Province of British Columbia (the “Company”).
RECITALS:
A.	The Parent and the Purchaser desire to acquire all of the outstanding Company Shares pursuant to the Arrangement as provided in this Agreement.
B.	The Parties intend to carry out the transactions contemplated herein by way of a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
C.
The Special Committee, after receiving financial and legal advice and the Company Fairness Opinions, has unanimously determined that the Arrangement is fair to the Company Shareholders and in the best interests of the Company and recommended to the Company Board that the Company Board (a) approve this Agreement and the Arrangement, and (b) recommend that the Company Shareholders vote in favour of the Arrangement Resolution.

D.
The Company Board, after receiving financial and legal advice and the Company Fairness Opinions and upon the recommendation of the Special Committee, has unanimously (a) determined that the Arrangement is fair to the Company Shareholders and in the best interests of the Company, and (b) resolved to recommend that the Company Shareholders vote in favour of the Arrangement Resolution.

E.
The Parent Board, after evaluating the Arrangement, in consultation with Parent’s management and legal and financial advisors, has unanimously (a) determined that the Arrangement is advisable and fair to, and in the best interests of the Parent and the Parent Stockholders, (b) determined it advisable for the Parent Stockholders to approve an amendment to the certificate of incorporation of Parent, substantially in the form of Schedule C (the “Parent Charter Amendment”) to effect an increase to the number of authorized shares of common stock, par value $0.01 per share, of Parent (the “Parent Shares”), and (c) resolved to recommend that the Parent Stockholders vote in favor of the Parent Charter Amendment and the issuance of the Parent Shares, pursuant to this Agreement as contemplated by, and subject to the terms and conditions set forth in, this Agreement (the “Parent Stock Issuance”).

F.	The Purchaser Board has unanimously determined that the Arrangement is fair and reasonable to the sole shareholder of the Purchaser.
G.	The Parties intend that the issuance of the Consideration Shares be exempt from the registration requirements of the U.S. Securities Act pursuant to section 3(a)(10) thereof.
H.	The Parent has received duly executed Company Voting Agreements from certain of the Company Shareholders, substantially in the form of Schedule E.
I.	The Company has received duly executed Parent Voting Agreements from certain of the Parent Stockholders, substantially in the form of Schedule F.
THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION
1.1	Definitions
In this Agreement, unless the context otherwise requires:
“Accelerated RSUs” has the meaning ascribed thereto in Section 2.10(e);
“Acquisition Proposal” means, in respect of a Party, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons (other than the other Party or any affiliate of the other Party), whether written or oral, made after the date hereof, relating to: (a) any direct or indirect sale or disposition (or any joint venture, lease, license, long-term supply agreement, royalty agreement or other arrangement having the same economic effect as a sale or disposition), in a single transaction or series of related transactions, of (i) assets of such Party and or one or more of its Subsidiaries (including shares of Subsidiaries of such Party) that, individually or in the aggregate, (A) represent 20% or more of the consolidated assets of such Party and its Subsidiaries, taken as a whole and measured by the fair market value thereof, or (B) contribute 20% or more of the consolidated revenue of such Party and its Subsidiaries, taken as a whole, or (ii) 20% or more of any class of voting or equity securities (including securities convertible into, or exchangeable or exercisable for such voting or equity securities) of such Party or 20% or more of any class of voting or equity securities (including securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of such Party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its Subsidiaries, taken as a whole (in each case, determined based upon the most recent publicly available consolidated financial statements of such Party); (b) any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities (including securities convertible into, or exchangeable or exercisable for such voting or equity securities) of such Party or 20% or more of any class of voting or equity securities (including securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of such Party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of such Party); or (c) a plan of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or other similar transaction involving such Party and/or any of its Subsidiaries that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities (including securities convertible into, or exchangeable or exercisable for such voting or equity securities) of such Party or 20% or more of any class of voting or equity securities (including securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of such Party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of such Party);
“Acts of Adoption of Full Ownership” has the meaning ascribed thereto in Section 3.1(w);
“affiliate” except where otherwise indicated, has the meaning ascribed thereto in NI 45-106, in force as of the date of this Agreement;
“Agreement” means this arrangement agreement, including all Schedules annexed hereto, together with the Company Disclosure Letter and Parent Disclosure Letter, in each case as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;
“Arrangement” means the arrangement of the Company under the provisions of Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of this Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order (with the prior written consent of both the Company and the Parent, each acting reasonably);

“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement, which is to be considered and, if thought fit, passed at the Company Meeting, substantially in the form and content of Schedule B hereto;
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, agreement, licence, classification, restriction, registration, consent, order, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision having the force of Law, of, from or required by any Governmental Entity having jurisdiction over such Person;
“BCBCA” means the Business Corporations Act (British Columbia);
“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Mexico City, Mexico, New York, New York, Toronto, Ontario or Vancouver, British Columbia;
“Canadian Securities Authorities” means the Ontario Securities Commission and any other applicable securities commissions and securities regulatory authority of a province or territory of Canada;
“Canadian Securities Laws” means the Securities Act and any other applicable Canadian provincial or territorial securities Laws (including published policies thereunder);
“CNA” means the National Antitrust Commission (Comisión Nacional Antimonopolio) or any other governmental body that may assume its powers and responsibilities;
“CNA Approval” means the unconditional approval of the concentration consisting in the transactions contemplated in this Agreement issued by the CNA, pursuant to the provisions set forth in the Mexican Antitrust Law;
“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act and includes any Person duly authorized by the Commissioner to act on his behalf;
“Company” has the meaning ascribed thereto on the first page of this Agreement;
“Company Applicable Anti-Corruption Law” has the meaning ascribed thereto in Section 3.1(kk)(ii);
“Company Benefit Plans” means all employee benefit plans, including all welfare, health, dental, vision, prescription drug, accidental death and dismemberment, critical illness, emergency travel, life, short term disability, long term disability or other medical insurance, mortgage insurance, employee loan, employee assistance, supplemental unemployment benefit, post-employment benefit, post-retirement benefit, bonus, profit sharing, option, incentive, performance, equity, equity-based, phantom, deferred compensation, severance, retention, stay bonus, paid time off, change of control, termination, pension, retirement, saving and supplemental retirement agreements, policies, programs, arrangements, schemes, practices or undertakings, whether funded or unfunded, insured or uninsured, registered or unregistered, oral or written, which are maintained by or binding upon the Company or any of its Subsidiaries or for which the Company or its Subsidiaries has any liability or contingent liability for the benefit of any current or former Company Employees or independent contractors (or, to the extent applicable, any spouses, dependents, survivors or beneficiaries of such persons) excluding any Multiemployer Plans or Statutory Plans;
“Company Board” means the board of directors of the Company as the same is constituted from time to time;
“Company Board Recommendation” has the meaning ascribed thereto in Section 2.2(a)(iii);
“Company Budget” means the latest quarterly forecast for 2025 and draft 2026 budget of the Company and its Subsidiaries, as attached as Schedule 1.1(a) to the Company Disclosure Letter (the “Draft 2026 Budget”); and once adopted, the Company’s annual budget for 2026 (the “Final 2026 Budget”), provided that the Final 2026 Budget shall solely comprise (i) substantially similar expenditures to those contained in the Draft 2026 Budget (provided that the budget will be updated for customary year-end cutoff adjustments); and (ii) any additional commercially reasonable expenditures related to head office general and administrative costs that do not deviate by more than 10% from the same expenditures contained in the annual 2025 budget for the Company and its Subsidiaries;
“Company Change in Recommendation” has the meaning ascribed thereto in Section 7.1(a)(iii);

“Company Circular” means the notice of the Company Meeting to be sent to the Company Shareholders, and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, and information incorporated by reference therein, in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement;
“Company Credit Agreement” means the fifth amended and restated credit agreement dated March 24, 2025 between, among others, the Company as borrower, The Bank of Nova Scotia and RBC Capital Markets (as co-lead arrangers and joint bookrunners), The Bank of Nova Scotia (as administrative agent), Royal Bank of Canada (as syndication agent), The Toronto-Dominion Bank and Canadian Imperial Bank of Commerce (as co-documentation agents), and The Bank of Nova Scotia, Royal Bank of Canada, The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce, Bank of Montreal, Bank of America, N.A., Canada Branch, and National Bank of Canada (as lenders) and the lenders thereto from time to time;
“Company Director Nominees” has the meaning ascribed thereto in Section 2.17;
“Company Disclosure Letter” means the disclosure letter dated the date of this Agreement (including all schedules, exhibits and appendices thereto) and executed by the Company and delivered to the Parent prior to or concurrently with the execution of this Agreement;
“Company DSU Plan” means the deferred share unit plan of the Company effective May 6, 2010, as amended;
“Company DSUs” means the outstanding deferred share units granted under the Company DSU Plan;
“Company Employees” means all individuals who are employed as officers or employees by the Company and its Subsidiaries, including unionized, non-unionized, part-time, full-time, active and inactive employees, and any officers who provide services to the Company as consultants;
“Company Equity Incentive Plans” means, collectively, the Company LTIP, the Company Option Plan and the Company DSU Plan;
“Company Fairness Opinions” has the meaning ascribed thereto in Section 2.2(a)(i);
“Company Financial Advisors” means, collectively, National Bank Financial Inc. as financial advisor to the Company and CIBC World Markets Inc. as independent financial advisor to the Special Committee;
“Company Incentive Awards” means, collectively, the Company DSUs, Company RSUs, Company Options and Company PSUs;
“Company Leased Real Property” has the meaning ascribed thereto in Section 3.1(o);
“Company LTIP” means the long term incentive plan of the Company effective February 19, 2025;
“Company Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to: (a) the announcement or execution of this Agreement or the implementation of the transactions contemplated hereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company with customers, suppliers, service providers and employees); (b) any change in the market price or trading volume of any securities of the Company (it being understood that the changes, effects, events, occurrences or states of fact or circumstance underlying such change in market price or trading volume that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred); (c) any change affecting the gold, silver or copper mining industry as a whole; (d) any change (on a current or forward basis) in the price of gold, silver or copper or any changes in commodity prices or general market prices affecting the mining industry; (e) general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions in the United States, Canada or Mexico; (f) any generally applicable change or prospective change after the date hereof in IFRS or regulatory accounting requirements; (g) the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism, or the occurrence of any cyber-attacks or data breaches; (h) any general outbreak of illness, pandemic, epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof; (i) the failure of the Company to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period (provided, however, that the changes, effects, events, occurrences or states of fact or circumstance underlying such failure that are not otherwise excluded from the definition of a Company Material Adverse Effect may be considered to determine whether such failure constitutes a Company Material Adverse Effect); (j) any natural disaster (including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster); (k) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity occurring after the date hereof (including with respect to Taxes); or (l) any action taken (or omitted to be taken) by the Company or a Subsidiary thereof which is required to be taken (or omitted to be taken) pursuant to this Agreement or that is consented to by the Parent in writing; provided, however, (1) that with respect to clauses (c), (d), (e), (f), (g), (h) and (j), to the extent any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other entities with a similar type, size and scale, and operating in the same industries, as the Company and its Subsidiaries, taken as a whole, operate, the incremental disproportionate effect may be taken into account in determining whether there has been a Company Material Adverse Effect, and only to the extent otherwise permitted by this definition and (2) in this Agreement, references to dollar amounts are not intended to be and shall not be illustrative or interpretive for purposes of determining if a Company Material Adverse Effect has occurred;
“Company Material Contract” means any Contract: (a) that, if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Company Material Adverse Effect; (b) under which the Company or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party (other than endorsements for collection in the ordinary course) in excess of $10 million in the aggregate; (c) relating to indebtedness for borrowed money of the Company or any of its Subsidiaries or any guarantee by the Company or any of its Subsidiaries of any other Person’s indebtedness for borrowed money, with an outstanding principal amount in excess of $15 million; (d) that is a material partnership, limited liability company agreement, shareholder agreement, joint venture, alliance agreement or other similar agreement or arrangement in respect of any Person that is not a wholly-owned Subsidiary of the Company (other than any such agreement or arrangement relating to the operation or business of a Company Property in the ordinary course and which is not material with respect to such Company Property); (e) under which the Company or any of its Subsidiaries is obligated to make payments to, or expects to receive payments from, a third party on an annual basis in excess of $10 million in the aggregate; (f) that limits or restricts the Company or any of its Subsidiaries from engaging in any line of business or any geographic area in any material respect; (g) that contains any right on the part of any third party to acquire Mineral Rights or other property rights from the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole, or that form any part of the Company Mineral Interests which are material to the Company and its Subsidiaries, taken as a whole; (h) that contains any rights on the part of the Company or any of its Subsidiaries to acquire Mineral Rights or other property rights from any third party that, if acquired, would be material to the Company and its Subsidiaries, taken as a whole; (i) that is a contractual royalty, production payment, net profits, earn-out, streaming agreement, metal pre-payment or similar agreement that has a value in excess of $15 million; (j) that is an agreement with a Governmental Entity, or an agreement with any Indigenous group, or other organizations with authority to represent such groups, in each case, that is material to the Company and its Subsidiaries, taken as a whole; (k) that is a registration rights agreement; (l) an earn-in, back-in, right of first refusal or right first offer in respect of the Company Mineral Interests; and (m) that is material to the Company and its Subsidiaries, taken as a whole, and related to the operation of, or the exploitation, extraction or production of metals from, the Company Mineral Interests; and, for greater certainty, includes the Company Material Contracts listed on Schedule 3.1(ff) of the Company Disclosure Letter;
“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Parent;
“Company Mineral Interests” has the meaning ascribed thereto in Section 3.1(o)(i);

“Company Notes” means the $400.0 million of unsecured senior notes issued by the Company on March 18, 2025, which bear interest at a rate of 6.875% per annum and mature in 2032;
“Company Option Plan” means the option plan of the Company effective May 4, 2011, as amended;
“Company Options” means the outstanding options to purchase Company Shares granted under the Company Option Plan;
“Company Owned Real Property” has the meaning ascribed thereto in Section 3.1(o)(i);
“Company Permitted Liens” means, in respect of the Company or any of its Subsidiaries, any one or more of the following:
(a)
Liens for Taxes not at the time overdue or statutory Liens for overdue Taxes the validity of which the Company or a Subsidiary thereof is contesting in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with IFRS;

(b)
statutory Liens incurred or deposits made in the ordinary course in connection with workers’ compensation, unemployment insurance and similar legislation, but only to the extent that each such statutory Lien or deposit relates to amounts not yet due;

(c)	Liens given by the Company or a Subsidiary thereof to a public utility;
(d)
undetermined or inchoate construction or repair or storage Liens arising in the ordinary course, a claim for which has not been filed or registered pursuant to Law or which notice in writing has not been given to the Company or a Subsidiary thereof;

(e)
any reservations or exceptions contained in the original Crown grants or patents relating to any Company Properties (including the reservation of any mines and minerals in the Crown or any other Person);

(f)
easements, including rights of way for, or reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar products or services, provided that there has been material compliance with the provisions thereof and that such easements, rights of way, reservations, or rights do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use, or operation of the Company Properties, as the case may be, as currently enjoyed, used or operated or as contemplated in the Company Public Documents;

(g)
zoning by-laws, ordinances, or other similar restrictions of any Governmental Entity as to the use of real property, which are not violated in any material respect by the current use of the Company Properties;

(h)	all rights of expropriation of any federal, state, provincial or municipal authority or agency;
(i)
mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens (inchoate or otherwise) if, individually or in the aggregate, (A) they are not material, (B) they arose or were incurred in the ordinary course in respect of obligations which are not overdue or which are being contested in good faith and for which appropriate reserves have been established in accordance with IFRS, and (C) they have not been filed, recorded, or registered in accordance with Law;

(j)
minor title defects or irregularities consisting of minor surveyor exceptions, provided that such defects, irregularities, or exceptions do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use, or operation of the Company Properties as currently enjoyed, used or operated or as contemplated in the Company Public Documents;

(k)	Liens securing indebtedness under the Company Credit Agreement and other credit facilities of the Company, including as described in the Company Public Documents;
(l)
any Liens arising pursuant to the terms and conditions of any Contract that provides for a royalty, production payment, net profits, earn-out, streaming agreement, metal pre-payment or similar agreement providing for the payment of consideration measured, quantified or calculated based on, in whole or in part, any minerals produced, mined, recovered and extracted from any of the Company Mineral Interests;

(m)
any other Liens, that are, as of the date of this Agreement, (i) registered against title to real property in any applicable land registry office, (ii) registered or recorded against mineral titles in any applicable mineral titles registry office, or (iii) registered against the Company, any of its Subsidiaries or any of their respective assets in a public personal property registry or similar registry system, in each case, to the extent such Liens do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use or operation of the Company Properties as currently enjoyed, used or operated; and

(n)	as disclosed in Schedule 3.1(o) of the Company Disclosure Letter;
“Company Property” has the meaning ascribed thereto in Section 3.1(o)(i);
“Company Proposed Agreement” has the meaning ascribed thereto in Section 7.4(a);
“Company PSUs” means the outstanding performance share units granted under the Company LTIP;
“Company Public Documents” means all forms, reports, schedules, statements and other documents filed by the Company on SEDAR+ or EDGAR, in each case since January 1, 2025;
“Company RSUs” means the outstanding restricted share units granted under the Company LTIP;
“Company Shareholder Approval” has the meaning ascribed thereto in Section 2.3(e);
“Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
“Company Shares” means the common shares in the capital of the Company;
“Company Standstill Agreement” means a Contract, other than a confidentiality and standstill agreement permitted by Section 7.3, entered by the Company and/or any of its Subsidiaries that currently, or after the Effective Time, restricts the ability of a third party to offer to purchase the assets or equity securities of the Company or any of its Subsidiaries;
“Company Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (with references to 20% being deemed to be replaced with references to 50%) in respect of the Company and its Subsidiaries that did not result from a breach of Section 7.1: (a) that is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person or group of Persons making such Acquisition Proposal; (b) that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate such Acquisition Proposal to the satisfaction of the Company Board, acting in good faith (after consultation with the Company’s legal and financial advisors); (c) that is not, as of the date that the Company provides a Superior Proposal Notice, subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant); (d) complies with applicable Canadian Securities Laws in all material respects; and (e) in respect of which the Company Board (after consultation with the Company’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of such Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal would, if consummated in accordance with its terms, result in a transaction that is more favourable, from a financial point of view, to the Company Shareholders, than the Arrangement (including any amendments to the terms and conditions of this Agreement and the Plan of Arrangement proposed by the Parent pursuant to Section 7.4(b));
“Company Technical Reports” has the meaning ascribed thereto in Section 3.1(q)(i);
“Company Termination Payment” means $254,725,000;
“Company Termination Payment Event” has the meaning ascribed thereto in Section 9.4(b);
“Company Voting Agreements” means the voting agreements between the Parent and the Company Shareholders party thereto setting forth the terms and conditions upon which they have agreed, among other things, to vote their Company Shares and/or Company Options in favour of the Arrangement Resolution;
“Competition Act” means the Competition Act (Canada);
“Competition Act Approval” means that, in connection with the transactions contemplated by this Agreement, either:

(a)	both:
(i)
the applicable waiting periods under subsection 123(1) of the Competition Act shall have expired or have been waived in accordance with subsection 123(2) of the Competition Act or the obligation to provide a pre- merger notification in accordance with Part IX of the Competition Act shall have been waived in accordance with paragraph 113(c) of the Competition Act; and

(ii)	the Commissioner shall have issued a No-Action Letter; or
(b)	the Commissioner shall have issued an Advance Ruling Certificate;
“Confidentiality Agreement” means the amended and restated confidentiality agreement between the Parent and the Company dated April 17, 2025, as further amended on September 25, 2025;
“Consideration” means the consideration to be received by Company Shareholders pursuant to the Plan of Arrangement;
“Consideration Shares” means the Parent Shares to be issued to Company Shareholders pursuant to the Plan of Arrangement;
“Continuing Employees” means Company Employees that are employed by the Parent, the Company or any of their respective Subsidiaries immediately following the Effective Time;
“Contract” means any legally binding contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) and any amendment thereto to which a Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject;
“Corporate Records” means, in respect of the Company and each of its Subsidiaries, the original or electronic corporate books, duly signed by such Persons as required under applicable Law and under its constating documents, including (as applicable) the shareholders’ meeting minutes, share register, the capital variations book, and the directors’ meeting minutes;
“Court” means the Supreme Court of British Columbia;
“Depositary” means Computershare Investor Services Inc., or such other Person as the Company and the Parent may appoint (each acting reasonably) to act as depositary in respect of the Arrangement;
“DGCL” means the Delaware General Corporation Law;
“Dissent Rights” means the rights of dissent exercisable by the Company Shareholders in respect of the Arrangement described in the Plan of Arrangement;
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system of the U.S. SEC;
“Effective Date” means the date on which the Arrangement becomes effective in accordance with Section 2.11(a);
“Effective Time” means the time on the Effective Date that the Arrangement becomes effective, as set out in the Plan of Arrangement;
“Environmental Laws” means all Laws imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (a) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation, ecological planning, archeological vestiges); (b) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, Release, destruction, transfer, import, export or sale, rehabilitation, reclamation, or remediation of Hazardous Substances; or (c) the operation, rehabilitation, reclamation, restoration and remediation of mines and mining sites;
“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, responses, losses, damages, punitive damages, property damages, consequential damages, environmental damages, treble damages, costs (including control, rehabilitation, reclamation, closure, remedial and removal costs, investigation costs, capital costs, environmental compensation costs, operation and maintenance costs), expenses, fines, penalties and sanctions incurred as a result of or related to any claim, suit, action, administrative or court order, investigation, proceeding or demand by any Person, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any: (a) Release or threatened Release or presence of a Hazardous Substance; (b) tailings impoundment areas; (c) tank, drum, pipe or other container that contains or contained a Hazardous Substance; or (d) use, generation, disposal, treatment, processing, recycling, handling, transport, Release, transfer, import, export or sale of Hazardous Substance;
“Environmental Permits” means all Authorizations or program participation requirements with or from any Governmental Entity under any Environmental Laws;
“ERISA” means the United States Employee Retirement Income Security Act of 1974;
“Exchange Ratio” has the meaning ascribed thereto in the Plan of Arrangement;
“Final Order” means the final order of the Court contemplated by Section 2.7, in a form and substance acceptable to the Company and the Parent, each acting reasonably, approving the Arrangement, as such order may be amended, supplemented, modified or varied by the Court (with the consent of both the Company and the Parent, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Parent, each acting reasonably) on appeal;
“GAAP” means the generally accepted accounting principles in the United States;
“Governmental Entity” means: (a) any international, federal, provincial, territorial, tribal, state, regional, county, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign; (b) any stock exchange, including the TSX, the NYSE and the NYSE American; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including hydrogen sulphide, cyanide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, tailings, waste rock, asbestos or asbestos-containing materials, per- and polyfluoroalkyl substances and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law, including those that are (a) defined as “pollutants”, “contaminants”, “hazardous” or “deleterious” under the Canadian Environmental Protection Act, 1999, S.C. 1999, c.33, the Canadian Fisheries Act R.S.C., 1985, C.F-14, Ontario Environmental Protection Act, R.S.O. 1990, c. E.19, the Ontario Water Resources Act, R.S.O. 1990, c. O.40, the British Columbia Environmental Management Act, S.B.C. 2003, c. 53, the British Columbia Water Sustainability Act, S.B.C 2014, c. 14 and/or regulations thereunder; (b) “hazardous material” and/or “hazardous waste”, pursuant to Mexico’s Ley General del Equilibrio Ecológico y la Protección al Ambiente; (c) listed, characterized (or subject to characterization) as “hazardous” under Mexican Official Norms NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993; (d) labeled as “hazardous wastes” under Mexico’s Ley General para la Prevención y Gestión Integral de los Residuos and/or its regulations; (e) classified as hazardous or toxic under Mexico’s Ley General de Salud or any of its regulations; (f) defined as a “hazardous waste,” “hazardous substance,” “extremely hazardous substance,” “pollutant,” or “contaminant” under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 6901 et seq., the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613, each as amended or reauthorized, and any applicable state law counterparts; (g) capable of causing harm to the Environment or to human health from exposure thereto if and to the extent such capability or exposure (or prevention thereof) is regulated under Environmental Laws; and/or (h) any used recipients or containers that may have contained or stored Hazardous Substances, including above-ground or underground storage tanks or underground pipes or aboveground pipelines, if and to the extent controlled, regulated or prohibited under Environmental Laws;
“ICA” means the Investment Canada Act (Canada);

“ICA Approval” means, in respect of the transactions contemplated by this Agreement, that: (a) either (i) the Parent shall have received written evidence from the responsible Minister under the ICA that the Minister is satisfied that the transactions contemplated by this Agreement are likely to be of net benefit to Canada pursuant to the ICA, or (ii) the responsible Minister shall have been deemed to be satisfied (within the meaning of the ICA) that the transactions contemplated by this Agreement are likely to be of net benefit to Canada pursuant to the ICA; and (b) there shall be no order prohibiting the consummation of the Arrangement under Part IV.1 of the ICA;
“IFRS” means International Financial Reporting Standards;
“including” means including without limitation, and “include” and “includes” have a corresponding meaning;
“Indigenous” means any and all aboriginal person, people, or group, native person, people, or group, tribe, and/or indigenous person, people, or group, or any person or group asserting to be indigenous or part of an originary community or otherwise claiming any right recognized and/or affirmed under applicable Laws, treaties or any other interest held by virtue of that person or group’s status as one of the aforementioned groups, and any person or group representing or purporting to represent any of the foregoing;
“Initial Outside Date” has the meaning ascribed thereto in Section 9.2(a)(ii)(A);
“Intellectual Property” means anything that is or may be protected by any intellectual property rights in any jurisdiction such as, but not limited to works (including software), performances, trade secrets, inventions (whether patentable or not), improvements to such inventions, industrial designs, mask work and integrated circuit topographies, trade-marks, trade names, business names, corporate names, domain names, website names and world wide web addresses, whether or not they may also be protected, at any given time, as a trade secret or confidential information, including proprietary and non-public business information, know-how, methods, processes, designs, technology, technical data, schematics, models, simulations and documentation relating to any of the foregoing;
“Intended U.S. Tax Treatment” has the meaning ascribed thereto in Section 2.15;
“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court after being informed of the intention to rely upon the exemption from registration under section 3(a)(10) of the U.S. Securities Act with respect to the Consideration Shares issued pursuant to the Arrangement as contemplated by Section 2.3, in a form and substance acceptable to the Company and the Parent, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended, supplemented, modified or varied by the Court with the consent of the Company and the Parent, each acting reasonably;
“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, that are binding upon or applicable to such Person or its business and have the force of law, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Securities Laws and applicable common law, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;
“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims or other third party interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, lease, sublease, restriction, easement, right-of-way, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“Matching Period” has the meaning ascribed thereto in Section 7.4(a)(iii);
“material fact” means a material fact relating to the Company or the Parent, as applicable, for purposes of applicable Securities Laws;

“Mexican Antitrust Law” means the Federal Economic Competition Law (Ley Federal de Competencia Económica) of Mexico;
“Mexico” means the United Mexican States;
“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators;
“Mineral Rights” means all rights, whether contractual or otherwise, for the exploration for or exploitation of mineral resources and reserves together with surface rights, Water Rights, royalty interests, fee interests, joint venture interests, and other leases, rights of way and enurements related to any such rights;
“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact required to be stated or necessary to make a statement not misleading in light of the circumstances in which it was made;
“Modern Slavery Laws” means all Laws regarding the provision of slavery, servitude and forced or child labour and about human trafficking including the Fighting Against Forced Labour and Child Labour in Supply Chains Act (Canada);
“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA;
“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators;
“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;
“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators;
“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators;
“NI 54-101” means National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators;
“No-Action Letter” means a written confirmation from the Commissioner indicating that he does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the transactions contemplated by this Agreement, such letter or other written notification having not been withdrawn prior to the Effective Time;
“Non-Continuing Employees” means Company Employees whose employment with the Company or any of its Subsidiaries is terminated by the Company or its Subsidiaries, as applicable, without cause, at or immediately prior to the Effective Time;
“NYSE” means the New York Stock Exchange;
“NYSE American” means the NYSE American Stock Exchange;
“ordinary course” means, with respect to an action taken by a Person, that such action is consistent with the past practice of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;
“Outside Date” has the meaning ascribed thereto in Section 9.2(a)(ii)(A);
“Parent” has the meaning ascribed thereto on the first page of this Agreement;
“Parent Applicable Anti-Corruption Law” has the meaning ascribed thereto in Section 4.1(ii)(ii);
“Parent Benefit Plans” means all employee benefit plans, including all welfare, health, dental, vision, prescription drug, accidental death and dismemberment, critical illness, emergency travel, life, short term disability, long term disability or other medical insurance, mortgage insurance, employee loan, employee assistance, supplemental unemployment benefit, post-employment benefit, post-retirement benefit, bonus, profit sharing, option, incentive, performance, equity, equity-based, phantom, deferred compensation, severance, retention, stay bonus, paid time off, change of control, termination, pension, retirement, saving and supplemental retirement agreements, policies, programs, arrangements, schemes, practices or undertakings, whether funded or unfunded, insured or uninsured, registered or unregistered, oral or written, which are maintained by or binding upon the Parent or any of its Subsidiaries or for which the Parent or its Subsidiaries has any liability or contingent liability for the benefit of any current or former Parent Employees or independent contractors (or, to the extent applicable, any spouses, dependents, survivors or beneficiaries of such persons) excluding any Multiemployer Plans or Statutory Plans;
“Parent Board” means the board of directors of the Parent, as the same is constituted from time to time;
“Parent Board Recommendation” has the meaning ascribed thereto in Section 2.2(b)(ii);
“Parent Change in Recommendation” has the meaning ascribed thereto in Section 8.1(a)(iii);
“Parent Charter Amendment” has the meaning ascribed thereto in the recitals to this Agreement;
“Parent Credit Agreement” means that certain credit agreement, dated as of September 29, 2017 (as subsequently amended), by and among, inter alia, the Parent, as borrower, Bank of America, N.A., as administrative agent, and Bank of America, N.A., Royal Bank of Canada, Bank of Montreal, Chicago Branch, National Bank of Canada, Fédération Des Caisses Desjardins Du Québec, ING Capital LLC and Goldman Sachs Bank USA, as lenders;
“Parent Disclosure Letter” means the disclosure letter dated the date of this Agreement (including all schedules, exhibits and appendices thereto) and executed by the Parent and delivered to the Company prior to or concurrently with the execution of this Agreement;
“Parent Employees” means all individuals who are employed as officers or employees by the Parent and its Subsidiaries, including unionized, non-unionized, part-time, full-time, active and inactive employees, and any officers who provide services to the Company as consultants;
“Parent Incentive Awards” means all outstanding restricted share units, performance share units, options and any other awards made in accordance with the Parent Incentive Plans;
“Parent Incentive Plans” means, collectively, the Amended & Restated Coeur Mining, Inc. 2018 Long-Term Incentive Plan effective as of May 11, 2021, the Coeur Mining, Inc. Stock Option Plan (Legacy Plan), effective August 24, 2015, as amended, and the Coeur Mining, Inc. Stock Option Plan, effective June 15, 2022, as amended, and the applicable form of award agreements thereunder;
“Parent Leased Real Property” has the meaning ascribed thereto in Section 4.1(n)(i);
“Parent Matching Period” has the meaning ascribed thereto in Section 8.4(a)(iii);
“Parent Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to: (a) the announcement or execution of this Agreement or the implementation of the transactions contemplated hereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Parent with customers, suppliers, service providers and employees); (b) any change in the market price or trading volume of any securities of the Parent (it being understood that the changes, effects, events, occurrences or states of fact or circumstance underlying such change in market price or trading volume that are not otherwise excluded from the definition of a Parent Material Adverse Effect may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (c) any change affecting the gold and silver mining industry as a whole; (d) any change (on a current or forward basis) in the price of gold or silver or any changes in commodity prices or general market prices affecting the mining industry; (e) general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions in the United States, Canada or Mexico; (f) any generally applicable change or prospective change after the date hereof in GAAP or regulatory accounting requirements; (g) the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism, or the occurrence of any cyber-attacks or data breaches; (h) any general outbreak of illness, pandemic, epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof; (i) the failure of the Parent to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period (provided, however, that the changes, effects, events, occurrences or states of fact or circumstance underlying such failure that are not otherwise excluded from the definition of a Parent Material Adverse Effect may be considered to determine whether such failure constitutes a Parent Material Adverse Effect); (j) any natural disaster (including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster); (k) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity occurring after the date hereof (including with respect to Taxes); or (l) any action taken (or omitted to be taken) by the Parent or a Subsidiary thereof which is required to be taken (or omitted to be taken) pursuant to this Agreement or that is consented to by the Company in writing; provided, however, (1) that with respect to clauses (c), (d), (e), (f), (g), (h) and (j), to the extent any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on the Parent and its Subsidiaries, taken as a whole, compared to other entities with a similar type, size and scale, and operating in the same industries, as the Parent and its Subsidiaries, taken as a whole, operate, the incremental disproportionate effect may be taken into account in determining whether there has been a Parent Material Adverse Effect, and only to the extent otherwise permitted by this definition and (2) in this Agreement, references to dollar amounts are not intended to be and shall not be illustrative or interpretive for purposes of determining if a Parent Material Adverse Effect has occurred;
“Parent Material Contract” means any Contract: (a) that, if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Parent Material Adverse Effect; (b) under which the Parent or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party (other than endorsements for collection in the ordinary course) in excess of $20 million in the aggregate; (c) relating to indebtedness for borrowed money of the Parent or any of its Subsidiaries or any guarantee by the Parent or any of its Subsidiaries of any other Person’s indebtedness for borrowed money, with an outstanding principal amount in excess of $30 million; (d) that is a material partnership, limited liability company agreement, shareholder agreement, joint venture, alliance agreement or other similar agreement or arrangement in respect of any Person that is not a wholly-owned Subsidiary of the Parent (other than any such agreement or arrangement relating to the operation or business of a Parent Property in the ordinary course and which is not material with respect to such Parent Property); (e) under which the Parent or any of its Subsidiaries is obligated to make or expects to receive payments on an annual basis in excess of $20 million in the aggregate; (f) that limits or restricts the Parent or any of the Parent Material Subsidiaries from engaging in any line of business or any geographic area in any material respect; (g) that contains any right on the part of any third party to acquire Mineral Rights or other property rights from the Parent or any of its Subsidiaries that are material to the Parent and its Subsidiaries, taken as a whole, or that form any part of the Parent Mineral Interests which are material to the Parent and its Subsidiaries, taken as a whole; (h) that contains any rights on the part of the Parent or any of its Subsidiaries to acquire Mineral Rights or other property rights from any third party that, if acquired, would be material to the Parent and its Subsidiaries, taken as a whole; (i) that is a contractual royalty, production payment, net profits, earn-out, streaming agreement, metal pre-payment or similar agreement that has a value in excess of $30 million; (j) that is an agreement with a Governmental Entity, or an agreement with any Indigenous group, or other organizations with authority to represent such groups, in each case, that is material to the Parent and its Subsidiaries, taken as a whole; (k) that is a registration rights agreement; (l) an earn-in, back-in, right of first refusal or right first offer in respect of the Parent Mineral Interests; and (m) that is material to the Parent and its Subsidiaries, taken as a whole, and related to the operation of, or the exploitation, extraction or production of metals from, the Parent Mineral Interests; and, for greater certainty, includes the Parent Material Contracts listed on Schedule 4.1(cc) of the Parent Disclosure Letter;
“Parent Material Subsidiaries” means the Subsidiaries set out in Schedule 1.1(a) of the Parent Disclosure Letter;
“Parent Meeting” means the meeting of the Parent Stockholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Law to consider the Parent Charter Amendment, Parent Stock Issuance and for any other purpose as may be set out in the Parent Proxy Statement and agreed to in writing by the Company;
“Parent Mineral Interests” has the meaning ascribed thereto in Section 4.1(n)(i);
“Parent Owned Real Property” has the meaning ascribed thereto in Section 4.1(n)(i);

“Parent Permitted Liens” means, in respect of the Parent or any of its Subsidiaries, any one or more of the following:
(a)
Liens for Taxes not at the time overdue or statutory Liens for overdue Taxes the validity of which the Parent or a Subsidiary thereof is contesting in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP;

(b)
statutory Liens incurred or deposits made in the ordinary course in connection with workers’ compensation, unemployment insurance and similar legislation, but only to the extent that each such statutory Lien or deposit relates to amounts not yet due;

(c)	Liens given by the Parent or a Subsidiary thereof to a public utility;
(d)
undetermined or inchoate construction or repair or storage Liens arising in the ordinary course, a claim for which has not been filed or registered pursuant to Law or which notice in writing has not been given to the Parent or a Subsidiary thereof;

(e)
any reservations or exceptions contained in the original Crown grants or patents relating to any Parent Properties (including the reservation of any mines and minerals in the Crown or any other Person);

(f)
easements, including rights of way for, or reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar products or services, provided that there has been material compliance with the provisions thereof and that such easements, rights of way, reservations, or rights do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use, or operation of the Parent Properties, as the case may be, as currently enjoyed, used or operated or as contemplated in the Parent Public Documents;

(g)
zoning by-laws, ordinances, or other similar restrictions of any Governmental Entity as to the use of real property, which are not violated in any material respect by the current use of the Parent Properties;

(h)	all rights of expropriation of any federal, state, provincial or municipal authority or agency;
(i)
mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens (inchoate or otherwise) if, individually or in the aggregate, (A) they are not material, (B) they arose or were incurred in the ordinary course in respect of obligations which are not overdue or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, and (C) they have not been filed, recorded, or registered in accordance with Law;

(j)
minor title defects or irregularities consisting of minor surveyor exceptions, provided that such defects, irregularities, or exceptions do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use, or operation of the Parent Properties as currently enjoyed, used or operated or as contemplated in the Parent Public Documents;

(k)	Liens securing indebtedness under the Parent Credit Agreement and other credit facilities of the Parent as described in the Parent Public Documents;
(l)
any Liens arising pursuant to the terms and conditions of any Contract that provides for a royalty, production payment, net profits, earn-out, streaming agreement, metal pre-payment or similar agreement providing for the payment of consideration measured, quantified or calculated based on, in whole or in part, any minerals produced, mined, recovered and extracted from any of the Company Mineral Interests; and

(m)
any other Liens, that are, as of the date of this Agreement, (i) registered against title to real property in any applicable land registry office, (ii) registered or recorded against mineral titles in any applicable mineral titles registry office, or (iii) registered against the Parent, any of its Subsidiaries or any of their respective assets in a public personal property registry or similar registry system, in each case, to the extent such Liens do not, individually or in the aggregate, materially adversely affect or impair the quiet enjoyment, use or operation of the Parent Properties as currently enjoyed, used or operated;

“Parent Property” has the meaning ascribed thereto in Section 4.1(n)(i);

“Parent Proposed Agreement” has the meaning ascribed thereto in Section 8.4(a);
“Parent Proxy Statement” means the proxy statement on Schedule 14A to be distributed to the Parent Stockholders, including all schedules, appendices and exhibits thereto and enclosures therewith, and information incorporated by reference therein, in connection with the Parent Meeting, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement;
“Parent Public Documents” means all forms, reports, schedules, statements and other documents filed by the Parent on SEDAR+ or EDGAR, in each case since January 1, 2025;
“Parent Shares” has the meaning ascribed thereto in the recitals to this Agreement;
“Parent Standstill Agreement” means a Contract entered by the Parent and/or any of its Subsidiaries that currently, or after the Effective Time, other than a confidentiality and standstill agreement permitted by Section 7.3, restricts the ability of a third party to offer to purchase the assets or equity securities of the Parent or any of its Subsidiaries;
“Parent Stock Issuance” has the meaning ascribed thereto in the recitals to this Agreement;
“Parent Stockholder Approvals” means the approval (a) of the Parent Stock Issuance by the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Parent Meeting in accordance with Section 312.03(c) and Section 312.07 of the NYSE Listed Company Manual, and (b) of the Parent Charter Amendment by the affirmative vote of Parent Stockholders required by the certificate of incorporation of Parent and the DGCL at the Parent Meeting;
“Parent Stockholders” means the registered and/or beneficial holders of the Parent Shares, as the context requires;
“Parent Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (with references to 20% being deemed to be replaced with references to 50%) in respect of the Parent and its Subsidiaries that did not result from a breach of Section 8.1: (a) that is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person or group of Persons making such Acquisition Proposal; (b) that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate such Acquisition Proposal to the satisfaction of the Parent Board, acting in good faith (after consultation with the Parent’s legal and financial advisors); (c) that is not, as of the date that the Parent provides a Parent Superior Proposal Notice, subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant); (d) complies with applicable U.S. Securities Laws in all material respects; and (e) in respect of which the Parent Board (after consultation with the Parent’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of such Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal, would, if consummated in accordance with its terms, result in a transaction that is more favourable, from a financial point of view, to the Parent Stockholders, than the Arrangement (including any amendments to the terms and conditions of this Agreement and the Plan of Arrangement proposed by the Company pursuant to Section 8.4(b));
“Parent Superior Proposal Notice” has the meaning ascribed thereto in Section 8.4(a)(ii);
“Parent Technical Reports” has the meaning ascribed thereto in Section 4.1(p);
“Parent Termination Payment” means $413,705,000;
“Parent Termination Payment Event” has the meaning ascribed thereto in Section 9.4(d);
“Parent Voting Agreements” means the voting agreements between the Company and the Parent Stockholders party thereto setting forth the terms and conditions upon which they have agreed, among other things, to vote their Parent Shares in favour of the Parent Charter Amendment and Parent Stock Issuance;
“Parties” means, together, the Parent, the Purchaser and the Company, and “Party” means any one of them, as the context requires;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;
“Personal Information” means all information or data in any form, including paper, electronic and other forms, concerning any identified or identifiable individual, as provided under the applicable Privacy Laws;
“Plan of Arrangement” means the plan of arrangement of the Company, substantially in the form of Schedule A hereto, and any amendments or variations thereto made in accordance with this Agreement and the Plan of Arrangement or upon the direction of the Court in the Final Order with the consent of the Company and the Parent, each acting reasonably;
“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 5.13(a);
“Privacy Laws” include applicable Laws that govern the collection, use, disclosure, retention, disposition and other processing of Personal Information, including the Personal Information Protection and Electronic Documents Act and applicable provincial Privacy Laws;
“Purchaser” has the meaning ascribed thereto on the first page of this Agreement;
“Purchaser Board” means the board of directors of the Purchaser, as the same is constituted from time to time;
“Regulation S-K 1300” means 17 C.F.R. § 229.1300 et seq. on Disclosure by Registrants Engaged in Mining Operations;
“Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, Authorizations and other approvals (including the lapse, without objections, of a prescribed period of time under a statute or regulation that states that a transaction may be implemented if a prescribed period of time lapses following the giving of notice without an objection being made) of any Governmental Entity required in relation to the transactions contemplated hereby, including the CNA Approval, Competition Act Approval and ICA Approval;
“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, or leaching of any Hazardous Substance in the environment;
“Representatives” means, with respect to a Party, such Party’s directors, officers, employees, counsel, financial advisors, accountants, agents, consultants and other authorized representatives and advisors;
“Required Regulatory Approvals” means each of the CNA Approval, Competition Act Approval and ICA Approval;
“Restricted Party” means a person that is: (a) listed on, owned, held or controlled, directly or indirectly, by a person listed on, or acting on behalf of a person listed on, any Sanctions List, (b) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organized under the laws of a country or territory that is the target of Sanctions, or (c) otherwise a target of Sanctions;
“Revised Company RSUs” has the meaning ascribed thereto in Section 2.10(e)(ii);
“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (a) the United States government; (b) the United Nations; (c) the European Union; (d) the Canadian government; (e) the United Kingdom; or (f) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), the United States Department of State, His Majesty’s Treasury (“HMT”), Global Affairs Canada and the Royal Canadian Mounted Police or any other relevant sanctions authority (together the “Sanctions Authorities”);
“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC, the Consolidated List of Financial Sanctions Targets, the Consolidated Canadian Autonomous Sanctions List and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities;
“SEC Clearance” has the meaning ascribed thereto in Section 2.4;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and published policies made thereunder;
“Securities Laws” means, collectively, Canadian Securities Laws and U.S. Securities Laws;
“SEDAR+” means the System for Electronic Document Analysis and Retrieval;
“Special Committee” means the special committee of the Company Board;
“Statutory Plans” means statutory benefit plans which the Company or its Subsidiaries are required to participate in or comply with, including as applicable the Canada Pension Plan and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation;
“Subsidiary” has the meaning ascribed thereto in NI 45-106;
“Superior Proposal Notice” has the meaning ascribed thereto in Section 7.4(a)(ii);
“Tax Act” means the Income Tax Act (Canada);
“Tax Returns” includes all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto and any claims for refund, declarations of estimated Tax and information returns, made, prepared, filed or required by a Governmental Entity to be made, prepared or filed by Law in respect of Taxes;
“Tax Sharing Agreement” means any agreement or arrangement binding the Company or the Parent, as applicable, or any of their respective Subsidiaries that provides for the allocation, apportionment, sharing, indemnification or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (other than customary Tax sharing or indemnification provisions contained in a commercial agreement entered into in the ordinary course the primary subject matter of which does not relate to Taxes);
“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including, but not limited to, those levied on, or measured by, or referred to as, income, gross receipts, earnings, profits, mining, mineral, carbon, fuel, windfall, environmental, royalty, capital, capital stock, transfer, land transfer, disability, ad valorem, sales, net worth, goods and services, harmonized sales, use, value-added, excise, stamp, recording, withholding, global minimum or “Pillar 2”, business, franchising, property, premium, development, occupation, occupancy, employer health, alternative or add-on minimum, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and Canada Pension Plan and other pension plan premiums or contributions imposed by any Governmental Entity, any transferee or predecessor liability in respect of any of the foregoing, and any liability for any such amounts imposed with respect to any other person, including under any agreements or arrangements;
“Third Party Beneficiaries” has the meaning ascribed thereto in Section 10.10;
“Transaction Personal Information” has the meaning ascribed thereto in Section 10.1;
“TSX” means the Toronto Stock Exchange;
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934;
“U.S. Investment Company Act” means the United States Investment Company Act of 1940;
“U.S. SEC” has the meaning ascribed thereto in Section 2.3;
“U.S. Securities Act” means the United States Securities Act of 1933;
“U.S. Securities Laws” means the U.S. Exchange Act, the U.S. Securities Act and all other applicable U.S. federal securities Laws;
“U.S. Tax Code” means the United States Internal Revenue Code of 1986;

“U.S. Treasury Regulations” means the regulations promulgated under the U.S. Tax Code, including any temporary, proposed or final regulations issued thereunder by the United States Department of the Treasury;
“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;
“Value Determination Date” means the date that is three business days prior to the Effective Date; and
“Water Rights” means water rights, water concessions, water licences, water leases and water supply agreements, ditch rights or other interests in water or water conveyance rights owned, leased or held by the relevant Person.
1.2	Interpretation Not Affected by Headings
The division of this Agreement into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section or Schedule by number or letter or both refer to the Article, Section or Schedule, respectively, bearing that designation in this Agreement.
1.3	Number and Gender
In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.
1.4	Calculation of Time
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.
1.5	Date for Any Action
If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.
1.6	Currency
Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States and “$” refers to U.S. dollars.
1.7	Accounting Matters
Unless otherwise stated, all accounting terms used in this Agreement (i) with respect to the Company shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature required to be made shall be made in a manner consistent with IFRS consistently applied, and (ii) with respect to the Parent shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with GAAP consistently applied.
1.8	Statutory References
In this Agreement, any reference to a statute, rule, regulation or other statutory instrument or subordinate legislation (including any particular provision thereof) shall be construed to refer to such statute, rule, regulation or other instrument or legislation (or provision thereof) and to all rules, regulations, instruments or legislation made thereunder, if any, in each case as the same may from time to time be amended, modified, supplemented, re-enacted or replaced, in whole or in part.
1.9	Knowledge
In this Agreement, references to: (a) “the knowledge of the Company” means the actual knowledge of the Company’s (i) President and Chief Executive Officer, (ii) Executive Vice President and Chief Financial Officer, (iii) Executive Vice President and Chief Strategy Officer, (iv) Vice President, Technical Services, (v) Vice President,

General Counsel and Corporate Secretary, (vi) Vice President, Operations, (vii) Vice President, Geology, and (viii) Chief Human Resources Officer, in each case, after making due enquiries regarding the relevant matter, and (b) “the knowledge of the Parent” means the actual knowledge of the Parent’s (i) Chairman, President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial Officer, (iii) Senior Vice President, General Counsel and Secretary, (iv) Senior Vice President, Exploration, (v) Senior Vice President and Chief Human Resources Officer, and (vi) Senior Vice President and Chief Operating Officer, in each case, after making due enquiries regarding the relevant matter.
1.10	Company Disclosure Letter
The Company Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (a) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (b) a Party, acting reasonably and in good faith, needs to disclose it in order to enforce or exercise its rights under this Agreement.
1.11	Parent Disclosure Letter
The Parent Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (a) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (b) a Party, acting reasonably and in good faith, needs to disclose it in order to enforce or exercise its rights under this Agreement.
1.12	Schedules
The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A	-	Plan of Arrangement
Schedule B	-	Arrangement Resolution
Schedule C	-	Form of Parent Charter Amendment
Schedule D	-	Form of Resignation and Mutual Release
Schedule E	-	Form of Company Voting Agreement
Schedule F	-	Form of Parent Voting Agreement

ARTICLE 2
THE ARRANGEMENT
2.1	Arrangement
The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.
2.2	Approvals
(a)	The Company represents and warrants to the Parent that:
(i)
the Company Board has received an oral opinion to be subsequently confirmed in writing (each, a “Company Fairness Opinion”) from each of the Company Financial Advisors that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by Company Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Company Shareholders;

(ii)
the Special Committee, after receiving financial and legal advice and the Company Fairness Opinions, has unanimously (A) determined that the Arrangement is fair to the Company Shareholders and in the best interests of the Company, and (B) recommended to the Company Board that the Company Board (1) approve this Agreement and the Arrangement, and (2) recommend that the Company Shareholders vote in favour of the Arrangement Resolution; and

(iii)	the Company Board, after receiving financial and legal advice and the Company Fairness Opinions and the recommendation of the Special Committee, has unanimously

(A) determined that the Arrangement is fair to the Company Shareholders and in the best interests of the Company, and (B) resolved to recommend that the Company Shareholders vote in favour of the Arrangement Resolution (the “Company Board Recommendation”).
(b)	The Parent represents and warrants to the Company that:
(i)
the Parent Board has received the separate opinions of BMO Capital Markets Corp. and RBC Capital Markets, LLC each to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken set forth therein, the Exchange Ratio provided for pursuant to this Agreement is fair, from a financial point of view, to the Parent;

(ii)
the Parent Board, after evaluating the Arrangement in consultation with the Parent’s management and legal and financial advisors, has unanimously: (A) determined that the entering into of this Agreement is in the best interests of the Parent and the Parent Stockholders; and (B) has resolved to recommend that the Parent Stockholders vote to approve the Parent Charter Amendment and the Parent Stock Issuance (the “Parent Board Recommendation”).

2.3	Interim Order
As promptly as reasonably practicable following the execution of this Agreement, the Company shall apply to the Court in a manner acceptable to the Parent, acting reasonably, pursuant to Part 9, Division 5 of the BCBCA, to schedule the Interim Order hearing with the Court for a date on or about the fifteenth (15th) calendar day immediately following the date of filing of the Parent Proxy Statement with the U.S. Securities and Exchange Commission (“U.S. SEC”); provided that the Company shall reschedule such hearing if the SEC Clearance is not obtained (or not obtainable) by the third (3rd) business day prior to the date of the hearing; provided further that in the event such hearing is rescheduled, the Company shall use commercially reasonable efforts to reschedule such hearing to occur as soon as reasonably practicable following the receipt of SEC Clearance, in each case subject to the availability of the Court and subject to and in accordance with the requirements of NI 54-101 with respect to the Company Meeting. Notwithstanding the foregoing, the Company shall not be required to schedule the Interim Order hearing for a date prior to the thirtieth (30th) day following the date of this Agreement. The Company shall prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:
(a)	for the class(es) of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;
(b)	for confirmation of the record date for the purposes of determining the Company Shareholders entitled to notice of and to vote at the Company Meeting in accordance with the Interim Order;
(c)
that the record date for Company Shareholders entitled to notice of and to vote at the Company Meeting will not change as a result of any adjournment(s) or postponement(s) of the Company Meeting unless required by the Court or by Law;

(d)
that the Company Meeting may be held as a virtual or hybrid meeting, and that Company Shareholders that participate in the Company Meeting through virtual means, if applicable, will be deemed to be present at the Company Meeting;

(e)	that the requisite approval (collectively, the “Company Shareholder Approval”) for the Arrangement Resolution shall be the affirmative vote of at least:
(i)	66 2∕3% of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or by proxy and entitled to vote at the Company Meeting and voting as a single class; and
(ii)
to the extent required by MI 61-101, a simple majority of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or represented by proxy and entitled to vote at the Company Meeting, voting as a single class, excluding, for this purpose, the votes for Company Shares held or controlled by Persons whose votes are required to be excluded by MI 61-101;

(f)
that, in all other respects, the terms, conditions and restrictions of the Company’s constating documents, including quorum requirements and other matters, shall apply in respect of the Company Meeting unless otherwise ordered by the Court;

(g)	for the grant of Dissent Rights to the Company Shareholders who are registered Company Shareholders as of the record date for the Company Meeting, as contemplated in the Plan of Arrangement;
(h)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;
(i)
that the Company Meeting may be adjourned or postponed from time to time by the Company Board subject to the terms of this Agreement or as otherwise agreed between the Parties without the need for additional approval of the Court;

(j)
that the Parties intend to rely on the exemption from registration requirements provided by section 3(a)(10) of the U.S. Securities Act for the issuance of Consideration Shares pursuant to the Plan of Arrangement, subject to and conditioned upon the Court’s approval of the Arrangement and determination following a hearing that the Arrangement is substantively and procedurally fair and reasonable to each Person to whom Consideration Shares will be issued; and

(k)
for such other matters as the Parent or the Company may reasonably require, subject to obtaining the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

2.4	Company Meeting
Subject to the terms of this Agreement, the Company shall, as soon as reasonably practicable after the earliest to occur of (x) the U.S. SEC informing the Parent that it has no remaining comments to, or will not review, the Parent Proxy Statement (and the Parent agrees to advise the Company of such matters promptly after the U.S. SEC informs the Parent of such) or (y) the passage of at least ten (10) calendar days (as calculated pursuant to Rule 14a-6 of the U.S. Exchange Act) since the filing of a preliminary Parent Proxy Statement with the U.S. SEC not informing the Parent that it intends to review the Parent Proxy Statement (in either case, “SEC Clearance”):
(a)
duly call, give notice of, convene and conduct the Company Meeting (including by virtual means) in accordance with the Interim Order, the Company’s constating documents and applicable Laws as promptly as reasonably practicable, using commercially reasonable efforts to convene and conduct the Company Meeting as soon as practicable, and in any event, within fifty (50) days of the receipt of the SEC Clearance (and, in that regard, the Company shall abridge, as necessary, any time period that may be abridged under NI 54-101); provided that the Parent shall cooperate with the Company and use commercially reasonable efforts to set the record dates for, schedule and convene the Company Meeting and the Parent Meeting on the same date and at the same time;

(b)	in consultation with the Parent, fix and publish a record date for the purposes of determining the Company Shareholders entitled to receive notice of and to vote at the Company Meeting;
(c)
not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Company Meeting except (i) as required by applicable Laws or a Governmental Entity, (ii) as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), (iii) if at any time following the dissemination of the Company Circular, the Company reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained at the Company Meeting (in which case the meeting shall be adjourned and not cancelled); (iv) the Company Board shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Meeting in order to give Company Shareholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the Canadian Securities Authorities or otherwise; (v) as permitted by Section 9.3(b); (vi) with the Parent’s prior written consent; or (vii) if the Parent adjourns or postpones the Parent Meeting (in which case the Company may adjourn or postpone the Company Meeting to the same date and time as the Parent Meeting); provided, that Company shall be permitted to postpone or adjourn the

Company Meeting pursuant to clause (ii), (iii) and (iv) on no more than two occasions in the aggregate and no such adjournment shall delay the Company Meeting by more than ten (10) days from the prior-scheduled date or to a date that is on or after the fifth (5th) business day preceding the Outside Date;
(d)
promptly advise the Parent as the Parent may reasonably request, and at least on a daily basis on each of the last ten (10) business days prior to the date of the Company Meeting as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution;

(e)
promptly (and in no event later than two (2) business days after receipt of notice) advise the Parent of any written communication from any Company Shareholder in opposition to the Arrangement (except for non-substantive communications from any Company Shareholder that purports to hold less than 0.1% of Company Shares (provided that communications from such Company Shareholder are not substantive in the aggregate)), written notice of dissent or purported exercise by any Company Shareholder of Dissent Rights received by the Company in relation to the Arrangement Resolution and any withdrawal of Dissent Rights received by the Company and, subject to applicable Law, any written communications sent by or on behalf of the Company to any Company Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement;

(f)
unless the Company Board has made a Company Change in Recommendation in accordance with Section 7.4(a), solicit proxies in favour of the Arrangement Resolution and against any resolution submitted by any Company Shareholder (unless otherwise consented to by the Parent) and, in connection therewith, in consultation with the Parent, use the services of one or more proxy solicitation services (at the expense of the Company);

(g)
provide the Parent with copies of or access to information regarding the Company Meeting generated by any proxy solicitation services engaged by the Company, as requested from time to time by the Parent;

(h)
not change the record date for the Company Shareholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by the Court or by Law;

(i)
not make any compromise, payment or settlement offer, or agree to any compromise, payment or settlement with respect to, or otherwise negotiate any exercise of any Dissent Rights without the prior written consent of the Parent (not to be unreasonably withheld, conditioned or delayed); and

(j)	give notice to the Parent of the Company Meeting and allow its Representatives and legal counsel to attend the Company Meeting (including by virtual means).
2.5	Parent Meeting
Subject to the terms of this Agreement, as soon as reasonably practicable after SEC Clearance, the Parent shall:
(a)
duly call, give notice of, convene and conduct the Parent Meeting (including by virtual means) in accordance with the Parent’s constating documents and applicable Laws as promptly as reasonably practicable, using commercially reasonable efforts to convene and conduct the Parent Meeting as soon as practicable, and in any event, within fifty (50) days of the receipt of the SEC Clearance; provided that the Parent shall cooperate with the Company and use commercially reasonable efforts to schedule and convene the Company Meeting and the Parent Meeting on the same date and at the same time;

(b)	in consultation with the Company, fix and publish a record date for the purposes of determining the Parent Stockholders entitled to receive notice of and to vote at the Parent Meeting;
(c)
not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Parent Meeting except (i) as required by applicable Laws or a Governmental Entity, (ii) as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), (iii) if, after consultation with the Company and following the dissemination of the Parent Proxy Statement, Parent reasonably determines in good faith that the Parent Stockholder Approvals are unlikely to be obtained at the Parent Meeting (in which case the meeting shall be adjourned and not cancelled); (iv) the Parent Board shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Parent Meeting in order to give Parent Stockholders sufficient time to evaluate any information or disclosure that the Parent has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise; (v) as permitted by Section 9.3(b), (vi) with the Company’s prior written consent, or (vii) if the Company adjourns or postpones the Company Meeting (in which case the Parent shall adjourn or postpone the Parent Meeting to the same date and time as the Company Meeting); provided, that Parent shall be permitted to postpone or adjourn the Parent Meeting pursuant to clause (ii), (iii) and (iv) on no more than two occasions in the aggregate, and no such adjournment shall delay the Parent Meeting by more than ten (10) days from the prior-scheduled date or to a date that is on or after the fifth (5th) business day preceding the Outside Date;
(d)
promptly advise the Company as the Company may reasonably request, and at least on a daily basis on each of the last ten (10) business days prior to the date of the Parent Meeting, as to the aggregate tally of the proxies received by the Parent in respect of the Parent Charter Amendment and Parent Stock Issuance;

(e)
promptly (and in no event later than two (2) business days after receipt of notice) advise the Company of any written communication from any Parent Stockholder in opposition to the Arrangement, the Parent Charter Amendment or Parent Stock Issuance (except for non-substantive communications from any Parent Stockholder that purports to hold less than 0.1% of Parent Shares (provided that communications from such Parent Stockholder are not substantive in the aggregate));

(f)
unless the Parent Board has made a Parent Change in Recommendation in accordance with Section 8.4(a), solicit proxies in favour of the Parent Charter Amendment and Parent Stock Issuance and against any resolution submitted by any Parent Stockholder (unless otherwise consented to by the Company) and, in connection therewith, in consultation with the Company, use the services of one or more proxy solicitation services (at the expense of the Parent);

(g)
provide the Company with copies of or access to information regarding the Parent Meeting generated by any proxy solicitation services engaged by the Parent, as requested from time to time by the Company;

(h)	not change the record date for the Parent Stockholders entitled to vote at the Parent Meeting in connection with any adjournment or postponement of the Parent Meeting unless required by Law;
(i)	give notice to the Company of the Parent Meeting and allow its Representatives and legal counsel to attend the Parent Meeting (including by virtual means); and
(j)
propose that the only matters to be acted on by Parent Stockholders at the Parent Meeting are (i) the approval of the Parent Charter Amendment, (ii) the approval of the Parent Stock Issuance and (iii) if the Parent has not received proxies representing a sufficient number of Parent Shares to obtain the Parent Stockholder Approvals, the adjournment of the Parent Meeting to solicit additional proxies.

2.6	Preparation of Company Circular and the Parent Proxy Statement
(a)
Promptly following the entry into this Agreement, the Company shall prepare, together with any other documents required by the BCBCA, the Company’s constating documents, Canadian Securities Laws and all other applicable Laws, and shall use its reasonable best efforts to cause to be filed with the TSX and the Canadian Securities Authorities as promptly as practicable after obtaining the Interim Order (with the making of such filing subject to the Parent furnishing the information required under Section 2.6(e)), the Company Circular relating to matters to be submitted to the Company Shareholders at the Company Meeting. The Company shall use reasonable best efforts to cause the Company Circular to comply as to form and substance in all material respects with the rules and regulations promulgated by Canadian Securities Laws and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the TSX, Canadian Securities Authorities or their respective staff. The Company will advise the Parent promptly after it receives any request by the TSX or Canadian Securities Authorities for amendment of the Company Circular or receives any comments thereon and responses thereto or any request by the TSX or Canadian Securities Authorities for additional information, and shall provide the Parent with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by the TSX or Canadian Securities Authorities, on the other hand. The Company shall use its reasonable best efforts to resolve any comments from the TSX and Canadian Securities Authorities with respect to the Company Circular as promptly as reasonably practicable after receipt thereof. The Company agrees to permit the Parent (to the extent practicable) and its counsel, to participate in all substantive meetings and conferences with the TSX or Canadian Securities Authorities with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Company Circular (or any amendment or supplement thereto) or responding to any substantive comments of the TSX or Canadian Securities Authorities with respect thereto, the Company will (A) provide the Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by the Parent and (C) not file or mail such document or respond to the TSX or Canadian Securities Authorities prior to receiving the approval of the Parent, which approval shall not be unreasonably withheld, conditioned or delayed.
(b)
Promptly following the entry into this Agreement, the Parent shall prepare, together with any other documents required by U.S. Securities Laws and all other applicable Laws, and shall use its reasonable best efforts to cause to be filed with the U.S. SEC as promptly as practicable following the execution of this Agreement (with the making of such filing subject to the Company furnishing the information required under Section 2.6(f)), the Parent Proxy Statement relating to matters to be submitted to the Parent Stockholders at the Parent Meeting. The Parent shall use reasonable best efforts to cause the Parent Proxy Statement to comply as to form and substance in all material respects with the rules and regulations promulgated by the U.S. SEC and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the U.S. SEC or its staff. The Parent will advise the Company promptly after it receives any request by the U.S. SEC for amendment of the Parent Proxy Statement or receives any comments thereon and responses thereto or any request by the U.S. SEC for additional information, and the Parent shall provide the Company with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by the U.S. SEC on the other hand. The Parent shall use its reasonable best efforts to resolve any comments from the U.S. SEC with respect to the Parent Proxy Statement as promptly as reasonably practicable after receipt thereof. The Parent agrees to permit the Company (to the extent practicable) and its counsel, to participate in all substantive meeting and conferences with the U.S. SEC with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Parent Proxy Statement (or any amendment or supplement thereto) or responding in writing to any substantive comments of the U.S. SEC with respect thereto, the Parent will (A) provide the Company with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by the Company, and (C) not file or mail such document or respond to the U.S. SEC prior to receiving the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(c)
The Company Circular shall: (i) include a copy of the Company Fairness Opinions; (ii) state that the Company Board has received the Company Fairness Opinions and the recommendation of the Special Committee, and, subject to the terms of this Agreement, has unanimously determined, after receiving legal and financial advice, that the Arrangement is fair to the Company Shareholders and that the Arrangement and entry into this Agreement are in the best interests of the Company; (iii) subject to the terms of this Agreement, contain the unanimous recommendation of the Company Board (subject to any abstentions due to entitlement to “collateral benefits” under MI 61-101) to Company Shareholders that they vote in favour of the Arrangement Resolution; and (iv) include statements that each of the directors and senior officers of the Company has signed a Company Voting Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Company Shares and/or Company Options in favour of the Arrangement Resolution.

(d)
The Parent Proxy Statement shall: (i) state that the Parent Board has evaluated the Arrangement in consultation with Parent’s management and legal and financial advisors, and has unanimously determined that the Arrangement and entry into this Agreement are in the best interests of the Parent;

(ii) subject to the terms of this Agreement, contain the unanimous recommendation of the Parent Board to Parent Stockholders that they vote in favour of the Parent Charter Amendment and Parent Stock Issuance; (iii) include a copy of the separate opinions of BMO Capital Markets Corp. and RBC Capital Markets, LLC to the Parent Board; (iv) include statements that each of the directors and senior officers of the Parent has signed a Parent Voting Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Parent Shares in favour of the Parent Charter Amendment and Parent Stock Issuance; and (v) state the Company Director Nominees who shall become members of the Parent Board as of the Effective Time.
(e)
The Parent will promptly furnish to the Company such data and information relating to it, its Subsidiaries (including the Purchaser), the Consideration Shares and the holders of its capital stock, as is required by applicable Laws and as the Company may reasonably request for the purpose of including such data and information in the Company Circular and any amendments or supplements thereto, including any information required for the preparation by the Parent of any pro forma financial statements. The Parent shall use reasonable best efforts to obtain any necessary consents from any of its auditors, Qualified Persons (as defined in NI 43-101), reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Company Circular relating to it or its Subsidiaries (including the Purchaser) and to the identification in the Company Circular of each such advisor.

(f)
The Company will promptly furnish to the Parent such data and information relating to it, its Subsidiaries and the Company Shareholders, as is required by applicable Laws and as the Parent may reasonably request for the purpose of including such data and information in the Parent Proxy Statement and any amendments or supplements thereto, including any information required for the preparation by the Parent of any pro forma financial statements. The Company shall use reasonable best efforts to obtain any necessary consents from any of its auditors, Qualified Persons (as defined in NI 43-101), reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Parent Proxy Statement relating to it or its Subsidiaries and to the identification in the Parent Proxy Statement of each such advisor.

(g)
The Parent and the Company shall each use reasonable best efforts to coordinate with each other to prepare common disclosure that will be included in both the Company Circular and the Parent Proxy Statement, and shall, to the extent reasonably practicable, provide that such disclosure is generally consistent as between the Company Circular and the Parent Proxy Statement.

(h)
The Parent and the Company shall make all necessary filings with respect to the Arrangement under the U.S. Securities Act and the U.S. Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the issuance of any stop order, or the suspension of the qualification of the Consideration Shares issuable in connection with the Arrangement for offering or sale in any jurisdiction. Each of the Company and the Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(i)
If at any time prior to the Effective Time, any information relating to the Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by the Company or the Parent that should be set forth in an amendment or supplement to either of the Company Circular or the Parent Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the U.S. SEC, the Canadian Securities Authorities or any other Governmental Entity as required, as applicable, and, to the extent required by applicable Law, disseminated to the Company Shareholders or the Parent Stockholders, as applicable.

2.7	Final Order
If (A) the Interim Order is obtained, (B) the Company Shareholder Approval is obtained at the Company Meeting as provided for in the Interim Order and (C) the Parent Stockholder Approvals are obtained at the Parent Meeting, the Company shall (a) diligently pursue and take all steps necessary to submit the Arrangement before the Court as promptly as reasonably practicable but, in any event, within four (4) business days after the Company Shareholder Approval is obtained and (b) diligently pursue an application for the Final Order pursuant to section 291 of the BCBCA.
2.8	Court Proceedings
Subject to the terms of this Agreement, the Company will diligently pursue all Court proceedings relating to obtaining the Interim Order and Final Order, and the Parent will cooperate with, assist and consent to the Company in seeking the Interim Order and the Final Order, including by providing the Company on a timely basis any information reasonably requested or required to be supplied by the Parent in connection therewith. The Company will provide the Parent and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information to be supplied by the Parent for inclusion in such material, prior to the service and filing of such material, and will give reasonable consideration to all such comments. Subject to applicable Law, the Company will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.8 or with the Parent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require the Parent to agree or consent to any increase in Consideration or other modification or amendment to such filed or served materials that expands or increases the Parent’s obligations set forth in any such filed or served materials or under this Agreement or the Arrangement. The Company shall also provide to the Parent’s outside counsel on a timely basis copies of any notice of appearance or other Court documents served on the Company in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. The Company will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Company will not object to the Parent’s legal counsel making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company is advised of the nature of any submissions at least 24 hours prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement. The Company will also oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement or the Plan of Arrangement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, the Parent.
2.9	U.S. Securities Law Matters
The Parties agree that the Arrangement will be carried out with the intention that, and will use their commercially reasonable best efforts to ensure that, all Consideration Shares issued pursuant to the Arrangement will be issued by the Parent in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereof and pursuant to exemptions from applicable state securities laws. In order to ensure the availability of the exemption provided by section 3(a)(10) of the U.S. Securities Act and to facilitate the Parent’s compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:
(a)	the Court will be asked to approve the procedural and substantive fairness of the Arrangement;
(b)
pursuant to Section 2.4, the Court will be advised of the intention of the Parties to rely upon the exemption provided by section 3(a)(10) of the U.S. Securities Act prior to the hearing required to approve the procedural and substantive fairness of the Arrangement to the Company Shareholders to whom the Consideration Shares will be issued;

(c)	the Court will be advised prior to the hearing to approve the Interim Order that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the Arrangement to all Company Shareholders who are entitled to receive Consideration Shares pursuant to the Arrangement;
(d)
the Company will ensure that each Person entitled to receive the Consideration Shares pursuant to the Arrangement will be given adequate notice, in a timely manner, advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(e)
each Person entitled to receive the Consideration Shares will be advised that the Consideration Shares issued pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act and will be issued by the Parent in reliance on the exemption provided by section 3(a)(10) of the U.S. Securities Act, and that certain restrictions on resale under U.S. Securities Laws, including, as applicable, Rule 144 under the U.S. Securities Act, may be applicable with respect to securities issued to Persons who are, or have been within 90 days prior to the Effective Time, affiliates (as defined in Rule 144 under the U.S. Securities Act) of the Parent;

(f)
the Interim Order will specify that each Company Shareholder and each holder of Company Options will have the right to appear before the Court at the hearing of the Court to give approval to the Arrangement so long as they file and deliver a Response to Petition to the Company’s legal counsel by no later than the date and time specified in the Interim Order;

(g)	the Court will hold a hearing approving the procedural and substantive fairness of the Arrangement before issuing the Final Order; and
(h)
the Final Order will expressly state that the Arrangement serves as the basis for a claim to the exemption provided by section 3(a)(10) of the U.S. Securities Act from the registration requirements otherwise imposed by the U.S. Securities Act regarding the distribution of securities pursuant to the Plan of Arrangement and is approved by the Court as being substantively and procedurally fair to the Company Shareholders and the holders of Company Options.

2.10	Treatment of Company Incentive Awards
(a)	The outstanding Company Incentive Awards shall be treated in accordance with this Section 2.10 and the Plan of Arrangement.
(b)
Company Options. Prior to the Effective Date and conditional upon the Effective Time having occurred, the Company shall take such action as may be required to conditionally accelerate the vesting of all unvested Company Options such that, without further action by or on behalf of the Company Option holders, following the Effective Time and pursuant to the Plan of Arrangement, such Company Options will be deemed to be cancelled in exchange for the consideration set out in the Plan of Arrangement. The Parties acknowledge and agree that, (i) to the extent that paragraph 110(1)(d) of the Tax Act is applicable to a holder of Company Options, the Company will elect under Subsection 110(1.1) of the Tax Act, in prescribed form, in respect of any Company Option of such holder cancelled pursuant to the Plan of Arrangement, as applicable, that neither the Company, nor any person who does not deal at arm’s length with the Company (within the meaning of the Tax Act), will deduct, in computing income for the purposes of the Tax Act, any amount in respect of a cash payment made to Company Option holders in consideration for the cancellation of their Company Options; and (ii) the Company will provide each Company Option holder who has surrendered their Company Options with evidence in writing of the election under Subsection 110(1.1) of the Tax Act to the extent that paragraph 110(1)(d) of the Tax Act is applicable to such holder of Company Options. The Company will pay to the holders of Company Options, through the payroll systems of the Company, all amounts required to be paid to the holders of Company Options in accordance with the Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with Section 2.14, in respect of such Company Options.

(c)
Company PSUs. Prior to the Effective Date and conditional upon the Effective Time having occurred, the Company shall take such action as may be required in order to ensure that all Company PSUs shall be fully vested pursuant to the terms of the Company LTIP and this Agreement such that all the Company PSUs will be redeemed by the Company for cash, to be calculated in accordance with the terms of the Company LTIP (except that the calculation of the amounts payable shall be determined as at the Value Determination Date) and the Plan of Arrangement. For the avoidance of doubt, (A) the vesting multiplier applicable to all calculation periods ending on or prior to the Value Determination Date for each Company PSU shall be determined based on the terms of the Company LTIP; and (B) the vesting multiplier applicable to all calculation periods ending after the Value Determination Date for each Company PSU shall be (i) 100%, in the case of Continuing Employees; or (ii) 150% for Non-Continuing Employees. The Company will pay to the holders of Company PSUs, through the payroll systems of the Company, all amounts required to be paid to the holders of Company PSUs in accordance with the Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with Section 2.14, in respect of such Company PSUs.
(d)
Company DSUs. Prior to the Effective Date and conditional upon the Effective Time having occurred, the Company shall take such action as may be required in order to ensure that all Company DSUs shall be fully vested pursuant to the terms of the Company DSU Plan such that all the Company DSUs will all be redeemed by the Company for cash, to be calculated in accordance with the terms of the Company DSU Plan (except that the calculation of the amounts payable shall be determined as at the Value Determination Date). The Company will pay to the holders of Company DSUs, through the payroll systems of the Company, all amounts required to be paid to the holders of Company DSUs in accordance with the Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with Section 2.14, in respect of such Company DSUs.

(e)	Company RSUs. Prior to the Effective Date and conditional upon the Effective Time having occurred, Company RSUs shall be treated as follows:
(i)
Company RSUs held by Non-Continuing Employees (“Accelerated RSUs”) will be fully vested pursuant to, and redeemed for cash in accordance with, the terms of the Company LTIP (except that the calculation of the amounts payable shall be determined as at the Value Determination Date). The Company will pay to the holders of such Accelerated RSUs, through the payroll systems of the Company, all amounts required to be paid to them for their Accelerated RSUs in accordance with this Plan of Arrangement, less any Tax Withholding required under applicable Law or in accordance with Section 2.14, in respect of such Company RSUs.

(ii)
Company RSUs held by Continuing Employees shall be amended by multiplying each such Company RSU by the Exchange Ratio, and thereafter, the holder thereof shall be entitled to the number of Company RSUs as is equal to the product of such amendment (the “Revised Company RSUs”); (ii) upon the vesting of such Revised Company RSUs following the Effective Time, each such Revised Company RSU shall entitle the holder thereof to receive a payment in cash, in accordance with the terms of the Company LTIP, with reference to the trading price of the Parent Shares rather than the Company Shares; and (iii) such Revised Company RSUs shall remain outstanding and governed by the terms of the Company LTIP and any document evidencing the Company RSUs (subject to amendments as contemplated in this Section).

2.11	Effective Date
(a)
The Arrangement shall become effective on the date that is three business days following the date on which all the conditions set forth in Section 6.1, Section 6.2 and Section 6.3 have been satisfied or waived in accordance with the terms of this Agreement and the Plan of Arrangement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Effective Date) unless another date or time is agreed to in writing by the Parties. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the BCBCA.

(b)
The closing of the Arrangement will take place remotely by electronic exchange of documents and signatures (or their electronic counterparts) at 8:00 a.m. (Toronto time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.

2.12	Payment of Consideration
The Parent will, following receipt by the Company of the Final Order, and no later than the business day prior to the Effective Date determined in accordance with Section 2.11, deposit in escrow, or cause to be deposited in escrow, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient Consideration Shares to satisfy the Consideration payable pursuant to the Arrangement. All payments of any kind in settlement or satisfaction of the rights of any registered Company Shareholder exercising Dissent Rights and all payments contemplated in Sections 2.10 and 5.12 including any payments made to holders of Company Incentive Awards and any payments to holders of Company RSUs will be made by, and from the funds set aside prior to the Effective Time by, the Company.
2.13	Announcement and Shareholder Communications
The Parent and the Company shall jointly publicly announce the transactions contemplated hereby promptly following the execution of this Agreement by the Parties, the text and timing of the announcement to be approved by each Party in advance, acting reasonably. The Parent and the Company agree to co-operate in the preparation of presentations, if any, to the Company Shareholders or the Parent Stockholders regarding the transactions contemplated by this Agreement, and neither the Parent nor the Company (except as permitted by Article 7) shall (a) issue any press release or otherwise make public announcements with respect to this Agreement or the Plan of Arrangement without the consent of the other applicable Party (which consent shall not be unreasonably withheld, conditioned or delayed) or (b) make any filing with any Governmental Entity with respect thereto without prior consultation with the other applicable Party; provided, however, that each Party shall be permitted to make any disclosure or filing required under applicable Laws and the applicable Party making such disclosure shall use its commercially reasonable efforts to give prior oral or written notice to the other applicable Party and reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not reasonably practicable, to give such notice immediately following the making of such disclosure or filing. To the extent reasonably practicable and permitted by Law, the Parent and the Company, as applicable, shall provide prior notice to the other applicable Party of any material public disclosure that it proposes to make regarding its business or operations, together with a draft copy of such disclosure. The receiving Party and its legal counsel shall be given a reasonable opportunity to review and comment on such information prior to such information being disseminated publicly or filed with any Governmental Entity and, if such prior notice is not possible, shall be given such notice immediately following the making of such disclosure or filing. Reasonable consideration shall be given to any comments made by the receiving Party and its counsel pursuant to this Section 2.13. Notwithstanding the foregoing, the provisions of this Section 2.13 related to the approval or contents of filings with Governmental Entities will not apply with respect to filings in connection with the Regulatory Approvals, the Company Circular, the Parent Proxy Statement, the Interim Order or the Final Order which are governed by other sections of this Agreement. The restrictions set forth in this Section 2.13 shall not apply to any release or public statement in connection with any dispute regarding this Agreement or the transactions contemplated hereby.
2.14	Withholding Taxes
The Parent, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to the Arrangement and under this Agreement including amounts distributed to any former Company Shareholder or former holders of Company Incentive Awards, such amounts as the Parent, the Company, the Depositary and their respective Subsidiaries, or any Person on behalf of any of the foregoing, is or may be required or permitted to deduct or withhold with respect to such payment under the Tax Act, the U.S. Tax Code, or any provision of local, state, federal, provincial or foreign Law, in each case, as amended, or under the administrative practice of the relevant Governmental Entity administering such Law, and to request from any recipient of any payment hereunder any necessary tax forms or any other proof of exemption from withholding or any similar information. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid. Any Person that deducts or withholds any amount pursuant to this Section 2.14 shall remit such deducted or withheld amounts to the applicable Governmental Entity. In any case where the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable, the Parent, the Company, the Depositary, their respective Subsidiaries, and any Person on behalf of the foregoing, as the case may be, is authorized to sell or otherwise dispose of such portion of the consideration as is necessary in order to fully fund such liability, and such Person shall remit any unapplied balance of the net proceeds of such sale to the holder.

2.15	U.S. Tax Matters
The Arrangement is intended to qualify as a reorganization within the meaning of Section 368(a) of the U.S. Tax Code and this Agreement and the Plan of Arrangement are intended to be a “plan of reorganization” within the meaning of the U.S. Treasury Regulations promulgated under Section 368 of the U.S. Tax Code (the “Intended U.S. Tax Treatment”). In particular, for United States federal income tax purposes, the acquisition of Company Shares pursuant to the Arrangement shall be treated as an acquisition of such shares by a direct, wholly-owned subsidiary of Parent. Each Party shall file all Tax Returns consistent with the Intended U.S. Tax Treatment, unless otherwise required by applicable Law. Following the Effective Date, the Parent will prepare and file in accordance with U.S. Treasury Regulations (including by posting a copy on the investor relations section of its website) an Internal Revenue Service Form 8937 with respect to the Arrangement. Each Party shall act in a manner that is consistent with the Intended U.S. Tax Treatment, and, except as required by applicable Law, shall not take any action, or knowingly fail to take any action, if such action or failure to act would reasonably be expected to prevent the Arrangement from qualifying as a reorganization.
2.16	List of Shareholders
(a)
At the reasonable request of the Parent from time to time, the Company shall provide the Parent with a list (in both written and electronic form) of the registered Company Shareholders, together with their addresses and respective holdings of Company Shares, a list of the names and addresses and holdings of all Persons having rights issued by the Company to acquire Company Shares (including holders of Company Options, Company RSUs, Company PSUs and Company DSUs), a list of non-objecting beneficial owners of Company Shares, together with their addresses and respective holdings of Company Shares (provided such list may only be used in the manner prescribed in section 7.1 of NI 54-101). The Company shall from time to time furnish, and shall require that its registrar and transfer agent furnish, the Parent with such additional information, including updated or additional lists of the Company Shareholders, the holdings of such Company Shareholders, holders of Company Options, Company RSUs, Company PSUs, Company DSUs and other assistance as the Parent may reasonably request.

(b)
At the reasonable request of the Company from time to time, the Parent shall provide the Company with a list (in both written and electronic form) of the registered Parent Stockholders, together with their addresses and respective holdings of Parent Shares, and a list of the names and addresses and holdings of all Persons having rights issued by the Parent to acquire Parent Shares. The Parent shall from time to time furnish, and shall require that its registrar and transfer agent furnish, the Company with such additional information, including updated or additional lists of the Parent Stockholders, the holdings of such Parent Stockholders and other assistance as the Company may reasonably request.

2.17	Governance
The Parent covenants with the Company that it will take all actions necessary to ensure that, promptly following the Effective Time, two of the members of the Company Board shall be members of the Parent Board (the “Company Director Nominees”) and at the next annual general meeting of the Parent held to consider the election of directors that occurs following the Effective Date, the Company Director Nominees shall be nominated by the Parent for election as a director of the Parent, provided that (i) the Company Director Nominees meet any applicable qualification requirements to serve as directors under applicable Laws, and (ii) the Company Director Nominees have delivered to the Parent a consent to act as a director of the Parent.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1	Representations and Warranties
Except as disclosed in (x) the forms, documents and reports filed or furnished by the Company on SEDAR+ or EDGAR (including all exhibits, supplements and schedules thereto and information incorporated by reference) and publicly available since January 1, 2023 and prior to the date hereof (but excluding any disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein in each case to the extent they are predictive or forward-looking in nature), or (y) the Company

Disclosure Letter (which disclosures shall apply against any representations and warranties to which it is reasonably apparent it should relate), the Company hereby represents and warrants to the Parent and the Purchaser as follows, and acknowledges that the Parent and the Purchaser are relying upon such representations and warranties in connection with the entering into of this Agreement:
(a)
Organization and Qualification. The Company and each of its Subsidiaries is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation, and has the requisite power and authority to own its assets and conduct its business as now owned and conducted. The Company and each of its Subsidiaries is duly qualified to carry on business and has authority to own, lease and operate properties, assets and carry on business as presently conducted, and is in good standing in each jurisdiction where such qualification is applicable and in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. True and complete copies of the constating documents of the Company and each of its Subsidiaries have been delivered or made available to the Parent, and no action has been taken to amend or supersede such documents.

(b)
Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the Arrangement, other than the Interim Order, the Final Order, approval of the Company Circular by the Company Board and the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable by the Parent and the Purchaser against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.

(c)	No Conflict; Required Filings and Consent.
(i)
The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition):

(A)	violate, conflict with or result in a breach of:
(1)	the constating documents of the Company or those of any of its Subsidiaries;
(2)
except as disclosed in Schedule 3.1(c) of the Company Disclosure Letter, any Company Material Contract or Authorization to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except as would not, individually or in the aggregate, have a Company Material Adverse Effect; or

(3)
any Law to which the Company or its Subsidiaries is subject or by which the Company or its Subsidiaries is bound, subject to receipt of the Regulatory Approvals and except as would not, individually or in the aggregate, have a Company Material Adverse Effect;

(B)
except as disclosed in Schedule 3.1(c) of the Company Disclosure Letter, give rise to any right of termination, allow any Person to exercise any rights, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled, under any Contract or Authorization to which the Company or any of its Subsidiaries is a party, except as would not, individually or in the aggregate, have a Company Material Adverse Effect; or

(C)
give rise to any pre-emptive rights, including rights of first refusal or rights of first offer, or trigger any change in control provisions or any restriction or limitation under any Contract or Authorization, or result in the imposition of any Lien (other than a Company Permitted Lien) upon any of the Company’s assets or the assets of any of its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(ii)
Other than obtaining the Regulatory Approvals, compliance with the rules and policies of the TSX and the NYSE American, as applicable, and obtaining the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Company or any of its Subsidiaries in order for the Company to proceed with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated by this Agreement, except as would not, individually or in the aggregate, prevent or materially delay the consummation of the Arrangement.

(d)	Subsidiaries.
(i)
The Company does not have Subsidiaries or hold, directly or indirectly, any interests in any Person, including any equity interests, other than those listed in Schedule 3.1(d) of the Company Disclosure Letter. Other than as provided herein, none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s shares, or from repaying to the Company any loans or advances made thereto.

(ii)
The following information with respect to each of the Company’s Subsidiaries is accurately set out in Schedule 3.1(d) of the Company Disclosure Letter: (A) its name; (B) the Company’s percentage equity ownership of it and if applicable, any other shareholder’s ownership of it; (C) capital stock; (D) its board of directors and any other officer; (E) its valid powers of attorney; and (F) its jurisdiction of incorporation, organization or formation.

(iii)
The Company beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of its Subsidiaries and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) to acquire any issued or unissued securities or other ownership interests in any of the Company’s Subsidiaries.

(iv)
All of the issued and outstanding shares or other equity securities in the capital of each of the Company’s Subsidiaries are: (A) validly issued, fully-paid and, where the concept exists, non-assessable (and no such shares or other equity interests have been issued in violation of any pre-emptive or similar rights) and all such shares or other equity interests are owned free and clear of all Liens (other than Company Permitted Liens); and (B) free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares or other equity interests.

(e)	Compliance with Laws and Constating Documents.
(i)
Except as disclosed in Schedule 3.1(e), the Company and each of its Subsidiaries is and, since January 1, 2023, has been, in compliance, in all material respects, with all applicable Laws in each jurisdiction in which it conducts business and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation with respect to any material violation of applicable Laws from any Governmental Entity, or has received any notice that any material violation of any Law is being or may be alleged from any Governmental Entity.

(ii)
As of the date hereof, none of the Company or its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of its articles or by-laws or equivalent organizational documents, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(f)	Company Authorizations.

(i)
The Company and its Subsidiaries have obtained, and are in compliance in all material respects with, all Authorizations required by Law (including Environmental Law) that are necessary to conduct their business as now being conducted, and such Authorizations are in full force and effect in accordance with their terms. True copies of all such material Authorizations have been made available to the Parent and are listed in Schedule 3.1(f) of the Company Disclosure Letter.

(ii)
The Company and its Subsidiaries have fully complied with and are in compliance with all such Authorizations, except, in each case, for such non-compliance which, individually or in the aggregate, would not have a Company Material Adverse Effect.

(iii)
No action, investigation or proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries in respect of or regarding any such Authorization that would reasonably be expected to result in a suspension, loss or revocation of any such Authorization, except in each case, for revocations, non-renewals or amendments which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(g)	Capitalization and Listing.
(i)
The authorized share structure of the Company consists of an unlimited number of Company Shares without par value. As at the close of business on October 31, 2025, there were: (A) 791,714,742 Company Shares validly issued and outstanding as fully-paid and non-assessable shares of the Company; (B) 216,998 outstanding Company Options providing for the issuance of up to 216,998 Company Shares upon the exercise thereof; (C) 7,718,819 outstanding Company RSUs; (D) 6,019,525 outstanding Company PSUs, which are subject to a multiplier from 0% to 200% depending upon the achievement level of certain performance targets, providing for the issuance of up to 6,019,525 Company Shares upon the exercise thereof (assuming a 100% multiplier); and (E) 2,245,873 outstanding Company DSUs. Except for the Company Options, Company RSUs, Company PSUs and Company DSUs referred to in this Section 3.1(g) and as set forth in Schedule 3.1(g) and Schedule 3.1(g) of the Company Disclosure Letter, (1) there are no other options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of the Company or any of its Subsidiaries requiring any of them to issue or sell any shares or other securities of the Company or of any of its Subsidiaries, or any securities or obligations convertible into, exchangeable or exercisable for, or otherwise carrying or evidencing the right or obligation to acquire, any securities of the Company (including Company Shares) or any Subsidiary of the Company, and (2) no Person is entitled to any pre-emptive or other similar right granted by the Company or any of its Subsidiaries. All Company Shares issuable upon the exercise of outstanding Company Options, Company RSUs, and Company PSUs will, when issued in accordance with the terms of their respective plans, as the case may be, be duly authorized, validly issued, fully-paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights.

(ii)
Schedule 3.1(g) of the Company Disclosure Letter sets forth, as of the date hereof, (A) the employee number and holdings of each Person who holds outstanding Company Options, Company RSUs, Company PSUs and Company DSUs, and (B) the exercise price of each Company Option.

(iii)
There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any shares of any of its Subsidiaries, or qualify securities for public distribution in Canada or elsewhere, or with respect to the voting or disposition of any securities of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any Company Shares.

(iv)	All outstanding securities of the Company have been issued in material compliance with all applicable Laws and any pre-emptive or similar rights applicable to them.
(v)	There are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any of its Subsidiaries, or any other agreements, arrangements, instruments or commitments of any kind giving any Person, directly or indirectly, the right to vote (or that are convertible or exercisable for securities having the right to vote) with the holders of the Company Shares on any matters, except Company Options, Company RSUs and Company PSUs.
(h)
Shareholder and Similar Agreements. Neither the Company nor any of its Subsidiaries is party to any shareholder, pooling, voting trust or other similar agreement relating to the ownership or voting of any issued and outstanding Company Shares or the shares of any of the Company’s Subsidiaries.

(i)	Reporting Issuer Status.
(i)
The Company is a reporting issuer in each of the provinces and territories of Canada, is not on the list of reporting issuers in default (or the equivalent) under applicable Securities Laws in any such province or territory and is in material compliance with all Securities Laws applicable therein.

(ii)
The Company has not taken any action to cease to be a reporting issuer in any province of Canada, nor has the Company received notification from the Ontario Securities Commission, as principal regulator, or any other applicable securities commissions or securities regulatory authority of a province of Canada seeking to revoke the Company’s reporting issuer status. No delisting of, suspension of trading in, or cease trade order with respect to, any securities of the Company and, to the knowledge of the Company, no inquiry or investigation (formal or informal) of any Canadian Securities Authority has occurred, is in effect or ongoing or, to the knowledge of the Company, has been threatened in writing with respect to the foregoing.

(j)
Reports. Since January 1, 2023, the Company has filed with all applicable Governmental Entities the Company Public Documents that the Company is required to file in accordance with applicable Securities Laws. The Company Public Documents as of their respective dates (and the dates of any amendments thereto): (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) complied in all material respects with the requirements of applicable Securities Laws. Any amendments to the Company Public Documents required to be made have been filed on a timely basis with the applicable Governmental Entity. The Company has not filed any confidential material change report with any Governmental Entity which at the date hereof remains confidential.

(k)	Stock Exchange Matters.
(i)	The Company Shares are listed on the TSX and the NYSE American and are not listed or quoted on any market other than the TSX and the NYSE American.
(ii)
The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSX and the NYSE American. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Company Shares on or from the TSX or the NYSE American.

(l)	Financial Statements.
(i)
The audited consolidated financial statements for the Company and its Subsidiaries as at and for the fiscal years ended December 31, 2024 and 2023, including the notes thereto, the reports by the Company’s auditors thereon and related management’s discussion and analysis, have been, and all financial statements of the Company which are publicly disseminated by the Company in respect of any subsequent periods prior to the Effective Date will be, (A) prepared in accordance with IFRS applied on a basis consistent with prior periods and all applicable Laws, and (B) present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position and results of operations of the Company and its Subsidiaries as of the respective dates thereof and for the periods indicated therein, and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). There have been no material changes to the Company’s accounting policies applied in the preparation of the aforementioned financial statements, except as described in the Company Public Documents, since December 31, 2024.
(ii)
The Company has: (A) designed such disclosure controls and procedures, or caused them to be designed under the supervision of its President and Chief Executive Officer and its Executive Vice President and Chief Financial Officer to provide reasonable assurance that material information relating to the Company and its Subsidiaries is made known to the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company by others, particularly during the periods in which annual or interim filings are being prepared; and (B) designed such internal controls over financial reporting, or caused them to be designed under such Chief Executive Officer’s and Chief Financial Officer’s supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS.

(iii)
The Company has established “disclosure controls and procedures” and “internal control over financial reporting” (each as defined in NI 52-109) to the extent required by NI 52-109 and Securities Laws, and, as of the date hereof, the Company does not have knowledge, and has not been advised by its auditors, of any “material weakness” (as defined in NI 52-109), in each case, except as disclosed in the Company Public Documents.

(iv)
Since January 1, 2024, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any Representative of the Company or any of its Subsidiaries has received or has knowledge of any complaint, allegation or claim, whether written or oral, alleging that the accounting or auditing practices or internal auditing controls of the Company or any of its Subsidiaries are not compliant with applicable Laws or IFRS, which has not been resolved to the satisfaction of the audit committee of the Company Board.

(m)
Auditors. There is not now, and there has not been within the past ten (10) years, any reportable event (as defined in NI 51-102) with respect to the present or any former auditor of the Company, and, to the Company’s knowledge, there has never been any such reportable event.

(n)
No Undisclosed Liabilities. The Company and its Subsidiaries, on a consolidated basis, have no material outstanding liabilities or obligations of any nature, whether or not accrued, contingent, unasserted or absolute, except for: (A) liabilities and obligations that are specifically presented on the audited balance sheet of the Company as of December 31, 2024 or disclosed in the notes thereto; (B) liabilities and obligations that are disclosed in the Company Public Documents; (C) liabilities and obligations incurred in the ordinary course; or (D) liabilities and obligations incurred in connection with the Arrangement and this Agreement (including transaction related expenses).

(o)	Interest in Properties and Mineral Rights.
(i)
Schedule 3.1(o) of the Company Disclosure Letter discloses, as of the date of this Agreement: (A) all material real property owned by the Company and its Subsidiaries (“Company Owned Real Property”); (B) all material real property leased, subleased, licensed and/or otherwise used or occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangement) by the Company or its Subsidiaries, in each case, in connection with the operation of the business of the Company and its Subsidiaries as it is now being conducted (“Company Leased Real Property” and together with the Company Owned Real Property, the “Company Property”); and (C) all Mineral Rights, concessions, leases, option agreements, exploration agreements, and mining claims and millsites of the Company and its Subsidiaries that are material to the operation of their business as currently conducted (collectively, with the Company Property, the “Company Mineral Interests”).

(ii)
The Company or one of its Subsidiaries is the sole legal holder of record of, and is the sole legal registered and beneficial owner of, and has good and marketable title to the Company Mineral Interests, free and clear of all Liens (except Company Permitted Liens). The

Company or a Subsidiary enjoys peaceful and undisturbed possession of the Company Leased Real Property under Contracts pursuant to which the Company or a Subsidiary holds its interest in the Company Leased Real Property. All leasehold contracts of the Company and its Subsidiaries are in good standing and are valid, binding, and enforceable in accordance with their respective terms and there does not exist under any such lease any material default or any event which (with or without due notice of lapse of time or both) would constitute a material default, and the Company and its Subsidiaries are in compliance with any material condition or restriction under any leasehold contracts.
(iii)
All of the mineral claims held by the Company in the Mineral Titles Online Registry maintained by the Province of British Columbia, the unpatented lode mining claims held by the Company in the Mining Lands Administration System maintained by the Province of Ontario and mineral concessions held by the Company or any of its Subsidiaries comprising Company Mineral Interests, in each case, have been properly staked, located or registered and are recorded or in the process of being recorded in compliance with applicable Law in all material respects and are comprised of valid and subsisting mineral claims.

(iv)
The Company Mineral Interests are in good standing under applicable Law and, to the knowledge of the Company, all work required to be performed and filed in respect thereof has been performed in all material respects and filed, all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred in all material respects, and all material filings in respect thereof have been made. To the knowledge of the Company, the Company or a Subsidiary of the Company has a public or private right of access to all Company Mineral Interests. Without limiting the foregoing:

(A)
with respect to the unpatented mining claims held by the Company in the Mining Lands Administration System maintained by the Province of Ontario and comprising portions of the Company Mineral Interests (collectively, the “Company Unpatented Claims”), (1) all such Company Unpatented Claims are recorded in accordance with the requirements of the Mining Act (Ontario), (2) with regard to all Company Unpatented Claims, the Company has filed all required assessment work reports or filings in a timely manner and they were properly filed and recorded with the Province of Ontario and all Company Unpatented Claims are in good standing as of the date hereof, (3) any required fees regarding the Company Unpatented Claims have been paid to date and (4) the Company Unpatented Claims are not subject to any competing claims that would materially adversely affect the conduct of the business of the Company or its Subsidiaries as currently conducted, subject to any statutory or Crown reservations for such Company Unpatented Claims; and

(B)
with respect to any mineral claims held by the Company in the Mineral Titles Online Registry maintained by the Province of British Columbia comprising portions of the Company Mineral Interests (collectively, the “Company Mineral Claims”), (1) all such Company Mineral Claims are recorded in accordance with the requirements of the Mineral Tenure Act (British Columbia), (2) with regard to all Company Mineral Claims, the Company has filed all required reports of exploration and development work (or has made payment in lieu of conducting required exploration and development work) in a timely manner and they were properly filed and recorded with the Province of British Columbia and all Company Mineral Claims are in good standing as of the date hereof, (3) any required fees regarding the Company Mineral Claims have been paid to date, and (4) the Company Mineral Claims are not subject to any competing claims that would materially adversely affect the conduct of the business of the Company or its Subsidiaries as currently conducted, subject to any statutory or Crown reservations for such Company Mineral Claims.

(v)
Except as set out in the Company Public Documents and in Schedule 3.1(o) of the Company Disclosure Letter, no Person other than the Company and its Subsidiaries has any material interest in the Company Mineral Interests or the production or profits therefrom or any royalty or streaming or similar interest in respect thereof or any right to acquire any such interest from the Company or any of its Subsidiaries.

(vi)
There are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would materially affect the Company’s or a Subsidiary’s interest in the Company Mineral Interests.

(vii)
There are no material restrictions on the ability of the Company and its Subsidiaries to (A) use or exploit the Company Mineral Interests in the manner currently used or exploited, or (B) transfer the Company Mineral Interests (other than as disclosed in Schedule 3.1(o) of the Company Disclosure Letter), except, in each case, any restrictions imposed by Law or the terms of the Company Mineral Interests.

(viii)
Neither the Company nor any of its Subsidiaries has received any notice, whether written or oral, from any Governmental Entity or any Person of any revocation, annulment, suspension, expropriation, or challenge to ownership, adverse claim or intention to revoke, expropriate or challenge the interest of the Company or its Subsidiaries in any of the Company Mineral Interests and, to the knowledge of the Company, there is no intention or proposal to give such notice. There are no material disputes regarding boundaries, easements, rights of way, covenants or other matters relating to any of the Company Mineral Interests.

(ix)
Except as disclosed in the Company Public Documents, the Company and its Subsidiaries have all surface rights, including fee simple estates, leases, easements, rights of way and permits or licences from landowners or Governmental Entities permitting the use of land by the Company and its Subsidiaries, and Company Mineral Interests that are required as at the date of this Agreement to conduct its current operations.

(x)
All mines and mineral properties formerly owned by the Company or any of its Subsidiaries which were abandoned by the Company or any of its Subsidiaries were abandoned in all material respects in accordance with customary mining industry practice and standards and applicable Laws. The Company Public Documents accurately disclose, in all material respects, all material remediation and reclamation obligations known to the Company as of the applicable dates set forth in such Company Public Documents.

(xi)
With respect to the Company Mineral Interests, true and correct copies of all material title documents and any amendments thereto in the possession or control of the Company or its Subsidiaries have been made available to the Parent as of the date of this Agreement.

(xii)
The Company has provided the Parent with access to full and complete copies of all material exploration information and data within its possession or control including all material geological, geophysical and geochemical information and data (including all drill, sample and assay results and all maps) and all of its technical reports, feasibility studies and other similar reports and studies concerning the Company Mineral Interests and the Company or one of its Subsidiaries has the sole right, title and ownership of all such information, data, reports and studies.

(xiii)
The execution, delivery and performance of this Agreement by the Company will not violate, conflict with or result in a violation or breach of any provision of, or require a consent, approval or notice under or constitute a default under or result in a right of termination under or with respect to any Company Mineral Interests.

(xiv)
All activities conducted on the (A) Company Mineral Interests and (B) the Cerro San Pedro mining project located in San Luis Potosí, Mexico by the Company or its Subsidiaries or, to the knowledge of the Company, by any other Person appointed by the Company, have been carried out in all material respects in accordance with customary mining industry practice and standards and applicable Laws, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other Person, has received any notice of any material breach of any such applicable Laws.
(xv)
Except as set out in Schedule 3.1(o) of the Company Disclosure Letter, there have been no incidents of material non-compliance with safety legislation in connection with operations or activities at the Company’s or any of its Subsidiaries’ mine sites in the 18 months preceding the date of this Agreement.

(xvi)
Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any Person which owns or controls the Company or any of its Subsidiaries, has been notified by any Governmental Entity, that the Company or any of its Subsidiaries is: (A) ineligible to receive any mining permit (including any surface mining permit); or (B) under investigation to determine whether their eligibility to receive such permits should be revoked.

(xvii)	Except as set forth in Schedule 3.1(o) of the Company Disclosure Letter, neither the Company nor its Subsidiaries owns, in whole or in part, any real property that contains residential dwelling units.
(p)
Mineral Reserves and Resources. The estimates of mineral resources and mineral reserves for mineral properties for the Company or its Subsidiaries, as set forth in the Company Public Documents, were prepared, in all material respects, in accordance with customary mining, engineering, geoscience and other applicable industry standards and practices and disclosed, in all material respects, in accordance with applicable Laws, including the requirements of NI 43-101. There has been no material reduction in the aggregate amount of estimated mineral reserves, estimated mineral resources or mineralized material with respect to such properties, from the amounts most recently set forth in the Company Public Documents, with the exception of depletion in the ordinary course. The information provided by the Company and its Subsidiaries to the Qualified Persons (as defined in NI 43-101) in connection with the preparation of such estimates was accurate and complete in all material respects at the time such information was provided.

(q)	Scientific and Technical Information.
(i)
The Rainy River mine located in Ontario, Canada and the New Afton mine located in British Columbia, Canada are the only properties material to the Company for the purpose of NI 43-101. The technical reports prepared for the Company titled “NI 43-101 Technical Report, Rainy River Mine, Ontario, Canada” with an effective date of December 31, 2024 and “Technical Report, New Afton Mine, British Columbia, Canada” with an effective date of December 31, 2024 (collectively, the “Company Technical Reports”) complied in all material respects with the requirements of NI 43-101 at the time of filing thereof. The Company made available to the authors of the Company Technical Reports, prior to issuance thereof, for the purpose of preparing such reports, all information requested by them and none of such information contained any Misrepresentation as of the time such information was provided. The Company is in compliance in all material respects with the provisions of NI 43-101, has filed all technical reports required thereby, and there has been no material change of which the Company is aware that would materially disaffirm or materially change any aspect of the Company Technical Reports or that would require the filing of a new technical report under NI 43-101.

(ii)
The Company holds, through one of its Subsidiaries, the Cerro San Pedro mining project located in San Luis Potosí, Mexico, the operations of which are currently in a post-closure and remediation phase. All material scientific and technical reports and related information with respect to such project were duly filed with the competent mining and administrative authorities during the period in which the project was operational in Mexico, as well as those required in connection with the closure and remediation of the project. Copies of such reports and information have been made available, and none of such materials contained any Misrepresentation as of the date they were provided. The Company has complied in all material respects with all applicable technical reporting, post-closure and remediation requirements in respect of such project and further represents and warrants that the Cerro San Pedro project was duly completed in accordance with applicable mining obligations. There are no pending or outstanding administrative, environmental, or regulatory proceedings relating to the Cerro San Pedro project that would reasonably be expected to result in a material liability of the Company or any of its Subsidiaries.
(r)
Personal Property. The Company and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all personal property that is, individually or in the aggregate, material to the operation of the Company’s business as currently conducted, free and clear of any Liens (other than Company Permitted Liens).

(s)	Employment Matters.
(i)
A complete list of each Company Employee who is at the manager level and above for the corporate office of the Company or who is on a site management team of the Company as at the date hereof has been made available to the Parent, together with each such Company Employee’s (A) position, (B) work location (city and province), (C) date of hire, (D) annual base salary or hourly rate of pay, (E) any employment benefits of over $15,000 per Company Employee, and incentive or bonus arrangement, (F) bonus paid for the most recently completed year, (G) accrued vacation time, (H) status as active or inactive (and where inactive, the reason for such leave and expected date of return, if known), (I) age, and (J) whether on an indefinite or fixed term contract. The Company has provided a complete list of each Company Employee as at the date hereof setting forth each Company Employee’s (A) position, (B) work location (city and province), (C) date of hire, (D) annual base salary or hourly rate of pay, (E) whether eligible for any incentive or bonus arrangement, (F) bonus paid for the most recently completed year, (G) accrued vacation time, (H) status as active or inactive (and where inactive, the reason for such leave and expected date of return, if known).

(ii)
The Company and each of its Subsidiaries have made available to the Parent the form(s) of the Contracts executed by each Company Employee who is at the manager level and above for the corporate office of the Company or who is on a site management team of the Company and the Contracts of all Company Employees are substantially in the form(s) of the Contracts made available to the Parent, and no Company Employee Contract materially deviates therefrom.

(iii)
Other than as disclosed in Schedule 3.1(s) of the Company Disclosure Letter or as provided for or permitted by this Agreement or the Plan of Arrangement, neither the Company nor any of its Subsidiaries has entered into any written or oral agreement providing for employment, severance, retention, bonus, golden parachute, change of control, or termination payments or entitlements to any current or former Company Employee in connection with the termination of their position or their employment with the Company or any of its Subsidiaries, in connection with the consummation of the Arrangement, or as a result of a change in control of the Company.

(iv)
Other than as disclosed in Schedule 3.1(s) of the Company Disclosure Letter, as at the date hereof, neither the Company nor any of its Subsidiaries (A) is a party to any collective bargaining agreement, or (B) is subject to any union certification or application for certification or, to the knowledge of the Company, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement. To the knowledge of the Company, no labour strike, lock-out, slowdown or work stoppage is pending or threatened against or directly affecting the Company or any of its Subsidiaries. As at the date hereof, there are no employee associations, voluntary recognized or certified unions authorized to represent any of the employees of the Company or any of its Subsidiaries.

(v)
All amounts due or accrued for all salary, wages, bonuses, commissions, vacation pay, sick days and benefits under the Company Benefit Plans have either been paid or are accurately reflected in the books and records of the Company and its Subsidiaries in all material respects in accordance with IFRS or, in the case of bonuses or other incentive payments not yet determined, the Company has made reasonable accruals or estimates therefor in the books and records of the Company. All liabilities in respect of the Company Employees have or shall have been paid or accrued to the Effective Date, including premium contributions, remittances and assessments for employment insurance, employer health tax, Canada Pension Plan, income tax, workers’ compensation and any other employment-related legislation.
(vi)
The Company and its Subsidiaries are in material compliance with all material terms and conditions of employment (including the terms of any applicable collective bargaining agreement) and applicable Laws relating to employment or termination of employment, including pay equity, employees’ profit sharing (participación de los trabajadores en las utilidades de las empresas) obligations, subcontracting regime (régimen de subcontratación) in terms of the Mexican Federal Labor Law (Ley Federal del Trabajo), assignment of employees and personnel provision services, wages, hours of work, overtime, vacation, human rights, employer health tax and social security contributions payment, workers’ compensation and occupational health and safety.

(vii)
Except as disclosed in Schedule 3.1(s) of the Company Disclosure Letter, there are no material employment-related claims, complaints, investigations or orders under applicable Laws respecting employment now pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by or before any Governmental Entity as of the date of this Agreement.

(viii)
To the knowledge of the Company, each of the Company and its Subsidiaries has properly characterized retained individuals as either employees or independent contractors for the purposes of Taxes and other applicable Laws, and none of them has received any notice from any Governmental Entity disputing such classification.

(ix)
Each and every Company Employee has all the necessary permits under applicable Laws to lawfully work in the country of their employment, including without limitation any working visa that may be required. Each of the Company and its Subsidiaries has the necessary permits to employ each and every Company Employee in terms of applicable Laws, including without limitation any migratory permit to hire foreign employees, as applicable.

(x)
Other than as provided for or permitted by this Agreement or the Plan of Arrangement, other than in the ordinary course (including annual cost-of-living salary increases or statutory collective bargaining agreements annual reviews), since December 31, 2024, the Company and its Subsidiaries have not granted or promised any Company Employee any extraordinary or special increases in compensation or benefits, or any payment of any bonus, or deferred compensation or similar arrangement.

(xi)
As of the date hereof, no Company Employee who is at the manager level and above for the corporate office of the Company or who is on a site management team of the Company has given written notice to the Company and/or its Subsidiaries of an intention to terminate employment and, to the knowledge of the Company, no such Company Employee intends to terminate employment. To the knowledge of the Company, no Company Employee has been wrongfully terminated for cause as provided by the Ley Federal del Trabajo.

(t)	Absence of Certain Changes or Events. Except as disclosed in the Company Public Documents, since December 31, 2024:
(i)
the Company and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects and have not taken any steps to take any actions which, if taken after the date hereof, would require the Parent’s consent pursuant to Section 5.1 of this Agreement;

(ii)
there has not been any damage, destruction or other casualty loss with respect to any asset owned, leased or otherwise used by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, whether or not covered by insurance (other than in the ordinary course or regular wear and tear);

(iii)
Except as disclosed in Schedule 3.1(t) of the Company Disclosure Letter, there has not been any acquisition or disposition (including any reconveyance) by the Company or any of its Subsidiaries of any property or asset that would be material to the Company and its Subsidiaries, taken as a whole, other than as expressly permitted by this Agreement;

(iv)	there has not been any material write down by the Company of the value of any of the material assets of the Company and its Subsidiaries, taken as a whole; and
(v)
through to the date of this Agreement, there has not been any change, effect, event, occurrence or state of facts or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(u)
Litigation. Except as disclosed in Schedule 3.1(u) of the Company Disclosure Letter, there are no claims, actions, suits, demands, arbitrations, charges, indictments, orders, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, the business of the Company or any of its Subsidiaries, or affecting any of their properties or assets, before or by any Governmental Entity which, if adversely determined, would have, or would reasonably be expected to have, a Company Material Adverse Effect or would significantly impede the ability of the Company to consummate the Arrangement. To the knowledge of the Company, there are no events or circumstances which would reasonably be expected to give rise to or serve as a basis for the commencement of any such claim, action, suit, demand, arbitration, charge, indictment, order, hearing or other civil, criminal, administrative or investigative proceeding, or other investigation or examination. There are no outstanding orders, judgments, injunctions, or decrees against the Company or its Subsidiaries that materially and adversely impact the business, property or assets of the Company and its Subsidiaries. At the date hereof, neither the Company nor any of its Subsidiaries currently intends to initiate any suit, action, claim or arbitration that would be material to the Company and its Subsidiaries, taken as a whole.

(v)
Intellectual Property. Schedule 3.1(v) of the Company Disclosure Letter sets forth a complete list of all material registered and unregistered Intellectual Property of the Company and its Subsidiaries. The Company and its Subsidiaries have sufficient rights to use or otherwise exploit the Intellectual Property necessary to carry on the business now operated by them and (i) there is no action, suit, proceeding or claim pending or, to the knowledge of the Company, threatened by others challenging the rights of the Company and its subsidiaries in or to any Intellectual Property which is necessary to carry on the business of the Company and its Subsidiaries as currently carried on, and as set out in the Company Public Documents, and (ii) to the knowledge of the Company, the conduct of the business as currently carried on as set forth in the Company Public Documents, including the use of Intellectual Property, does not infringe upon the Intellectual Property of any Person in any material respect. To the knowledge of the Company, no Person is currently infringing upon, misappropriating or otherwise violating any of the Intellectual Property owned by the Company or its Subsidiaries in any material respect.

(w)
Indigenous Claims. There are no material claims or actions with respect to Indigenous rights currently outstanding or, to the knowledge of the Company, threatened or pending, with respect to the Company Property. There are no material land entitlement claims having been asserted or any legal actions relating to Indigenous rights having been instituted with respect to the Company Property, and no dispute in respect of the Company Property with any Indigenous group exists or, to the knowledge of the Company, is threatened or imminent which, if adversely determined, would have, or would reasonably be expected to have, a Company Material Adverse Effect. The Company Properties that were ejidos or communal property, as applicable, were disincorporated from the ejido regime and passed to the private property regime through the adoption of full ownership duly approved by the relevant assembly of ejidatarios, in which the requirements and formalities established by the applicable agrarian laws were fully complied with (the “Acts of Adoption of Full Ownership”). The relevant Acts of Adoption of Full Ownership were duly notarized before a notary public and registered before the National Agrarian Registry (Registro Agrario Nacional) and the corresponding Public Registry of Property (Registro Público de Propiedad). Except as disclosed in Schedule 3.1(w) of the Company Disclosure Letter, no Company Property is a national, ejidal or communal land and adjoins ejidal or communal land and no Company Property is encroaching on any private, ejidal or communal property in respect of which any third party, ejido or community may be the owner under any title of ownership or resolution of endowment and/or restitution of land whatsoever. The Company has made available copies of all material agreements with Indigenous groups.
(x)
Community Relations. To the knowledge of the Company, no authorized representative of any community in the vicinity (including any ejido) of any of the Company Properties has communicated in writing to the Company or any of its Subsidiaries: (i) a requirement that the consent of such community be obtained as a condition to continued operation of any such Company Property, (ii) except as disclosed in Schedule 3.1(x), any violation related to agrarian, ejido or communal restrictions, including proceedings related to ejido donations or endowments or extensions or requests for ejido or agrarian appropriations or pre-emptive rights or similar rights in agrarian matters on any of the Company Properties, or (iii) a material increase in the compensation payments payable by the Company or any of its Subsidiaries under any community development or social framework or similar agreements as a condition to the continued operation of such Company Properties, other than such communications in the ordinary course.

(y)
No Expropriation. No property or asset of the Company or its Subsidiaries (including any Company Mineral Interests) has been taken or expropriated or suffered a similar proceeding by any Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of the Company, is there any threat, intent or proposal to give any such notice or to commence any such proceeding.

(z)	Taxes.
(i)
Each of the Company and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it (taking into account any applicable extensions) prior to the date hereof and all such Tax Returns are true, complete and correct in all material respects.

(ii)
Except as disclosed in Schedule 3.1(z) of the Company Disclosure Letter, no Tax Return of the Company or any of its Subsidiaries is under audit by any Governmental Entity, and no written or oral notice of such an audit has been received by the Company. The Company is not a party to, or otherwise subject to, a proceeding in which Taxes are being contested.

(iii)
Each of the Company and its Subsidiaries has paid on a timely basis all material Taxes which are due and payable by it on or before the date hereof (including installments) and has provided accruals in accordance with IFRS in the most recently published consolidated financial statements of the Company for any Taxes of the Company and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course.

(iv)
Except as disclosed in Schedule 3.1(z) of the Company Disclosure Letter, no material deficiencies, litigation, audits, claims, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of the Company or any of its Subsidiaries, and neither the Company, nor any of its Subsidiaries, is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective assets.

(v)
No claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company, or any of its Subsidiaries, is or may be subject to Tax by that jurisdiction or is or may be required to file a tax return in that jurisdiction.

(vi)	There are no Liens with respect to Taxes upon any of the assets of the Company or any of its Subsidiaries (other than Company Permitted Liens).

(vii)
Each of the Company and its Subsidiaries has withheld, deducted or collected all material amounts required to be withheld, deducted or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Entity as required by Law. Each of the Company and its Subsidiaries has complied with all related information reporting, withholding and record retention requirements.

(viii)
There are no outstanding agreements, arrangements, elections, waivers or objections extending or waiving the statutory period of limitations applicable to any material claim for, or the period for the collection or assessment or reassessment of Taxes due from the Company or any of its Subsidiaries, for any taxable period and no request for any such waiver or extension is currently pending.

(ix)
The Company and each of its Subsidiaries has made available to the Parent true, correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.

(x)
None of the Company or any of its Subsidiaries has, at any time, directly or indirectly transferred any property or supplied any services to, or acquired any property or services from, a Person with whom the Company or Subsidiary, as the case may be, was not dealing at arm’s length (within the meaning of the Tax Act) for consideration other than consideration equal to the fair market value of such property or services at the time of transfer, supply or acquisition, as the case may be, nor has the Company or any of its Subsidiaries been deemed to have done so for purposes of the Tax Act.

(xi)
The Company and its Subsidiaries have complied in all material respects with the transfer pricing (including any contemporaneous documentation) provisions of each applicable Law, including for greater certainty, under section 247 of the Tax Act (and the corresponding provisions of any applicable provincial Law).

(xii)
There are no circumstances existing which could result in the material application of Section 78 or Sections 80 to 80.04 of the Tax Act, or any equivalent provision under provincial Law, to the Company or any of its Subsidiaries. Except as in accordance with past practices, the Company and its Subsidiaries have not claimed nor will they claim any reserve under any provision of the Tax Act or any equivalent provincial provision, if, as a result, any material amount could be included in the income of the Company or its Subsidiaries for any period ending after the Effective Date.

(xiii)
For the purposes of the Tax Act, any applicable Tax treaty and any other relevant Tax purposes (i) the Company is resident in, and is not a non-resident of, Canada, and is a “taxable Canadian Corporation” and (ii) each of its Subsidiaries is resident in the jurisdiction in which it was formed, and is not resident in any other country and if resident in Canada and is a corporation, is a “taxable Canadian corporation”.

(xiv)
Neither the Company nor any Subsidiary of the Company (i) is, or has been, a member of any affiliated, consolidated, combined or unitary Tax group, other than a group the common parent of which is the Company or any Subsidiary of the Company, or (ii) has any liability for any material amount of Taxes of any Person (other than the Company or current or former Subsidiary of the Company) arising from the application of U.S. Treasury Regulations section 1.1502-6 (or any analogous provision of U.S. state or local or non-U.S. Tax law) or as a transferee or successor.

(xv)	Neither the Company nor any of its Subsidiaries is a party to, or is bound by or has any obligation under any material Tax Sharing Agreement.
(xvi)
The Company and each of its Subsidiaries retains all material tax, accounting and Corporate Records required by applicable Law to support any tax or accounting position, filing or claim made by them with respect to Taxes.

(xvii)
Since December 31, 2024, the Company and each of its Subsidiaries has not incurred any material liability for Taxes arising from transactions outside the ordinary course of business consistent with past practices.

(xviii)
The Company and each of its Subsidiaries will not be required, as a result of (i) a change in accounting method for a Tax period ending on or before the closing of the Arrangement, (ii) any closing agreement with a Governmental Entity with respect to Taxes or (iii) any amounts received prior to the closing of the Arrangement, to include any material amount of additional taxable income for any Tax period beginning on or after the closing of the Arrangement. The Company and each of its Subsidiaries does not have an application pending with any Governmental Entity requesting permission for any change in accounting method that relates to its business.

(xix)
The total fair market value of all the shares that are held directly or indirectly by the Company and that are shares of “foreign affiliates” of the Company (for purposes of the Tax Act) does not exceed 75% of the total fair market value (determined without reference to debt obligations of any corporation resident in Canada in which the Company has a direct or indirect interest) of all the properties owned by the Company.

(xx)
Neither the Company, each of its Subsidiaries or any third party provider who has issued CFDIs in favor of the Company or any of its Subsidiaries are mentioned in the list provided under Article 69 B of the Código Fiscal de la Federación.

(xxi)	Neither the Company nor any of its Subsidiaries has entered into, or participated in, any “listed transaction” within the meaning of U.S. Treasury Regulations section 1.6011-4(b)(2).
(xxii)
Neither the Company nor any of its Subsidiaries has been a “distributing” corporation or a “controlled corporation” (each within the meaning of section 355(a)(1)(A) of the U.S. Tax Code) in any distribution of stock during the two (2) year period ending on the date of this Agreement that was purported or intended to be governed by section 355 of the U.S. Tax Code (or so much of section 356 of the U.S. Tax Code as relates to section 355 of the U.S. Tax Code).

(xxiii)
Neither the Company nor any of its Subsidiaries currently is, or has been within the past five (5) years, a “controlled foreign corporation” within the meaning of section 957 of the U.S. Tax Code or a “passive foreign investment company” within the meaning of section 1297 of the U.S. Tax Code.

(xxiv)
(i) Neither the Company nor its Subsidiaries has taken or agreed to take any action that would prevent the Arrangement from qualifying as a “reorganization” within the meaning of section 368(a) of the U.S. Tax Code and (ii) the Company is not aware of any agreement, plan or other circumstance that would prevent the Arrangement from qualifying as a “reorganization” within the meaning of section 368(a) of the U.S. Tax Code.

(aa)	Books and Records.
(i)
The Corporate Records have been maintained in all material respects in accordance with all applicable Laws, and the minute books of the Company and each of its Subsidiaries as made available to the Parent are complete and accurate in all material respects, except for minutes relating to the Arrangement or this Agreement.

(ii)
The financial books and records and accounts of the Company and each of its Subsidiaries: (A) have been maintained, in all material respects, in accordance with IFRS; (B) are stated in reasonable detail and accurately and fairly reflect, in all material respects, the transactions and dispositions of assets of the Company and its Subsidiaries; and (C) accurately and fairly reflect, in all material respects, the basis for the Company’s consolidated financial statements.

(bb)
Insurance. As at the date hereof, the Company and its Subsidiaries have in place the insurance policies disclosed in Schedule 3.1(bb) of the Company Disclosure Letter specifying the insurer, amount and nature of coverage, and the date through which coverage will continue by virtue of premiums already paid. All insurance maintained by the Company or any of its Subsidiaries is in full force and effect and in good standing, and neither the Company nor any of its Subsidiaries is in default, whether as to payment of premium or otherwise, and such insurance is reasonable and prudent in light of the size of the Company and its Subsidiaries and the nature of its business and operations. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has failed to make a claim thereunder on a timely basis (other than de minimis claims) or received notice or otherwise become aware of any intent of an insurer to either claim any default on the part of the Company or its Subsidiaries or not to renew any policy of insurance on its expiry. The Company and its Subsidiaries maintain the insurance policies required by applicable Laws and any Company Material Contract, including all required insurance policies to operate their business as currently conducted.
(cc)
Non-Arm’s Length Transactions. Other than employment, indemnification or compensation agreements entered into in the ordinary course, there are no current Contracts or other transactions currently in place (including relating to indebtedness by or to the Company or its Subsidiaries) between the Company or its Subsidiaries, on the one hand, and any (A) officer or director of the Company or any of its Subsidiaries, (B) any holder of record or, to the knowledge of the Company, beneficial owner, of 10% or more of the voting securities of the Company, or (C) to the knowledge of the Company, any affiliate or associate of any officer, director or beneficial owner, on the other hand.

(dd)	Benefit Plans.
(i)
Schedule 3.1(dd) of the Company Disclosure Letter contains a true and complete list of all material Company Benefit Plans. Current and complete copies of all the Company Benefit Plans as amended as of the date hereof have been delivered or made available to the Parent together with copies of all material documents relating to the Company Benefit Plans.

(ii)	No Company Benefit Plan:
(A)	is a “registered pension plan”, a “retirement compensation arrangement”, a “deferred profit sharing plan”, or a “salary deferral arrangement”, as each such term is defined in the Tax Act;
(B)	is a “multi-employer plan” as such term is defined in subsection 8500(i) of the Regulations of Tax Act;
(C)	contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act;
(D)	except as disclosed in Schedule 3.1(dd) of the Company Disclosure Letter, provides for health and welfare benefits which are not fully-insured;
(E)	provides for retiree or post-termination benefits to Company Employees or former Company Employees or beneficiaries or dependents thereof (other than as required by applicable Laws); or
(F)	provides benefits to independent contractors.
(iii)
Each Company Benefit Plan is, and has been, established, registered (if required), amended, funded, operated, communicated, administered and invested in compliance with its terms and all Laws, except as would not reasonably be expected to result in material liability to the Company or its Subsidiaries. All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Company Benefit Plan, as of the date hereof, have been paid or remitted in all material respects in a timely fashion in accordance with its terms and all Laws; and all obligations in respect of each Company Benefit Plan have been properly accrued and reflected in the Company’s financial statements.

(iv)
To the knowledge of the Company, there are no investigations by a Governmental Entity or material claims (other than routine claims for payment of benefits) pending involving any Company Benefit Plan, and to the knowledge of the Company no event has occurred which would reasonably be expected to give rise to such investigations or material claims (other than routine claims for payment of benefits).

(v)
There has been no amendment to, or announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan and no Company Benefit Plan contains provisions permitting retroactive increase or payments on termination which, in each case, would materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(vi)
Except as disclosed in Schedule 3.1(dd) of the Company Disclosure Letter, neither the execution of this Agreement by the Company nor the consummation of the Arrangement pursuant to the Plan of Arrangement (whether alone or in conjunction with any subsequent events) would result in (A) any Company Employees receiving termination or severance pay or any increase in termination or severance pay upon any termination of employment after the date hereof, (B) acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the Company Benefit Plans, or (C) limiting or restricting the right of the Company or, after the consummation of the Arrangement, the Parent to merge, amend or terminate any of the Company Benefit Plans, other than those limits or restrictions pursuant to applicable Laws.

(vii)	There is no entity other than the Company or its Subsidiaries participating in any Company Benefit Plan.
(viii)
All data necessary to administer each Company Benefit Plan is in the possession of the Company or its Subsidiaries or its agents and is in a form which is sufficient for the proper administration of the Company Benefit Plan in accordance with its terms and, to the knowledge of the Company, such data is complete and correct in all material respects.

(ee)	Environmental. Except for any matters that, individually or in the aggregate, would not have or would not reasonably be expected to have a Company Material Adverse Effect:
(i)	since January 1, 2022, all facilities and operations of the Company and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;
(ii)
the Company and its Subsidiaries are in possession of, and in compliance with, all Environmental Permits that are required to own, lease and operate the Company Mineral Interests and to conduct their respective business as they are now being conducted which are legal, valid, binding and in full force and effect, all of which appear in the name of the Company and/or its Subsidiaries;

(iii)
to the knowledge of the Company, no Environmental Liabilities presently exist with respect to any portion of any currently or formerly owned, leased, used or otherwise controlled property, interests and rights or relating to the operations and business of the Company and its Subsidiaries and, to the knowledge of the Company, there is no basis for any such Environmental Liabilities to arise in the future as a result of any of the Company’s activities in respect of such property, interests, rights, operations and business;

(iv)
neither the Company nor any of its Subsidiaries is subject to or has received notice of any proceeding, application, order or directive from any Governmental Entity which relates to environmental matters and which may require any material work, repairs, construction or expenditures, or create any additional Environmental Liabilities, and to the knowledge of the Company, there are no pending environmental claims;

(v)
the Company has posted with the relevant regulatory authorities all financial assurance required to be posted pursuant to Environmental Laws or Environmental Permits, including any financial assurance required in connection with reclamation, remediation or closure plans for (A) the Company Mineral Interests, and (B) the Cerro San Pedro mining project located in San Luis Potosí, Mexico;

(vi)
to the knowledge of the Company, there are no changes in the status, terms or conditions of any Environmental Permits held by the Company or its Subsidiaries or any renewal, modification, revocation, reassurance, alteration, transfer or amendment of any such

Environmental Permits, or any review by, or approval of, any Governmental Entity of such Environmental Permits or in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated herein or the continuation of the business of the Company or its Subsidiaries following the Effective Date; and
(vii)
the Company and its Subsidiaries have made available to the Parent true, correct and complete copies of all material audits, studies, plans, assessments, investigation reports (including Phase I and Phase II environmental site assessments) and regulatory correspondence with respect to environmental matters in their possession or control.

(ff)
Company Material Contracts. Schedule 3.1(ff) of the Company Disclosure Letter lists all of the Company Material Contracts to which the Company and its Subsidiaries are parties, all of which are in full force and effect and are enforceable in accordance with their terms with respect to each of the Company and its Subsidiaries. The Company and each of its Subsidiaries has complied in all material respects with all the terms of the Company Material Contracts to which it is a party. Except as disclosed in Schedule 3.1(ff) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach of, or default under, any Company Material Contract to which it is a party or bound, nor does the Company have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, except in each case where any such breaches or defaults would not, individually or in the aggregate, reasonably be expected to be, or result in, a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries knows of, or has received written notice of, any breach or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a breach or default under) any such Company Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to be, or result in, a Company Material Adverse Effect. The Company has made available to the Parent true and complete copies of all of the Company Material Contracts. All Company Material Contracts are legal, valid, binding and in full force and effect and are enforceable by the Company (or a Subsidiary of the Company, as the case may be) in accordance with their respective terms (subject to bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction). Neither the Company nor any of its Subsidiaries has received notice that any party to a Company Material Contract intends to cancel, terminate, materially modify or not renew such Company Material Contract.

(gg)
Standstill Agreements. Neither the Company nor any of its Subsidiaries has waived any Company Standstill Agreement to which the Company or any of its Subsidiaries is a Party, except to permit submissions of expressions of interest prior to the date of this Agreement.

(hh)
Whistleblower Reporting. No employee of the Company or any of its Subsidiaries, nor any legal counsel representing the Company or any of its Subsidiaries, has reported evidence of a material violation of any Securities Laws, breach of fiduciary duty or similar material violation by the Company or any of its Subsidiaries or their respective officers, directors, employees, agents or independent contractors to the Company’s management, or audit committee (or other committee designated for such purpose) of the Company Board.

(ii)
Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or would reasonably be expected to have the effect of prohibiting or restricting any acquisition of property by the Company or any such Subsidiary or the conduct of business by the Company or any such Subsidiary as currently conducted (including following the transaction contemplated by this Agreement), other than the Company Credit Agreement and such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(jj)
Brokers. Except as set out in Schedule 3.1(jj) of the Company Disclosure Letter, none of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. A true and complete copy of the engagement letter between the Company and each Company Financial Advisor has been made available to the Parent.
(kk)	Corrupt Practices Legislation.
(i)
None of the Company, its Subsidiaries and affiliates, nor, to the Company’s knowledge, any of their Representatives or other Persons acting on behalf of the Company or any its Subsidiaries or affiliates has, directly or indirectly, offered, promised, agreed, paid, authorized, given or taken any act in furtherance of any such offer, promise, agreement, payment or authorization on behalf of the Company or its Subsidiaries, anything of value, directly or indirectly, to any official of a Governmental Entity, any political party or official thereof or any candidate for political office, for the purpose of any of the following:

(A)
influencing any action or decision of such person in such person’s official capacity, including a decision to fail to perform such person’s official function in order to obtain or retain an advantage in the course of business;

(B)
inducing such person to use such person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Company or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person or otherwise to obtain or retain an advantage in the course of business; or

(C)	to assist the Company or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person.
(ii)
None of the Company and its Subsidiaries, nor, to the knowledge of the Company, any of their respective Representatives has, directly or indirectly, taken any action that is prohibited by or would cause the Company or one of its Subsidiaries to be in violation of the substantive prohibitions or requirements of the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States), the Mexican Anticorruption System Law (Ley General del Sistema Nacional Anticorrupción), the Mexican General Administrative Liabilities Law (Ley General de Responsabilidades Administrativas), the Federal Law for the Prevention and Identification of Operations with Resources of Illicit Origin (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita), and the Federal Penal Code (Código Penal Federal) as amended or any law of similar effect prohibiting corruption, bribery and money laundering in any jurisdiction in which it conducts its business and to which it is subject (collectively, “Company Applicable Anti-Corruption Law”). Neither the Company, nor its Subsidiaries, nor, to the knowledge of the Company, their respective Representatives, has violated any Company Applicable Anti-Corruption Law and, to the knowledge of the Company, no condition or circumstances exist that would form the basis of any such allegations.

(iii)
All contracts and arrangements between the Company or one of its Subsidiaries and any other Person are in compliance with Company Applicable Anti-Corruption Law. Since January 1, 2023, the Company and its Subsidiaries have maintained policies and procedures applicable to it and their respective directors, officers, employees, agents and representatives in place in respect thereof as are appropriate to prevent and detect violations of Company Applicable Anti-Corruption Law.

(iv)
None of the Company or its Subsidiaries nor any of its directors, officers, employees, agents or representatives has (A) conducted or initiated any review, audit or internal investigation that concluded that the Company or one of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives has materially violated any Company Applicable Anti-Corruption Law, or (B) made a voluntary, directed or involuntary disclosure to any Governmental Entity responsible for enforcing Company Applicable Anti-Corruption

Law, in each case with respect to any alleged act or omission arising under or relating to material non-compliance with any such Laws, or received any notice, request or citation from any person alleging material non-compliance with any such Laws.
(v)
The Company and its Subsidiaries have maintained systems of internal controls intended to ensure compliance by the Company, its Subsidiaries and their respective Representatives, with Company Applicable Anti-Corruption Law.

(ll)	Sanctions.
(i)
Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Company, any agents or persons acting on any of their behalf: (A) is a Restricted Party; or (B) has received written notice of, or has knowledge of, any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(ii)
None of the Company, any of its Subsidiaries any director, officer, employee or, to the knowledge of the Company, agent of the Company or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (A) the subject/target of any Sanctions, or (B) located, organized or resident in a country or territory that is the subject of Sanctions, including Russia, Crimea, Donetsk People’s Republic and the Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea, and Syria.

(iii)
The Company, its Subsidiaries, their respective directors, officers, employees and, to the knowledge of the Company, agents are in compliance with all applicable Sanctions. The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with applicable Sanctions.

(iv)
Neither the Company nor any of its Subsidiaries has knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any Person or in property that is owned, held or controlled by or on behalf of any Person, or in any country or territory, that at the time of the dealing or transaction is or was a Restricted Party or the subject of Sanctions, in violation of Sanctions.

(mm)	Modern Slavery
(i)
The Company and its Subsidiaries have acted in compliance with the fundamental principles defined and protected by the Universal Declaration of Human Rights, the fundamental principles of the International Labor Organization and rules relating to the prohibition of forced labour, child labour and human trafficking in their operations and supply chains.

(ii)	The Company and its Subsidiaries are in compliance with the requirements of applicable Modern Slavery Laws.
(iii)	The Company and its Subsidiaries have customary policies and procedures in place reasonably designed to ensure compliance with applicable Modern Slavery Laws.
(nn)
Bankruptcy. Neither the Company nor any of its Subsidiaries has commenced or contemplated any proceeding, or filed or contemplated the filing of any petition, in any court relating to the bankruptcy, concurso mercantil, reorganization, insolvency, dissolution, liquidation or relief from debtors of the Company or any of its Subsidiaries (including pursuant to any corporate law relating to arrangements, reorganizations or restructurings). There is no legal basis for the bankruptcy, insolvency, dissolution or liquidation of the Company or any of its Subsidiaries.

(oo)	Privacy and Security.
(i)
The Company and its Subsidiaries (A) are in material compliance with applicable Privacy Laws, and (B) have implemented and maintained measures designed to provide reasonable assurance that each of the Company and its Subsidiaries: (i) comply with applicable Privacy Laws; and (ii) will not collect, acquire, fail to secure, share, disclose, use, or otherwise process Personal Information in a manner inconsistent with applicable Privacy Laws, any notice to or consent from the provider of Personal Information, any Contract to which the each of the Company and its Subsidiaries is a party that is applicable to such Personal Information, or any privacy policy or privacy statement from time to time published or otherwise made available by the Company and its Subsidiaries to the Persons to whom the Personal Information relates.
(ii)
With respect to all Personal Information collected by the Company and its Subsidiaries, each of the Company and its Subsidiaries has taken steps required and reasonably necessary to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technological, organizational and physical security of such Personal Information. Each of the Company and its Subsidiaries has commercially reasonable safeguards in place designed to protect Personal Information in its possession or control from loss, unauthorized access, use or disclosure, including by its officers, employees, independent contractors and consultants. To the knowledge of the Company, there has been no unauthorized access to, use or disclosure of, or other misuse of any Personal Information in the custody or control of the Parent or its Subsidiaries.

(iii)
Neither the Company nor its Subsidiaries have received any notice of any claims, investigations or alleged violations of applicable Privacy Laws including with respect to Personal Information collected or possessed by or otherwise subject to the control of the Company and its Subsidiaries.

3.2	Survival of Representations and Warranties
The representations and warranties of the Company contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER
4.1	Representations and Warranties
Except as disclosed in (x) the forms, documents and reports filed or furnished by Parent on EDGAR and SEDAR+ (including all exhibits, supplements and schedules thereto and information incorporated by reference) and publicly available since January 1, 2023 and prior to the date hereof (but excluding any disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein in each case to the extent they are predictive or forward-looking in nature) or (y) the Parent Disclosure Letter (which disclosures shall apply against any representations and warranties to which it is reasonably apparent it should relate), the Parent and the Purchaser jointly and severally hereby represent and warrant to the Company as follows, and acknowledge that the Company is relying upon such representations and warranties in connection with the entering into of this Agreement:
(a)
Organization and Qualification. Except as disclosed in Schedule 4.1(a) of the Parent Disclosure Letter, the Parent, the Purchaser and each of the Parent Material Subsidiaries is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has the requisite power and authority to own its assets and conduct its business as now owned and conducted. The Parent and each of the Parent Material Subsidiaries is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Parent Material Adverse Effect. True and complete copies of the constating documents of the Parent and each of the Parent Material Subsidiaries have been delivered or made available to the Company, and no action has been taken to amend or supersede such documents.

(b)
Authority Relative to this Agreement. Each of the Parent and the Purchaser has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Parent and the Purchaser and the performance by the Parent and the Purchaser of their obligations under this Agreement have been duly authorized by the Parent Board and the Purchaser Board and no other corporate proceedings on the part of the Parent or the Purchaser or vote of any holders of any class of securities of the Parent are necessary to authorize this Agreement or consummate the Arrangement or other transactions contemplated hereby, other than the Parent Stockholder Approvals. This Agreement has been duly executed and delivered by the Parent and the Purchaser and constitutes a valid and binding obligation of the Parent and the Purchaser, enforceable by the Company against the Parent and the Purchaser in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
(c)	No Conflict; Required Filings and Consent.
(i)
The execution and delivery by each of the Parent and the Purchaser of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition):

(A)	violate, conflict with or result in a breach of:
(1)	the constating documents of the Parent or those of any of its Subsidiaries;
(2)
any Parent Material Contract or Authorization to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect; or

(3)
any Law to which the Parent or its Subsidiaries is subject or by which the Parent or its Subsidiaries is bound, subject to receipt of the Regulatory Approvals, and except as would not, individually or in the aggregate, have a Parent Material Adverse Effect;

(B)
give rise to any right of termination, allow any Person to exercise any rights, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Parent or any of its Subsidiaries is entitled, under any Contract or Authorization to which the Parent or any of its Subsidiaries is a party, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect; or

(C)
give rise to any pre-emptive rights including rights of first refusal or rights of first offer, or trigger any change in control provisions or any restriction or limitation under any Contract or Authorization, or result in the imposition of any Lien (other than a Parent Permitted Lien) upon any of the Parent’s assets or the assets of any of its Subsidiaries, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(ii)
Other than obtaining the Regulatory Approvals, compliance with the rules and policies of the TSX and the NYSE, and obtaining the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Parent or any of its Subsidiaries in order for the Parent to proceed with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated by this Agreement, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(d)	Subsidiaries.
(i)	As of the date of this Agreement, the Parent owns, directly or indirectly, all of the outstanding equity interests in the Purchaser.

(ii)
No Parent Material Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Parent, from making any other distribution on such Subsidiary’s shares to the Parent, or from repaying to the Parent any loans or advances made thereto.

(iii)
The following information with respect to each Parent Material Subsidiary (other than the Purchaser) is accurately set out in the Parent’s annual report (Form 10-K) for the year ended December 31, 2024 forming part of the Parent Public Documents: (A) its name; (B) the Parent’s percentage equity ownership of it; and (C) its jurisdiction of incorporation, organization or formation.

(iv)
The Parent beneficially owns, directly or indirectly, all of the issued and outstanding securities of each Parent Material Subsidiary and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) to acquire any issued or unissued securities or other ownership interests in any Parent Material Subsidiary.

(v)
All of the outstanding stock or other equity securities in the capital of each Parent Material Subsidiary are: (A) validly issued, fully-paid and, where the concept exists, non-assessable (and no such stock or other equity interests have been issued in violation of any pre-emptive or similar rights) and all such stock or other equity interests are owned free and clear of all Liens (other than Parent Permitted Liens); and (B) free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares or other equity interests.

(e)	Compliance with Laws and Constating Documents.
(i)
The Parent and each of its Subsidiaries is and, since January 1, 2023, has been, in compliance, in all material respects, with all applicable Laws in each jurisdiction in which it conducts business and, except as disclosed in Schedule 4.1(e)(i) of the Parent Disclosure Letter and to the knowledge of the Parent, neither the Parent nor any of its Subsidiaries is under investigation with respect to any material violation of applicable Laws from any Governmental Entity, or has received any notice that any material violation of any Law is being or may be alleged from any Governmental Entity.

(ii)	Pursuant to the DGCL, no appraisal rights are available to Parent Stockholders with respect to the transactions contemplated by the Agreement.
(iii)
As of the date hereof, none of the Parent or its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of its articles or by-laws or equivalent organizational documents, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(f)	Parent Authorizations.
(i)
Except as disclosed in Schedule 4.1(f) of the Parent Disclosure Letter, the Parent and its Subsidiaries have obtained, and are in compliance in all material respects with, all Authorizations required by Law (including Environmental Law) that are necessary to conduct their business as now being conducted, and such Authorizations are in full force and effect in accordance with their terms. True copies of all such material Authorizations have been made available to the Company.

(ii)
The Parent and its Subsidiaries have fully complied with and are in compliance with all such Authorizations, except, in each case, for such non-compliance which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(iii)
Except as disclosed in Schedule 4.1(f) of the Parent Disclosure Letter, no action, investigation or proceeding is pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries in respect of or regarding any such Authorization that would reasonably be expected to result in a suspension, loss or revocation of any such Authorization, except in each case, for revocations, non-renewals or amendments which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(g)	Capitalization and Listing.
(i)
The authorized capital stock of the Parent consists of 900,000,000 Parent Shares. As at the close of business on October 31, 2025, there were: (A) 642,204,955 Parent Shares validly issued and outstanding as fully-paid and non-assessable shares of the Parent; (B) 113,587 restricted share units providing for the issuance of up to 113,587 Parent Shares upon the settlement thereof; (C) 4,762,440 outstanding performance share units providing for the issuance of up to 11,349,323 Parent Shares upon the settlement thereof; and (D) 191,425 outstanding options to acquire Parent Shares providing for the issuance of up to 191,425 Parent Shares upon the exercise thereof. (1) There are no other options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of the Parent or any of its Subsidiaries requiring any of them to issue or sell any shares or other securities of the Parent or of any of its Subsidiaries, or any securities or obligations convertible into, exchangeable or exercisable for, or otherwise carrying or evidencing the right or obligation to acquire any securities of the Parent (including Parent Shares) or any Subsidiary of the Parent, and (2) except as disclosed in the Parent Public Documents, no Person is entitled to any pre-emptive or other similar right granted by the Parent or any of its Subsidiaries.

(ii)
Except as disclosed in Schedule 4.1(g)(ii) of the Parent Disclosure Letter, there are no outstanding contractual obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Shares or any shares of any of its Subsidiaries, or qualify securities for public distribution in Canada or elsewhere, or with respect to the, voting or disposition of any securities of the Parent or any of its Subsidiaries. No Subsidiary of the Parent owns any Parent Shares.

(iii)	All outstanding securities of the Parent have been issued in material compliance with all applicable Laws and any pre-emptive or similar rights applicable to them.
(iv)
There are no outstanding bonds, debentures or other evidences of indebtedness of the Parent or any of its Subsidiaries, or any other agreements, arrangements, instruments or commitments of any kind giving any Person, directly or indirectly, the right to vote (or that are convertible or exercisable for securities having the right to vote) with the holders of the Parent Shares on any matters.

(v)
All Consideration Shares will be issued in compliance with all applicable Securities Laws and, when issued in accordance with the terms of the Arrangement, be duly authorized, validly issued, fully-paid and non-assessable Parent Shares, free and clear of all Liens (other than Liens created by the holders thereof on issuance).

(h)
Shareholder and Similar Agreements. Neither the Parent nor any of its Subsidiaries is party to any shareholder, pooling, voting trust or other similar agreement relating to the ownership or voting of any issued and outstanding Parent Shares or the shares of any Subsidiaries of the Parent.

(i)	Reporting Issuer Status.
(i)
As of the date hereof, the Parent is a reporting issuer in each of the provinces and territories of Canada, is not on the list of reporting issuers in default (or the equivalent) under applicable Securities Laws in any such province or territory and is in material compliance with all Securities Laws applicable therein.

(ii)
The Parent has not taken any action to cease to be a reporting issuer in any province or territory of Canada nor has the Parent received notification from the Ontario Securities Commission, as principal regulator, or any other applicable securities commissions or securities regulatory authority of a province or territory of Canada seeking to revoke the Parent’s reporting issuer status. No delisting of, suspension of trading in, or cease trade order with respect to, any securities of the Parent and, to the knowledge of the Parent, no inquiry or investigation (formal or informal) of any Canadian Securities Authority has occurred, is in effect or ongoing or, to the knowledge of the Parent, has been threatened in writing with respect to the foregoing.

(iii)	The Parent is not an investment company and is not required to be registered as an investment company under the U.S. Investment Company Act.
(j)
Reports. Since January 1, 2023, the Parent has filed with all applicable Governmental Entities the Parent Public Documents that the Parent is required to file in accordance with applicable Securities Laws. The Parent Public Documents as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable Securities Laws. Any amendments to the Parent Public Documents required to be made have been filed on a timely basis with the applicable Governmental Entity. The Parent has not filed any confidential material change report with any Governmental Entity which at the date hereof remains confidential and, except as disclosed in Schedule 4.1(j) of the Parent Disclosure Letter, does not have any unresolved comments from the staff of the U.S. SEC.

(k)	Stock Exchange Matters.
(i)	The Parent Shares are listed on the NYSE and are not listed or quoted on any market other than the NYSE.
(ii)
The Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. The Parent has not taken any action which would be reasonably expected to result in the delisting or suspension of the Parent Shares on or from the NYSE.

(l)	Financial Statements.
(i)
The audited consolidated financial statements for the Parent and its Subsidiaries as at and for the fiscal years ended December 31, 2024 and 2023, including the notes thereto, the reports by the Parent’s auditors thereon and related management’s discussion and analysis, have been, and all financial statements of the Parent which are publicly disseminated by the Parent in respect of any subsequent periods prior to the Effective Date will be, (A) prepared in accordance with GAAP applied on a basis consistent with prior periods and all applicable Laws, and (B) present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position and results of operations of the Parent and its Subsidiaries as of the respective dates thereof and for the periods indicated therein, and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). There have been no material changes to the Parent’s accounting policies applied in the preparation of the aforementioned financial statements, except as described in the Parent Public Documents, since December 31, 2024.

(ii)
The Parent has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in applicable U.S. Securities Laws); such disclosure controls and procedures are designed to ensure that material information relating to the Parent, including its consolidated Subsidiaries, required to be disclosed by the Parent in the reports that it files or submits under applicable U.S. Securities Laws is accumulated and communicated to the Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Parent in the reports that it files or submits under applicable U.S. Securities Laws is recorded, processed, summarized and reported within the time periods specified in applicable U.S. Securities Laws, and further designed and maintained to provide reasonable assurance regarding the reliability of the Parent’s financial reporting and the preparation of the Parent financial statements for external purposes in accordance with GAAP. There is no significant deficiency or material weakness in the design or operation of internal controls of financial reporting (as defined in applicable U.S. Securities Laws) utilized by the Parent or its Subsidiaries, and, since January 1, 2024, there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal controls. The principal executive officer and the principal financial officer of the Parent have made all certifications required by the Sarbanes-Oxley Act, the U.S. Exchange Act and any related rules and regulations promulgated by the U.S. SEC with respect to the Parent Public Documents, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made.
(iii)
Since January 1, 2024, neither the Parent nor any of its Subsidiaries nor, to the Parent’s knowledge, any Representative of the Parent or any of its Subsidiaries has received any complaint, allegation or claim, whether written or oral, alleging that the accounting or auditing practices or internal auditing controls of the Parent or any of its Subsidiaries are not compliant with applicable Laws or GAAP, which has not been resolved to the satisfaction of the audit committee of the Parent Board.

(m)
No Undisclosed Liabilities. The Parent and its Subsidiaries, on a consolidated basis, have no material outstanding liabilities or obligations of any nature, whether or not accrued, contingent, unasserted or absolute, except for: (A) liabilities and obligations that are specifically presented on the audited balance sheet of the Parent as of December 31, 2024 or disclosed in the notes thereto; (B) liabilities and obligations incurred in the ordinary course; or (C) liabilities and obligations incurred in connection with the Arrangement and this Agreement (including transaction related expenses).

(n)	Interest in Properties and Mineral Rights.
(i)
Schedule 4.1(n) of the Parent Disclosure Letter discloses, as of the date of this Agreement: (A) all material real property owned by the Parent and its Subsidiaries (“Parent Owned Real Property”); (B) all material real property leased, subleased, licensed and/or otherwise used or occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangement) by the Parent or its Subsidiaries, in each case, in connection with the operation of the business of the Parent and its Subsidiaries as it is now being conducted (“Parent Leased Real Property” and together with the Parent Owned Real Property, the “Parent Property”); and (C) all Mineral Rights, concessions, leases, option agreements, exploration agreements, and mining claims and millsites of the Parent and its Subsidiaries that are material to the operation of their business as currently conducted (collectively, with the Parent Property, the “Parent Mineral Interests”).

(ii)
The Parent or one of its Subsidiaries is the sole legal holder of record of, and is the sole legal registered and beneficial owner of, and has good and valid title to, or a valid leasehold or other contractual interest in, the Parent Mineral Interests, and owns good and marketable title to all fee surface and minerals, patented mining claims and government lots comprising portions of the Parent Owned Real Property, free and clear of all Liens (except the Parent Permitted Liens) and claims. All leasehold contracts of the Parent and its Subsidiaries are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any material default or any event which (with or without due notice or lapse of time or both) would constitute a material default, and the Parent and its Subsidiaries are in compliance with any material condition or restriction under any leasehold contracts.

(iii)
All of the mineral claims held by the Parent and its Subsidiaries in the Mineral Titles Online Registry maintained by the Province of British Columbia, the unpatented lode mining claims and mineral concessions comprising Parent Mineral Interests, in each case, have been properly located and are recorded or in the process of being recorded in compliance with applicable Law in all material respects and are comprised of valid and subsisting mineral claims.

(iv)
The Parent Mineral Interests are in good standing under applicable Law and, to the knowledge of the Parent, all work required to be performed and filed in respect thereof has been performed and filed in all material respects, all Taxes, rentals, fees, expenditures and other payments in respect thereof have been paid or incurred in all material respects, and all material filings in respect thereof, including applications for renewals or extensions of the

Mineral Rights comprising the Parent Mineral Interests, have been made. To the knowledge of the Parent, the Parent or a Subsidiary of the Parent has a public or private right of access to all the Parent Mineral Interests. Without limiting the foregoing:
(A)
with respect to any unpatented mining claims and millsites comprising portions of the Parent Mineral Interests (collectively, the “Parent Unpatented Claims”), (1) all such Parent Unpatented Claims were properly located by qualified locators on federal public domain land open to appropriation by mineral location, (2) location certificates prepared in compliance with applicable Law for all such Parent Unpatented Claims were timely and properly recorded and filed with the appropriate Governmental Entities, (3) when required with respect to any such Parent Unpatented Claims, a sufficient amount of annual assessment work was timely and properly performed with respect to each of those Parent Unpatented Claims, and annual affidavits evidencing the performance of such work were timely and properly filed and recorded with the appropriate Governmental Entities, (4) when required with respect to any such Parent Unpatented Claims, annual claim maintenance fees (including the claim maintenance fees required to maintain the Parent Unpatented Claims through the assessment year ending on September 1, 2026), have been paid, and annual affidavits evidencing the payment of such fees have been timely and properly filed and recorded with the appropriate Governmental Entities, and (E) there are no unpatented mining claims or millsites owned by third parties which conflict with any of the Parent Unpatented Claims in a manner that would materially adversely affect the conduct of the business of the Parent or any Subsidiary as currently conducted; and

(B)
with respect to any mineral claims held by the Parent and its Subsidiaries in the Mineral Titles Online Registry maintained by the Province of British Columbia comprising portions of the Parent Mineral Interests (collectively, the “Parent Mineral Claims”), (1) all such Parent Mineral Claims are recorded in accordance with the requirements of the Mineral Tenure Act (British Columbia), (2) with regard to all Parent Mineral Claims, the Parent has filed all required reports of exploration and development work (or has made payment in lieu of conducting required exploration and development work) or filings in a timely manner and they were properly filed and recorded with the Province of British Columbia and all Parent Mineral Claims are in good standing as of the date hereof, (3) any required fees regarding the Parent Mineral Claims have been paid to date, and (4) the Parent Mineral Claims are not subject to any competing claims that would materially adversely affect the conduct of the business of the Parent or its Subsidiaries as currently conducted, subject to any statutory or Crown reservations for such Parent Mineral Claims.

(v)
Except as set out in the Parent Public Documents and as set out in Schedule 4.1(n) of the Parent Disclosure Letter, no Person other than the Parent and its Subsidiaries has any material interest in the Parent Mineral Interests or the production or profits therefrom or any royalty or streaming or similar interest in respect thereof or any right to acquire any such interest from the Parent or any of its Subsidiaries.

(vi)
Except as set out in Schedule 4.1(n) of the Parent Disclosure Letter, there are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would materially affect the Parent’s or a Subsidiary’s interest in the Parent Mineral Interests.

(vii)
There are no material restrictions on the ability of the Parent and its Subsidiaries to (A) use or exploit the Parent Mineral Interests in the manner currently used or exploited, or (B) transfer the Parent Mineral Interests, except, in each case, any restrictions imposed by Law or the terms of the Parent Mineral Interests.

(viii)
Except as disclosed in Schedule 4.1(n) of the Parent Disclosure Letter, neither the Parent nor any of its Subsidiaries has received any notice, whether written or oral, from any Governmental Entity or any Person of any revocation, annulment, suspension, expropriation, or challenge to ownership, adverse claim or intention to revoke, expropriate or challenge the interest of the Parent or its Subsidiaries in any of the Parent Mineral Interests and, to the knowledge of the Parent, there is no intention or proposal to give such notice. There are no material disputes regarding boundaries, easements, rights of way, covenants or other matters relating to any of the Parent Mineral Interests.
(ix)
Except as disclosed in the Parent Public Documents, the Parent and its Subsidiaries have all surface rights, including fee simple estates, leases, easements, rights of way and permits or licences from landowners or Governmental Entities permitting the use of land by the Parent and its Subsidiaries, and Parent Mineral Rights that are required as at the date of this Agreement to conduct its current operations.

(x)
Except as disclosed in Schedule 4.1(n) of the Parent Disclosure Letter, all mines and mineral properties formerly owned by the Parent or any of its Subsidiaries which were abandoned by the Parent or any of its Subsidiaries were abandoned in all material respects in accordance with customary mining industry practice and standards and applicable Laws. The Parent Public Documents accurately disclose, in all material respects, all material remediation and reclamation obligations known to the Parent as of the applicable dates set forth in such Parent Public Documents.

(xi)
With respect to the Parent Mineral Interests, true and correct copies of all material title documents and any amendments thereto in the possession or control of the Parent or its Subsidiaries have been made available to the Company as of the date of this Agreement.

(xii)
The Parent has provided the Company with access to full and complete copies of all material exploration information and data within its possession or control including all material geological, geophysical and geochemical information and data (including all drill, sample and assay results and all maps) and all of its technical reports, feasibility studies and other similar reports and studies concerning the Parent Mineral Interests and the Parent or one of its Subsidiaries has the sole right, title and ownership of all such information, data, reports and studies.

(xiii)
The execution, delivery and performance of this Agreement by the Parent will not violate, conflict with or result in a violation or breach of any provision of, or require a consent, approval or notice under or constitute a default under or result in a right of termination under or with respect to any of the Parent Mineral Interests.

(xiv)
All activities conducted on the Parent Property by the Parent or its Subsidiaries or, to the knowledge of the Parent, by any other Person appointed by the Parent, have been carried out in all material respects in accordance with customary mining industry practice and standards and applicable Laws, and neither the Parent nor any of its Subsidiaries, nor, to the knowledge of the Parent, any other Person, has received any notice of any material breach of any such applicable Laws.

(xv)
There have been no incidents of material non-compliance with safety legislation in connection with operations or activities at the Parent’s or any of its Subsidiaries’ mine sites in the 18 months preceding the date of this Agreement.

(xvi)
Neither the Parent, nor any of its Subsidiaries, nor to the knowledge of the Parent, any Person which owns or controls the Parent or any of its Subsidiaries, has been notified by any Governmental Entity, that the Parent or any of its Subsidiaries is: (A) ineligible to receive any mining permit (including any surface mining permit); or (B) under investigation to determine whether their eligibility to receive such permits should be revoked.

(o)
Mineral Reserves and Resources. The estimates of mineral resources and mineral reserves for mineral properties for the Parent or its Subsidiaries, as set forth in the Parent Public Documents, were prepared, in all material respects, in accordance with customary mining, engineering, geoscience and other applicable industry standards and practices and disclosed, in all material respects, in accordance with applicable Laws, including the requirements of Regulation S-K 1300. There has been no material reduction in the aggregate amount of estimated mineral reserves, estimated mineral resources or mineralized material with respect to such properties, from the amounts most recently set forth in the Parent Public Documents, with the exception of depletion in the ordinary course. The information provided by the Parent and its Subsidiaries to the “qualified persons” (as defined in Regulation S-K 1300) in connection with the preparation of such estimates was accurate and complete in all material respects at the time such information was provided.
(p)
Scientific and Technical Information. The Palmarejo, Rochester, Kensington, Las Chispas and Wharf properties are the only properties material to the Parent for the purpose of Regulation S-K 1300. The technical reports prepared for the Parent in respect of the Palmarejo, Rochester, Kensington, Las Chispas and Wharf properties (the “Parent Technical Reports”) complied in all material respects with the requirements of Regulation S-K 1300 at the time of filing thereof. The Parent made available to the authors of the Parent Technical Reports, prior to issuance thereof, for the purpose of preparing such reports, all information requested by them and none of such information contained any Misrepresentation as of the time such information was provided. The Company is in compliance in all material respects with the provisions of Regulation S-K 1300, has filed all technical reports required thereby, and there has been no material change of which the Parent is aware that would materially disaffirm or materially change any aspect of the Parent Technical Reports or that would require the filing of new technical reports under Regulation S-K 1300.

(q)
Personal Property. The Parent and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, all personal property that is, individually or in the aggregate, material to the operation of the business of the Parent and its Subsidiaries as currently conducted, free and clear of any Liens (other than Parent Permitted Liens).

(r)	Employment Matters.
(i)
Other than as provided for or permitted by this Agreement or the Plan of Arrangement, neither the Parent nor its Subsidiaries has entered into any written or oral agreement or understanding providing for employment, severance, retention, bonus, golden parachute, change of control, or termination payments or entitlements to any current or former Parent Employee in connection with the termination of their position or their employment with the Parent or its Subsidiaries or in connection with the consummation of the Arrangement.

(ii)
As at the date hereof, neither the Parent nor any of its Subsidiaries (A) is a party to any collective bargaining agreement, or (B) is subject to any union certification or application for certification or, to the knowledge of the Company, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement. To the knowledge of the Parent, no labour strike, lock-out, slowdown or work stoppage is pending or threatened against or directly affecting the Parent or any of its Subsidiaries. As at the date hereof, there are no employee associations, voluntary recognized or certified unions authorized to represent any of the employees of the Company or any of its Subsidiaries.

(iii)
Except as set out in Schedule 4.1(r)(iii) of the Parent Disclosure Letter, all amounts due or accrued for all salary, wages, bonuses, commissions, vacation pay, sick days and benefits under the Parent Benefit Plans have either been paid or are accurately reflected in the books and records of the Parent and its Subsidiaries in all material respects in accordance with GAAP or, in the case of bonuses or other incentive payments not yet determined, the Parent has made reasonable accruals or estimates therefor in the books and records of the Parent. All liabilities in respect of the Parent Employees have or shall have been paid or accrued to the Effective Date, including premium contributions, remittances and assessments for employment insurance, employer health tax, Canada Pension Plan, income tax, workers’ compensation and any other employment-related legislation.

(iv)
The Parent and its Subsidiaries are in material compliance with all material terms and conditions of employment (including the terms of any applicable collective bargaining agreement) and applicable Laws relating to employment or termination of employment, including pay equity, employees’ profit sharing (participación de los trabajadores en las utilidades de las empresas) obligations, subcontracting regime (régimen de subcontratación) in terms of the Mexican Federal Labor Law (Ley Federal del Trabajo), assignment of employees and personnel provision services, wages, hours of work, overtime, vacation, human rights, employer health tax and social security contributions payment, workers’ compensation and occupational health and safety.

(v)
There are no material employment-related claims, complaints, investigations or orders under applicable Laws respecting employment now pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries by or before any Governmental Entity as of the date of this Agreement.

(vi)
To the knowledge of the Parent, each of the Parent and its Subsidiaries has properly characterized retained individuals as either employees or independent contractors for the purposes of Taxes and other applicable Laws, and none of them has received any notice from any Governmental Entity disputing such classification.

(vii)
Each and every Parent Employee has all the necessary permits under applicable Laws to lawfully work in the country of their employment, including without limitation any working visa that may be required. Each of the Parent and its Subsidiaries has the necessary permits to employ each and every Parent Employee in terms of applicable Laws, including without limitation any migratory permit to hire foreign employees, as applicable.

(viii)
Other than in the ordinary course (including annual cost-of-living salary increases or statutory collective bargaining agreements annual reviews), since December 31, 2024, the Parent and its Subsidiaries have not granted or promised any Parent Employee any extraordinary or special increases in compensation or benefits, or any payment of any bonus, or deferred compensation or similar arrangement.

(ix)
As of the date hereof, no Parent Employee who is at the director level and above for the corporate office of the Parent, or who is at the general manager level and above at the site level of the Parent, has given written notice to the Parent and/or its Subsidiaries of an intention to terminate employment and, to the knowledge of the Parent, no such Parent Employee intends to terminate employment.

(x)	To the knowledge of the Parent, no Parent Employee has been terminated for cause as provided by the Federal Labor Law (Ley Federal del Trabajo).
(s)	Absence of Certain Changes or Events. Except as disclosed in the Parent Public Documents, since December 31, 2024:
(i)
the Parent and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects and have not taken any steps to take any actions which, if taken after the date hereof, would require the Company’s consent pursuant to Section 5.4 of this Agreement;

(ii)
there has not been any damage, destruction or other casualty loss with respect to any asset owned, leased or otherwise used by the Parent or any of its Subsidiaries that is material to the Parent and its Subsidiaries, taken as a whole, whether or not covered by insurance (other than in the ordinary course or regular wear and tear);

(iii)
other than as expressly permitted by this Agreement, there has not been any acquisition or disposition (including any reconveyance) by the Parent or any of its Subsidiaries of any property or asset that would be material to the Parent and its Subsidiaries, taken as a whole;

(iv)	there has not been any write down by the Parent of the value of any of the material assets of the Parent and its Subsidiaries, taken as a whole; and
(v)
through to the date of this Agreement, there has not been any change, effect, event, occurrence, state of facts or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(t)
Litigation. Except as disclosed in Schedule 4.1(t) of the Parent Disclosure Letter, there are no claims, actions, suits, demands, arbitrations, charges, indictments, orders, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries, the business of the Parent or any of its Subsidiaries, or affecting any of their properties or assets, before or by any Governmental Entity which, if commenced and adversely determined, would have, or would reasonably be expected to have, a Parent Material Adverse Effect or would significantly impede the ability of the Parent to consummate the Arrangement. Except as disclosed in Schedule 4.1(t) of the Parent Disclosure Letter and to the knowledge of the Parent, there are no events or circumstances which would reasonably be expected to give rise to or serve as a basis for the commencement of any such claim, action, suit, demand, arbitration, charge, indictment, order, hearing or other civil, criminal, administrative or investigative proceeding, or other investigation or examination. There are no outstanding orders, judgments, injunctions, or decrees against the Parent or its Subsidiaries that materially and adversely impact the business, property or assets of the Parent and its Subsidiaries. At the date hereof, neither the Parent nor any of its Subsidiaries currently intends to initiate any suit, action, claim or arbitration that would be material to the Parent and its Subsidiaries, taken as a whole.

(u)
Indigenous Claims. There are no material claims or actions with respect to Indigenous rights currently outstanding or, to the knowledge of the Parent, threatened or pending, with respect to the Parent Property. There are no material land entitlement claims having been asserted or any legal actions relating to Indigenous rights having been instituted with respect to the Parent Property, and no dispute in respect of the Parent Property with any Indigenous group exists or, to the knowledge of the Parent, is threatened or imminent which, if adversely determined, would have, or would reasonably be expected to have, a Parent Material Adverse Effect. The Parent Properties that were ejidos or communal property, as applicable, were disincorporated from the ejido regime and passed to the private property regime through the Acts of Adoption of Full Ownership. The relevant Acts of Adoption of Full Ownership including the notices and formalities related to the right of first refusal and preference and were duly notarized before a notary public and registered before the National Agrarian Registry (Registro Agrario Nacional) and the corresponding Public Registry of Property (Registro Público de Propiedad). No Parent Property is a national, ejidal or communal land and adjoins ejidal or communal land and no Parent Property is encroaching on any private, ejidal or communal property in respect of which any third party, ejido or community may be the owner under any title of ownership or resolution of endowment and/or restitution of land whatsoever. The Parent has made available copies of all material agreements with Indigenous groups.

(v)
Community Relations. To the knowledge of the Parent, no authorized representative of any community in the vicinity (including any ejido) of any of the Parent Properties has communicated in writing to the Parent or any of its Subsidiaries: (A) a requirement that the consent of such community be obtained as a condition to continued operation of any such Parent Property, (B) any violation related to agrarian, ejido or communal restrictions, including proceedings related to ejido donations or endowments or extensions or requests for ejido or agrarian appropriations or pre-emptive rights or similar rights in agrarian matters on any of the Parent Properties, or (C) a material increase in the compensation payments payable by the Parent or any of its Subsidiaries under any community development or social framework or similar agreements as a condition to the continued operation of such Parent Properties, other than such communications in the ordinary course.
(w)
No Expropriation. No property or asset of the Parent or its Subsidiaries (including any Parent Mineral Interests) has been taken or expropriated or suffered a similar proceeding by any Governmental Entity nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of the Parent, is there any threat, intent or proposal to give any such notice or to commence any such proceeding.

(x)	Taxes.
(i)
Each of the Parent and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it (taking into account any applicable extensions) prior to the date hereof and all such Tax Returns are true, complete and correct in all material respects.

(ii)
Except as disclosed in Schedule 4.1(x) of the Parent Disclosure Letter, no Tax Return of the Parent or any of its Subsidiaries is under audit by any Governmental Entity, and no written or oral notice of such an audit has been received by the Parent. The Parent is not a party to, or otherwise subject to, a proceeding in which Taxes are being contested.

(iii)
Each of the Parent and its Subsidiaries has paid on a timely basis all material Taxes which are due and payable by it on or before the date hereof (including installments) and has provided accruals in accordance with GAAP in the most recently published consolidated financial statements of the Parent for any Taxes of the Parent and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course.

(iv)
Except as disclosed in Schedule 4.1(x) of the Parent Disclosure Letter, no material deficiencies, litigation, audits, claims, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of the Parent or any of its Subsidiaries, and neither the Parent, nor any of its Subsidiaries, is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries or any of their respective assets.

(v)
No claim has been made by any Governmental Entity in a jurisdiction where the Parent or any of its Subsidiaries does not file Tax Returns that the Parent, or any of its Subsidiaries, is or may be subject to Tax by that jurisdiction or is or may be required to file a tax return in that jurisdiction.

(vi)	There are no Liens with respect to Taxes upon any of the assets of the Parent or any of its Subsidiaries (other than Parent Permitted Liens).
(vii)
Each of the Parent and its Subsidiaries has withheld, deducted or collected all material amounts required to be withheld, deducted or collected by it on account of Taxes and has remitted all such amounts to the appropriate Governmental Entity as required by Law. Each of the Parent and its Subsidiaries has complied in all material respects with all related information reporting, withholding and record retention requirements.

(viii)
Neither the Parent, each of its Subsidiaries or any third party provider who has issued CFDIs in favor of the Parent or any of its Subsidiaries are mentioned in the list provided under Article 69 B of the Código Fiscal de la Federación.

(ix)	Neither the Parent nor any of its Subsidiaries has entered into, or participated in, any “listed transaction” within the meaning of U.S. Treasury Regulations section 1.6011-4(b)(2).
(x)	Neither the Parent nor any of its Subsidiaries has been a “distributing” corporation or a “controlled corporation” (each within the meaning of section 355(a)(1)(A) of the U.S. Tax

Code) in any distribution of stock during the two (2) year period ending on the date of this Agreement that was purported or intended to be governed by section 355 of the U.S. Tax Code (or so much of section 356 of the U.S. Tax Code as relates to section 355 of the U.S. Tax Code).
(xi)
(A) Neither the Parent nor its Subsidiaries has taken or agreed to take any action that would prevent the Arrangement from qualifying as a “reorganization” within the meaning of section 368(a) of the U.S. Tax Code and (B) the Parent is not aware of any agreement, plan or other circumstance that would prevent the Arrangement from qualifying as a “reorganization” within the meaning of section 368(a) of the U.S. Tax Code.

(xii)
The Parent and each of its Subsidiaries has made available to the Company true, correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.

(xiii)
The Parent and its Subsidiaries have complied in all material respects with the transfer pricing (including any contemporaneous documentation) provisions of each applicable Law, including for greater certainty, under section 247 of the Tax Act (and the corresponding provisions of any applicable provincial Law).

(xiv)
The Parent and each of its Subsidiaries retains all material tax, accounting and Corporate Records required by applicable Law to support any tax or accounting position, filing or claim made by them with respect to Taxes.

(y)
Insurance. All insurance maintained by the Parent or any of its Subsidiaries is in full force and effect and in good standing, and neither the Parent nor any of its Subsidiaries is in default, whether as to payment of premium or otherwise, and such insurance is reasonable and prudent in light of the size of the Parent and its Subsidiaries and the nature of its business and operations. The Parent and its Subsidiaries maintain the insurance policies required by applicable Laws and any Contract to which the Parent and its Subsidiaries are a party or by which they are otherwise bound, including all required insurance policies to operate in the ordinary course of business, as currently conducted.

(z)
Non-Arm’s Length Transactions. Other than (A) as disclosed in the Parent Public Documents and (B) employment or compensation agreements entered into in the ordinary course, there are no current contracts, commitments, agreements, arrangements or other transactions (including relating to indebtedness by or to the Parent or its Subsidiaries) between the Parent or its Subsidiaries, on the one hand, and any (i) officer or director of the Parent or any of its Subsidiaries, (ii) any holder of record or, to the knowledge of the Parent, beneficial owner of 10% or more of the voting securities of the Parent, or (iii) any affiliate or associate of any officer, director or beneficial owner, on the other hand.

(aa)	Parent Benefit Plans.
(i)
Schedule 4.1(aa)(i) of the Parent Disclosure Letter contains a true and complete list of all material Parent Benefit Plans. Current and complete copies of all the Parent Benefit Plans as amended as of the date hereof have been delivered or made available to the Company together with copies of all material documents relating to the Parent Benefit Plans.

(ii)	No Parent Benefit Plan:
(A)	is a “registered pension plan”, a “retirement compensation arrangement”, a “deferred profit sharing plan”, or a “salary deferral arrangement”, as each such term is defined in the Tax Act;
(B)	is a “multi-employer plan” as such term is defined in subsection 8500(i) of the Regulations of Tax Act or a Multiemployer Plan;
(C)
contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act, or is a “defined benefit plan” (as defined in Section 3(35) of ERISA) whether or not subject to ERISA, or any plan subject to Section 412 of the U.S. Tax Code or Section 302 of ERISA;

(D)	provides for health and welfare benefits which are not fully-insured;
(E)	provides for retiree or post-termination benefits to Parent Employees or former Parent Employees or beneficiaries or dependents thereof (other than as required by applicable Laws); or
(F)	provides benefits to independent contractors.
(iii)
Each Parent Benefit Plan is, and has been, established, registered (if required), amended, funded, operated, communicated, administered and invested in compliance with its terms and all Laws, except as would not reasonably be expected to result in material liability to the Parent and its Subsidiaries. All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Parent Benefit Plan, as of the date hereof, have been paid or remitted in all material respects in a timely fashion in accordance with its terms and all Laws; and all obligations in respect of each Parent Benefit Plan have been properly accrued and reflected in the Parent’s financial statements.

(iv)
To the knowledge of the Parent, there are no investigations by a Governmental Entity or material claims (other than routine claims for payment of benefits) pending involving any Parent Benefit Plan, and to the knowledge of the Parent and its Subsidiaries no event has occurred which would reasonably be expected to give rise to such investigations or material claims (other than routine claims for payment of benefits).

(v)
There has been no amendment to, or announcement by the Parent or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Parent Benefit Plan and no Parent Benefit Plan contains provisions permitting retroactive increase or payments on termination which, in each case, would materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

(vi)
Neither the execution of this Agreement by the Parent nor the consummation of the Arrangement pursuant to the Plan of Arrangement (whether alone or in conjunction with any subsequent events) would result in (A) any Parent Employees receiving termination or severance pay or any increase in termination or severance pay upon any termination of employment after the date hereof, or (B) acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the Parent Benefit Plans.

(vii)	There is no entity other than the Parent or its Subsidiaries participating in any Parent Benefit Plan.
(viii)
All data necessary to administer each Parent Benefit Plan is in the possession of the Parent or its Subsidiaries or its agents and is in a form which is sufficient for the proper administration of the Parent Benefit Plan in accordance with its terms and, to the knowledge of the Parent, such data is complete and correct in all material respects.

(bb)	Environmental. Except for any matters that, individually or in the aggregate, would not have or would not reasonably be expected to have a Parent Material Adverse Effect:
(i)	since January 1, 2022, all facilities and operations of the Parent and its Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;
(ii)
the Parent and its Subsidiaries are in possession of, and in compliance with, all Environmental Permits that are required to own, lease and operate the Parent Mineral Interests and to conduct their respective business as they are now being conducted which are legal, valid, binding and in full force and effect, all of which appear in the name of the Parent and/or its Subsidiaries;

(iii)	to the knowledge of the Parent, no Environmental Liabilities presently exist with respect to any portion of any currently or formerly owned, leased, used or otherwise controlled property,

interests and rights or relating to the operations and business of the Parent and its Subsidiaries and, to the knowledge of the Parent, there is no basis for any such Environmental Liabilities to arise in the future as a result of the Parent’s activities in respect of such property, interests, rights, operations and business;
(iv)
except as disclosed in Schedule 4.1(bb)(iv) of the Parent Disclosure Letter, neither the Parent nor any of its Subsidiaries is subject to or has received notice of any proceeding, application, order or directive from any Governmental Entity which relates to environmental matters and which may require any material work, repairs, construction or expenditures, or create any additional Environmental Liabilities, and to the knowledge of the Parent, there are no pending environmental claims;

(v)
the Parent or its Subsidiaries have posted with the relevant regulatory authorities all financial assurance required to be posted pursuant to Environmental Laws or Environmental Permits, including any financial assurance required in connection with reclamation, remediation or closure plans for the Parent Mineral Interests;

(vi)
to the knowledge of the Parent, there are no changes in the status, terms or conditions of any Environmental Permits held by the Parent or any or its Subsidiaries or any renewal, modification, revocation, reassurance, alteration, transfer or amendment of any such Environmental Permits, or any review by, or approval of, any Governmental Entity of such Environmental Permits or in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated herein or the continuation of the business of the Parent or its Subsidiaries following the Effective Date; and

(vii)
the Parent and its Subsidiaries have made available to the Company true, correct and complete copies of all material audits, studies, plans, assessments, investigation reports (including Phase I and Phase II environmental site assessments) and regulatory correspondence with respect to environmental matters in their possession or control.

(cc)
Parent Material Contracts. Schedule 4.1(cc) of the Parent Disclosure Letter lists all of the Parent Material Contracts to which the Parent and its Subsidiaries are parties all of which are in full force and effect and are enforceable in accordance with their terms with respect to each of the Parent and its Subsidiaries. The Parent and each of its Subsidiaries has complied in all material respects with all the terms of all Parent Material Contracts. Neither the Parent nor any of its Subsidiaries is in breach of, or default under, any Parent Material Contract to which it is a party or bound, nor does the Parent have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, except in each case where any such breaches or defaults would not, individually or in the aggregate, reasonably be expected to be, or result in, a Parent Material Adverse Effect. As of the date hereof, neither the Parent nor any of its Subsidiaries knows of, or has received written notice of, any breach or default under (nor, to the knowledge of the Parent, does there exist any condition which with the passage of time or the giving of notice or both would result in such a breach or default under) any Parent Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to be, or result in, a Parent Material Adverse Effect. The Parent has made available to the Company true and complete copies of all of the Parent Material Contracts. All the Parent Material Contracts are legal, valid, binding and in full force and effect and are enforceable by the Parent (or a Subsidiary of the Parent, as the case may be) in accordance with their respective terms (subject to bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction). Neither the Parent nor any of its Subsidiaries has received notice that any party to a Parent Material Contract intends to cancel, terminate, materially modify or not renew such Parent Material Contract.

(dd)
No Impediment under Existing Indebtedness. There are no covenants or other terms (including approval, consent or other discretionary rights of any lender or noteholder) under any of the Parent’s or any of its Subsidiaries’ credit agreements (including the Parent Credit Agreement), indentures or other documents governing or relating to the indebtedness of the Parent and its Subsidiaries which would reasonably be expected to prevent, materially delay or otherwise materially impede the consummation of the Arrangement or the transactions contemplated by this Agreement. Provided that the Company Credit Agreement is terminated in connection with the consummation of the Arrangement, the consummation of the Arrangement and the completion of any aspect of the transactions contemplated by this Agreement will not result or give rise to a default or event of default under the Parent Credit Agreement, indentures or other documents governing or relating to the indebtedness of the Parent and its Subsidiaries.
(ee)
Standstill Agreements. Neither the Parent nor any of its Subsidiaries has waived any Parent Standstill Agreement to which the Parent or any of its Subsidiaries is a Party, except to permit submissions of expressions of interest prior to the date of this Agreement.

(ff)
Whistleblower Reporting. No employee of the Parent or any of its Subsidiaries, nor any legal counsel representing the Parent or any of its Subsidiaries, has reported evidence of a material violation of any Securities Laws, breach of fiduciary duty or similar material violation by the Parent or any of its Subsidiaries or their respective officers, directors, employees, agents or independent contractors to the Parent’s management, or audit committee (or other committee designated for such purpose) of the Parent Board.

(gg)
Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Parent or any of its Subsidiaries that has or would reasonably be expected to have the effect of prohibiting or restricting any acquisition of property by the Parent or any such Subsidiary or the conduct of business by the Parent or any such Subsidiary as currently conducted (including following the transaction contemplated by this Agreement) other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(hh)
Brokers. Except for the fees to be paid to BMO Nesbitt Burns Inc. and RBC Capital Markets, LLC pursuant to engagement letters with the Parent, none of the Parent, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees on behalf of the Parent or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(ii)	Corrupt Practices Legislation.
(i)
None of the Parent, its Subsidiaries and affiliates, nor, to the Parent’s knowledge, any of their Representatives or other Persons acting on behalf of the Parent or any of its Subsidiaries or affiliates has directly or indirectly, offered, promised, agreed, paid, authorized, given or taken any act in furtherance of any such offer, promise, agreement, payment or authorization on behalf of the Parent or its Subsidiaries, anything of value, directly or indirectly, to any official of a Governmental Entity, any political party or official thereof or any candidate for political office, for the purpose of any of the following:

(A)
influencing any action or decision of such person in such person’s official capacity, including a decision to fail to perform such person’s official function in order to obtain or retain an advantage in the course of business;

(B)
inducing such person to use such person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Parent or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person or otherwise to obtain or retain an advantage in the course of business; or

(C)	to assist the Parent or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person.
(ii)
None of the Parent and its Subsidiaries, nor, to the knowledge of the Parent, any of their respective Representatives has, directly or indirectly, taken any action that is prohibited by or would cause the Parent or one of its Subsidiaries to be in violation of the requirements of the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money

Laundering) and Terrorist Financing Act (Canada), the Foreign Corrupt Practices Act of 1977 (United States), the Mexican Anticorruption System Law (Ley General del Sistema Nacional Anticorrupción), the Mexican General Administrative Liabilities Law (Ley General de Responsabilidades Administrativas), the Federal Law for the Prevention and Identification of Operations with Resources of Illicit Origin (Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita), and the Federal Penal Code (Código Penal Federal) as amended or any law of similar effect prohibiting corruption, bribery and money laundering in any jurisdiction in which it conducts its business and to which it is subject (collectively, the “Parent Applicable Anti-Corruption Law”). Neither the Parent, nor its Subsidiaries, nor, to the knowledge of the Parent, their respective Representatives, has violated any Parent Applicable Anti-Corruption Law and, to the knowledge of the Parent, no condition or circumstances exist that would form the basis of any such allegations.
(iii)
All contracts and arrangements between the Parent or one of its Subsidiaries and any other Person are in compliance with Parent Applicable Anti-Corruption Law. Since January 1, 2023, the Parent and its Subsidiaries have maintained policies and procedures applicable to it and their respective directors, officers, employees, agents and representatives in place in respect thereof as are appropriate to prevent and detect violations of Parent Applicable Anti-Corruption Laws.

(iv)
None of the Parent or its Subsidiaries nor any of its directors, officers, employees, agents or representatives has (A) conducted or initiated any review, audit or internal investigation that concluded that the Parent or one of its Subsidiaries or any of their respective directors, officers, employees, agents or representatives has materially violated any Parent Applicable Anti-Corruption Law, or (B) made a voluntary, directed or involuntary disclosure to any Governmental Entity responsible for enforcing Parent Applicable Anti-Corruption Law, in each case with respect to any alleged act or omission arising under or relating to material non-compliance with any such Laws, or received any notice, request or citation from any person alleging material non-compliance with any such Laws.

(v)
The Parent and its Subsidiaries have maintained systems of internal controls intended to ensure compliance by the Parent, its Subsidiaries and their respective Representatives with Parent Applicable Anti-Corruption Law.

(jj)	Sanctions.
(i)
Neither the Parent, nor any of its Subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Parent, any agents or persons acting on any of their behalf: (A) is a Restricted Party; or (B) has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(ii)
None of the Parent, any of its Subsidiaries or any director, officer, employee or to the knowledge of the Parent, agent of the Parent or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (A) the subject/target of any Sanctions, or (B) located, organized or resident in a country or territory that is the subject of Sanctions, including Russia, Crimea, Donetsk People’s Republic and the Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea, and Syria.

(iii)
The Parent, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Parent, the agents of the Parent and its Subsidiaries are in compliance with all applicable Sanctions. The Parent and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with applicable Sanctions.

(iv)
Neither the Parent nor any of its Subsidiaries has knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any Person, or in property that is owned, held or controlled by or on behalf of any Person or in any country or territory in violation of Sanctions.

(kk)	Modern Slavery.
(i)
The Parent and its Subsidiaries have acted in compliance with the fundamental principles defined and protected by the Universal Declaration of Human Rights, the fundamental principles of the International Labor Organization and rules relating to the prohibition of forced labour, child labour and human trafficking in their operations and supply chains.

(ii)	The Parent and its Subsidiaries are in compliance with the requirements of applicable Modern Slavery Laws.
(iii)	The Parent and its Subsidiaries have customary policies and procedures in place reasonably designed to ensure compliance with applicable Modern Slavery Laws.
(ll)	Investment Canada Act. The Parent and the Purchaser are trade agreement investors and are not state-owned enterprises, in each case within the meaning of the ICA.
(mm)
Antitakeover Statutes. The Parent Board has taken all actions necessary to reasonably ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, including the Arrangement. Except for Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations enacted under the DGCL or other Law applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

(nn)
Bankruptcy. Neither the Parent nor any of its Subsidiaries has commenced or contemplated any proceeding, or filed or contemplated the filing of any petition, in any court relating to the bankruptcy, concurso mercantil, reorganization, insolvency, dissolution, liquidation or relief from debtors of the Parent or any of its Subsidiaries. There is no legal basis for the bankruptcy, insolvency, dissolution or liquidation of the Parent or any of its Subsidiaries.

(oo)	Privacy and Security.
(i)
The Parent and its Subsidiaries (A) are in material compliance with applicable Privacy Laws, and (B) have implemented and maintained measures designed to provide reasonable assurance that each of the Parent and its Subsidiaries: (i) comply with applicable Privacy Laws; and (ii) will not collect, acquire, fail to secure, share, disclose, use or otherwise process Personal Information in a manner inconsistent with applicable Privacy Laws, any notice to or consent from the provider of Personal Information, any Contract to which each of the Parent and its Subsidiaries is a party that is applicable to such Personal Information, or any privacy policy or privacy statement from time to time published or otherwise made available by the Parent and its Subsidiaries to the Persons to whom the Personal Information relates.

(ii)
With respect to all Personal Information collected by the Parent and its Subsidiaries, each of the Parent and its Subsidiaries has taken steps required and reasonably necessary to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technological, organizational and physical security of such Personal Information. Each of the Parent and its Subsidiaries has commercially reasonable safeguards in place designed to protect Personal Information in its possession or control from loss, unauthorized access, use or disclosure, including by its officers, employees, independent contractors and consultants. To the knowledge of the Parent, there has been no unauthorized access to, disclosure of, or other misuse of any Personal Information in the custody or control of the Parent or its Subsidiaries.

(iii)
Neither the Parent nor its Subsidiaries have received any notice of any claims, investigations or alleged violations of applicable Privacy Laws including with respect to Personal Information collected or possessed by or otherwise subject to the control of the Parent and its Subsidiaries.

4.2	Survival of Representations and Warranties
The representations and warranties of the Parent and the Purchaser contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.
ARTICLE 5
COVENANTS
5.1	Covenants of the Company Regarding the Conduct of Business
The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (i) as required by Law or any Governmental Entity; (ii) with the prior written consent of the Parent (not to be unreasonably withheld, conditioned or delayed); (iii) as set out in the Company Disclosure Letter; or (iv) as otherwise expressly contemplated or permitted by this Agreement or the Plan of Arrangement:
(a)
the Company shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain their respective facilities in, the ordinary course and to use commercially reasonable efforts to maintain and preserve in all material respects its and their present business organization, operations, assets, properties (including the Company Mineral Interests) and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, employees and Governmental Entities having business relationships with them;

(b)	without limiting the generality of Section 5.1(a), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i)
other than as disclosed in Schedule 5.1(b) of the Company Disclosure Letter or as required by the terms of any Company Equity Incentive Plan, issue, sell, grant, award, pledge, hypothecate, dispose of, or permit a Lien (other than a Company Permitted Lien) to be created, or agree to issue, sell, grant, award, pledge, hypothecate, dispose of, or permit a Lien (other than a Company Permitted Lien) to be created on, any Company Shares, or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Company Shares or other equity or voting interests or other securities or any shares of its Subsidiaries (including, for greater certainty, Company Incentive Awards), other than pursuant to the exercise or settlement of any Company Incentive Awards that are outstanding as of the date hereof in accordance with their terms;

(ii)	amend or propose to amend the articles, by-laws or other constating documents of the Company and its Subsidiaries or the terms of any securities of the Company or any of its Subsidiaries;
(iii)
prior to the Effective Time, declare, accrue, set aside or pay any dividend or make any other distribution to Company Shareholders (whether in cash, securities or property or any combination thereof) in respect of any Company Shares or the securities of any of its Subsidiaries, other than for certainty, the payment of any interest pursuant to the Company Credit Agreement and the Company Notes in accordance with their terms;

(iv)	split, combine or reclassify any outstanding Company Shares or the securities of any of its Subsidiaries;

(v)
redeem, purchase or offer to purchase any Company Shares or other securities of the Company or any shares or other securities of its Subsidiaries, other than pursuant to the settlement of any Company Incentive Awards in accordance with their terms and except in connection with a Pre-Acquisition Reorganization;

(vi)	except in connection with a Pre-Acquisition Reorganization, reorganize, amalgamate or merge the Company or any of its Subsidiaries with any other Person;
(vii)
except in connection with a Pre-Acquisition Reorganization, reduce the stated capital of the shares of the Company or of any of its Subsidiaries or otherwise change the capital structure of the Company and its Subsidiaries;

(viii)
other than as disclosed in Schedule 5.1(b) of the Company Disclosure Letter, sell, pledge, hypothecate, lease, dispose of, mortgage, licence, or permit a Lien (other than a Company Permitted Lien) to be created on or agree to sell, pledge, hypothecate, dispose of, mortgage, licence, or permit a Lien (other than a Company Permitted Lien) to be created on or otherwise transfer any assets of the Company or any of its Subsidiaries or any interest in any assets of the Company and its Subsidiaries having a value greater than $5 million in the aggregate, other than sales of inventory, equipment or obsolete assets in the ordinary course and Liens that are incurred in the ordinary course;

(ix)
acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any Person, other than acquisitions of assets, equipment and supplies in the ordinary course that do not exceed 115% of the amounts budgeted for acquisitions in the Company Budget and, for certainty, excluding capital expenditures permitted by Section 5.1(b)(xxii);

(x)
incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee or otherwise become responsible for, the obligations of any other Person or make any loans or advances to any Person that is not a Subsidiary of the Company, except (A) in connection with ordinary course working capital needs (including, without limitation, the indebtedness incurred or to be incurred under the Company Credit Agreement), or (B) letters of credit, reclamation bonds, financial assurances or other guarantees in respect of environmental or other obligations in the ordinary course;

(xi)	adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of the Company or any of its Subsidiaries;
(xii)
pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations prior to the same becoming due, other than (A) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company’s financial statements or incurred in the ordinary course, (B) for an aggregate amount of no greater than $5 million, or (C) payment of any fees related to the Arrangement;

(xiii)
waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, (A) any existing material contractual rights in respect of any Company Mineral Interests, or (B) any material Authorization, lease, concession, contract or other document;

(xiv)
take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material Authorizations necessary to conduct its businesses as now conducted or planned to be conducted;

(xv)
other than as disclosed in Schedule 5.1(b) of the Company Disclosure Letter, in the ordinary course, in accordance with this Agreement or the Plan of Arrangement, or as is necessary to comply with applicable Laws or the current terms of any Contracts or Company Benefit Plans: (A) grant to any Company Employee an increase in compensation in any form, or grant any general salary increase (other than base salary increases for Company Employees in the ordinary course); (B) make any loan to any Company Employee (other than expense reimbursements in the ordinary course); (C) take any action with respect to the grant of any severance, retention, change of control or bonus to, or enter into any employment agreement, deferred compensation or other similar agreement (or amend any such existing agreement) with any Company Employee; (D) increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or materially amend or make any contribution to any Company Benefit Plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors or Company Employees or former directors or former Company Employees; (E) increase bonus levels or other benefits payable to any director or executive officer; (F) provide for accelerated vesting, removal of restrictions or an exercise of any stock-based or stock-related awards (including stock options), except, for greater certainty, where such accelerated vesting, removal of restrictions or exercise occur automatically pursuant to the terms of a Company Equity Incentive Plan without any further action by the Company; (G) establish, adopt or amend (except as required by applicable Law) any collective bargaining agreement or similar agreement; or (H) hire or engage, or amend the terms of employment or engagement of, any Company Employee or independent contractor with total annual compensation exceeding $250,000 (other than to replace any existing Company Employee or independent contractor performing a similar function on substantially similar annual salaries or to fill a position that is open as of the date of this Agreement on substantially similar compensation as was historically paid for that position by the Company or its Subsidiaries);

(xvi)
enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction other than in the ordinary course or pursuant to the Company’s ordinary course cash management practices and hedging activities consistent with past practice;

(xvii)	materially change the business carried on by the Company and its Subsidiaries, as a whole;
(xviii)	amend its accounting policies or adopt new accounting policies, except as required by concurrent changes in IFRS;
(xix)
enter into any Contract or series of Contracts, other than in the ordinary course, resulting in a new Contract or series of related new Contracts having a term in excess of twelve (12) months and that would not be terminable by the Company or its Subsidiaries upon notice of ninety (90) days or less from the date of the relevant Contract, or that would impose financial obligations on the Company or any of its Subsidiaries in excess of $5 million in the aggregate over the term of the Contract;

(xx)
(A) except in the ordinary course, alter, amend, or otherwise modify or supplement, or waive any material provision or condition of, any Company Material Contract; (B) default under any material provision of any Company Material Contract; or (C) enter into any Contract that restricts the ability of the Company or any of its Subsidiaries to offer to purchase the assets or equity securities of another Person;

(xxi)
enter into or renew any agreement, contract, lease, licence or other binding obligation of the Company or its Subsidiaries (A) containing (1) any limitation or restriction on the ability of the Company or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Parent or its Subsidiaries, to engage in any type of activity or business in any material respect, (2) any limitation or restriction on the manner in which, or the localities in which, all or any portion of the business of the Company or its Subsidiaries or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Parent or its Subsidiaries, is or would be conducted in any material respect, or (3) any limit or restriction on the ability of the Company or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Parent or its Subsidiaries, to solicit customers or employees in any material respect or (B) that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement;
(xxii)
incur any capital expenditures or enter into any agreement obligating the Company or its Subsidiaries to provide for future capital expenditures involving payments in excess of 115% of the amounts budgeted for capital expenditures in the Company Budget in the aggregate; or

(xxiii)	commence, as plaintiff, any legal proceedings against a Governmental Entity.
(c)
The Company shall not terminate, let lapse or amend or modify in any material respect any insurance policy maintained by the Company and its Subsidiaries; and except as contemplated by Section 5.16, the Company shall use its commercially reasonable efforts to cause its and its Subsidiaries’ current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for commercially reasonable premiums are in full force and effect, provided that, subject to Section 5.16, neither the Company nor any of its Subsidiaries shall obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months;

(d)
the Company shall and shall cause each of its Subsidiaries to maintain and preserve all of its and its Subsidiaries rights under each of its Mineral Rights and Company Properties under each of its and its Subsidiaries’ Authorizations;

(e)	the Company and each of its Subsidiaries shall:
(i)
diligently pursue the finalization of the audited annual consolidated financial statements of the Company and its Subsidiaries for the year ended December 31, 2025 such that they can be filed on SEDAR+ in the ordinary course, and maintain all material books and records related thereto;

(ii)	consult with, and take under consideration advice from, the Parent in connection with any material ongoing legal proceedings to which the Company or its Subsidiaries are party;
(iii)
duly and timely file all Tax Returns required to be filed by it (taking into account any applicable extensions) on or after the date hereof and all such Tax Returns will be true, complete and correct in all respects;

(iv)	timely withhold, collect, remit and pay all Taxes which are required to be withheld, collected, remitted or paid by it to the extent due and payable;
(v)	not make, change or rescind any election, information, return or designation relating to Taxes;
(vi)
not make a request for a Tax ruling, voluntarily disclose any potential or actual Tax issue to any taxing authority, or enter into or amend any agreement with any taxing authorities, or consent to any extension or waiver of any limitation period with respect to Taxes;

(vii)
not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes affecting the Company or any of its Subsidiaries (other than the payment, discharge or satisfaction of liabilities reflected in or reserved against in the interim consolidated financial statements of the Company for the three months ended September 30, 2025);

(viii)	not enter into any Tax Sharing Agreement;
(ix)	terminate all Tax Sharing Agreements without further liability to Parent, the Company, or its Subsidiaries following the Effective Time;

(x)
not amend any Tax Return or change any of its methods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income Tax Return for the tax year ended December 31, 2024;

(xi)
keep the Parent reasonably informed of any material events, discussions or correspondence with any Governmental Entity or other related action with respect to any Tax audit, investigation or assessment; and

(f)	the Company shall not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by this Section 5.1.
5.2	Covenants of the Company Relating to the Arrangement
The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it shall, and shall cause its Subsidiaries to perform all obligations required to be performed by the Company or any of its Subsidiaries under this Agreement, co-operate with the Parent in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and the Company shall, and shall cause its Subsidiaries to:
(a)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;

(b)	use its commercially reasonable efforts to obtain all third party consents, approvals and notices required under any of the Company Material Contracts (other than the Company Credit Agreement);
(c)
use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the Company challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(d)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;

(e)
use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) of the U.S. Securities Act and applicable U.S. state securities laws;

(f)
cooperate with, and provide commercially reasonable assistance to, Parent and Purchaser in the preparation and filing, on the Effective Date, of an election pursuant to subparagraph (c)(i) of the definition of “public corporation” contained in subsection 89(1) of the Tax Act such that the Company ceases to be a “public corporation” for the purposes of the Tax Act;

(g)
not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement;

(h)	promptly (and, in any event, within twenty-four (24) hours) notify the Parent of:
(i)
any Company Material Adverse Effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(ii)
any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is required in connection with this Agreement or the Arrangement; or

(iii)	any material proceedings commenced or, to the knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries in connection with this Agreement or the Arrangement. The Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any substantive shareholder litigation against the Company or its directors or officers relating to the Arrangement, and no such settlement (to the extent a material monetary amount is involved) shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.
5.3	Covenants of the Company Regarding the TSX and NYSE American Delisting
Prior to the Effective Date, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the TSX and NYSE American to cause the delisting of the Company Shares from the TSX and NYSE American, as applicable, as promptly as practicable after the Effective Time.
5.4	Covenants of the Parent Regarding the Conduct of Business
The Parent covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (i) as required by Law or any Governmental Entity; (ii) with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); (iii) as set out in the Parent Disclosure Letter; or (iv) as otherwise expressly contemplated or permitted by this Agreement or the Plan of Arrangement:
(a)
the Parent shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain their respective facilities in, the ordinary course and to use commercially reasonable efforts to maintain and preserve in all material respects its and their present business organization, operations, assets, properties (including the Parent Mineral Interests) and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, employees and Governmental Entities having business relationships with them;

(b)	without limiting the generality of Section 5.4(a), the Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i)
issue, sell, grant, award, pledge, hypothecate or dispose of or agree to issue, sell, grant, award, pledge, hypothecate or dispose of, any Parent Shares, or other equity or voting interests (including, for greater certainty, Parent Incentive Awards) or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Parent Shares, other than (A) in the ordinary course, (B) as contemplated in Section 5.4(b)(viii) and/or (C) other than pursuant to the exercise or settlement of any Parent Incentive Awards that are outstanding as of the date hereof in accordance with their terms or as required by the terms of any Parent Incentive Plans;

(ii)	amend or propose to amend the articles, by-laws or other constating documents of the Parent or the terms of any securities of the Parent, other than the Parent Charter Amendment;
(iii)
split, consolidate or reclassify any Parent Shares or undertake any other capital reorganization, or declare, set aside or pay any dividend or other distribution to the Parent Stockholders (whether in cash, securities or property or any combination thereof) in respect of any Parent Shares;

(iv)	redeem, purchase or offer to purchase any Parent Shares;
(v)	reorganize, amalgamate or merge the Parent or any of the Parent Material Subsidiaries with any other Person (other than an affiliate of the Parent);
(vi)
other than as set out in Section 5.4(b)(vi) of the Parent Disclosure Letter, reduce the stated capital of the Parent Shares or any of its Subsidiaries or otherwise change the capital structure of the Parent and its Subsidiaries (other than an affiliate of the Parent);

(vii)
sell, pledge, hypothecate, lease, dispose of, mortgage, licence, permit a Lien to be created on or agree to sell, pledge, hypothecate, dispose of, mortgage, licence, permit a Lien to be created on or otherwise transfer any assets of the Parent or any of the Parent Material Subsidiaries that could reasonably be expected to prevent or delay the consummation the transactions contemplated hereby;

(viii)
acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any Person, provided that the Parent may complete one or more acquisitions and/or investments so long as the fair market value of all such acquisitions and/or investments, as at the closing of such acquisitions and/or investments, when aggregated together, do not exceed $100 million;

(ix)
incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee or otherwise become responsible for, the obligations of any other Person or make any loans or advances to any Person that is not a Subsidiary of the Parent, except (A) in connection with ordinary course working capital needs (including, without limitation, the indebtedness incurred or to be incurred under the Parent Credit Agreement), or (B) letters of credit, reclamation bonds, financial assurances or other guarantees in respect of environmental or other obligations in the ordinary course;

(x)	adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of the Parent or any of the Parent Material Subsidiaries;
(xi)	materially change the business carried on by the Parent and its Subsidiaries, as a whole;
(xii)
pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations prior to the same becoming due other than (A) in the ordinary course; (B) for an aggregate amount of no greater than $30 million or (C) payment of any fees related to the Arrangement;

(xiii)
waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, (A) any existing material contractual rights in respect of any Parent Mineral Interests, or (B) any material Authorization;

(xiv)
commence, as plaintiff, any legal proceeding before a Governmental Entity that could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby or adversely affect the market price or value of the Parent Shares;

(xv)
take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material Authorizations necessary to conduct its businesses as now conducted or planned to be conducted; or

(xvi)	amend its accounting policies or adopt new accounting policies except as required by concurrent changes in GAAP;
(c)
the Parent shall and shall cause each of its Subsidiaries to maintain and preserve all of its and its Subsidiaries rights under each of its Mineral Rights and Parent Properties under each of its and its Subsidiaries’ Authorizations, including but not limited to obtaining the required extensions and renewals of the Parent’s and its Subsidiaries’ Authorizations;

(d)	the Parent shall not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by this Section 5.4; and
(e)	the Parent and each of its Subsidiaries shall:

(i)	duly and timely file all Tax Returns required to be filed by it on or after the date hereof and all such Tax Returns will be true, complete and correct in all respects;
(ii)	timely withhold, collect, remit and pay all Taxes which are required to be withheld, collected, remitted or paid by it to the extent due and payable; and
(iii)	keep the Company reasonably informed of any material events, discussions, correspondence or other action with respect to any Tax audit, investigation or assessment.
5.5	Covenants Relating to the Consideration Shares
The Parent shall apply for and use commercially reasonable efforts to obtain approval of the listing for trading on the NYSE by the Effective Time of the Parent Shares issuable pursuant to the Arrangement, subject to official notice of issuance. The Company shall use commercially reasonable efforts to cooperate with the Parent in connection with the foregoing, including by providing information reasonably requested by the Parent in connection therewith.
5.6	Covenants Relating to TSX Listing
The Parent shall apply for and use commercially reasonable efforts to obtain approval of the listing for trading on the TSX by the Effective Time of the Parent Shares issuable pursuant to the Arrangement. The Company shall use commercially reasonable efforts to cooperate with the Parent in connection with the foregoing, including by providing information reasonably requested by the Parent in connection therewith.
5.7	Covenants of the Parent Regarding Blue-Sky Laws
The Parent shall use its commercially reasonable efforts to ensure that the Consideration Shares shall, at the Effective Time, either be registered or qualified under all applicable U.S. state securities laws, or exempt from such registration and qualification requirements.
5.8	Covenants of the Parent Relating to the Arrangement
The Parent covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it shall and shall cause its Subsidiaries to perform all obligations required to be performed by the Parent or any of its Subsidiaries under this Agreement, co-operate with the Company in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and the Parent shall, and shall cause its Subsidiaries to:
(a)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;

(b)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the Parent challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(c)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;

(d)
use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under section 3(a)(10) of the U.S. Securities Act and applicable U.S. state securities laws;

(e)
other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement; and

(f)	promptly (and, in any event, within twenty-four (24) hours) notify the Company of:
(i)
any Parent Material Adverse Effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(ii)
any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is required in connection with this Agreement or the Arrangement; or

(iii)
any material proceedings commenced or, to the knowledge of the Parent, threatened against, relating to or involving or otherwise affecting the Parent or any of its Subsidiaries in connection with this Agreement or the Arrangement.

5.9	Indebtedness
During the period from the entry into this Agreement to the Effective Time, the Parties shall cooperate in good faith to mutually determine and use commercially reasonable efforts to implement any necessary, appropriate or desirable arrangements in anticipation of the consummation of the Arrangement, regarding each Party’s and its Subsidiaries’ credit agreements (including the Company Credit Agreement), indentures, hedging arrangements or other documents governing or relating to the indebtedness of the Parties and their Subsidiaries, including arrangements by way of amendments, consents, offers to exchange, offers to purchase, redemption, payoff, new financing or otherwise, with respect to refinancing or retaining a Party’s or its Subsidiaries’ credit agreements or senior unsecured notes (including the Company Notes), and any security documents executed by the Company and its Subsidiaries in connection with such credit agreements and/or senior unsecured notes, or other documents governing or relating to the indebtedness of the Parties and their Subsidiaries, provided that the Company is not required to implement any such arrangements in respect of any indebtedness of the Company prior to the Effective Time. The Parent shall reimburse the Company for all reasonable out-of-pocket costs or expenses incurred by the Company and its Subsidiaries in connection with cooperation provided for in this Section 5.9 to the extent the information requested was not otherwise prepared or available in the ordinary course. The Parent acknowledges and agrees that the consummation of the transactions contemplated by this Agreement is not conditioned upon the consummation of, or the receipt by the Parent of the proceeds of, any such arrangements.
5.10	Regulatory Approvals
The Parent and the Company covenant and agree with respect to obtaining the Regulatory Approvals required for the completion of the transactions contemplated by this Agreement that, subject to the term and conditions of this Agreement, until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:
(a)
In respect of the CNA Approval, as promptly as reasonably practicable but in any event within twenty (20) business days of this Agreement or such other date as the Parties may reasonably agree, the Parent and the Company shall submit a notification to CNA to obtain the CNA Approval.

(b)	In respect of the ICA Approval:
(i)
as promptly as reasonably practicable but in any event within twenty (20) business days of this Agreement or such other date as the Parties may reasonably agree, the Parent shall submit to the Minister an application for review pursuant to Part IV of the ICA; and

(ii)
as promptly as reasonably practicable but in any event within twenty (20) business days of the filing of the application for review pursuant to Part IV of the ICA referenced in Section 5.10(b)(i), above, or such other date as the Parties may reasonably agree, the Parent shall submit to the Minister initial proposed undertakings.

(c)
In respect of the Competition Act Approval, as promptly as reasonably practicable but in any event within twenty (20) business days of this Agreement or such other date as the Parties may reasonably agree, the Parties shall submit to the Commissioner a request for an advance ruling certificate under section 102 of the Competition Act or, in the alternative, a No Action Letter. Unless the Parties agree otherwise, within twenty (20) business days of this Agreement, the Parent and the Company shall each submit to the Commissioner a pre-merger notification pursuant to Part IX of the Competition Act.

(d)
The Parent and the Company shall (and shall cause their respective Subsidiaries, as applicable), to file, as promptly as practicable but in any event within thirty (30) business days after the date of this Agreement or such other date as the Parent and the Company may reasonably agree, any other filings or notifications under any other applicable federal, provincial, state or foreign Law required to obtain any other Regulatory Approvals.

(e)
Other than in respect of the ICA Approval, the Parent and the Company shall use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to obtain the Regulatory Approvals as promptly as practicable after the date of this Agreement and, in any event, in order to allow the Effective Time to occur before the Outside Date; provided, however, that nothing in this Agreement (other than in respect of the ICA Approval which shall be governed by Section 5.10(f)) shall require either Party or their respective Subsidiaries to propose, negotiate, effect or agree to, by consent decree, hold separate order or otherwise, the sale, transfer, divestiture, license or other disposition of any assets or businesses of the Parent or the Company or their respective Subsidiaries or otherwise take any action that prohibits or limits either Parties’ or their respective Subsidiaries’ freedom of action with respect to, or either Parties’ or their respective Subsidiaries’ ability to own, retain, control, operate or exercise full rights of ownership with respect to any of the businesses or assets of the Parent, the Company or any of their respective Subsidiaries.

(f)
The Parent and the Company shall use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to obtain the ICA Approval as promptly as practicable after the date of this Agreement and, in any event, in order to allow the Effective Time to occur before the Outside Date. In fulfilling its obligations to use reasonable best efforts to obtain the ICA Approval, Parent shall, in good faith, (A) propose, offer, negotiate, commit to, agree to and/or effect such written undertakings in a form and with the content that is customary for transactions of the nature of the transactions that are the subject of this Agreement, taking into account the nature of the Company’s business and the Parent’s business (the “Initial Undertakings”), and (B) propose, offer, negotiate, commit to, agree to and/or effect revisions and/or additions to the Initial Undertakings, if necessary in order to obtain the ICA Approval, provided that (i) any such undertakings shall be conditioned upon the consummation of the transactions that are the subject of this Agreement, (ii) any reasonable effort by Parent to resist, reduce or negotiate the scope of any undertakings (other than the Initial Undertakings) proposed by a Governmental Entity shall be deemed consistent with its obligations to use reasonable best efforts, so long as such effort does not delay the Effective Date or delay the obtaining of the ICA Approval in a manner that could cause the Effective Time not to occur before the Outside Date, and (iii) such undertakings, individually or in aggregate, would not reasonably be expected to have a material and adverse impact on the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

(g)	All filing fees (including any Taxes thereon) in respect of any filing made to any Governmental Entity in respect of any Regulatory Approvals shall be paid by the Parent.
(h)
With respect to obtaining the Regulatory Approvals, each of the Parent and the Company shall (and shall cause their respective Subsidiaries to) cooperate and coordinate with one another and shall provide such assistance as the other Party may reasonably request in connection with obtaining the Regulatory Approvals. In particular:

(i)
neither the Parent nor the Company (nor their respective Subsidiaries) shall extend or consent to any extension of any applicable waiting or review period or enter into any agreement with a Governmental Entity to not consummate the transactions contemplated by this Agreement, except upon the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed;

(ii)
the Parent and the Company shall (and shall cause their respective Subsidiaries to) exchange drafts of all submissions, substantive correspondence, filings, presentations, applications, plans, consent agreements and other material documents made or submitted to or filed with any Governmental Entity in respect of the transactions contemplated by this Agreement, will consider in good faith any suggestions made by the other Party and its counsel and will provide the other Party and its counsel with final copies of all such material submissions, correspondence, filings, presentations, applications, plans and other material documents, and all pre-existing business records or other documents, submitted to or filed with any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, however, that, subject to Section 5.10(i), information indicated by a Party to be competitively sensitive shall be provided to the other Party’s external legal counsel only on an external counsel only basis;
(iii)
the Parent and the Company shall (and shall cause their respective Subsidiaries to) cooperate on a timely basis in the preparation of any response by the other Party to any request for additional information received by such other Party from a Governmental Entity in connection with obtaining the Regulatory Approvals, and shall promptly provide or submit all documentation and information that is required by Law or a Governmental Entity, requested by any Governmental Entity, or necessary or advisable in the opinion of the Parent, acting reasonably, in connection with obtaining the Regulatory Approvals;

(iv)
the Parent and the Company will (and shall cause their respective Subsidiaries to) keep the other Party and its respective counsel fully apprised of all written (including email) and oral communications and all meetings with any Governmental Entity and their staff in relation to the Regulatory Approvals, and will not participate in such communications or meetings without giving the other Party and its counsel the opportunity to participate therein; provided, however, that, subject to Section 5.10(i), where competitively sensitive information may be discussed or communicated, the external legal counsel of the other Party shall be provided with any such communications or information on an external counsel only basis and shall have the right to participate in any such meetings on an external counsel only basis; and

(v)
the Parent and the Company shall (and shall cause their respective Subsidiaries to) make available its Representatives, on the reasonable request of the other Party and its counsel, to assist in obtaining the Regulatory Approvals, including by (A) providing strategic input, including on any materials prepared for obtaining Regulatory Approvals, and (B) responding promptly to requests for support, documents, information, comments or input where reasonably requested by the other Party in connection with the Regulatory Approvals.

(i)
With respect to Sections 5.10(h)(i) and 5.10(h)(iv) above, where a Party (in this Section 5.10 only, the “Disclosing Party”) provides any submissions, communications, information, correspondence, filings, presentations, applications, plans, consent agreements or other documents to the Party (the “Receiving Party”) on an external counsel only basis, the Disclosing Party shall also provide the Receiving Party with a redacted version of any such submissions, communications, information, correspondence, filings, presentations, applications, plans, consent agreements or other documents.

(j)
The Parent and the Company shall not (and shall cause their respective Subsidiaries not to) enter into any transaction, investment, agreement, arrangement or joint venture or take any other action, the effect of which would reasonably be expected to make obtaining the Regulatory Approvals materially more difficult or challenging, or reasonably be expected to materially delay the obtaining of the Regulatory Approvals.

(k)
The Parent and the Company shall use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to defend any judicial or administrative action or similar proceeding instituted (or threatened to be instituted) or pending by or before any Governmental Entity under any Law and to have any such action or proceeding withdrawn or discontinued and any stay, restraining order, injunction or similar order entered by any Governmental Entity vacated, lifted, reversed, or overturned.

5.11	Resignations
Subject to Section 2.17, the Company shall use commercially reasonable efforts to obtain and deliver to the Parent at the Effective Time (a) the resignations and mutual releases, effective as of the Effective Time, of all of the directors of the Company and its Subsidiaries requested by the Parent, in each case, substantially in the form and content of Schedule D hereto, and (b) separation agreements, effective as of the Effective Time, with each member of senior management who will be terminated by the Company as of the Effective Time as requested by the Parent on terms and conditions acceptable to the Company, the Parent, each acting reasonably, and the applicable member of management, provided that each such separation agreement shall (i) be conditional upon consummation of the Arrangement; (ii) be effective as at the Effective Time; (iii) provide for the severance payments payable to such member of management pursuant to such member of management’s employment or consulting arrangements with the Company and applicable Law; (iv) provide for the entitlements payable to such member of management pursuant to the Company Equity Incentive Plans; and (v) contain a mutual release substantially with the content of the mutual release contained in Schedule D hereto.
5.12	Employee Matters
(a)
The Parties acknowledge that the Arrangement will result in a “change of control” (or a term of similar import) for purposes of the Company Equity Incentive Plans and any employment agreements of the Company Employees. From and after the Effective Time, the Parent covenants and agrees to cause the Company and any successor to the Company, to honour, satisfy, pay and fully comply in all material respects with the terms of all existing employment, consulting, indemnification, incentive and bonus (long term and short term), change in control, severance, notice, termination or other compensation arrangements and agreements, and employment and severance obligations of the Company and any of its Subsidiaries that were entered into prior to the date of this Agreement in the ordinary course including any such arrangements, agreements or obligations arising under or in connection with a Company Benefit Plan (or, if not in the ordinary course, have been disclosed to the Parent in Schedule 3.1(s) of the Company Disclosure Letter). Subject to Section 2.17, nothing in this Agreement shall confer upon any person any right to continue in the employ or service of the Parent, the Company or any of their respective Subsidiaries, or affect in any way the right of the Parent, the Company or any of their respective Subsidiaries to terminate his, her or its employment or service, as applicable, at any time. For the avoidance of doubt, the Parties acknowledge and agree, and Parent represents, that the Arrangement will not result in a “change in control” (or a term of similar import) for purposes of the Parent Incentive Plans, Parent Benefit Plans and employment, severance or other compensation arrangements or agreements of the Parent Employees. The Company will make any payments pursuant to this section 5.12 through the payroll systems of the Company. All such amounts required to be paid pursuant to this section 5.12 shall be paid net of any Tax withholding required under applicable Law or in accordance with Section 2.14.

(b)
As soon as practicable following the date hereof and subject to Schedule 5.12 of the Parent Disclosure Letter, the Parent shall provide the Company with a list identifying all expected Non-Continuing Employees. The Parent and the Company shall consult in good faith in determining which Company Employees will be Non-Continuing Employees and the related employee communication plans between the date hereof and the Effective Time.

(c)	Within 30 days of the Effective Time, the Parent shall:
(i)
grant Parent Incentive Awards and target cash-based short-term incentive opportunities to each Continuing Employee that was not granted Company Incentive Awards and cash-based short-term incentive opportunities in the ordinary course in the period between the date hereof and the Effective Time, which Parent Incentive Awards and cash-based short-term incentive opportunities shall have substantially the same value and terms, in the aggregate, as those Company Incentive Awards and cash-based short-term incentive opportunities that such Continuing Employee would have received in the ordinary course during such period; and

(ii)
based on consultations with the Company prior to the Effective Time, grant Parent RSUs, as retention awards, to each holder of Company PSUs who is a Continuing Employee, which Parent RSUs: (A) shall have substantially the same value as the difference in value between: (i) the cash payment the holder would have received for such holder’s Company PSUs held as at the Effective Time if the holder was a Non-Continuing Employee; and (ii) cash payment the holder of such Company PSUs actually received for the Company PSUs held at the Effective Time; and (B) shall vest as to 50% on the first anniversary of the grant date and as to the remaining 50% on the second anniversary of the grant date.

5.13	Pre-Acquisition Reorganization
(a)
The Company agrees that, upon request by the Parent, the Company shall, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (i) effect such reorganizations of the Company’s or its Subsidiaries’ business, operations and assets or such other transactions as the Parent may request, acting reasonably (each a “Pre-Acquisition Reorganization”), (ii) co-operate with the Parent and its advisors in order to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they might most effectively be undertaken; and (iii) reasonably cooperate with the Parent and its advisors to seek to obtain any consents, approvals, waivers or authorizations reasonably required in connection with the Pre-Acquisition Reorganization; provided, however, that the Pre-Acquisition Reorganizations (A) are not prejudicial to the Company or its securityholders and do not result in Taxes being imposed on, or any adverse Tax or other consequences to, Company Shareholders or holders of Company Incentive Awards incrementally greater than the Taxes or other consequences to such Party in connection with the consummation of the Arrangement in the absence of any Pre-Acquisition Reorganization; (B) do not require the Company to obtain the approval of the Company Shareholders or any consent of any third party (including any Regulatory Approval); (C) do not impede, delay or prevent the satisfaction of any other conditions set forth in Article 6; (D) do not impair, impede or delay the consummation of the Arrangement, and would not reasonably be expected to prevent any Person from making a Company Superior Proposal; (E) do not unreasonably interfere with the Company’s operations prior to the Effective Time; (F) do not result in any breach by the Company or any of its Subsidiaries of any Contract or Authorization or any breach by the Company of the Company’s constating documents or by any of its Subsidiaries of their respective organization documents or Law; (G) are to be completed as close as reasonably practicable prior to the Effective Time, and can be unwound in the event the Arrangement is not consummated without adversely affecting the Company or any of its Subsidiaries in any manner; (H) are not required to be completed unless and until the Parent has irrevocably confirmed in writing that all of the conditions in favour of the Parent in Section 6.2 have been either satisfied or waived and that the Parent is prepared to promptly and without condition proceed with the completion of the Arrangement; and (I) do not require any director, Company Employee or agent of the Company to take any action in any capacity other than as a director, Company Employee or agent of the Company.

(b)
The Parent shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization at least thirty (30) days prior to the anticipated Effective Time. Upon receipt of such notice, the Parent and the Company shall work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are necessary (including all corporate documentation required to implement the Pre-Acquisition Reorganization) to give effect to such Pre-Acquisition Reorganization.

(c)
The Parent agrees that any action (and the result of any action) taken by or on behalf of the Company or its Subsidiaries in furtherance of or respect of a Pre-Acquisition Reorganization shall be deemed not to result in any breach of any representation, warranty, covenant or closing condition herein (including where any such Pre-Acquisition Reorganization requires the consent of any third party).

(d)	If the Arrangement is not completed, the Parent shall promptly:
(i)
reimburse the Company and its Subsidiaries for all Taxes, costs and expenses, including reasonable legal fees and disbursements incurred by the Company or its Subsidiaries in respect of a Pre-Acquisition Reorganization, and including all amounts relating to the considering, effecting, voiding, reversing or unwinding of a Pre-Acquisition Reorganization; and

(ii)
indemnify and save harmless the Company, its Subsidiaries and their respective officers, directors, employees, agents, advisors and Representatives from and against any and all liabilities, losses, damages, Taxes, claims, costs, expenses, interest awards, judgments and penalties suffered or incurred by any of them in respect of or as a result of a Pre-Acquisition Reorganization, or to reverse, terminate, modify or unwind any Pre-Acquisition Reorganization.

5.14	Filings
The Parties will cooperate reasonably and in good faith to determine whether the transactions set out in this Agreement and any related transactions are required to be reported to any applicable taxing authority pursuant to section 237.3 or 237.4 of the Tax Act (or any provisions of similar effect) and, if so, the Parties shall cooperate to make such reporting in a comprehensive and timely manner, in the form required by such Law. The Parties may request reasonable representations and warranties from each other to the extent necessary to establish any factual matters relevant to the determination of whether reporting is required and the content of such reporting.
5.15	Access to Information; Confidentiality
(a)
From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford to the Parent and to its Representatives such access as the Parent may reasonably require at all reasonable times, to the Company’s officers, employees, agents, properties, books, records and Contracts (including Tax Returns and Tax work papers), and shall furnish the Parent with all data and information as the Parent may reasonably request, provided that the Company shall not be required to afford such access or furnish such information to the extent that the Company believes, in its reasonable good faith judgment, that doing so would (i) result in the loss of attorney-client, work product or other privilege, (ii) result in the disclosure of any trade secrets of third parties or violate any obligations of the Company or any of the Company’s Subsidiaries with respect to confidentiality to any third party, or otherwise breach, contravene or violate any such effective Contract to which the Company or any Subsidiary of the Company is a party, or (iii) breach, contravene or violate any applicable Law. Without limiting the foregoing, during such period, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford the Parent and its Representatives such access to the Company Employees, the Company Property, the assets of the Company and its Subsidiaries and the data, information and records (including data, information and records relating to Company Employees and such monthly reports with respect to the operations of the Company and its Subsidiaries as the Parent may reasonably request) as is reasonably necessary in order for the Parent to observe the Company’s operations, to facilitate the closing of the Arrangement and the transition of the business of the Company and its Subsidiaries to the Parent, including the right to have Representatives of the Parent on-site at the Company’s mines and processing facilities on the Company Property from time to time at the Parent’s request; and instruct the Representatives of the Company and its Subsidiaries to cooperate with the Parent and its Representatives in its exercise of such rights; provided that any such access shall be during normal business hours upon reasonable advance notice to the Company, under the supervision of the Company’s personnel and in such a manner as not to interfere with the conduct of the Company’s business or any other businesses of the Company; provided further that in no event shall Parent or any of its Representatives be permitted to conduct any invasive or subsurface environmental testing, sampling or investigation of any environmental media or building materials, including the mines or processing facilities on the Company Property. All such access shall be at the sole risk of the Parent and its Representatives, and the Parent shall comply with and cause its Representatives to comply with all of the Company’s policies with regard to health and safety while visiting any mines or processing facilities on the Company Property.

(b)	The Parent and the Company acknowledge and agree that information furnished pursuant to this Section 5.15 shall be subject to the terms and conditions of the Confidentiality Agreement.
5.16	Insurance and Indemnification
(a)
Prior to the Effective Date, the Company shall purchase customary “tail” policies of directors’ and officers’ liability insurance providing protection no less favourable in the aggregate to the protection provided by the policies maintained by the Company and its Subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and the Parent will, or will cause the Company and its Subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date; provided that (i) the Parent shall not be required to pay any amounts in respect of such coverage prior to the Effective Time, and (ii) the cost of such policy shall not exceed 400% of the Company’s current annual aggregate premium for policies currently maintained by the Company or its Subsidiaries; provided that if such insurance can only be obtained at a premium in excess of the aforementioned amount, the Company may purchase such insurance at such excess premium only on commercially reasonable terms and market-based pricing following consultation in good faith with Parent and Parent’s consent (not to be unreasonably withheld, conditioned or delayed).
(b)
The Parent agrees that it shall honour all rights to indemnification or exculpation now existing in favour of present and former officers and directors of the Company and its Subsidiaries, and acknowledges that such rights shall survive the completion of the Plan of Arrangement and shall continue in full force and effect for a period of not less than six (6) years from the Effective Date.

(c)
If the Company or the Parent or any of their respective successors or assigns shall (i) amalgamate, consolidate with or merge or wind-up into any other person and shall not be the continuing or surviving corporation or entity; or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns and transferees of the Company or the Parent, as the case may be, shall assume all of the obligations of the Company or the Parent, as applicable, set forth in this Section 5.16.

(d)
The provisions of this Section 5.16 are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose, the Company hereby confirms that it is acting as agent on their behalf. Furthermore, this Section 5.16 shall survive the termination of this Agreement as a result of the occurrence of the Effective Date for a period of six years.

5.17	Parent Charter Amendment
Prior to the Effective Time, and subject to obtaining the Parent Stockholder Approvals, Parent shall file with the Secretary of State of the State of Delaware the Parent Charter Amendment.
ARTICLE 6
CONDITIONS
6.1	Mutual Conditions Precedent
The obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived, in whole or in part, with the mutual consent of the Parties:
(a)	the Arrangement Resolution shall have been approved and adopted by the Company Shareholders at the Company Meeting in accordance with the Interim Order;
(b)
the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either the Company or the Parent, each acting reasonably, on appeal or otherwise;

(c)
the Parent Stockholder Approvals shall have been obtained in accordance with the rules of the NYSE (with respect to the Parent Stock Issuance) and the DGCL (with respect to the Parent Charter Amendment) at the Parent Meeting;

(d)	the Parent Charter Amendment shall have been duly filed with the Secretary of State of the State of Delaware and be in full force and effect;
(e)	no Law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Parent from consummating the Arrangement;
(f)	the Consideration Shares to be issued pursuant to this Agreement shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof;

(g)
the distribution of the Consideration Shares shall be exempt from the prospectus and registration requirements of applicable Canadian securities laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces and territories of Canada or by virtue of applicable exemptions under Canadian Securities Laws and shall not be subject to resale restrictions under applicable Canadian Securities Laws;

(h)
the Consideration Shares to be issued pursuant to the Arrangement shall have been approved for listing on the NYSE (subject only to official notice of issuance) and TSX (subject only to customary conditions);

(i)	the Required Regulatory Approvals shall have been obtained and shall not have been modified or rescinded; and
(j)	this Agreement shall not have been terminated in accordance with its terms.
6.2	Additional Conditions Precedent to the Obligations of the Parent and Purchaser
The obligation of the Parent and Purchaser to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Parent and Purchaser and may be waived by the Parent, in whole or in part, at any time):
(a)
all covenants of the Company under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Company in all material respects and the Parent shall have received a certificate of the Company addressed to the Parent and dated the Effective Date, signed on behalf of the Company by a senior executive officer of the Company (on the Company’s behalf and without personal liability), confirming the same as of the Effective Date;

(b)
(i) the representations and warranties of the Company set forth in this Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality or Company Material Adverse Effect qualifications contained in them, as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties of the Company set forth in Sections 3.1(a) [Organization and Qualification], 3.1(b) [Authority Relative to this Agreement], 3.1(c)(i)(A)(1) [No Conflict – No Violation of Constating Documents] and 3.1(t)(v) [Absence of Certain Changes or Events – No Company Material Adverse Effect] shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time, and (iii) the representations and warranties of the Company set forth in Sections 3.1(d) [Subsidiaries], 3.1(g) [Capitalization and Listing] and 3.1(jj) [Brokers] shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted hereunder) as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and the Parent shall have received a certificate of the Company addressed to the Parent and dated the Effective Date, signed on behalf of the Company by a senior executive officer of the Company (on the Company’s behalf and without personal liability), confirming the same;

(c)	between the date hereof and the Effective Time, there shall not have occurred a Company Material Adverse Effect that is continuing as of the Effective Time; and
(d)	Dissent Rights shall not have been exercised (or, if exercised, not withdrawn) with respect to more than 5% of the issued and outstanding Company Shares.

6.3	Additional Conditions Precedent to the Obligations of the Company
The obligation of the Company to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Company and may be waived by the Company, in whole or in part, at any time):
(a)
all covenants of the Parent under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Parent in all material respects and the Company shall have received a certificate of the Parent, addressed to the Company and dated the Effective Date, signed on behalf of the Parent by a senior executive officer (on the Parent’s behalf and without personal liability), confirming the same as of the Effective Date;

(b)
(i) the representations and warranties of the Parent set forth in this Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality or Parent Material Adverse Effect qualifications contained in them, as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects would not reasonably be expected to have a Parent Material Adverse Effect; (ii) the representations and warranties of the Parent set forth in Sections 4.1(a) [Organization and Qualification], 4.1(b) [Authority Relative to this Agreement], 4.1(c)(i)(A)(1) [No Conflict – No Violation of Constating Documents], and 4.1(s)(v) [Absence of Certain Changes or Events – No Parent Material Adverse Effect] shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time, and (iii) the representations and warranties of the Parent set forth in Sections 4.1(d) [Subsidiaries], 4.1(g) [Capitalization and Listing] and 4.1(hh) [Brokers] shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted hereunder) as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and the Company shall have received a certificate of the Parent addressed to the Company and dated the Effective Date, signed on behalf of the Parent by a senior executive officer of the Parent (on the Parent’s behalf and without personal liability), confirming the same;

(c)
the Parent shall have deposited, or caused to be deposited, with the Depositary sufficient Parent Shares to satisfy its obligations under Section 2.12, and the Depositary shall have confirmed to the Company its receipt of such Parent Shares;

(d)	between the date hereof and the Effective Time, there shall not have occurred a Parent Material Adverse Effect that is continuing as of the Effective Time; and
(e)	the Company Director Nominees (to the extent they consented to their appointment) shall have been appointed to the Parent Board effective as of the Effective Time.
6.4	Satisfaction of Conditions
The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied at the Effective Time. For greater certainty, and notwithstanding the terms of any escrow arrangement entered into between the Parent and the Depositary, all Parent Shares held in escrow by the Depositary pursuant to Section 2.12 shall be released from escrow at the Effective Time without any further act or formality required on the part of any Person.

ARTICLE 7
ADDITIONAL AGREEMENTS OF THE COMPANY REGARDING
ACQUISITION PROPOSALS
7.1	Non-Solicitation by the Company
(a)
Except as expressly provided in this Article 7, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.2, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize any of their respective Representatives to:

(i)
solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any of its Subsidiaries) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal;

(ii)
engage or participate in any discussions or negotiations with any Person (other than the Parent or its affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, provided that the Company may (A) advise any Person of the restrictions of this Agreement, (B) clarify the terms of any proposal in order to determine if it is or may reasonably be expected to result in a Company Superior Proposal, and (C) advise any Person making an Acquisition Proposal that the Company Board has determined that such Acquisition Proposal does not constitute, or is not reasonably expected to result in, a Company Superior Proposal; or

(iii)
(A) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (B) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, (C) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within ten (10) business days after Parent’s written request that the Company or the Company Board of Directors do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Parent, such rejection of such Acquisition Proposal) and reaffirm the Company Board Recommendation within such ten (10) business day period (or, with respect to any Acquisition Proposals or material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last ten (10) days prior to the then-scheduled Company Meeting, fail to take the actions referred to in this clause (iii), with references to the applicable ten (10) business day period being replaced with three (3) business days), (D) fail to include the Company Board Recommendation in the Company Circular, (E) approve or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an acceptable confidentiality agreement entered into in accordance with Section 7.3(d)) or (F) commit or agree to do any of the foregoing (any act described in clauses (A), (B), (C), (D), (E) or (F) (to the extent related to the foregoing clauses (A), (B), (C), (D) or (E)) a “Company Change in Recommendation”).

(b)
The Company shall, and shall cause its Subsidiaries and direct their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person (other than the Parent or its affiliates) with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal and, in connection therewith, the Company will discontinue access to any of its and its Subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by this Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its Subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding the Company and its Subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights). The Company shall not, and shall not authorize or permit any of its Subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of this Agreement shall not be a violation of this Section 7.1(b), or terminate, modify, amend or waive the terms thereof).
(c)
For the avoidance of doubt, any violation of the restrictions set forth in this Section 7.1 by the Company Board (including any committee thereof), by any of the Company’s officers, by any of the Company’s other affiliates or by any of their respective Representatives shall be a breach of this Section 7.1 by the Company.

7.2	Notification of Acquisition Proposals
If the Company or any of its Subsidiaries or any of their respective Representatives receives (x) any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal or (y) any request for non-public information relating to the Company or any of its Subsidiaries or access to the properties, books or records of the Company or any Subsidiary in connection with any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal, then the Company shall promptly notify the Parent orally and then as soon as reasonably practicable thereafter (and, in any event, within twenty-four (24) hours) in writing of such Acquisition Proposal, inquiry, proposal, offer or request and shall indicate the identity of the Person or group of Persons making such proposal, inquiry or contact and all material terms and conditions thereof and shall provide a copy of any such Acquisition Proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto. The Company shall keep the Parent promptly (and in any event within 24 hours) informed of the status and any change to the material terms, of any such Acquisition Proposal, inquiry, proposal, offer or request. The Company agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Company from providing any information to the Parent in accordance with, or otherwise complying with, this Article 7.
7.3	Responding to Acquisition Proposals
Notwithstanding Section 7.1, if, prior to the approval of the Arrangement Resolution by the Company Shareholders, the Company receives a bona fide written Acquisition Proposal, the Company may (x) engage in or participate in discussions and negotiations with the Person or group of Persons making such Acquisition Proposal, and (y) provide such Person or group of Persons non-public information relating to the Company or any of its Subsidiaries or access to the properties, books or records of the Company or any Subsidiary, if and only if:
(a)
the Company Board first determines, in good faith after consultation with the Company’s legal and financial advisors, that such Acquisition Proposal constitutes or would reasonably be expected to constitute or lead to a Company Superior Proposal and has provided the Parent with written notice of such determination;

(b)
the Company Board first determines, in good faith after consultation with the Company’s legal and financial advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with its fiduciary duties under applicable Law;

(c)	such Acquisition Proposal did not result from a breach of Section 7.1 by the Company in any material respect; and
(d)
prior to providing any such copies, access or disclosures, (i) the Company enters into a confidentiality agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the Confidentiality Agreement, (ii) the Company provides the Parent with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such Person shall have already been or shall concurrently be provided to the Parent.

7.4	Superior Proposals and Right to Match
(a)
Notwithstanding any other provision of this Agreement, if, prior to the approval of the Arrangement Resolution by the Company Shareholders, the Company receives a bona fide written Acquisition Proposal that the Company Board (after consultation with the Company’s legal and financial advisors) determines in good faith constitutes a Company Superior Proposal, the Company Board may make a Company Change in Recommendation and/or enter into a definitive agreement (a “Company Proposed Agreement”) with respect to such Company Superior Proposal if and only if:

(i)	such Acquisition Proposal did not result from a breach of Section 7.1 by the Company in any material respect;
(ii)
prior to making a Company Change in Recommendation and/or entering into a Company Proposed Agreement, the Company has provided the Parent with a notice in writing (a “Superior Proposal Notice”), which notice shall contain (A) a statement that the Company Board has determined such Acquisition Proposal constitutes a Company Superior Proposal, (B) the value in financial terms that the Company Board has determined should be ascribed to any non-cash consideration offered under such Company Superior Proposal, (C) a copy of any Company Proposed Agreement relating to such Company Superior Proposal, and (D) copies of any material financing documents provided to the Company in connection therewith (with customary redactions);

(iii)	at least five business days (the “Matching Period”) shall have elapsed from the date that the Parent received the Superior Proposal Notice from the Company;
(iv)	during the Matching Period, the Parent shall have had the opportunity (but not the obligation) to amend the terms of the Arrangement in accordance with Section 7.4(b);
(v)
after the Matching Period, the Company Board (after consultation with the Company’s legal and financial advisors) has determined in good faith that such Acquisition Proposal continues to constitute a Company Superior Proposal compared to any proposed amendments to the terms of the Arrangement by the Parent; and

(vi)
prior to or concurrently with entering into such Company Proposed Agreement, the Company shall have terminated this Agreement pursuant to Section 9.2(a)(iv)(C) and shall have paid to the Parent the Company Termination Payment pursuant to Section 9.4(c)(ii).

(b)
The Company acknowledges and agrees that, during the Matching Period, (i) the Parent shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement, (ii) the Company shall negotiate in good faith with the Parent regarding any amendments that the Parent may propose to the terms of the Arrangement as would enable the Parent to proceed with the Arrangement and any related transactions on such amended terms, and (iii) the Company Board shall review any proposal by the Parent to amend the terms of the Arrangement in order to determine in good faith whether such proposal, if implemented in accordance with its terms, would result in the Acquisition Proposal previously constituting a Company Superior Proposal ceasing to constitute a Company Superior Proposal compared to the proposed amendments to the terms of the Arrangement. If the Company Board determines that such Acquisition Proposal would cease to constitute a Company Superior Proposal as compared to the proposed amendments to the terms of the Arrangement, the Company and the Parent will promptly amend this Agreement and the Plan of Arrangement to reflect such proposed amendments.

(c)
The Company Board shall promptly reaffirm the Company Board Recommendation by press release after: (i) any Acquisition Proposal which the Company Board determines not to constitute a Company Superior Proposal is publicly announced; or (ii) the Company Board determines that a proposed amendment to the terms of the Arrangement pursuant to Section 7.4(b) would result in any Acquisition Proposal which has been publicly announced no longer constituting a Company Superior Proposal. The Parent and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the Company, acting reasonably.

(d)
Nothing contained in this Agreement shall prohibit the Company Board from responding through a directors’ circular or otherwise as required by applicable Securities Laws to an Acquisition Proposal that it determines is not a Company Superior Proposal if: (i) in the good faith judgment of the Company Board, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with its fiduciary duties or such disclosure is otherwise required by applicable Law, (ii) the Company provides each of the Parent and its legal counsel with a reasonable opportunity to review and comment on the form and content of any such disclosure, including but not limited to the directors’ circular or otherwise, and (iii) the Company considers all reasonable amendments to such disclosure as requested by the Parent and its legal counsel, acting reasonably. Nothing in this Agreement shall prevent the Company Board from (i) calling and holding a meeting of Company Shareholders requisitioned by Company Shareholders in accordance with the BCBCA, or (ii) calling and holding a meeting of Company Shareholders ordered to be held by a court in accordance with Law.

(e)
Each successive amendment or modification of any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions thereof, shall constitute a new Acquisition Proposal for the purposes of this Section 7.4 (except that the Matching Period in respect of any such successive amendment or modification shall be two business days).

ARTICLE 8
ADDITIONAL AGREEMENTS OF THE PARENT REGARDING ACQUISITION PROPOSALS
8.1	Non-Solicitation by the Parent
(a)
Except as expressly provided in this Article 8, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.2, the Parent shall not, and shall cause its Subsidiaries not to, and shall not authorize any of their respective Representatives to:

(i)
solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Parent or any of its Subsidiaries) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal;

(ii)
engage or participate in any discussions or negotiations with any Person (other than the Company or its affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, provided that the Parent may (A) advise any Person of the restrictions of this Agreement, (B) clarify the terms of any proposal in order to determine if it is or may reasonably be expected to result in a Parent Superior Proposal, and (C) advise any Person making an Acquisition Proposal that the Parent Board has determined that such Acquisition Proposal does not constitute, or is not reasonably expected to result in, a Parent Superior Proposal; or

(iii)
(A) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (B) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to the Company, the Parent Board Recommendation, (C) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal within ten (10) business days after the Company’s written request that the Parent or the Parent Board of Directors do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Company, such rejection of such Acquisition Proposal) and reaffirm the Parent Board Recommendation within such ten (10) business day period (or, with respect to any Acquisition Proposals or material amendments, revisions or changes to the terms of any such previously publicly disclosed Acquisition Proposal that are publicly disclosed within the last ten (10) days prior to the then-scheduled Parent Meeting, fail to take the actions referred to in this clause (iii), with references to the applicable ten (10) business day period being replaced with three (3) business days), (D) fail to include the Parent Board Recommendation in the Parent Proxy Statement, (E) approve or authorize, or cause or permit the Parent or any

Parent Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an acceptable confidentiality agreement entered into in accordance with Section 8.3(d)) or (F) commit or agree to do any of the foregoing (any act described in clauses (A), (B), (C), (D), (E) or (F) (to the extent related to the foregoing clauses (A), (B), (C), (D) or (E)) a “Parent Change in Recommendation”).
(b)
The Parent shall, and shall cause its Subsidiaries and direct their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person (other than the Company or its affiliates) with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal and, in connection therewith, the Parent will discontinue access to any of its and its Subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by this Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its Subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding the Parent and its Subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights). The Parent shall not, and shall not authorize or permit any of its Subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of this Agreement shall not be a violation of this Section 8.1(b)), or terminate, modify, amend or waive the terms thereof.

(c)
For the avoidance of doubt, any violation of the restrictions set forth in this Section 8.1 by the Parent Board (including any committee thereof), by any of the Parent’s officers, by any of the Parent’s other affiliates or by any of their respective Representatives shall be a breach of this Section 8.1 by the Parent.

8.2	Notification of Acquisition Proposals
If the Parent or any of its Subsidiaries or any of their respective Representatives receives (x) any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal or (y) any request for non-public information relating to the Parent or any of its Subsidiaries or access to the properties, books or records of the Parent or any Subsidiary in connection with any inquiry, proposal or offer that constitutes or could reasonably be expected to constitute or lead to an Acquisition Proposal, then the Parent shall promptly notify the Company orally and then as soon as reasonably practicable thereafter (and, in any event, within twenty-four (24) hours) in writing of such Acquisition Proposal, inquiry, proposal, offer or request and shall indicate the identity of the Person or group of Persons making such proposal, inquiry or contact and all material terms and conditions thereof and shall provide a copy of any such Acquisition Proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto. The Parent shall keep the Company promptly (and in any event within 24 hours) informed of the status and any change to the material terms, of any such Acquisition Proposal, inquiry, proposal, offer or request. The Parent agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Parent from providing any information to Company in accordance with, or otherwise complying with, this Article 8.
8.3	Responding to Acquisition Proposals
Notwithstanding Section 8.1, if, prior to the Parent Stockholder Approvals, the Parent receives a bona fide written Acquisition Proposal, the Parent may (x) engage in or participate in discussions and negotiations with the Person or group of Persons making such Acquisition Proposal, and (y) provide such Person or group of Persons non-public information relating to the Parent or any of its Subsidiaries or access to the properties, books or records of the Parent or any Subsidiary, if and only if:

(a)
the Parent Board first determines, in good faith after consultation with the Parent’s legal and financial advisors, that such Acquisition Proposal constitutes or would reasonably be expected to constitute or lead to a Parent Superior Proposal and has provided the Company with written notice of such determination;

(b)
the Parent Board first determines, in good faith after consultation with the Parent’s legal and financial advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with its fiduciary duties or such disclosure is otherwise required by applicable Law;

(c)	such Acquisition Proposal did not result from a breach of Section 8.1 by the Parent in any material respect; and
(d)
prior to providing any such copies, access or disclosures, (i) the Parent enters into a confidentiality agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the Confidentiality Agreement, (ii) the Parent provides the Company with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such Person shall have already been or shall concurrently be provided to the Company.

8.4	Superior Proposals and Right to Match
(a)
Notwithstanding any other provision of this Agreement, if, prior to the Parent Stockholder Approvals, the Parent receives a bona fide written Acquisition Proposal that the Parent Board (after consultation with the Parent’s legal and financial advisors) determines in good faith constitutes a Parent Superior Proposal, the Parent Board may make a Parent Change in Recommendation and/or enter into a definitive agreement (a “Parent Proposed Agreement”) with respect to such Parent Superior Proposal if and only if:

(i)	such Acquisition Proposal did not result from a breach of Section 8.1 by the Parent in any material respect;
(ii)
prior to making a Parent Change in Recommendation and/or entering into a Parent Proposed Agreement, the Parent has provided the Company with a notice in writing (a “Parent Superior Proposal Notice”), which notice shall contain (A) a statement that the Parent Board has determined such Acquisition Proposal constitutes a Parent Superior Proposal, (B) the value in financial terms that the Parent Board has determined should be ascribed to any non-cash consideration offered under such Parent Superior Proposal, (C) a copy of any Parent Proposed Agreement relating to such Parent Superior Proposal, and (D) copies of any material financing documents provided to the Parent in connection therewith (with customary redactions);

(iii)	at least five business days (the “Parent Matching Period”) shall have elapsed from the date that the Company received the Parent Superior Proposal Notice from the Parent;
(iv)	during the Parent Matching Period, the Company shall have had the opportunity (but not the obligation) to amend the terms of the Arrangement in accordance with Section 8.4(b);
(v)
after the Parent Matching Period, the Parent Board (after consultation with the Parent’s legal and financial advisors) has determined in good faith that such Acquisition Proposal continues to constitute a Parent Superior Proposal compared to any proposed amendments to the terms of the Arrangement by the Company; and

(vi)
prior to or concurrently with entering into such Parent Proposed Agreement, the Parent shall have terminated this Agreement pursuant to Section 9.2(a)(iii)(C) and shall have paid to the Company the Parent Termination Payment pursuant to Section 9.4(e)(ii).

(b)
The Parent acknowledges and agrees that, during the Parent Matching Period, (i) the Company shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement, (ii) the Parent shall negotiate in good faith with the Company regarding any amendments that the Company may propose to the terms of the Arrangement as would enable the Company to proceed with the Arrangement and any related transactions on such amended terms, and (iii) the Parent Board shall review any proposal by the Parent to amend the terms of the Arrangement in order to determine in good faith whether such proposal, if implemented in accordance with its terms, would result in the Acquisition Proposal previously constituting a Parent Superior Proposal ceasing to constitute a Parent Superior Proposal compared to the proposed amendments to the terms of the Arrangement. If the Parent Board determines that such Acquisition Proposal would cease to constitute a Parent Superior Proposal as compared to the proposed amendments to the terms of the Arrangement, the Parent and the Company will promptly amend this Agreement and the Plan of Arrangement to reflect such proposed amendments.
(c)
The Parent Board shall promptly reaffirm the Parent Board Recommendation by press release after: (i) any Acquisition Proposal which the Parent Board determines not to constitute a Parent Superior Proposal is publicly announced; or (ii) the Parent Board determines that a proposed amendment to the terms of the Arrangement pursuant to Section 8.4(b) would result in any Acquisition Proposal which has been publicly announced no longer constituting a Parent Superior Proposal. The Company and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the Parent, acting reasonably.

(d)
Nothing in this Agreement shall prevent the Parent Board from (i) calling and holding a meeting of the Parent Stockholders requisitioned by the Parent Stockholders in accordance the Parent’s constating documents, (ii) calling and holding a meeting of the Parent Stockholders ordered to be held by a court in accordance with Law, (iii) disclosing to the Parent Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or other disclosure required to be made in the Parent Proxy Statement by applicable laws, and (iv) making any “stop, look and listen” communication to the Parent Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or any similar statement in response to any publicly disclosed Acquisition Proposal; provided that any “stop, look and listen” statement, or any such similar statement also includes an express reaffirmation of the Parent Board Recommendation.

(e)
Each successive amendment or modification of any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Parent Stockholders or other material terms or conditions thereof, shall constitute a new Acquisition Proposal for the purposes of this Section 8.4 (except that the Matching Period in respect of any such successive amendment or modification shall be two business days).

ARTICLE 9
TERM, TERMINATION, AMENDMENT AND WAIVER
9.1	Term
This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
9.2	Termination
(a)	This Agreement may be terminated at any time prior to the Effective Time:
(i)	by mutual written agreement of the Company and the Parent;
(ii)	by either the Company or the Parent, if:
(A)
the Effective Time shall not have occurred on or before May 15, 2026 (the “Initial Outside Date” and as may be extended pursuant to this Section 9.2(a)(ii)(A), the “Outside Date”); provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 6.1(i) and (y) all other conditions in Article 6 have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Effective Time, each of which is capable of being satisfied at the Effective Time) or (to the extent permitted by Law) waived, the Outside Date will be August 15, 2026; provided, further that the right to terminate this Agreement under this Section 9.2(a)(ii)(A) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the Outside Date;
(B)
after the date hereof, there shall have been enacted, made or enforced any applicable Law (or any applicable Law shall have been amended) that makes consummation of the Arrangement illegal or otherwise prohibited or enjoins the Company or the Parent from consummating the Arrangement and such applicable Law, prohibition or enjoinment shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 9.2(a)(ii)(B) has used its commercially reasonable efforts, as applicable and to the extent required by Section 5.10, to appeal or overturn such law or otherwise have it lifted or rendered non-applicable in respect of the Arrangement, and provided further that the enactment, making, enforcement or amendment of such Law was not primarily due to the failure of such Party to perform any of its covenants or agreements hereunder;

(C)
the Company Shareholder Approval shall not have been obtained at the Company Meeting (or any adjournment(s) or postponement(s) thereof) in accordance with the Interim Order, except that the right to terminate this Agreement under this Section 9.2(a)(ii)(C) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under this Agreement has been the cause of, or resulted in, the failure to receive the Company Shareholder Approval; or

(D)
the Parent Stockholder Approvals shall not have been obtained at the Parent Meeting (or any adjournment(s) or postponement(s) thereof) in accordance with applicable Law, except that the right to terminate this Agreement under this Section 9.2(a)(ii)(D) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under this Agreement has been the cause of, or resulted in, the failure to receive the Parent Stockholder Approvals; or

(iii)	by the Parent, if:
(A)	(1) there is a Company Change in Recommendation or (2) the Company shall have breached Section 7.1 in any material respect;
(B)
subject to compliance with Section 9.3, (x) a breach of any representation or warranty, or (y) failure to perform any covenant or agreement on the part of the Company set forth in this Agreement (other than Section 7.1), in each case, shall have occurred that would cause the conditions set forth in Sections 6.1 or 6.2 not to be satisfied, and (i) such breach or failure is incapable of being cured prior to the Outside Date or, (ii) if such breach is capable of being cured, is not cured by the time provided in Section 9.3(b); provided that the Parent is not then in breach of this Agreement so as to cause any condition in Sections 6.1 or 6.3 not to be satisfied; or

(C)
prior to the Parent Stockholder Approvals, the Parent wishes to enter into a Parent Proposed Agreement with respect to a Parent Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 8.3); provided that the Parent is then in compliance with Article 8 in all material respects and that, prior to or concurrently with such termination, the Parent pays the Parent Termination Payment pursuant to Section 9.4(e); or

(iv)	by the Company, if:
(A)	(1) there is a Parent Change in Recommendation or (2) the Parent shall have breached Section 8.1 in any material respect;

(B)
subject to compliance with Section 9.3, (x) a breach of any representation or warranty, or (y) failure to perform any covenant or agreement on the part of the Parent set forth in this Agreement (other than in Section 8.1), in each case, shall have occurred that would cause the conditions set forth in Sections 6.1 or 6.3 not to be satisfied, and (i) such breach or failure is incapable of being cured prior to the Outside Date or, (ii) if such breach is capable of being cured, is not cured by the time provided in Section 9.3(b); provided that the Company is not then in breach of this Agreement so as to cause any condition in Sections 6.1 or 6.2 not to be satisfied; or

(C)
prior to the approval of the Arrangement Resolution, the Company wishes to enter into a Company Proposed Agreement with respect to a Company Superior Proposal (other than a confidentiality and standstill agreement permitted by Section 7.3); provided that the Company is then in compliance with Article 7 in all material respects and that, prior to or concurrently with such termination, the Company pays the Company Termination Payment pursuant to Section 9.4(c).

(b)
The Party desiring to terminate this Agreement pursuant to this Section 9.2 (other than pursuant to Section 9.2(a)(i)) shall give notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

(c)
If this Agreement is terminated pursuant to Section 9.1 or Section 9.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that: (i) in the event of termination under Section 9.1 as a result of the Effective Time occurring, the provisions of this Section 9.2(c) and Sections 2.15, 5.12, 5.13, 5.16, 10.1,10.2, 10.3, 10.5, 10.6 and 10.10 and all related definitions set forth in Section 1.1 shall survive for a period of six (6) years thereafter; and (ii) in the event of termination under Section 9.2, the provisions of this Section 9.2(c) and Sections 5.13, 9.4, 10.2, 10.3, 10.4, 10.5 and 10.6 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement shall survive indefinitely; provided that, subject to Section 9.4(h), neither Party shall be relieved or released from any liabilities or damages arising out of fraud or wilful breach by it of any provision of this Agreement.

9.3	Notice and Cure
(a)
Each Party shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to:

(i)	cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect from the date hereof to the Effective Time; or
(ii)	result in the failure to comply with or satisfy any agreement, covenant or condition to be complied with or satisfied by such Party hereunder prior to the Effective Time, provided, however, that the delivery of any notice pursuant to this Section 9.3 shall not limit or otherwise affect the representations, warranties, covenants and agreements of the Parties (or remedies available hereunder to the Party receiving that notice) or the conditions to the obligations of the Parties under this Agreement.
(b)
No Party may elect to terminate this Agreement pursuant to the conditions set forth herein or any termination right arising therefrom under Section 9.2(a)(iii)(B) or Section 9.2(a)(iv)(B), as applicable, and no payments are payable as a result of such termination pursuant to Section 9.4 unless, prior to the Effective Date, the Party seeking to terminate this Agreement has delivered a written notice to the other Party indicating its intention to terminate this Agreement specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for termination. After delivering such notice, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may terminate this Agreement for the reasons set out in such written notice until the earlier of the Outside Date and the expiration of a period of fifteen (15) business days from the date of such notice.

If such notice is delivered prior to the date of the Company Meeting, the Company may postpone or adjourn the Company Meeting to the earlier of a date that is five business days prior to the Outside Date and the date that is fifteen (15) business days following the delivery of such notice.
9.4	Termination Payments
(a)
Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Party incurring such fees, costs or expenses, whether or not the Arrangement is consummated.

(b)	For the purposes of this Agreement, “Company Termination Payment Event” means the termination of this Agreement:
(i)	by the Parent pursuant to Section 9.2(a)(iii)(A) [Company Change in Recommendation or Material Breach of Non-Solicitation];
(ii)	by the Company pursuant to Section 9.2(a)(iv)(C) [Company Superior Proposal]; or
(iii)
by either Party pursuant to Section 9.2(a)(ii)(A) [Outside Date] or by either Party pursuant to Section 9.2(a)(ii)(C) [Company Shareholder Approval] or by the Parent pursuant to Section 9.2(a)(iii)(B) [Company Breach of Representations and Warranties or Covenants], but, in each case, only if (A) prior to such termination, a bona fide Acquisition Proposal in respect of the Company shall have been made to the Company and publicly announced by any Person making the Acquisition Proposal (other than the Parent or its affiliates), (B) such Acquisition Proposal has not expired or been withdrawn at least five business days prior to the Company Meeting, and (C) within 12 months following the date of such termination, either (1) the Company or one or more of its Subsidiaries enters into a definitive agreement in respect of an Acquisition Proposal other than a confidentiality agreement permitted by Section 7.3 (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clauses (A) and (B) above) and such Acquisition Proposal is subsequently consummated (whether or not within such 12-month period), or (2) an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clauses (A) and (B) above) is consummated (and, for purposes of this Section 9.4(b)(iii), the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that any reference to “20%” therein shall be deemed to be a reference to “50%”).

(c)
If a Company Termination Payment Event occurs, the Company shall pay the Company Termination Payment to the Parent, or as the Parent may direct, as liquidated damages in consideration for the loss of the Parent’s rights under this Agreement, by wire transfer of immediately available funds, as follows:

(i)	if the Company Termination Payment is payable pursuant to Section 9.4(b)(i), the Company Termination Payment shall be payable within two (2) business days following such termination;
(ii)	if the Company Termination Payment is payable pursuant to Section 9.4(b)(ii), the Company Termination Payment shall be payable prior to or concurrently with such termination; or
(iii)
if the Company Termination Payment is payable pursuant to Section 9.4(b)(iii), the Company Termination Payment shall be payable concurrently with the consummation of the Acquisition Proposal referred to therein.

(d)	For purposes of this Agreement, “Parent Termination Payment Event” means the termination of this Agreement:
(i)	by the Company pursuant to Section 9.2(a)(iv)(A) [Parent Change in Recommendation or Material Breach of Non-Solicitation];
(ii)	by the Parent pursuant to Section 9.2(a)(iii)(C) [Parent Superior Proposal]; or
(iii)	by either Party pursuant to Section 9.2(a)(ii)(A) [Outside Date] or by either Party pursuant to Section 9.2(a)(ii)(D) [Parent Stockholder Approvals] or by the Company pursuant to

Section 9.2(a)(iv)(B) [Parent Breach of Representations and Warranties or Covenants], but, in each case, only if (A) prior to such termination, a bona fide Acquisition Proposal in respect of the Parent shall have been made to the Parent and publicly announced by any Person making the Acquisition Proposal (other than the Company or its affiliates), (B) such Acquisition Proposal has not expired or been withdrawn at least five business days prior to the Parent Meeting, and (C) within 12 months following the date of such termination, either (1) the Parent or one or more of its Subsidiaries enters into a definitive agreement in respect of an Acquisition Proposal other than a confidentiality agreement permitted by Section 8.3 (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clauses (A) and (B) above) and such Acquisition Proposal is subsequently consummated (whether or not within such 12-month period), or (2) an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clauses (A) and (B) above) is consummated (and, for purposes of this Section 9.4(d)(iii), the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that any reference to “20%” therein shall be deemed to be a reference to “50%”).
(e)
If a Parent Termination Payment Event occurs, the Parent shall pay the Parent Termination Payment to the Company, or as the Company may direct, as liquidated damages in consideration for the loss of the Company’s rights under this Agreement, by wire transfer of immediately available funds, as follows:

(i)	if the Parent Termination Payment is payable pursuant to Section 9.4(d)(i), the Parent Termination Payment shall be payable within two (2) business days following such termination;
(ii)	if the Parent Termination Payment is payable pursuant to Section 9.4(d)(ii), the Parent Termination Payment shall be payable prior to or concurrently with such termination; or
(iii)
if the Parent Termination Payment is payable pursuant to Section 9.4(d)(iii), the Parent Termination Payment shall be payable concurrently with the consummation of the Acquisition Proposal referred to therein.

(f)
In the event that either Party terminates this Agreement pursuant to Section 9.2(a)(ii)(C) [Company Shareholder Approval], and no Company Change in Recommendation has occurred, the Company shall reimburse the Parent in respect of the reasonable and documented expenses of the Parent’s third party Representatives incurred in respect of the Arrangement and this Agreement up to a maximum amount of $33,965,000. Such reimbursement shall be made by wire transfer in immediately available funds within three business days following the later of (a) such termination and (b) the date on which reasonable documentation evidencing the expenses incurred has been delivered to the Company by the Company to an account specified by the Parent. Each of the Parties hereby acknowledges that in the event the Company Termination Payment is paid by the Company in accordance with Section 9.4(b), this Section 9.4(f) shall not apply and no reimbursement under this Section 9.4(f) shall be payable by the Company.

(g)
In the event that either Party terminates this Agreement pursuant to Section 9.2(a)(ii)(D) [Parent Stockholder Approvals], and no Parent Change in Recommendation has occurred, the Parent shall reimburse to the Company in respect of the reasonable and documented expenses of the Company’s third party Representatives incurred in respected of the Arrangement and this Agreement up to a maximum amount of $33,965,000. Such reimbursement shall be made by wire transfer in immediately available funds within three business days following the later of (a) such termination and (b) the date on which reasonable documentation evidencing the expenses incurred has been delivered to the Parent by the Company to an account specified by the Company. Each of the Parties hereby acknowledges that in the event the Parent Termination Payment is paid by the Parent in accordance with Section 9.4(d), this Section 9.4(g) shall not apply and no reimbursement under this Section 9.4(g) shall be payable by the Parent.

(h)
Each of the Parties acknowledges that the agreements contained in this Section 9.4 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement. Each Party acknowledges that all of the payment amounts set out in this Section 9.4 are payments in consideration for the disposition of rights of the Party entitled to receive such payments, and that the amounts set out in this Section 9.4 are payments of liquidated damages which are a genuine pre-estimate of the damages, which the Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, each Party agrees that, (a) upon any termination of this Agreement under circumstances where the Parent is entitled to the Company Termination Payment and the Company Termination Payment is paid in full, such payment shall be the sole and exclusive remedy of the Parent in respect of the event giving rise to such payment and the Parent shall be precluded from any other remedy against the Company at Law or in equity or otherwise (including damages, injunctive relief or specific performance) and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, and (b) upon any termination of this Agreement under circumstances where the Company is entitled to the Parent Termination Payment and the Parent Termination Payment is paid in full, such payment shall be the sole and exclusive remedy of the Company in respect of the event giving rise to such payment and the Company shall be precluded from any other remedy against the Parent at Law or in equity or otherwise (including damages, injunctive relief or specific performance) and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Parent or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby; provided, however, that the foregoing limitations shall not apply in the event of fraud or a wilful breach by the Company or the Parent of their respective obligations under this Agreement, as applicable. For clarity, nothing contained in this Section 9.4(h) shall preclude the Company or the Parent from seeking injunctive relief against the other party in accordance with Section 10.4 to restrain the breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of such acts, covenants or agreements, without the necessity of posting a bond or security in connection therewith.
(i)
For the avoidance of doubt: (a) in no event shall the Company be obligated to pay the Company Termination Payment on more than one occasion; (b) in no event shall the Parent be obligated to pay the Parent Termination Payment on more than one occasion; and (c) if a Company Termination Payment or a Parent Termination Payment becomes payable after a payment has been made pursuant to Section 9.4(f) or 9.4(g), the amount paid pursuant to Section 9.4(f) or 9.4(g), as applicable, shall be credited against the Company Termination Payment or Parent Termination Payment, as applicable, when paid.

9.5	Amendment
Subject to the provisions of the Interim Order and Final Order and applicable Laws, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Company Shareholders, and any such amendment may without limitation:
(a)	change the time for performance of any of the obligations or acts of the Parties;
(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;
(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and
(d)	waive compliance with or modify any mutual conditions precedent herein contained.

9.6	Waiver
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party or Parties to be bound by the waiver. A Party’s failure or delay in exercising any right or remedy under this Agreement will not operate as a waiver of such right or remedy. A single or partial exercise of any right or remedy will not preclude a Party from any other or further exercise of that right or the exercise of any other right or remedy.
ARTICLE 10
GENERAL PROVISIONS
10.1	Privacy
Each Party shall comply with applicable Privacy Laws in the course of collecting, using and disclosing Personal Information in connection with the transactions contemplated by this Agreement (the “Transaction Personal Information”). Prior to the Effective Date, the Parent shall not use or disclose Transaction Personal Information for any purposes other than those related to determining if it shall proceed with the transactions contemplated by this Agreement, the performance of this Agreement, or the consummation of the transactions contemplated by this Agreement. If the Parent completes the transactions contemplated by this Agreement, the Parent shall not, following the Effective Date, without the consent of the individuals to whom such Transaction Personal Information relates or as permitted or required by applicable Law, use or disclose Transaction Personal Information for purposes other than those for which such Transaction Personal Information was collected by the Company or for which subsequent consent was obtained by the Company prior to the Effective Date. The Parent shall protect and safeguard the Transaction Personal Information against unauthorized collection, use or disclosure. The Parent shall cause its advisors to observe the terms of this Section 10.1 and to protect and safeguard Transaction Personal Information in their possession. If this Agreement shall be terminated, the Parent shall promptly deliver to the Company all Transaction Personal Information in its possession or in the possession of any of its advisors, including all copies, reproductions, summaries or extracts thereof, except, unless prohibited by applicable Law, for electronic backup copies made automatically in accordance with the usual backup procedures of the Parent. Following the completion of the transactions contemplated by this Agreement, the Parent shall provide written notice to all individuals who are the subject of any Personal Information that their information has been disclosed in connection with the Arrangement.
10.2	Notices
All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a business day then the notice shall be deemed to have been given and received on the next business day. Notice shall be sufficiently given if delivered (either in Person, by courier service or other personal method of delivery), or if transmitted by email to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to the Parent or Purchaser:

Coeur Mining, Inc. 200 South Wacker Drive, Suite 2100 Chicago, IL 60606 United States

	Attention:	Casey M. Nault
	Email:	[***]

with a copy (which shall not constitute notice) to:

Goodmans LLP Bay Adelaide Centre

333 Bay Street, Suite 3400 Toronto, Ontario M5H 2S7

	Attention:	Kari MacKay / Hari Marcovici
	Email:	[***] / [***]

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193

	Attention:	Andrew Kaplan
	Email:	[***]

(b)	if to the Company:

New Gold Inc. Brookfield Place 181 Bay Street, Suite 3320 Toronto, Ontario M5J 2T3

	Attention:	Sean Keating
	Email:	[***]

with a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP 155 Wellington Street West, Suite 3700 Toronto, Ontario M5V 3J7

	Attention:	Richard Fridman and Aaron Atkinson
	Email:	[***] / [***]

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019

	Attention:	Christopher J. Cummings
	Email:	[***]

10.3	Governing Law; Waiver of Jury Trial
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.
10.4	Injunctive Relief
Prior to the termination of this Agreement in accordance with Section 9.2 and subject to Section 9.4(h), the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties acknowledge and agree that, in order to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the obligations of the Parent pursuant to Section 2.12), the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Prior to the termination of this Agreement in accordance with Section 9.2 and subject to Section 9.4(h), such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. The Parties acknowledge and agree that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Parent would have entered into this Agreement.
10.5	Entire Agreement, Binding Effect
This Agreement (including the exhibits and schedules hereto, the Parent Disclosure Letter and the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.
10.6	No Liability
No director or officer of the Parent shall have any personal liability whatsoever to the Company under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Parent. No director or officer of the Company shall have any personal liability whatsoever to the Parent under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Company.
10.7	Further Assurances
Each Party shall use commercially reasonable efforts do all such things and provide reasonable assurances as may be required to consummate the Arrangement, and each Party shall provide such further documents or instruments as reasonably required by any other Party as necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.
10.8	Assignment and Enurement
The Parent may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, its wholly-owned Subsidiary, provided that if such assignment and/or assumption takes place, the Parent shall continue to be liable jointly and severally with such Subsidiary for all of its obligations hereunder and such Subsidiary shall remain at all times up to and including the Effective Date a wholly-owned Subsidiary of the Parent. This Agreement shall not be otherwise assignable by any Party without the prior written consent of the other Party hereto. This Agreement shall be binding on and shall enure to the benefit of the Parties and their respective successors and permitted assigns. For greater certainty, no assignment made pursuant to this Section 10.8 shall modify the obligation to deliver Consideration Shares as Consideration pursuant to this Agreement.
10.9	Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
10.10	No Third Party Beneficiaries
The provisions of Section 5.12, 5.16 and 10.1 are: (i) intended for the benefit of the individuals referred to therein, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors, administrators and other legal representations (collectively, the “Third Party Beneficiaries”) and the Company shall hold the rights and benefits of Section 5.12, 5.16 and 10.1 in trust for and on behalf of the Third Party Beneficiaries and the Company hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries; and (ii) in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise. Except for the rights of the Company Shareholders to receive the consideration for their Company Shares following the Effective Time pursuant to the Arrangement, and the rights of Third Party Beneficiaries under Section 5.12 and 5.16, which rights are hereby acknowledged and agreed by the Parties, this Agreement is not intended to confer any rights or remedies upon any Person other than the Parties.
10.11	Counterparts, Execution
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

COEUR MINING, INC.

By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	Chairman, President and Chief Executive Officer

1561611 B.C. LTD.

By:	/s/ Mitchell J. Krebs
	Name:	Mitchell J. Krebs
	Title:	President

NEW GOLD INC.

By:	/s/ Patrick Godin
	Name:	Patrick Godin
	Title:	President and Chief Executive Officer

Signature Page – Arrangement Agreement

SCHEDULE A
PLAN OF ARRANGEMENT
(Please see attached.)

PLAN OF ARRANGEMENT
UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1	Definitions
In this Plan of Arrangement, unless the context otherwise requires:
“5-Day VWAP” means, in respect of the Company Shares, the volume weighted average share price of the Company Shares on the TSX (during continuous trading hours) for the five trading days ending on the trading date immediately preceding the Value Determination Date, calculated by dividing the total Canadian dollar value of the Company Shares traded in such five trading day period on the TSX (during continuous trading hours) by the total number of such shares traded on the TSX (during continuous trading hours) for such five-day trading period;
“Accelerated RSUs” has the meaning ascribed thereto in Section 2.3(c)(i);
“Arrangement” means the arrangement of Company under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement, this Plan of Arrangement, or made at the direction of the Court in the Final Order (with the prior written consent of both Company and Parent, each acting reasonably);
“Arrangement Agreement” means the arrangement agreement dated November 2, 2025 among Parent, Purchaser and Company to which this Plan of Arrangement is attached as Schedule A, including all schedules annexed thereto, together with the Company Disclosure Letter and the Parent Disclosure Letter, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;
“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement, which is to be considered and, if thought fit, passed at the Company Meeting, substantially in the form and content of Schedule B to the Arrangement Agreement;
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, agreement, licence, classification, restriction, registration, consent, order, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction or decision having the force of Law, of, from or required by any Governmental Entity having jurisdiction over such Person;
“BCBCA” means the Business Corporations Act (British Columbia);
“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Mexico City, Mexico, New York, New York, Toronto, Ontario or Vancouver, British Columbia;
“Cash Out Value” for a Company Option means an amount, which amount cannot be less than zero, equal to (a) the product of (i) the number of Company Shares for which such Company Option may be exercised and (ii) the 5-Day VWAP of the Company Shares, minus (b) the exercise price of such Company Option.
“Company” means New Gold Inc., a corporation existing under the laws of the Province of British Columbia;
“Company DSU Plan” means the deferred share unit plan of Company effective May 6, 2010, as amended;
“Company DSUs” means the outstanding deferred share units granted under the Company DSU Plan;
“Company Equity Incentive Plans” means, collectively, the Company Option Plan, the Company LTIP and the Company DSU Plan;
“Company Incentive Awards” means, collectively, the Company DSUs, Company RSUs, Company Options and Company PSUs;
“Company LTIP” means the long term incentive plan of Company effective February 19, 2025, as amended;

“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by Parent;
“Company Optionholder” means a holder of Company Options;
“Company Option Plan” means the stock option plan of Company effective May 4, 2011, as amended;
“Company Options” means the outstanding options to purchase Company Shares granted under the Company Option Plan;
“Company PSUs” means the outstanding performance share units granted under the Company LTIP;
“Company RSUs” means the outstanding restricted share units granted under the Company LTIP;
“Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
“Company Shares” means the common shares in the capital of the Company;
“Consideration” means the consideration to be received by the Company Shareholders (other than Dissenting Shareholders) pursuant to this Plan of Arrangement for their Company Shares, consisting of the Exchange Ratio of a Parent Share for each Company Share;
“Consideration Shares” means the Parent Shares to be issued to the Company Shareholders pursuant to this Plan of Arrangement;
“Continuing Employees” means Company Employees that are employed by the Parent, the Company or any of their respective Subsidiaries immediately following the Effective Time;
“Court” means the Supreme Court of British Columbia;
“Depositary” means Computershare Investor Services Inc., or such other Person as Parent and Company may appoint (acting reasonably) to act as depositary in respect of the Arrangement;
“Dissent Rights” has the meaning ascribed thereto in Section 4.1(a);
“Dissent Shares” means the Company Shares held by a Dissenting Shareholder in respect of which the Dissenting Shareholder has properly and validly exercised Dissent Rights;
“Dissenting Shareholder” means a registered Company Shareholder as of the record date of the Company Meeting who has properly and validly dissented in respect of the Arrangement Resolution in strict compliance with the Dissent Rights, who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of its Company Shares, but only in respect of the Dissent Shares;
“DRS Advice” has the meaning specified in Section 3.1;
“Effective Date” means the date upon which the Arrangement becomes effective in accordance with Section 2.11(a) of the Arrangement Agreement;
“Effective Time” means 12:01 a.m. on the Effective Date or such other time as Parent and Company agree to in writing before the Effective Date;
“Exchange Ratio” means 0.4959;
“Final Order” means the final order of the Court contemplated by Section 2.7 of the Arrangement Agreement made pursuant to Section 291 of the BCBCA, in a form and substance acceptable to Company and Parent, each acting reasonably, approving the Arrangement, including as such order may be amended, supplemented, modified or varied by the Court (with the consent of both Company and Parent, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Company and Parent, each acting reasonably) on appeal;

“Governmental Entity” means: (a) any international, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign; (b) any stock exchange, including the TSX, the NYSE and the NYSE American; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“including” means including without limitation, and “include” and “includes” have a corresponding meaning;
“Interim Order” means the interim order of the Court made pursuant to Section 291 of the BCBCA following the application therefor submitted to the Court after being informed of the intention to rely upon the exemption from registration under Section 3(a)(10) of the U.S. Securities Act with respect to the Consideration Shares issued pursuant to the Arrangement as contemplated by Section 2.3 of the Arrangement Agreement, in a form and in substance acceptable to Company and Parent, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, including as such order may be amended, supplemented, modified or varied by the Court (with the consent of Company and Parent, each acting reasonably);
“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, that are binding upon or applicable to such Person or its business, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Securities Laws and applicable common law, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;
“Letter of Transmittal” means the letter of transmittal to be delivered to registered Company Shareholders for use in connection with the Arrangement;
“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims or other third party interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, lease, sublease, restriction, easement, right-of-way, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“Non-Continuing Employees” means Company Employees whose employment with the Company or any of its Subsidiaries is terminated by the Company or its Subsidiaries, as applicable, without cause, at or immediately prior to the Effective Time;
“Notice of Dissent” means a written notice provided by a Company Shareholder that is a registered holder of Company Shares to the Company setting forth such Company Shareholder’s objection to the Arrangement Resolution and exercise of Dissent Rights;
“NYSE” means the New York Stock Exchange;
“NYSE American” means the NYSE American Stock Exchange;
“Parent” means Coeur Mining, Inc., a corporation existing under the laws of the State of Delaware;
“Parent Shares” means the common stock in the capital of Parent;
“Parties” means, together, Parent, Purchaser and Company, and “Party” means any one of them as the context requires;
“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“Plan of Arrangement” means this plan of arrangement and any amendments or variations hereto made in accordance with the Arrangement Agreement and this plan of arrangement or upon the direction of the Court in the Final Order with the prior written consent of Company and Parent, each acting reasonably, and references to “Article” or “Section” mean the specified Article or Section of this Plan of Arrangement;
“Purchaser” means 1561611 B.C. Ltd., a company existing under the laws of the Province of British Columbia, Canada;
“Subsidiary” has the meaning ascribed thereto in section 1.1 of NI 45-106;
“Tax Act” means the Income Tax Act (Canada);
“TSX” means the Toronto Stock Exchange;
“U.S. Securities Act” means the United States Securities Act of 1933;
“U.S. Tax Code” means the United States Internal Revenue Code of 1986; and
“Value Determination Date” means the date that is three business days prior to the Effective Date.
1.2	Interpretation Not Affected by Headings
The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement. Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section or Step by number or letter or both refer to the Article, Section or Step, respectively, bearing that designation in this Plan of Arrangement.
1.3	Number and Gender
In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.
1.4	Calculation of Time
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.
1.5	Date for Any Action
If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.
1.6	Currency
Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States and “$” refers to U.S. dollars.
1.7	No Strict Construction
The language used in this Plan of Arrangement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
1.8	Statutory References
A reference to a statute, rule, regulation or other statutory instrument or subordinate legislation (including any particular provision thereof) shall be construed to refer to such statute, rule, regulation or other instrument or legislation (or provision thereof) and to all rules, regulations, instruments or legislation made thereunder, if any, in each case as the same may from time to time be amended, modified, supplemented, re-enacted or replaced, in whole or in part.

1.9	Governing Law
This Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein.
1.10	Time
Time is of the essence in the performance of the Parties’ respective obligations hereunder.
1.11	Time References
In this Plan of Arrangement, unless otherwise specified, any references to time are to local time, Vancouver, British Columbia.
1.12	Other Definitions
Capitalized terms that are used herein but not defined shall have the meanings ascribed thereto in the Arrangement Agreement.
ARTICLE 2
THE ARRANGEMENT
2.1	Arrangement Agreement
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set out in this Plan of Arrangement.
2.2	Effectiveness
This Plan of Arrangement will become effective at the Effective Time (except as otherwise provided herein) and will be binding from and after the Effective Time on Parent, Purchaser, Company, the Depositary, the Company Shareholders, including the Dissenting Shareholders, and the holders of Company Incentive Awards, in each case, without any further authorization, act or formality on the part of any Person, except as expressly provided herein.
2.3	The Arrangement
The following steps shall occur and shall be deemed to occur, commencing at the Effective Time, sequentially in the following order, with each such step after the first occurring five minutes after the preceding step (except where otherwise indicated), and without any further authorization, act or formality on the part of any Person:
Incentive Securities
(a)
Company DSUs. Notwithstanding any vesting or exercise or other provisions to which a Company DSU might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the Company DSU Plan governing such Company DSU) each Company DSU (and all agreements relating thereto) outstanding immediately prior to the Effective Time (whether vested or unvested) shall, without any further action by any Person, be terminated in exchange for a cash payment from the Company to be calculated in accordance with the terms of the Company DSU Plan (except that the calculation of the amounts payable shall be determined as at the Value Determination Date). The Company will pay to the holders of Company DSUs, through the payroll systems of the Company, all amounts required to be paid to the holders of Company DSUs in accordance with this Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with Section 3.7, in respect of such Company DSUs.

(b)
Company PSUs. Notwithstanding any vesting or exercise or other provisions to which a Company PSU might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the Company LTIP governing such Company PSU) each Company PSU (and all agreements relating thereto) outstanding immediately prior to the Effective Time (whether vested or unvested) shall, without any further action by any Person, be terminated in exchange for a cash payment from the Company to be calculated in accordance with the terms of the Company PSU Plan (except that the calculation of the amounts payable shall be determined as at the Value Determination Date) and this Plan of Arrangement. For the avoidance of doubt, (A) the vesting multiplier applicable to all calculation periods ending on or prior to the Value Determination Date for each Company PSU shall be determined based on the terms of the Company LTIP; and (B) the vesting multiplier applicable to all calculation periods ending after the Value Determination Date for each Company PSU shall be (i) 100%, in the case of Continuing Employees; or (ii) 150% in the case of Non-Continuing Employees. The Company will pay to the holders of Company PSUs, through the payroll systems of the Company, all amounts required to be paid to the holders of Company PSUs in accordance with this Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with Section 3.7, in respect of such Company PSUs.
(c)
Company RSUs. Notwithstanding any vesting or exercise or other provisions to which a Company RSUs might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the Company LTIP governing such Company RSU) each Company RSU (and all agreements relating thereto) outstanding immediately prior to the Effective Time (whether vested or unvested) shall, without any further action by any Person, be treated as follows:

(i)
Company RSUs held by Non-Continuing Employees (“Accelerated RSUs”) will be fully vested pursuant to, and redeemed for cash in accordance with, the terms of the Company LTIP (except that the calculation of the amounts payable shall be determined as at the Value Determination Date). The Company will pay to the holders of such Accelerated RSUs, through the payroll systems of the Company, all amounts required to be paid to them for their Accelerated RSUs in accordance with this Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with Section 3.7, in respect of such Company RSUs.

(ii)
Company RSUs held by Continuing Employees shall be amended by multiplying each such Company RSU by the Exchange Ratio, and thereafter, the holder thereof shall be entitled to the number of Company RSUs as is equal to the product of such amendment (the “Revised Company RSUs”); (ii) upon the vesting of such Revised Company RSUs following the Effective Time, each such Revised Company RSU shall entitle the holder thereof to receive a payment in cash, in accordance with the terms of the Company LTIP, with reference to the trading price of the Parent Shares rather than the Company Shares; and (iii) such Revised Company RSUs shall remain outstanding and governed by the terms of the Company LTIP and any document evidencing the Company RSUs (subject to amendments as contemplated in this Section).

(d)
Company Options. Notwithstanding any vesting or exercise or other provisions to which a Company Option might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the applicable Company Option Plan governing such Company Option), each Company Option shall, without any further action by or on behalf of a holder, be deemed to be fully vested and shall be transferred and assigned by the holder thereof, free and clear of any Liens, to the Company, and the holder thereof shall be entitled to receive in exchange therefor an amount equal to the Cash Out Value for such Company Option (less any applicable withholding in accordance with Section 3.7) determined as at the Value Determination Date, whereupon the name of the holder of such Company Option shall be removed from the register of Company Options maintained by the Company, and the Company Option Plan and each Company Option shall immediately be cancelled and all agreements relating to the Company Options shall be terminated and shall be of no further force and effect. The Company will pay to the holders of Company Options, through the payroll systems of the Company, all amounts required to be paid to the holders of Company Options in accordance with this Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with Section 3.7, in respect of such Company Options.

Dissenting Shareholders
(e)
Each Dissent Share shall be and shall be deemed to be transferred and assigned by the holder thereof without any further act or formality on its part, free and clear of all Liens, to Company in accordance with, and for the consideration contemplated in, Section 4.1, and:

(i)
such Dissenting Shareholder shall cease to be, and shall be deemed to cease to be, the registered holder of each such Dissent Share and the name of such registered holder shall be, and shall be deemed to be, removed from the central securities register of Company in respect of each such Dissent Share, and at such time each Dissenting Shareholder will have only the rights set out in Section 4.1;

(ii)
such Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Dissent Share; and

(iii)	Company shall be the holder of all of the outstanding Dissent Shares, free and clear of all Liens, and the central securities register of Company shall be revised accordingly.
Transfer of Company Shares to Purchaser
(f)
Each Company Shareholder, other than a Dissenting Shareholder, shall transfer and assign their Company Shares, free and clear of any Liens, to Purchaser in exchange for the Consideration for each such Company Share so transferred, and in respect of the Company Shares so transferred:

(i)
the registered holder thereof shall cease to be, and shall be deemed to cease to be, the registered holder of each such Company Share and the name of such registered holder shall be removed from the central securities register of Company;

(ii)
the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Company Share; and

(iii)	Purchaser shall be the holder of all of the outstanding Company Shares, free and clear of all Liens, and the central securities register of Company shall be revised accordingly.
ARTICLE 3
DELIVERY OF CONSIDERATION
3.1	Deposit and Payment of Consideration
(a)
Following receipt of the Final Order and in any event no later than the business day prior to the Effective Date, Parent shall deposit in escrow, or cause to be deposited in escrow, with the Depositary, sufficient Parent Shares to satisfy the aggregate Consideration payable to the Company Shareholders in accordance with Section 2.3, which shall be held by the Depositary in escrow as agent and nominee for such former Company Shareholders for distribution to such former Company Shareholders in accordance with the provisions of this Article 3. The Company will pay to the holders of Company Options, Company PSUs, Accelerated RSUs and Company DSUs, through the payroll systems of the Company with respect to any holders who are employees or former employees, all amounts required to be paid to the holders of Company Options, Company PSUs, Accelerated RSUs and Company DSUs, in accordance with the Plan of Arrangement, less any Tax withholding required under applicable Law or in accordance with Section 3.7, in respect of such Company Options, Company PSUs, Accelerated RSUs and Company DSUs.

(b)
Upon surrender to the Depositary for cancellation of a certificate or a direct registration statement (DRS) advice (a “DRS Advice”) which immediately prior to the Effective Time represented one or more Company Shares that were transferred under the Arrangement, together with a duly completed and executed Letter of Transmittal and such other documents and instruments as the Depositary or Parent may reasonably require, the registered holder of the Company Shares represented by such surrendered certificate or DRS Advice shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder (in each case less any amounts withheld pursuant to Section 3.7 (if any)), the Consideration that such holder has the right to receive, and the certificate or DRS Advice so surrendered shall forthwith be cancelled.

(c)
In the event of a transfer of ownership of Company Shares which was not registered in the transfer records of Company, the Consideration to which the registered holder has the right to receive, subject to Section 2.3, shall be delivered to the transferee if the certificate or DRS Advice which immediately prior to the Effective Time represented Company Shares that were exchanged for the Consideration under the Arrangement is presented to the Depositary, accompanied by all documents reasonably required to evidence and effect such transfer.

(d)
After the Effective Time and until surrendered for cancellation as contemplated by Section 3.1(b), each certificate or DRS Advice that immediately prior to the Effective Time represented one or more Company Shares, other than the Dissent Shares, shall be deemed at all times to represent only the right to receive in exchange therefor the Consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with Section 2.3, less any amounts withheld pursuant to Section 3.7 (if any).

3.2	Distributions with Respect to Unsurrendered Certificates
No dividends or other distributions declared or made after the Effective Time with respect to Consideration Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate or DRS Advice which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged for Consideration Shares pursuant to Section 2.3(f) unless and until the holder of such certificate or DRS Advice shall surrender such certificate or DRS Advice in accordance with Section 3.1. Subject to applicable law and Section 3.7 hereof, at the time of such surrender of any such certificate or DRS advice (or, in the case of clause (ii) below, at the appropriate payment date), there shall be paid to the holder of the certificates or DRS Advices representing Company Shares that were exchanged for Consideration Shares pursuant to Section 2.3(f), without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Consideration Shares to which such holder is entitled pursuant hereto, and (ii) to the extent not paid under clause (i), on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and the payment date subsequent to surrender payable with respect to such Consideration Shares.
3.3	Deemed Fully Paid and Non-Assessable Shares
All Consideration Shares issued pursuant to this Plan of Arrangement shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares.
3.4	No Fractional Shares
No fractional Consideration Shares shall be issued upon the exchange of Company Shares pursuant to Sections 2.3(f) and 3.1. Where the aggregate number of Parent Shares to be issued to a Company Shareholder pursuant to Sections 2.3(f) and 3.1 as consideration under the Arrangement would result in a fractional Consideration Share being issuable, such fractional Consideration Share shall be rounded up to the nearest whole Parent Share in the event that a Company Shareholder is entitled to a fractional share representing 0.5 or more of a Parent Share and shall be rounded down to the nearest whole Parent Share in the event that a Company Shareholder is entitled to a fractional share representing less than 0.5 of a Parent Share.
3.5	Lost Certificates
In the event that any certificate which, immediately prior to the Effective Time, represented one or more outstanding Company Shares, which were exchanged in accordance with Section 2.3(f) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the aggregate Consideration which such holder is entitled to receive in accordance with this Plan of Arrangement. When authorizing such delivery of the aggregate Consideration which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom the Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to Parent and the Depositary in such amount as Parent and the Depositary may direct (each acting reasonably), or otherwise indemnify Parent and the Depositary and/or any of their respective representatives or agents in a manner satisfactory to Parent and the Depositary (each acting reasonably), against any claim that may be made against Parent, the Company or the Depositary and/or any of their respective representatives or agents with respect to the certificate alleged to have been lost, stolen or destroyed.
3.6	Extinction of Rights
Any certificate or DRS Advice which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged pursuant to Section 2.3(f) that is not deposited with all other instruments required by Section 3.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a securityholder of Company or Purchaser, as applicable. On such date, the Consideration Shares, as applicable, to which the former registered holder of the certificate or DRS Advice referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Purchaser (or its successor(s)). None of Parent, Purchaser, Company or the Depositary shall be liable to any Person in respect of any Consideration Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
3.7	Withholding Rights; Tax Consequences
The Parent, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to the Arrangement and under this

Plan of Arrangement, including amounts distributed to any former Company Shareholder or former holders of Company Incentive Awards, such amounts as the Parent, the Company, the Depositary and their respective Subsidiaries, or any Person on behalf of any of the foregoing, is or may be required or permitted to deduct or withhold with respect to such payment under the Tax Act, the U.S. Tax Code, or any provision of local, state, federal, provincial or foreign Law, in each case, as amended, or under the administrative practice of the relevant Governmental Entity administering such Law, and to request from any recipient of any payment hereunder any necessary tax forms or any other proof of exemption from withholding or any similar information. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid. Any Person that deducts or withholds any amount pursuant to this Section 3.7 shall remit such deducted or withheld amounts to the applicable Governmental Entity. In any case where the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable, the Parent, the Company, the Depositary, their respective Subsidiaries, and any Person on behalf of the foregoing, as the case may be, is authorized to sell or otherwise dispose of such portion of the Consideration as is necessary in order to fully fund such liability, and such Person shall remit any unapplied balance of the net proceeds of such sale to the holder.
3.8	Transfer Free and Clear
For greater certainty, any transfer or exchange of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.
3.9	Interest
Under no circumstances shall interest accrue or be paid by the Company, Parent, Purchaser, the Depositary or any other Person to any Company Shareholder or other Persons depositing certificates or DRS Advices pursuant to this Plan of Arrangement in respect of the Company Shares immediately existing prior to the Effective Time.
ARTICLE 4
RIGHTS OF DISSENT
4.1	Dissent Rights
(a)
Pursuant to the Interim Order, Company Shareholders who are registered holders of Company Shares as of the record date of the Company Meeting may exercise rights to dissent in connection with the Arrangement under Division 2 of Part 8 of the BCBCA, as modified by this Article 4, the Interim Order and the Final Order (“Dissent Rights”), with respect to all (but not less than all) of the Company Shares held by such Company Shareholder, provided that the Notice of Dissent contemplated by Section 242 of the BCBCA, as may be modified by the Interim Order, must be received by Company by 4:00 p.m. on the date that is at least two business days prior to the date of the Company Meeting, or any date to which the Company Meeting may be postponed or adjourned, and provided further that each Dissenting Shareholder who:

(i)
is ultimately entitled to be paid the fair value of their Dissent Shares by the Company: (A) will be entitled to be paid the fair value of such Dissent Shares by the Company, which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be the fair value of such Dissent Shares determined as of the close of business on the day immediately before the approval of the Arrangement Resolution; (B) shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(e), if applicable); (C) shall be deemed to have transferred and assigned such Dissent Shares, free and clear of any Liens, to Company in accordance with Section 2.3(e); and (D) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised their Dissent Rights in respect of such Company Shares; or

(ii)
is ultimately not entitled, for any reason, to be paid fair value for such holder’s Company Shares, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting registered holder of Company Shares, and shall be entitled to receive only the Consideration pursuant to Section 2.3(f) that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights.

(b)
In no circumstances shall Parent, Purchaser, the Company or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Company Shares in respect of which such rights are sought to be exercised as of the record date of the Company Meeting.

(c)
In no case shall Parent, Purchaser, Company or any other Person be required to recognize Dissenting Shareholders as holders of Company Shares after the time that is immediately prior to the Effective Time, and the names of the Dissenting Shareholders shall be deleted from the central securities register as holders of the Company at the time at which the step in Section 2.3(f) occurs.

(d)
For greater certainty, in addition to any other restrictions set forth in the Interim Order and under Section 238 of the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) a holder of any Company Incentive Awards in respect of such holder’s Company Incentive Awards; (ii) Company Shareholders who vote or have instructed a proxyholder to vote such Company Shares in favour of the Arrangement Resolution; and (iii) any other Person who is not a registered Company Shareholder as of the record date for the Company Meeting.

ARTICLE 5
GENERAL
5.1	Paramountcy
From and after the Effective Time (a) this Plan of Arrangement shall take precedence and priority over any and all rights related to the Company Shares and the Company Incentive Awards issued prior to the Effective Time, (b) the rights and obligations of the holders of Company Shares, the holders of Company Incentive Awards, the Parties, the Depositary and any trustee or transfer agent therefor in relation thereto, and any other Person having any right, title or interest in or to Company Shares and Company Incentive Awards, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any securities of the Company subject to this Plan of Arrangement shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.
5.2	Amendment
(a)
Parent and the Company reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification or supplement must be (i) agreed to in writing by the Company and Parent, (ii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iii) communicated to Company Shareholders and the holders of Company Incentive Awards if and as required by the Court.

(b)
Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by Parent and the Company at any time prior to the Company Meeting (provided, however, that the Company and Parent shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)
Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if: (i) it is consented to in writing by each of Parent and the Company (each acting reasonably); and (ii) if required by the Court, it is consented to by the Company Shareholders voting in the manner directed by the Court.

(d)
Any amendment, modification or supplement to this Plan of Arrangement may be made by the Company and Parent without the approval of or communication to the Court or the Company Shareholders, provided that it concerns a matter which, in the reasonable opinion of the Company and Parent, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any of the Company Shareholders or holders of Company Incentive Awards.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

5.3	Further Assurances
Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and be deemed to have occurred in the order set out herein, without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to implement this Plan of Arrangement and to further document or evidence any of the transactions or events set out herein.
ARTICLE 6
U.S. SECURITIES LAW EXEMPTION
6.1	U.S. Securities Law Exemption
Notwithstanding any provision herein to the contrary, the Company and Parent each agree that this Plan of Arrangement will be carried out with the intention that, and they will use their commercially reasonable best efforts to ensure that all Consideration Shares issued under the Arrangement by Parent pursuant to this Plan of Arrangement, whether in the United States, Canada or any other country, be issued or granted, as the case may be, in reliance on the exemption from the registration requirements of the U.S. Securities Act, as provided by Section 3(a)(10) thereof and pursuant to exemptions from registration under any applicable state securities Laws, and pursuant to the terms, conditions and procedures set forth in the Arrangement Agreement.

Annex B
CERTIFICATE OF AMENDMENT TO
THE CERTIFICATE OF INCORPORATION
OF
COEUR MINING, INC.
The undersigned, desiring to amend the certificate of incorporation of a Delaware corporation pursuant to Section 242 of the Delaware General Corporation Law (the “Act”), hereby certifies as follows:
FIRST. The name of the corporation (hereinafter called the “Corporation”) is Coeur Mining, Inc.
SECOND. This Certificate of Amendment (the “Certificate of Amendment”) amends provisions of the Corporation’s Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on May 15, 2013 and was amended by the Amendment to the Certificate of Incorporation on May 12, 2015, the Amendment to the Certificate of Incorporation on May 10, 2022 and the Amendment to the Certificate of Incorporation on February 13, 2025 (the “Certificate of Incorporation”).
THIRD. Section 4.1 of Article IV of the Certificate of Incorporation, which Section sets forth the Authorized Stock of the Corporation, is hereby amended and restated in its entirety as follows:
“Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 1,310,000,000 shares, of which 1,300,000,000 shares shall be designated as Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be designated as Preferred Stock, par value $1.00 per share (the “Preferred Stock”).”
FOURTH. The amendment herein certified has been duly adopted in accordance with Section 242 of the Act.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of [•].

COEUR MINING, INC.

Date:	[•]
By:
Name:
Title:

B-1

Annex C
FORM OF COEUR VOTING AGREEMENT
November 2, 2025
TO:    NEW GOLD INC. (THE “COMPANY”)
Dear Sirs/Madams:
Re:   Support and Voting Agreement
BACKGROUND
The undersigned understands that COEUR MINING, INC. (the “Parent”), 1561611 B.C. LTD. (the “Purchaser”), and the Company wish to enter into an arrangement agreement on the date hereof (the “Arrangement Agreement”) contemplating the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia). Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
The undersigned is the beneficial owner of, or exercises control or direction over, [•] Parent Shares, [•] performance shares of Parent (“Parent Performance Shares”), and [•] shares of Parent restricted stock (the “Parent Restricted Stock”). The Parent Shares, the Parent Performance Shares and the Parent Restricted Stock, together with any other securities of the Parent directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to (a) vote or cause to be voted in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement any Subject Securities held by the undersigned which are entitled to be voted, and (b) abide by the restrictions and covenants set forth herein.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS
From the date hereof until the earliest of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, and (c) the completion of the Parent Meeting (the earliest such date, the “Termination Date”), the undersigned agrees, in his or her capacity as securityholder and not in his or her capacity as an officer or director of the Parent:
at any meeting of shareholders of the Parent to be held to consider the Parent Stock Issuance and Parent Charter Amendment (including the Parent Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Parent Stock Issuance and Parent Charter Amendment or any of the transactions contemplated by the Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change his or her vote in respect thereof) the Subject Securities entitled to be voted and that are legally or beneficially owned by the undersigned as of the record date of any such meeting (a) in favour of the approval, consent, ratification and adoption of the Parent Stock Issuance, Parent Charter Amendment and any other matter necessary for the consummation of the Arrangement, and (b) against any resolution, action, proposal, transaction or agreement proposed by any other Person, that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
no later than ten days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities entitled to be voted in accordance with paragraph 1 hereof, to deliver or to cause to be delivered to the Parent or its transfer agent in accordance with the instructions to be set out in the Parent Proxy Statement in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (a) instructing the holder thereof to vote (i) in favour of the Parent Stock Issuance, the Parent Charter Amendment and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the

Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (b) naming those individuals as may be designated by the Parent in the Parent Proxy Statement in connection with the meeting of shareholders of the Parent at which the Parent Stock Issuance and Parent Charter Amendment will be voted on;
not to (a) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement or with respect to any annual business to be considered at the Parent Meeting, or (b) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is otherwise inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, its obligations pursuant to this letter agreement;
not to exercise any rights to dissent or rights of appraisal provided under applicable Law or otherwise in connection with the Arrangement and not to exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws to delay or prevent the Arrangement;
not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suits or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement; and
except as contemplated by the Arrangement Agreement or upon the settlement of awards or other securities of the Parent or the exercise of other rights to purchase Parent Shares, including any purchases of Parent Shares under any of the Parent Incentive Awards, not to, directly or indirectly (a) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of its Subject Securities to any Person without Company’s prior written consent, other than pursuant to the Arrangement Agreement; or (b) agree to take any actions described in the foregoing clause (a).
Notwithstanding any provision of this letter agreement to the contrary, the Company acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in the undersigned’s capacity as a securityholder of the Parent. Without limiting the provisions of the Arrangement Agreement: (a) nothing contained in this letter agreement shall in any way limit or restrict any actions the undersigned may take in the undersigned’s capacity as director or officer of the Parent (including exercising rights of the Parent or the Parent Board under the Arrangement Agreement), or limit in any way whatsoever the exercise of the undersigned’s fiduciary duties as director or officer of the Parent; and (b) the undersigned will be entitled to (i) Transfer any Subject Securities (1) to any member of such stockholder’s immediate family, or to a trust for the benefit of the undersigned or any member of undersigned’s immediate family, in each case for the purposes of estate planning, (2) upon the death of the undersigned, to any member of undersigned’s immediate family, or to a trust for the benefit of any member of the undersigned’s immediate family, (3) to any entity or Person controlled by the undersigned, or (4) pursuant to a trading plan pursuant to Rule 10b5-1 that exists as of the date of this letter agreement, (ii) exercise his or her rights under the Parent Incentive Awards beneficially owned by him or her and (iii) sell or otherwise dispose of Subject Securities to the extent the proceeds of such sale or disposition are paid towards (or otherwise set-off from) the exercise price and/or tax liability incurred as a result of the exercise and/or settlement of a Parent Incentive Award.
The undersigned hereby represents and warrants that (a) it is the sole registered and/or beneficial owner of, or exercises control or direction over, the Subject Securities, and the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be voted) all of the Subject Securities, (b) except for the Arrangement Agreement and this letter agreement, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto, and (c) the only securities of the Parent beneficially owned or controlled, directly or indirectly, by the undersigned, or over which the undersigned exercises control or direction, on the date hereof are the Subject Securities.
The undersigned acknowledges that the Company is relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Company’s execution and delivery of the Arrangement Agreement.
The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Parent or the Company in connection with the Arrangement and in any material change report prepared by the Parent or the Company in connection with the execution and delivery of this letter agreement and the undersigned further agrees to this letter agreement, being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of my identity and the nature of my commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
This letter agreement shall automatically terminate and be of no further force or effect upon the Termination Date.
This letter agreement shall be governed, including as to validity, interpretation and effect, by the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this letter agreement will be brought exclusively in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.
This letter agreement shall be binding upon the undersigned and the Company and upon their respective heirs, legal representatives, successors and permitted assigns (as applicable), provided that neither the undersigned nor the Company may assign, delegate or otherwise transfer any of its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
The undersigned acknowledges and agrees that the Company would be damaged irreparably in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Company will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof.
The undersigned hereby represents and warrants that (a) this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the undersigned in accordance with its terms, and the performance by the undersigned of its obligations hereunder will not constitute a violation or breach of, or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the undersigned will be a party and by which the undersigned will be bound at the time of such performance, (b) he or she has read this letter agreement in its entirety, understands it and agrees to be bound by its terms and conditions; (c) he or she has been advised to seek independent legal advice with respect to the execution and delivery of this letter agreement and has received such advice or has , without undue influence, elected to waive the benefit of any such advice; and (d) he or she is entering into this letter agreement voluntarily.
This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this letter agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Company’s understanding and is agreed by the Company, please signify the Company’s acceptance by executing the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Company and return the same to the undersigned, upon which the letter agreement as so accepted shall constitute an agreement among the Company and the undersigned.
[The remainder of this page is intentionally left blank; signature page follows.]

Yours truly,

by:
(Signature)

(Print Name)

(Place of Residency)

(Title)

Address:

Accepted and agreed on November 2, 2025.

NEW GOLD INC.

Per:
Name:
Title:

FORM OF NEW GOLD VOTING AGREEMENT
November 2, 2025
TO:     COEUR MINING, INC. (THE “PARENT”)
Dear Sirs/Madams:
Re:   Support and Voting Agreement
BACKGROUND
The undersigned understands that NEW GOLD INC. (the “Company”), 1561611 B.C. LTD. (the “Purchaser”) and the Parent wish to enter into an arrangement agreement on the date hereof (the “Arrangement Agreement”) contemplating the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
The undersigned is the beneficial owner of, or exercises control or direction over, [•] Company Shares, [•] Company RSUs, [•] Company PSUs, [•] Company DSUs and [•] Company Options. The Company Shares, the Company RSUs, the Company PSUs, the Company DSUs and the Company Options, together with any other securities of the Company directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to (a) vote or cause to be voted in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement any Subject Securities held by the undersigned which are entitled to be voted , and (b) abide by the restrictions and covenants set forth herein.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS
From the date hereof until the earliest of (a) the Effective Time, (b) the date the Arrangement Agreement is terminated in accordance with its terms, and (c) the completion of the Company Meeting (the earliest such date, the “Termination Date”), the undersigned agrees, in his or her capacity as securityholder and not in his or her capacity as an officer or director of the Company:
at any meeting of shareholders of the Company to be held to consider the Arrangement (including the Company Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the transactions contemplated by the Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change his or her vote in respect thereof) the Subject Securities entitled to be voted and that are legally or beneficially owned by the undersigned as of the record date for any such meeting (a) in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (b) against any resolution, action, proposal, transaction or agreement proposed by any other Person, that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
no later than ten days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities entitled to be voted in accordance with paragraph 1 hereof, to deliver or to cause to be delivered to the Company or its transfer agent in accordance with the instructions to be set out in the Company Circular in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (a) instructing the holder thereof to vote (i) in favour of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (b) naming those individuals as may be designated by the Company in the Company Circular in connection with the meeting of shareholders of the Company at which the Arrangement Resolution will be voted on;
not to (a) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement or with respect to any annual business to be considered at the Company Meeting, or (b) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is otherwise inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, its obligations pursuant to this letter agreement;
not to exercise any rights to dissent or rights of appraisal provided under applicable Law or otherwise in connection with the Arrangement and not to exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws to delay or prevent the Arrangement;
not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suits or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement; and
except as contemplated by the Arrangement Agreement or upon the settlement of awards or other securities of the Company or the exercise of other rights to purchase Company Shares, including any purchases of Company Shares under any of the Company Incentive Awards, not to, directly or indirectly (a) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of its Subject Securities to any Person without Parent’s prior written consent, other than pursuant to the Arrangement Agreement; or (b) agree to take any actions described in the foregoing clause (a).
Notwithstanding any provision of this letter agreement to the contrary, the Parent acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in the undersigned’s capacity as a securityholder of the Company. Without limiting the provisions of the Arrangement Agreement: (a) nothing contained in this letter agreement shall in any way limit or restrict any actions the undersigned may take in the undersigned’s capacity as director or officer of the Company (including exercising rights of the Company or the Company Board under the Arrangement Agreement), or limit in any way whatsoever the exercise of the undersigned’s fiduciary duties as director or officer of the Company; and (b) the undersigned will be entitled to (i) Transfer any Subject Securities (1) to any member of such stockholder’s immediate family, or to a trust for the benefit of the undersigned or any member of undersigned’s immediate family, in each case for the purposes of estate planning, (2) upon the death of the undersigned, to any member of undersigned’s immediate family, or to a trust for the benefit of any member of the undersigned’s immediate family, (3) to any entity or Person controlled by the undersigned, or (4) pursuant to an automatic share disposition plan that exists as of the date of this letter agreement, (ii) exercise his or her rights under the Company Incentive Awards beneficially owned by him or her and (iii) sell or otherwise dispose of Subject Securities to the extent the proceeds of such sale or disposition are paid towards (or otherwise set-off from) the exercise price and/or tax liability incurred as a result of the exercise and/or settlement of a Company Incentive Award.
The undersigned hereby represents and warrants that (a) it is the sole registered and/or beneficial owner of, or exercises control or direction over, the Subject Securities, and the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be voted) all of the Subject Securities, (b) except for the Arrangement Agreement and this letter agreement, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto, and (c) the only securities of the Company beneficially owned or controlled, directly or indirectly, by the undersigned, or over which the undersigned exercises control or direction, on the date hereof are the Subject Securities.
The undersigned acknowledges that the Purchaser and the Parent are relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Parent’s execution and delivery of the Arrangement Agreement.

The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Company or the Parent in connection with the Arrangement and in any material change report prepared by the Company or the Parent in connection with the execution and delivery of this letter agreement, and the undersigned further agrees to this letter agreement being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of my identity and the nature of my commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
This letter agreement shall automatically terminate and be of no further force or effect upon the Termination Date.
This letter agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this letter agreement.
This letter agreement shall be binding upon the undersigned and the Parent and upon their respective heirs, legal representatives, successors and permitted assigns (as applicable), provided that neither the undersigned nor the Parent may assign, delegate or otherwise transfer any of its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
The undersigned acknowledges and agrees that the Parent would be damaged irreparably in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Parent will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof.
The undersigned hereby represents and warrants that (a) this letter agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the undersigned in accordance with its terms, and the performance by the undersigned of its obligations hereunder will not constitute a violation or breach of, or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the undersigned will be a party and by which the undersigned will be bound at the time of such performance, (b) he or she has read this letter agreement in its entirety, understands it and agrees to be bound by its terms and conditions; (c) he or she has been advised to seek independent legal advice with respect to the execution and delivery of this letter agreement and has received such advice or has , without undue influence, elected to waive the benefit of any such advice; and (d) he or she is entering into this letter agreement voluntarily.
This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this letter agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Parent’s understanding and is agreed by the Parent, please signify the Parent’s acceptance by executing the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Parent and return the same to the undersigned, upon which the letter agreement as so accepted shall constitute an agreement among the Parent and the undersigned.
[The remainder of this page is intentionally left blank; signature page follows.]

Yours truly,

by:
(Signature)

(Print Name)

(Place of Residency)

(Title)

Address:

Accepted and agreed on November 2, 2025.

COEUR MINING, INC.

Per:
Name:
Title:

Annex D
Opinion of BMO Capital Markets Corp.
November 2, 2025
The Board of Directors
Coeur Mining, Inc.
200 South Wacker Drive, Suite 2100
Chicago, Illinois 60606
Dear Board of Directors:
 We understand that Coeur Mining, Inc., a Delaware corporation (“Coeur”), 1561611 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and wholly owned subsidiary of Coeur (“Purchaser”), and New Gold Inc., a corporation existing under the laws of the Province of British Columbia (“New Gold”), propose to enter into an Arrangement Agreement (together with the related plan of arrangement, the “Agreement”). We further understand that the Agreement will provide for, among other things, an arrangement under the Business Corporations Act (British Columbia) involving the acquisition by Coeur, through Purchaser, of all of the outstanding common shares in the capital of New Gold (“New Gold Common Shares” and, such arrangement, the “Arrangement”) in exchange for 0.4959 (the “Exchange Ratio”) of a share of the common stock, par value $0.01 per share, of Coeur (“Coeur Common Stock”) for each outstanding New Gold Common Share. The terms and conditions of the Arrangement are more fully described in the Agreement.
 The Board of Directors of Coeur (the “Board”) has requested that BMO Capital Markets Corp. (“we” or “BMO Capital Markets”) render an opinion, as investment bankers and as of the date hereof, to the Board as to the fairness, from a financial point of view, to Coeur of the Exchange Ratio provided for pursuant to the Agreement (this “Opinion”).
 In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
(i)	reviewed a draft, dated October 31, 2025, of the Agreement;
(ii)	reviewed certain publicly available business, financial and market information relating to New Gold and Coeur that we deemed relevant;
(iii)
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of New Gold made available by or on behalf of New Gold and Coeur and discussed with us by Coeur, including financial forecasts, commodity price estimates and other estimates and data relating to New Gold provided by the management of Coeur;

(iv)
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Coeur made available to or discussed with us by Coeur, including financial forecasts, commodity price estimates and other estimates and data relating to Coeur provided by the management of Coeur;

(v)
participated in discussions with members of the senior management, and certain representatives and advisors, of Coeur concerning the businesses, operations, financial condition and prospects of New Gold and Coeur, the Arrangement and related matters;

(vi)	reviewed certain financial and stock market information for New Gold, Coeur and selected publicly traded companies that we deemed relevant;
(vii)	reviewed certain financial terms, to the extent publicly available, of selected transactions involving companies that we deemed relevant in evaluating New Gold;
(viii)
reviewed current and historical market prices for New Gold Common Shares and Coeur Common Stock, and reviewed selected research analysts’ published price targets for New Gold Common Shares and Coeur Common Stock; and

(ix)	performed such other studies and analyses and conducted such discussions as we deemed appropriate.

 We have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by or on behalf of Coeur, Purchaser, New Gold or their respective representatives or advisors or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of New Gold, Coeur, Purchaser or any other entity and we have not been furnished with any such valuations or appraisals. Furthermore, we have not assumed any obligation to conduct, and we have not conducted, any physical inspection of the properties or facilities of New Gold, Coeur, Purchaser or any other entity. We are not experts in the evaluation of mining resources or reserves and we express no view or opinion as to the exploration, development or production (including, without limitation, as to the costs, feasibility, timing or financeability thereof) with respect to any properties or projects of New Gold, Coeur, Purchaser or any other entity. We have not evaluated the solvency or fair value of New Gold, Coeur, Purchaser or any other entity under any provincial, state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view or opinion as to any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings involving or affecting New Gold, Coeur, Purchaser or any other entity or the potential impact thereof and we have assumed that sufficient reserves have been established with respect thereto and that the outcome thereof will not be meaningful in any respect to our analyses or this Opinion.
 We have assumed that all required governmental, regulatory or other approvals, consents, releases, waivers and agreements for the consummation of the Arrangement will be obtained and that no delays, limitations, restrictions, terms, conditions or other actions, including any divestiture or other requirements, will be imposed or occur that would have an adverse effect on New Gold, Coeur, Purchaser or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or this Opinion. We also have assumed that the Arrangement will be consummated in accordance with the terms of the Agreement and in compliance with all applicable laws, relevant documents and other requirements, that the representations and warranties of each party contained in the Agreement will be true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Arrangement will be satisfied, in each case without waiver, modification or amendment. We further have assumed that the Arrangement will qualify for the intended tax treatment contemplated by the Agreement. In addition, we have assumed that the final Agreement will not differ in any material respect from the draft of the Agreement we reviewed.
 As you are aware, we have not held direct discussions with the management of New Gold regarding New Gold’s business, operations, financial condition and prospects and, accordingly, at the direction of Coeur, we have relied upon Coeur with respect to such matters and we have assumed, with your consent, that had such direct access been provided, any information received would not be meaningful in any respect to our analyses or this Opinion. With respect to the financial forecasts, commodity price estimates and other estimates and data that we have been directed to utilize in our analyses and this Opinion, we have been advised by the management of Coeur, and we have assumed, without independent investigation, that such financial forecasts, commodity price estimates and other estimates and data have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of Coeur as to, and are a reasonable basis upon which to evaluate, the expected future financial performance of New Gold and Coeur and the other matters covered thereby. We also have assumed that the financial results reflected in such financial forecasts, commodity price estimates and other estimates and data will be realized in the amounts and at the times projected. We understand that the financial statements, financial forecasts and other information relating to New Gold were prepared in accordance with international financial reporting standards (“IFRS”) and we have assumed that any reconciliations or other differences with respect to such financial statements, financial forecasts and other information between IFRS and U.S. generally accepted accounting principles will not be meaningful in any respect to our analyses or this Opinion. We express no opinion with respect to any financial forecasts, commodity price estimates or other estimates or data or the assumptions on which they are based. With respect to financial statements, financial forecasts and other information and data utilized in our analyses that are prepared in foreign currencies and converted based on certain exchange rates, we have assumed that such exchange rates are reasonable to utilize for purposes of our analyses and this Opinion and we express no view as to currency or exchange rate fluctuations or the impact thereof on our analyses or this Opinion. We also have assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of New Gold or Coeur since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be meaningful in any respect to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
 We have relied upon the assessments of the management of Coeur as to, among other things, (i) the potential impact on New Gold and Coeur of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the mining industry and the geographies in which New Gold and Coeur operate, including with respect to mineral reserves and mineral resources, the pricing of, and supply and demand for, metals and the exploration and development projects and activities of New Gold and Coeur, including the likelihood and timing of such projects and activities and associated production profile and capital expenditures, operating and other costs and other financial aspects involved, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (ii) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, suppliers, service providers and other commercial relationships of New Gold and Coeur and (iii) the ability of Coeur to integrate the businesses of New Gold and Coeur. We have assumed that there will be no developments with respect to any such matters or any reorganization or related transactions contemplated by the Agreement that would have an adverse effect on New Gold, Coeur, Purchaser or the Arrangement (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or this Opinion.
 This Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion or otherwise comment on or consider events occurring or coming to our attention after the date hereof, including potential changes in U.S. or foreign trade, tax or other laws, regulations and government policies or the enforcement thereof as have been or may be proposed or effected or the potential impact such changes may have on New Gold, Coeur, Purchaser or the Arrangement (including the contemplated benefits thereof). As you are aware, the industries and geographies in which New Gold and Coeur operate (including commodity prices relating to such industries) and the securities of New Gold and Coeur have experienced and may continue to experience volatility and disruptions and we express no view or opinion as to any potential effects of such volatility or disruptions on New Gold, Coeur, Purchaser or the Arrangement (including the contemplated benefits thereof).
 This Opinion, as expressed herein, relates to the relative values of New Gold and Coeur and relates solely to the fairness of the Exchange Ratio, from a financial point of view, to Coeur as of the date hereof. We express no opinion as to the relative merits of the Arrangement or any other transactions or business strategies as alternatives to the Arrangement or the decision of the Board to proceed with the Arrangement, nor do we express any view or opinion on the form or structure of the Arrangement or any terms, aspects or implications of any voting agreements, governance arrangements, pre-acquisition reorganization or related transactions or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Arrangement or otherwise. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Arrangement relative to the Exchange Ratio or otherwise. We are not experts in and express no view as to, and this Opinion does not address, any legal, regulatory, tax, accounting or similar matters. We have relied upon the fact that Coeur has received all necessary legal, regulatory, tax and accounting advice and upon the assessments of representatives of Coeur as to such matters. We express no view or opinion as to the actual value of Coeur Common Stock when issued in the Arrangement or the prices at which Coeur Common Stock, New Gold Common Shares or any other securities of Coeur or New Gold may trade or otherwise be transferable at any time, including following announcement or consummation of the Arrangement.
 BMO Capital Markets’ affiliate, BMO Nesbitt Burns Inc., has acted as financial advisor to Coeur with respect to the Arrangement and will receive a fee for such services, of which a portion is payable upon delivery of this Opinion regardless of the conclusion reached in this Opinion, and the principal portion is contingent upon successful consummation of the Arrangement. Coeur also has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain potential liabilities arising from our engagement.
 BMO Capital Markets and certain of our affiliates, as part of our investment banking business, are engaged regularly in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, BMO Capital Markets and our affiliates from time to time for their own accounts and for the accounts of customers and BMO Capital Markets and certain of our employees and affiliates as well as investment funds in which they may have financial interests or with which they may co-invest, effect transactions in, acquire, hold or sell, long or short positions, or trade, in debt, equity and other securities and financial instruments (including derivative securities, loans and other obligations) of, or investments in, Coeur, New Gold or any other party that may be involved in the Arrangement and/or their respective affiliates or any currency or commodity that may be involved in the Arrangement.
 As the Board is aware, BMO Capital Markets and/or certain of our affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services (including treasury and payment services) unrelated to the Arrangement to Coeur and/or certain of its affiliates, for which we and our affiliates have received and would expect to receive compensation, including, during the approximate two-year period preceding the date of this Opinion, having acted or acting as a (i) financial advisor in connection with an acquisition transaction, (ii) syndicate member and/or sales agent for certain equity offerings of Coeur Common Stock and (iii) lender under certain credit facilities. As the Board also is aware, BMO Capital Markets and/or certain of our affiliates in the past have provided, currently are providing and in the future may provide certain financial advisory, investment banking, corporate finance and other financial services (including treasury and payment services) to New Gold, for which we and our affiliates have received and would expect to receive compensation, including, during the approximate two-year period preceding the date of this Opinion, having acted or acting as a (i) syndicate underwriter for certain equity offerings of New Gold Common Shares and (ii) lender under certain credit facilities.
 The issuance of this Opinion has been approved by a fairness opinion committee of BMO Capital Markets. This Opinion has been prepared at the request and for the benefit and use of the Board (in its capacity as such) in evaluating the Exchange Ratio from a financial point of view. This Opinion does not constitute a recommendation to the Board, any security holder or any other party as to how to vote or act with respect to the Arrangement or any other proposals or other matters.
 Based upon and subject to the foregoing, and in reliance thereon, it is our opinion, as investment bankers and as of the date hereof, that the Exchange Ratio provided for pursuant to the Agreement is fair, from a financial point of view, to Coeur.
Very truly yours,

BMO Capital Markets Corp.

Annex E

RBC Capital Markets, LLC 200 Vesey Street New York, NY 10281

November 2, 2025
The Board of Directors of Coeur Mining, Inc.
200 S. Wacker Dr., Suite 2100
Chicago, IL 60606
The Board of Directors:
 You have requested our opinion as to the fairness, from a financial point of view, to Coeur Mining, Inc., a Delaware corporation (the “Company”), of the Exchange Ratio (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Arrangement Agreement (the “Arrangement Agreement”) entered into by and among the Company, 1561611 B.C. Ltd., a British Columbia corporation and subsidiary of the Company (the “Purchaser”), and New Gold Inc., a British Columbia corporation (the “Target”). The Arrangement Agreement provides for, among other things, a plan of arrangement (the “Plan of Arrangement”) whereby the Purchaser will acquire, subject to certain exceptions, all of the issued and outstanding common shares of the Target (each, a “Target Common Share”) and pursuant to which each outstanding Target Common Share will be converted, subject to certain exceptions, into the right to receive 0.4959 (the “Exchange Ratio”) of a share of the common stock, par value $0.01 per share, of the Company (“Company Common Stock”). The terms and conditions of the transaction contemplated by the Plan of Arrangement (the “Transaction”) are set forth more fully in the Arrangement Agreement and the Plan of Arrangement.
 RBC Capital Markets, LLC (“RBCCM”), as part of our investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM and/or certain of our affiliates may actively trade securities of the Company, the Target and/or other entities involved in the Transaction or their respective affiliates for our or our affiliates’ own account or for the account of customers and, accordingly, RBCCM and our affiliates may hold a long or short position in such securities. We have been retained by the Company to provide this opinion in connection with the Transaction and we will receive a fee for our services, which is payable upon delivery of this opinion, without regard to the conclusion herein. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse us for certain expenses incurred in connection with our services. As you are aware, RBCCM and certain of our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and financial advisory services to the Company, the Target and certain of their respective affiliates unrelated to the Transaction, for which services RBCCM and our affiliates have received and expect to receive customary compensation, including, since the beginning of RBCCM’s 2023 fiscal year (November 1. 2022), having acted or acting (a) with respect to the Company, as (i) a lender under a credit facility, (ii) an agent in connection with an at-the market Company Common Stock offering in August 2023, and (iii) cash management services, and (b) with respect to the Target, as (i) a lender under a credit facility, (ii) co-lead manager in connection with a Target Common Shares offering in May 2024, and (iii) joint bookrunner in connection with a senior notes offering in March 2025.
 For purposes of rendering our opinion, we have undertaken such review, inquiries and analyses as we deemed necessary or appropriate under the circumstances, including the following:
(i)	we reviewed the financial terms of (a) the Arrangement Agreement, and (b) the Plan of Arrangement attached to the Arrangement Agreement;
(ii)
we reviewed certain publicly available financial and other information, and certain historical operating data, relating to the Company made available to us from published sources and internal records of the Company;

(iii)
we reviewed certain publicly available financial and other information, and certain historical operating data, relating to the Target made available to us from published sources and internal records of the Target;

The Board of Directors
Coeur Mining, Inc.
November 2, 2025
(iv)
we reviewed (a) financial projections and other estimates and data relating to the Company (the “Company Projections”) and the Target (the “Target Projections” and, together with the Company Projections, the “Projections”) in each case, prepared by the management of the Company, including certain future gold, silver and copper commodity price assumptions, which consisted of research analyst consensus pricing estimates for such commodities, as provided by the management of the Company, and (b) estimates of the intrinsic value for certain unmodelled resources of the Company not otherwise accounted for in the Company Projections prepared by the management of the Company (“Unmodelled Resources”), all of which financial projections and other estimates and data we were directed by management of the Company to utilize for purposes of our analyses and opinion;

(v)
we conducted discussions with members of the senior management of the Company relating to the respective businesses, prospects and financial outlook of the Company and the Target and certain future gold, silver and copper commodity price assumptions, which consisted of research analyst consensus pricing estimates for such commodities, as provided by management of the Company;

(vi)	we reviewed the reported prices and trading activity for Target Common Shares and Company Common Stock;
(vii)
we compared certain financial metrics of the Company and the Target with those of selected publicly traded companies in lines of businesses that we considered generally relevant in evaluating the Company and the Target;

(viii)	we compared certain financial terms of the Transaction with those of selected precedent transactions that we considered generally relevant in evaluating the Transaction; and
(ix)	we considered other information and performed other studies and analyses as we deemed appropriate.
 In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was reviewed by us, including all financial, legal, tax, accounting, operating and other information provided to, or discussed with us by, or on behalf of, the Company or the Target (including, without limitation, financial statements and related notes), and upon the assurances of the management and other representatives of the Company that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. We have not assumed responsibility for independently verifying and have not independently verified such information. We also have assumed that each of the Projections and Unmodelled Resources that we were directed to utilize in our analyses were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of, and, together with the future commodity price assumptions referenced above, are a reasonable basis upon which to evaluate, the Company, the Target and the other matters covered thereby (subject, in the case of the Projections, to the varying underlying gold, silver and copper commodity price assumptions). We express no opinion as to any such financial projections, other estimates and data or the assumptions upon which they are based. We have relied upon the assessments of the management of the Company as to future gold, silver and copper mining and production, market and cyclical trends and prospects relating to the gold, silver and copper mining industries, regulatory matters with respect thereto and the potential impact thereof on the Company and the Target. We have assumed that there will be no developments with respect to any of the foregoing that would have an adverse effect on the Company, the Target or the Transaction or that otherwise would be meaningful in any respect to our analyses or opinion.

The Board of Directors
Coeur Mining, Inc.
November 2, 2025
 In connection with our opinion, we have not assumed any responsibility to perform, and we have not performed, an independent valuation or appraisal of any of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of or relating to the Company, the Target or any other entity and we have not been furnished with any such valuations or appraisals, other than the information with respect to the Unmodelled Resources. We have not assumed any obligation to conduct, and we have not conducted, any physical inspection of the mining operations, property or facilities of the Company, the Target or any other entity. We are not experts in the evaluation of gold, silver or copper reserves, mining or production levels and we express no view as to the reserve quantities, or the development or production (including, without limitation, as to the feasibility or timing), of any gold, silver or copper reserves of the Company, the Target or otherwise. We also express no view as to future gold, silver or copper and related commodity prices utilized in our analyses, which prices are subject to significant volatility and which, if different from as assumed, could have a material impact on our analyses or opinion. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Company, the Target or any other entity. We have not evaluated the solvency or fair value of the Company, the Target or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed that the Transaction will be consummated in accordance with the terms of the Arrangement Agreement and the Plan of Arrangement and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Transaction, no delay, limitation, restriction or condition will be imposed or occur, including any divestiture or other requirements, that would have an adverse effect on the Company, the Target or the Transaction or that otherwise would be meaningful in any respect to our analyses or opinion.
 Our opinion speaks only as of the date hereof, is based on conditions as they exist and information supplied or reviewed as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken any obligation to update, revise or reaffirm this opinion for events occurring after the date hereof. Our opinion, as set forth herein, relates to the relative values of Company Common Stock and Target Common Shares. We are not expressing any opinion as to the actual value of Company Common Stock when issued or distributed in the Transaction or the price or range of prices at which Company Common Stock, or any other securities of the Company may trade or otherwise be transferable at any time, including following announcement or consummation of the Transaction. As you are aware, the credit, financial and stock markets, and the industries in which the Company and the Target operate, have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Target (or their respective businesses) or the Transaction.
 The advice (written or oral) of RBCCM and our opinion expressed herein is provided for the benefit, information and assistance of the Board of Directors of the Company (in its capacity as such) in connection with its evaluation of the Transaction. We express no opinion and make no recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any proposal to be voted upon in connection with the Transaction or otherwise.
 Our opinion addresses the fairness, from a financial point of view and as of the date hereof, of the Exchange Ratio (to the extent expressly specified herein). Our opinion does not in any way address any other terms, conditions, implications or other aspects of the Transaction or the Arrangement Agreement, or Plan of Arrangement, including, without limitation, the form or structure of the Transaction, or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction or otherwise. Our opinion also does not address the underlying business decision of the Company to engage in the Transaction or the relative merits of the Transaction compared to any alternative business strategy or transaction that may be available to the Company or in which the Company might engage. We do not express any opinion or view with respect to, and we have relied upon the assessments of the Company and its representatives regarding, legal, regulatory, tax, accounting and similar matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. Further, in rendering our opinion, we do not express any view on, and our opinion does not address, the fairness of the amount or nature of the compensation (if any) or other consideration to any officers, directors or employees of any party, or class of such persons, relative to the Exchange Ratio or otherwise.
 The issuance of our opinion has been approved by RBCCM’s Fairness Opinion Committee.
 Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ RBC CAPITAL MARKETS, LLC

RBC CAPITAL MARKETS, LLC

COEUR MINING, INC.
ATTN: CASEY M. NAULT
200 SOUTH WACKER DRIVE, SUITE 2100
CHICAGO, IL 60606

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on January 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CDE2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on January 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82488-S26801

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COEUR MINING, INC.

The Board of Directors recommends you vote FOR Proposals 1 & 2.

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V82489-S26801

PROXY CARD

COEUR MINING, INC.
SPECIAL MEETING OF STOCKHOLDERS
January 27, 2026 at 10:00 a.m. Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, hereby appoint(s) Mitchell J. Krebs or, in his absence, Casey M. Nault, and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Coeur Mining, Inc., that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held entirely online at the following website at www.virtualshareholdermeeting.com/CDE2026SM, at 10:00 a.m., Central Time on January 27, 2026, or such other date, time and place to which the special meeting may be adjourned or postponed. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Stockholders, including any previously given by telephone or internet.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote "FOR" Proposal 1, The Charter Amendment Proposal and "FOR" Proposal 2, The Stock Issuance Proposal in accordance with the Board of Directors' recommendations, and in their discretion on any other matters that may properly come before the meeting.

Continued and to be signed on reverse side